As filed with the Securities and Exchange Commission on May 27, 2010
File No. 333-165622
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 2
to
FORM S-11
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES
REUNION HOSPITALITY TRUST, INC.
(Exact Name of Registrant as Specified in its Governing Instruments)

Maryland	6798	36-4664965
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

1370 Avenue of the Americas, 28th floor
New York, New York 10019
(212) 445-7800
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)

Jason N. Ader, Executive Chairman
1370 Avenue of the Americas, 28th floor
New York, New York 10019
(212) 445-7800
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Jeffrey A. Horwitz, Esq. Frank J. Lopez, Esq. Steven L. Lichtenfeld, Esq. Proskauer Rose LLP 1585 Broadway New York, New York 10036-8299 (212) 969-3000 (Phone) (212) 969-2900 (Facsimile)	Andrew S. Epstein, Esq. Jacob A. Farquharson, Esq. Clifford Chance US LLP 31 West 52nd Street New York, New York 10019 (212) 878-8000 (Phone) (212) 878-8375 (Facsimile)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (do not check if a smaller reporting company)	Smaller reporting company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 27, 2010

PRELIMINARY PROSPECTUS

          Shares of Common Stock
REUNION HOSPITALITY TRUST, INC.
Reunion Hospitality Trust, Inc., a Maryland corporation, is a self-administered and self-managed hospitality company. We have been formed to invest in and acquire hospitality and related investments, with a focus on distressed opportunities primarily in the United States and Canada. We do not intend to focus our investments in any specific part of the capital structure of, or any particular segment or market within, the hospitality sector, but will invest where we believe the risk reward profile of the investment has the potential to provide significant earnings and capital appreciation.
This is an initial public offering of our shares of common stock, par value $0.001 per share. We are offering up to           shares of our common stock. We expect that the initial public offering price of our common stock will be $      per share. Concurrently with this offering, in a separate private placement, we will sell an aggregate amount of $10 million, or           shares of common stock, to certain members of our management team who are the principals of our sponsors, Hayground Cove Asset Management LLC and JF Capital Advisors, LLC, at the initial public offering price per share, without payment of any underwriting discounts or commissions.
Of the net proceeds of this offering and the concurrent private placement, 98% will be placed in an escrow account solely for use in connection with hospitality and related investments and other permitted withdrawals until such time as the aggregate cost of our investments, as determined in good faith by the board of directors, including any debt which is senior in the capital structure to, or pari passu with, each permitted investment, or equity with a liquidation preference which is senior to, or pari passu with, each permitted investment, only to the extent such permitted investment, after consultation with third party accountants, would reasonably be expected to be required to be consolidated on our balance sheet pursuant to U.S. generally accepted accounting principles, plus any requisite funding for future capital and funding commitments in connection with such investments, exceeds 75% of the escrowed proceeds, and 2% of the net proceeds will be disbursed to us for working capital.
We intend to elect and qualify to be taxed as a real estate investment trust, for U.S. federal income tax purposes, commencing with our taxable year ending on December 31, 2010. To assist us in qualifying as a real estate investment trust, among other purposes, our charter provides that no person may beneficially or constructively own more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of the aggregate of our outstanding capital stock, subject to certain exceptions. In addition, our charter contains various other restrictions on ownership and transfer of our common stock. See the section entitled “Description of Capital Stock.”
There is no current public market for our common stock. We have applied to list our shares of common stock on The NASDAQ Global Market under the symbol “RBSC.”
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Investing in our common stock involves risks. You should read the section entitled “Risk Factors” beginning on page 18 of this prospectus for a discussion of the following and other risks that you should consider before investing in our common stock:

•	We have no operating history and may not be able to successfully and profitably operate our business.
•	Our management team lacks experience operating a public real estate investment trust.
•	We have not yet identified any assets to acquire and, therefore, you will be unable to evaluate the allocation of escrowed proceeds or the economic merits of our investments prior to investing in our common stock. We may be unable to invest the proceeds on acceptable terms, or at all.
•	Our success depends on key personnel whose continued service is not guaranteed.
•	Failure of hospitality industry fundamentals to improve may adversely affect our operating performance.
•	For so long as we continue to maintain our real estate investment trust qualification, we must use third-party managers and operators for our qualified lodging properties, which could result in decreased revenues or increased property operating expenses.

•	Our officers may have a conflict of interest in determining whether it is appropriate to effect hospitality and related investments because, unless we invest the specified amount (as described above) of the escrowed proceeds within 12 months of the closing of offering and the concurrent private placement, they are not entitled to receive liquidating releases from our escrow account with respect to the shares of our common stock they currently own.

•	Our failure to qualify or to remain qualified as a real estate investment trust would result in higher taxes and may adversely affect our operations and the market price of our common stock.
•	There is currently no market for our common stock and a market for our common stock may not develop, which could adversely affect the liquidity and price of our common stock.
The following table summarizes the proceeds that we expect to receive from the offering:

	Per Share	Total

Initial public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us(2)	$	$

(1)	The underwriters will be entitled to receive $ per share from us at closing. The underwriters will forego the receipt of payment of $ per share until such time as the aggregate costs of our investments (including any debt which is senior in the capital structure to, or pari passu with, each permitted investment, or equity with a liquidation preference which is senior to, or pari passu with, each permitted investment, only to the extent such permitted investment, after consultation with third party accountants, would reasonably be expected to be required to be consolidated on our balance sheet pursuant to U.S. generally accepted accounting principles), plus any requisite funding for future capital and funding commitments in connection with such investments, exceeds 75% of the escrowed proceeds from this offering and the concurrent private placement. If this requirement is not satisfied by the one year anniversary of the completion this offering and the concurrent private placement, the aggregate underwriting discount paid by us, based on $ per share (or % of the initial public offering price) would be $ .

(2)	We estimate that the total expenses of the offering excluding the underwriting discounts and commissions will be approximately $ .

The underwriters may also purchase up to an additional           shares of our common stock at the offering price, less the underwriting discount, within 30 days from the date of this prospectus solely to cover over-allotments, if any. The shares of our common stock sold in this offering will be ready for delivery on or about          , 2010.

FBR Capital Markets	JMP Securities

Baird	Stifel Nicolaus

Cantor Fitzgerald & Co.	Oppenheimer & Co.	The Williams Capital Group, L.P.
The date of this prospectus is          , 2010.

You should rely only on the information contained in this prospectus, any free writing prospectus prepared by us or information to which we have referred you. We have not, and the underwriters have not, authorized anyone to provide you with additional information or information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

Until          , 2010 (the 25th day following the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

i

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary is not complete and may not contain all of the information that you should consider before investing in our common stock. You should read carefully the more detailed information regarding our company, including under the caption “Risk Factors.” Unless the context otherwise requires or indicates, references in this prospectus to “we,” “our,” “us,” “our company,” and “the company” refer to Reunion Hospitality Trust, Inc., a Maryland corporation, together with our consolidated subsidiaries, including RHOP, L.P., a Delaware limited partnership, which we refer to in this prospectus as our “operating partnership,” and Reunion Hospitality Trust GP, LLC, a Delaware limited liability company and the sole general partner of our operating partnership. References to “HCAM” refer to Hayground Cove Asset Management, LLC and references to “JFCA” refer to JF Capital Advisors, LLC (each, collectively with its affiliates, a “sponsor” and collectively with such affiliates, the “sponsors”). HCAM and JFCA and their respective principals, Jason N. Ader and E. Jonathan Falik, may be deemed to be our promoters based on their various relationships with us. In addition, unless the context otherwise requires or indicates, the information set forth in this prospectus assumes that (1) the underwriters’ over-allotment option is not exercised, (2) the common stock to be sold in this offering is sold at $      per share, and (3) the sale in a concurrent private placement of      shares of common stock to certain members of our management team who are the principals of our sponsors at a price of $      per share.

Overview

We are a self-administered and self-managed hospitality company. We have been formed to invest in and acquire hospitality and related investments, with a focus on distressed opportunities primarily in the United States and Canada, which we refer to as Permitted Investments. We do not intend to focus our investments in any specific part of the capital structure of, or any particular segment or market within, the hospitality sector, but will invest where we believe the risk reward profile of the investment has the potential to provide significant earnings and capital appreciation.

We will seek to identify investments throughout the hospitality industry that will produce attractive risk-adjusted returns. These investments may include individual assets, portfolios and debt investments. Our management team has extensive experience in the hospitality industry, including the acquisition, development, financing, repositioning, asset management and disposition of hospitality properties. This experience includes founding our sponsors, HCAM and JFCA, both of which are experienced investors and advisors in the hospitality industry. Furthermore, our management team has significant experience as lenders and debt investors. However, while certain members of our management team have experience operating a private real estate investment trust, or REIT, as well as public companies, our management team lacks experience operating a public REIT. Our management team has successfully completed a substantial number of merger and acquisition, restructuring and capital market transactions in the hospitality industry as both principals and advisors.

We will take advantage of our management team’s experience in structuring transactions and intend to focus our investments on the turnaround, repositioning and rebranding of distressed assets within the hospitality industry to achieve our goal of maximizing capital appreciation and, to a lesser extent, current income. We expect that some of our investments may require that we invest significant amounts of capital expenditures in the underlying property in addition to the purchase price. Depending on the timing of these capital expenditures, a portion of the net proceeds from this offering and the concurrent private placement may be utilized to fund such expenditures. We may also acquire properties that we believe would benefit from significant redevelopment or expansion, including, for example, adding rooms, meeting facilities or other amenities. We may also decide to change brands and/or managers to maximize the hotel’s operating potential in the prevailing market environment.

We intend to elect and qualify to be taxed as a REIT commencing with our taxable year ending December 31, 2010. As a REIT, we will be limited in our ability to make certain investments and recognize certain kinds of income, and we will be required to earn certain income through taxable REIT subsidiaries, or TRSs, which would cause us to bear indirectly corporate-level income taxes regardless of our REIT qualification.

Upon completion of this offering and the concurrent private placement, we will have nominal operations and assets comprised mainly of cash and cash equivalents. We have no agreements to acquire or invest in any assets in our target industries at this time. However, our management team has established and maintains a broad network of contacts in the hospitality industry, including long-standing relationships with senior executives of hospitality owners, investment bankers, institutional investors, independent hotel managers, global hospitality brands, lenders, special servicers, attorneys, hotel brokers and other key industry participants. Through these various relationships, our management team has, in the past, and expects to continue to identify and evaluate numerous potential acquisition and investment opportunities.

Concurrent with the completion of this offering and the concurrent private placement, our sponsors will enter into administrative support agreements with us pursuant to which they will provide us with certain administrative services. Costs will be allocated between our sponsors or their respective designated affiliates for providing such services. Our sponsors will not receive any compensation under the administrative support agreements, but will be reimbursed by us for reasonable, direct third-party out-of-pocket expenses incurred in connection with such services and any advances of organizational or offering expenses. Furthermore, to the extent that our sponsors advance any direct third-party out-of-pocket expenses in connection with our commitments to our employees (including, without limitation, health, vision, dental, disability and life insurance benefits), we will reimburse our sponsors for the full amount of such direct third-party out-of-pocket expenses solely from funds available from the non-escrowed proceeds (as defined below) and other Permitted Investment Withdrawals (as described below). See the section entitled “Our Management—Administrative Support Agreements with Our Sponsors.”

Upon completion of this offering and the concurrent private placement, we expect to have approximately $      million in cash available to execute our strategy (including cash held in our escrow account). Following completion of this offering and the concurrent private placement, we also expect to incur indebtedness to supplement our equity capital. We expect that we will incur both corporate-level debt and property-level debt. Although we are not required to maintain any particular leverage ratio, we expect to maintain an overall net debt to gross asset value of approximately 50%. However, in certain instances, we may employ leverage in excess of that percentage in connection with an individual investment.

Upon completion of this offering and the concurrent private placement, we will deposit 98% of the net proceeds in escrow with The Bank of New York Mellon, as escrow agent. The remaining 2% of the net proceeds, or the non-escrowed proceeds, will be disbursed to us for working capital. In addition, cash shall be released from the escrow account in connection with a Permitted Investment upon approval by our board of directors of a disbursement from the escrow account in an amount:

(i) sufficient to complete such Permitted Investment;

(ii) equal to 2% of the PI Transaction Value (as defined below) of such Permitted Investment, which shall be used for working capital; and

(iii) necessary to cover certain transaction expenses, including, but not limited to, closing costs, capital expenditures, due diligence costs, escrows, future commitments and reserves.

Upon the aggregate PI Transaction Value of all Permitted Investments exceeding 75% of the escrowed proceeds, the remaining amount of escrowed proceeds, to the extent of lawfully available funds, will be fully released to us and the escrow account will be terminated. We refer to this test as the Capital Deployment Hurdle. We refer to PI Transaction Value as, without duplication, the sum of:

(i) the cost of such Permitted Investment, whether consummated or subject to definitive documentation pursuant to which the Company provides a commitment of capital to consummate such Permitted Investment;

(ii) the amount of debt which is senior in the capital structure to, or pari passu with, each Permitted Investment (such as, in the event we make a mezzanine loan to a hotel owner, the amount of any mortgage loan encumbering the hotel), only to the extent such Permitted Investment, after consultation with third party accountants, would reasonably be expected to be required to be consolidated on our balance sheet pursuant to U.S. generally accepted accounting principles, or GAAP;

(iii) any equity with a liquidation preference which is senior to, or pari passu with, each Permitted Investment (such as, in the event we purchase common equity in an entity that owns hotel properties, any outstanding preferred equity issued by such entity which has a liquidation preference senior in priority to our investment), only to the extent such Permitted Investment, after consultation with third party accountants, would reasonably be expected to be required to be consolidated on our balance sheet pursuant to GAAP;

(iv) estimated closing costs, due diligence costs and applicable transaction expenses; and

(v) estimated amounts needed to cover future capital and funding commitments relating to such Permitted Investment (as set forth in a written agreement or budget) including, without limitation, capital expenditures, escrows and follow-on investments or advances.

In connection with our board of directors’ approval of a Permitted Investment, a majority of our board of directors, including a majority of the independent directors, will make a good faith determination regarding the PI Transaction Value of such Permitted Investment. Such determination may be modified by our board of directors, including a majority of the independent directors, at or prior to our consummation of such Permitted Investment but not thereafter. Our board of directors has the sole discretion to determine the timing, form and amount of any Permitted Investment and may rely on all information and documentation deemed relevant by our directors.

If, after 12 months from the completion of this offering and the concurrent private placement, the Capital Deployment Hurdle has not been satisfied, the remaining amount of escrowed proceeds in our escrow account, to the extent of lawfully available funds, will be released to our common stockholders of record holding shares issued in this offering and the concurrent private placement as of that date. Our Initial Stock (as defined herein) will not participate in this release from escrow.

Pending disbursements from the escrow account, we intend to maintain the escrowed proceeds in bank deposits and short-term United States government securities, including Treasury bills, repurchase agreements fully collateralized by United States government securities and securities issued or guaranteed by United States government agencies. We intend to invest in those securities directly or through registered money market funds that, under normal circumstances, invest its assets exclusively in those securities. These investments are expected to provide a lower net return than we will seek to achieve from our Permitted Investments.

Management Team

The members of our management team are Jason N. Ader, our Executive Chairman, E. Jonathan Falik, our Chief Executive Officer, Daniel B. Silvers, our President, Andrew P. Nelson, our Chief Financial Officer, Gregory J. Moundas, our General Counsel and Secretary, Joseph Weinberger, our Executive Vice President of Investments and Adam C. McMaster, our Chief Accounting Officer. Our management team has extensive management expertise and hospitality industry experience with both public and private companies.

We believe that we will be able to capitalize on the advantage of having our full management team in place upon completion of this offering, enabling us to readily pursue investments promptly thereafter. We expect our general and administrative costs to be lower than certain of our peers until the Capital Deployment Hurdle is satisfied, due to reduced salaries paid to our management team and from the administrative support agreements we expect to enter into with our sponsors. Pursuant to these agreements, our sponsors will provide us with a number of administrative services until we have achieved the Capital Deployment Hurdle, without payment of any compensation for services other than reimbursement for reasonable, direct third-party out-of-pocket expenses incurred in connection with such services and any advances of organizational or offering expenses. Furthermore, to the extent that our sponsors advance any direct third-party out-of-pocket expenses in connection with our commitments to our employees (including, without limitation, health, vision, dental, disability and life insurance benefits), we will reimburse our sponsors for the full amount of such direct third-party out-of-pocket expenses solely from funds available from the non-escrowed proceeds and other Permitted Investment Withdrawals.

Our board of directors, with guidance from our investment committee, will have overall responsibility for approving investments. Our investment committee will review new investment opportunities and determine whether to recommend such opportunities to our board of directors for approval. Mr. Ader will be the Chairman of the investment committee and Messrs. Falik and Silvers will serve as the other members of the investment committee. See the section entitled “Our Business—Acquisition and Asset Management Process.”

Sponsors

HCAM was founded by Jason N. Ader, our Executive Chairman, who has served as the Chief Executive Officer of HCAM since its founding in March 2003. HCAM is a New York-based multi-strategy investment firm that has developed proprietary methodologies for fundamental research and risk management. We believe these methodologies, combined with the extensive relationships of the principals of HCAM, make it uniquely qualified to identify and make hospitality investments on attractive terms. HCAM has significant experience investing in both public and private opportunities. HCAM’s principals have completed a substantial number of merger and acquisition, restructuring and capital markets transactions in both principal investing and advisory capacities.

JFCA was founded in April 2004 by E. Jonathan Falik, our Chief Executive Officer. JFCA acts primarily as an advisor in the public and private hospitality industries. JFCA and its principals have completed a substantial number of merger and acquisition and capital markets transactions in the hospitality industry. JFCA’s co-investors and clients range from multi-billion dollar public companies and private equity funds to smaller opportunistic hotel investors. JFCA’s experience includes acquisitions, restructurings, ground-up development, asset repositioning, going-private transactions and turnaround situations. JFCA and its principals have made investments in several portfolios consisting of 24 hotels with 5,460 rooms located across the United States, with such investments not exceeding 2.5% of the initial equity invested in each of these transactions, so as to align its interests with its joint venture partners’ interests. We expect to be able to leverage this experience in order to better understand the local markets and source value-added acquisition opportunities. We believe that this focused approach to the hospitality sector gives JFCA a competitive advantage over other investment and advisory firms, given its substantial knowledge of the public and private hotel industries as well as long-standing contacts throughout the industry.

HCAM and JFCA and their respective principals, Jason N. Ader and E. Jonathan Falik, may be deemed to be our promoters based on their various relationships with us.

Prior to the issuance and sale of our shares of common stock in this offering and the concurrent private placement, we issued an aggregate of approximately 6.4 million shares of our Initial Stock, par value $0.001 per share, or the Initial Stock, to our founding stockholders, certain of whom are our officers and directors and certain employees and affiliates of our sponsors, for nominal consideration, subject to adjustment or redemption by us to allow such stockholders to hold shares of Initial Stock in an amount, on an as-converted basis, equal to approximately 5% of our outstanding shares of common stock upon completion of this offering and the concurrent private placement. The Initial Stock is a separate class of stock that, at such time as any dividends or other distributions are paid on our common stock, shall receive a concurrent distribution per share in an amount equal to 1% of such dividend or distribution received on each share of our common stock.

All shares of Initial Stock shall be placed in an escrow account pursuant to a stock escrow agreement between us and The Bank of New York Mellon, as escrow agent, immediately upon the completion of this offering and the concurrent private placement, to be released in equal installments over the next three years; provided, however, that:

•	the first one-third installment shall be released only at such time as the Total Return (as defined below) equals or is greater than 20% of the purchase price paid by investors in this offering for our common stock, or the IPO price, on a date after the first anniversary of the completion of this offering and the concurrent private placement;

•	the second one-third installment shall be released only at such time as the Total Return equals or is greater than 25% of the IPO price on a date after the second anniversary of the completion of this offering and the concurrent private placement; and

•	the final one-third installment shall be released only at such time as the Total Return equals or is greater than 30% of the IPO price on a date after the third anniversary of the completion of this offering and the concurrent private placement.

Total Return equals the sum of (a) any increase or decrease in the trading price of our common stock on The NASDAQ Global Market or another nationally-recognized exchange compared to the IPO price as adjusted for any stock splits or reverse stock splits, plus (b) the cumulative cash value of any dividends or other distributions paid by us on our common stock sold in this offering (including any distributions which may be deemed a return of capital) at the time of such calculation. Any unreleased Initial Stock shall be immediately released to the holders of Initial Stock upon satisfaction of these requirements if any goal is attained in a year subsequent to the year in which such Initial Stock would have been released had such goal been attained in that year. In addition, upon release from escrow, each share of Initial Stock shall be, at the holder’s option, immediately convertible into one share of common stock. If the foregoing performance targets are not met by the tenth anniversary of the completion of this offering and the concurrent private placement, any shares of Initial Stock remaining in the escrow account will be forfeited by the holders of Initial Stock and returned to us. Upon completion of this offering and the concurrent private placement, the Initial Stock will not be transferable until 180 days after the closing date of our initial Permitted Investment (other than limited transfers to our sponsors or transfers to relatives and trusts of the holders of Initial Stock or their principals for estate planning purposes).

Concurrently with the issuance and sale of our common stock in this offering and the concurrent private placement, we expect to enter into a registration rights agreement for the benefit of the holders of Initial Stock and the holders of common stock issued in the concurrent private placement. The registration rights granted pursuant to this registration rights agreement will relate to our common stock into which the Initial Stock is convertible and our common stock issued in the concurrent private placement. We will bear the expenses incurred in connection with the filing of any such registration statements. See the section entitled “Shares Eligible for Future Sale—Registration Rights.” The holders of Initial Stock will not participate in any liquidating releases from our escrow account if the Capital Deployment Hurdle is not satisfied within 12 months of the completion of this offering and the concurrent private placement.

Market Opportunity

We believe that over the next several years there will be significant opportunities to acquire distressed hospitality assets at attractive valuation levels for our investors. In the years leading up to the recent recession, sales of hospitality assets in the United States occurred at valuation levels primarily driven by (1) aggressive lending and underwriting practices and (2) pricing which often reflected significant projected operating performance improvements. Given the relatively high amounts of financial leverage employed by property owners, a significant number of properties have recently come under financial distress. During the recent recession, the significant drop in room demand caused hotel operating performance to decline substantially due to the inherent operating leverage associated with hotels. We believe that as more hospitality assets become distressed, there will be opportunities to work with the existing owners and lenders to structure transactions that allow us to capture the inherent upside in the general economy at a basis that is well below historic market norms.

We believe the combined effects of the severe decline in the overall U.S. economy, the lack of currently available debt financing from traditional real estate lenders and the decline in hospitality property valuations will generate a high level of foreclosures, restructurings and distressed hospitality asset sales. Distressed sales make up a significant percentage of total sales in the hospitality sector. Distressed property sales in the hospitality sector have been steadily increasing, and in the first quarter of 2010 distressed property sales represented 52% of the total sales in the sector. By way of comparison during the same period only 13% of sales of other property types were considered distressed. According to Real Capital Analytics, Inc., as of January 2010, there were 1,435 hotel loans in distress, representing approximately $32.2 billion of outstanding balances, as compared to approximately $888 million in January 2008, representing a 3,522% increase. During the past 4 quarters over $30 billion has been added to the balance of troubled hotel assets. We believe this distress will be further exacerbated as hotel owners face looming debt maturities at a time when both industry performance and property values have declined (in some cases even below current debt balances), while replacement debt financing is limited. The current market downturn has led to one of the worst declines in the operating performance of hospitality properties in the last century and has surpassed other property types.

Hotel loans account for approximately $73 billion of the $733 billion outstanding CMBS, as of December 31, 2009, according to the Commercial Real Estate Securities Association. According to CRE Finance Council, as of December 31, 2009, $7.0 billion of such hotel loans were delinquent, with hotels having the highest 30-plus day delinquency rate (9.59%) of all property types, driven as a result of a reduction in revenue and the associated high operating leverage. We expect this widespread financial distress will result in a significant supply of hospitality investment opportunities from a range of sellers, including private equity funds, real estate balance sheet lenders, mezzanine debt investors, hotel owners, and CMBS special servicers.

In addition to financial distress, as a result of declining performance and resulting liquidity constraints, we believe this increased supply of investment opportunities will also be driven by certain hospitality owners facing the inability to fund franchisor-required capital expenditures and ongoing operating expenses. We expect to be well positioned to capitalize on these various investment opportunities to acquire hospitality properties, portfolios and companies with strong growth potential at significant discounts to replacement cost as a result of our liquidity position and our management team’s investment and acquisition experience.

Our Business Strategy

We intend to implement the following key strategies in the course of seeking to assemble a portfolio of hospitality assets. We believe that successfully implementing these strategies will enable us to achieve sustainable long-term growth in earnings and funds from operations, or FFO, thereby maximizing total returns to stockholders:

•	Manage to target growth potential. We intend to manage our business in a manner focused on making disciplined acquisitions of assets that provide for the potential for long-term capital appreciation. Accordingly, as a result of our flexible and opportunistic strategy we may make investments which are atypical of many other hospitality REITs.

•	Capitalize on current industry and financial system dynamics to acquire assets at historically attractive levels. The recent economic crisis has caused a significant downturn in hospitality industry fundamentals, which we believe will generate opportunities for investors with significant liquidity to acquire hospitality and related investments at attractive valuations. We intend to utilize our strong balance sheet and liquidity position to be an active participant in such opportunities.

•	Seek investment opportunities based on proprietary deal flow. We intend to utilize the relationships of our management team to identify and execute opportunities which have not been broadly marketed, based on our belief that such opportunities will offer highly attractive return profiles.

•	Employ a prudent level of corporate and property level debt. We intend to employ both corporate and property level debt in the course of our acquisitions and to maintain an overall net debt to gross asset value of approximately 50%. We believe that opportunities will arise to acquire assets from lenders in which there may be an ability to receive highly attractive seller financing.

•	Enter into strategic management contracts. We intend to enter into contracts with third-party management companies that will align our third-party operators with our objective of generating the highest return on investment.

•	Prudent asset management. We intend to utilize a prudent asset management approach for our hospitality properties in order to improve operational performance and maximize our return on investment. Our management has extensive experience in hospitality asset management.

Our Competitive Strengths

We believe the following competitive strengths will distinguish us from other owners and acquirors of and investors in properties or other assets in the hospitality industry.

•	Experienced management team. Our management team has substantial experience acquiring, developing, financing, repositioning and selling properties in the hospitality industry. In addition, given that our entire senior management team will be in place upon completion of this offering, we expect to be able to execute our strategy promptly following this offering.

•	Growth oriented capital structure with no legacy issues. We believe that many institutional owners of properties and other assets in our target industries will be constrained in their ability to make acquisitions over the next several years as they address the adverse effects of both a highly leveraged capital structure and declining operating performance in their existing portfolio. Unlike many industry participants, which may have limitations on their management’s focus or ability to acquire assets, we expect to be well capitalized, with no near-term debt maturities, liquidity constraints or distressed assets. We believe that potential counterparties will be willing to negotiate more favorable terms in situations where capital providers can demonstrate an ability to close transactions quickly. We believe that our strong liquidity position will enable us to negotiate such favorable terms in the course of our investments.

•	Extensive industry relationships. Our management team has established and maintained a broad network of hospitality industry contacts, including long-standing relationships with senior executives of hospitality owners, investment bankers, institutional investors, independent hotel managers, global hospitality brands, lenders, special servicers, attorneys, hotel brokers and other key industry participants. We believe these broad industry relationships will provide us with a valuable source of investment opportunities.

Alignment of Interest with Stockholders

In addition to the competitive strengths described above, we have structured our company to align our interests and incentives in a manner that we believe will benefit our stockholders’ best interests.

•	Escrow account. The escrowed proceeds will be held in an escrow account and will be used solely for Permitted Investments and other permitted withdrawals until the satisfaction of the Capital Deployment Hurdle. Any proceeds remaining in the escrow account after 12 months from the completion of this offering and concurrent private placement shall be returned to the holders of our common stock sold pursuant to this offering and the concurrent private placement.

•	Reduced compensation levels. We will pay reduced compensation to certain members of our management team until the earlier of our satisfaction of the Capital Deployment Hurdle and the one year anniversary of the completion of this offering and the concurrent private placement. Additionally, our directors will not begin to receive their annual compensation until our satisfaction of the Capital Deployment Hurdle.

•	Initial stock held in escrow. The Initial Stock may be released from escrow in equal installments over a three-year period only after achievement of certain minimum returns to our stockholders based on our stock price performance and any distributions.

•	Administrative support agreements. Upon completion of this offering and the concurrent private placement, we expect to enter into administrative support agreements with our sponsors to provide us with a number of administrative services until such time as we have achieved the Capital Deployment Hurdle.

•	Significant management co-investment. Concurrently with this offering, certain members of our management team, who are principals of our sponsors, will purchase an aggregate of $10 million of our common stock in a separate private placement at a price per share equal to the initial offering price set forth on the cover page of this prospectus, without payment of any underwriting discounts or commissions.

•	Independent directors. Six of the nine members on our board of directors are independent directors that will not be employed by us. Furthermore, our leadership structure will involve maintaining separate roles for our Executive Chairman and Chief Executive Officer, in recognition of the level of focus required by each position.

Summary Risk Factors

An investment in our common stock involves various risks. You should carefully consider the matters discussed in the section entitled “Risk Factors” beginning on page 16 of this prospectus before you decide whether to invest in our common stock. Some of the risks include the following:

•	We have no operating history and may not be able to successfully and profitably operate our business.

•	Our management team lacks experience operating a public REIT.

•	We have not yet identified any assets to acquire and, therefore, you will be unable to evaluate the allocation of escrowed proceeds or the economic merits of our investments prior to investing in our common stock. We may be unable to invest the proceeds on acceptable terms, or at all.

•	Our success depends on key personnel whose continued service is not guaranteed.

•	Failure of hospitality industry fundamentals to improve may adversely affect our operating performance.

•	For so long as we continue to maintain our REIT qualification, we must use third-party managers and operators for our qualified lodging properties, which could result in decreased revenues or increased property operating expenses.

•	Our officers and directors may have a conflict of interest in determining whether it is appropriate to effect Permitted Investments because, in the event that the Capital Deployment Hurdle is not satisfied, they are not entitled to receive liquidating releases from our escrow account with respect to the Initial Stock they own.

•	Our failure to qualify or to remain qualified as a REIT would result in higher taxes and may adversely affect our operations and the market price of our common stock.

•	There is currently no market for our common stock and a market for our common stock may not develop, which could adversely affect the liquidity and price of our common stock.

•	Our financial condition may be affected by the seasonality of the hospitality industry.

•	The cyclical nature of the hospitality industry may cause fluctuations in our operating performance.

•	For so long as we qualify as a REIT, we cannot operate our qualified lodging properties, which could adversely affect our results of operations, financial condition and our cash flows, which could impact our ability to service debt and make distributions to our stockholders.

•	Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of properties in which we may invest or to adjust our portfolio in response to changes in economic and other conditions, and, therefore, may harm our financial condition.

•	For so long as we continue to maintain our REIT qualification, REIT distribution requirements could require us to borrow funds or sell assets during unfavorable market conditions in order to fund required distributions, which could delay or hinder our ability to meet our investment objectives and reduce our stockholders’ overall return.

•	The mezzanine or second mortgage loans in which we may invest often involve greater risks of loss than senior loans secured by income-producing real properties.

•	The risk of default on mezzanine and mortgage loans may be caused by many factors beyond our control, and our ability to recover our investment in foreclosure may be limited.

•	We may invest in various types of real estate-related securities. Investments in real estate-related securities will be subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities, which may result in losses to us.

•	The mortgage loans underlying the commercial mortgage backed securities, or CMBS, in which we may invest will be subject to delinquency, foreclosure and loss, which could result in losses to us. If we use leverage in connection with our investment in CMBS, the risk of loss associated with this type of investment will increase.

•	Although we intend to elect and qualify to be taxed as a REIT, if our board determines that it is in the best interest of our company and our stockholders, we may choose to take certain affirmative actions that could disqualify us from continuing to maintain our qualification as a REIT.

•	Maryland law may limit or delay our power to release escrowed proceeds if we were unable to satisfy the Capital Deployment Hurdle.

Our Organizational Structure
We were formed as a Maryland corporation on March 4, 2010. Reunion Hospitality Trust GP, LLC, our wholly-owned limited liability company subsidiary, will be the sole general partner of our operating partnership, RHOP, L.P., a Delaware limited partnership, the subsidiary through which we will conduct substantially all of our operations and make substantially all of our investments. Upon completion of this offering and the concurrent private placement, we will contribute to our operating partnership the net proceeds from this offering and the concurrent private placement in exchange for limited partnership interests, or OP units. In the future we may issue OP units in our operating partnership as consideration for the purchase of properties or other assets or in connection with grants under our equity plan.

The following chart shows the structure of our company following completion of this offering and the concurrent private placement:

Permitted Investment Withdrawals

Upon approval by our board of directors of a disbursement from the escrow account in connection with a Permitted Investment, there will be an additional release of escrowed proceeds to us (x) in an amount equal to 2% of the PI Transaction Value of such Permitted Investment as determined in good faith by our board of directors, which shall be used for working capital and (y) necessary to cover certain transaction expenses, including, but not limited to, closing costs, capital expenditures, due diligence costs, escrows, future commitments and reserves. In addition, we will be permitted to withdraw from the escrowed proceeds (1) net interest income up to the full amount of interest earned by the escrowed proceeds for working capital purposes on a quarterly basis, (2) disbursements in the amount of any deposits required in connection with the pursuit of Permitted Investments, (3) for so long as we continue to qualify as a REIT, funds necessary to permit us to timely make distributions to our stockholders in an amount sufficient to eliminate U.S. federal income and excise taxes that otherwise would be imposed on us and in order to maintain our qualification as a REIT and (4) disbursements in the amount of any applicable taxes payable by the company. We refer to these releases of escrowed proceeds discussed in this paragraph, other than the amount necessary to complete a Permitted Investment, collectively, as Permitted Investment Withdrawals. See the section entitled “Our Distribution Policy.”

Tax Status

We intend to elect and qualify to be taxed as a REIT commencing with our taxable year ending December 31, 2010. Our qualification as a REIT will depend upon our ability to meet, on a continuing basis, through actual investment and operating results, various complex requirements under the Internal Revenue Code, as amended, or Code, relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our shares of stock. We believe that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Code and that our manner of operation will enable us to meet the requirements for qualification and taxation as a REIT commencing with our short taxable year ending December 31, 2010 and continuing thereafter. If we fail to qualify, or lose our qualification, as a REIT, we will be subject to U.S. federal income tax on our taxable income.

As a REIT, we generally will not be subject to U.S. federal income tax on our net taxable income that we distribute currently to our stockholders. Under the Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute each year at least 90% of their REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. If we have previously qualified as a REIT and fail to qualify for taxation as a REIT in any subsequent taxable year and do not qualify for certain statutory relief provisions, our income for that year will be taxed at regular corporate rates, and we will be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. Even if we qualify as a REIT for U.S. federal income tax purposes, we may still be subject to state and local taxes on our income and assets and to U.S. federal income and excise taxes on our undistributed income. Additionally, any income earned by our TRSs will be fully subject to applicable U.S. federal, state, local and foreign corporate income tax.

In order for the rental income from our lodging facilities to be treated as qualifying income for purposes of the applicable REIT income tests, we cannot operate any such properties and can only indirectly participate in lodging facility operations on an after-tax basis by leasing our lodging facilities to one or more of our TRSs, which would retain eligible independent contractors to manage such properties.

If our board of directors determines that it is in the best interests of our stockholders, we may take certain affirmative actions, including, but not limited to, making certain Permitted Investments, that could disqualify us from continuing to maintain our qualification as a REIT.

Distribution Policy

For so long as we continue to maintain our REIT qualification, we intend to make regular quarterly distributions to our stockholders only at such time as our board of directors determines that we must make such distributions to satisfy the REIT requirements. To the extent we no longer qualify as a REIT, we will no longer be subject to the REIT distribution requirements and would no longer expect to pay distributions pursuant to such requirements to our stockholders. Until we invest a substantial portion of the escrowed proceeds in hospitality and related assets, we expect our distributions to be nominal, if we make any at all. We cannot predict the timing of our investments or when we will commence paying quarterly distributions. In order to qualify for taxation as a REIT, we generally are required to make aggregate annual distributions to our stockholders of at least 90% of our annual REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain (which does not equal net income, as calculated in accordance with GAAP). Prior to our satisfaction of the Capital Deployment Hurdle, to the extent we make any distributions to our stockholders we expect such payments to be made out of available cash. We cannot assure you as to when we will begin to generate sufficient cash flow to make distributions to our stockholders or our ability to sustain those distributions. For so long as we continue to maintain our REIT qualification, to the extent that, in respect of any calendar year, cash available for distribution is less than our REIT taxable income, we could be required to sell assets or borrow funds to make cash distributions or make a portion of the required distribution in the form of a taxable stock distribution or distribution of debt securities. We currently do not expect to have any borrowings other than property level debt prior to our satisfaction of the Capital Deployment Hurdle. In addition, although we currently do not expect to use the escrowed proceeds to make distributions to our stockholders, we may use such proceeds, as a Permitted Investment Withdrawal, if necessary to permit us to timely make distributions to our stockholders in an amount sufficient to eliminate U.S. federal income and excise taxes that otherwise would be imposed on us and in order to maintain our qualification as a REIT. Distributions will be authorized by our board of directors and declared by us based upon a variety of factors deemed relevant by our directors.

Distributions that you receive (not designated as capital gain dividends or, for taxable years beginning before January 1, 2011, qualified dividend income) will be taxed as ordinary income to the extent they are paid from our earnings and profits (as determined for U.S. federal income tax purposes). However, distributions that we designate as capital gain dividends generally will be taxable as long-term capital gain to our stockholders to the extent that they do not exceed our actual net capital gain for the taxable year. Some portion of your distributions may not be subject to tax in the year in which they are received because depreciation expense reduces our earnings and profits, but does not reduce cash available for distribution. Any portion of your distribution that is in excess of our current and accumulated earnings and profits generally is considered a return of capital for U.S. federal income tax purposes and will reduce the adjusted tax basis of your investment, but not below zero, deferring such portion of your tax until your investment is sold or our company is liquidated, at which time you generally would be taxed at capital gain rates. To the extent such portion of your distribution exceeds the adjusted tax basis of your investment, such excess generally would be treated as capital gain. Please note that each stockholder’s tax considerations are different, therefore, you should consult with your tax advisor and financial planners prior to making an investment in our common stock. You also should review the section entitled “Material U.S. Federal Income Tax Considerations.”

Restrictions on Ownership of Our Common Stock

To assist us in complying with the REIT limitations on the concentration of ownership imposed by the Code among other purposes, our charter provides that, subject to certain exceptions, no person may beneficially or constructively own, applying certain attribution rules under the Code, more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of the aggregate of our outstanding capital stock. Our board of directors may, in its sole discretion, waive the 9.8% ownership limit with respect to a particular stockholder if it is presented with certain representations and undertakings required by our charter and other evidence satisfactory to it that such ownership will not then or in the future jeopardize our qualification as a REIT. Our charter also prohibits any person from, among other things: (1) beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Code, or otherwise cause us to fail to qualify as a REIT; and (2) transferring shares of our capital stock if such transfer would result in our capital stock being beneficially owned by fewer than 100 persons.

Investment Company Act of 1940 Considerations

We intend to conduct our operations so that neither we nor any of our subsidiaries are required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of

U.S. Government securities and cash items) on an unconsolidated basis, or the 40% test. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company for private funds set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We are organized as a holding company that conducts its businesses primarily through wholly-owned subsidiaries. We intend to conduct our operations so that we do not come within the definition of an investment company under Section 3(a)(1)(C) of the Investment Company Act because less than 40% of the value of our adjusted total assets on an unconsolidated basis will consist of “investment securities.” The securities issued by any wholly-owned or majority-owned subsidiaries that we may form in the future that are excepted from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we may own, will not have a value in excess of 40% of the value of our adjusted total assets on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe we will not be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our wholly-owned subsidiaries, we will be primarily engaged in the non-investment company businesses of these subsidiaries related to the ownership of real estate.

We expect that our operating partnership and/or certain other subsidiaries that we may form in the future may rely upon the exemption from registration as an investment company under the Investment Company Act pursuant to Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally requires that at least 55% of these subsidiaries’ assets must be comprised of qualifying real estate assets and at least 80% of each of their portfolios must be comprised of qualifying real estate assets and real estate-related assets under the Investment Company Act. We expect each of our subsidiaries relying on Section 3(c)(5)(C) to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to other types of assets to determine which assets are qualifying real estate assets and real estate-related assets. To the extent that the SEC staff publishes new or different guidance with respect to these matters, we may be required to adjust our strategy accordingly. In addition, we may be limited in our ability to make certain investments and these limitations could result in the subsidiary holding assets we might wish to sell or selling assets we might with to hold.

Certain of our subsidiaries may rely on the exemption provided by Section 3(c)(6) to the extent that they hold mortgage assets through majority owned subsidiaries that rely on Section 3(c)(5)(C). The SEC staff has issued little interpretive guidance with respect to Section 3(c)(6) and any guidance published by the staff could require us to adjust our strategy accordingly.

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the exceptions we and our subsidiaries rely on from the Investment Company Act, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

Qualification for exemption from registration under the Investment Company Act will limit our ability to make certain investments. See “Risk Factors — Risks Related to Our Business — Our operations could be restricted if we become subject to the Investment Company Act of 1940 and your investment return, if any, may be reduced if we are required to register as an investment company under the Investment Company Act of 1940.”

If the value of securities issued by our subsidiaries that are excepted from the definition of “investment company” by Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we own, exceeds 40% of our adjusted total assets on an unconsolidated basis, or if one or more of such subsidiaries fail to maintain an exception or exemption from the Investment Company Act, we could, among other things, be required either (a) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company or (b) to register as an investment company under the Investment Company Act, either of which could have an adverse effect on us and the market price of our common stock. If we were required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), portfolio composition, including restrictions with respect to diversification and industry concentration, and other matters.

Conflicts of Interest

Each of our officers and directors is currently also an officer and/or director of other companies with which we may compete, and, as a result, their identification and selection of suitable investments and acquisitions may result in a conflict of interest. An officer or director is conflicted under our Conflicts of Interest Policy when, among other circumstances, his fiduciary obligations would require him simultaneously to present an opportunity to us and another company and/or participate in the pursuit of an investment opportunity on our behalf and on behalf of such other company. In such instances, when our directors determine that the conditions and timing of a particular investment or acquisition is appropriate and in our stockholders’ best interests, our Conflicts of Interest Policy requires that conflicted directors must recuse themselves from participating in such investment decisions on our behalf and on behalf of the other companies to which they owe fiduciary obligations in order to facilitate equal opportunities for all parties to pursue the best opportunities on behalf of their respective stockholders, and such investment decisions will be subject to the approval of the disinterested members on our board of directors. As such, we may lose the valuable expertise of certain directors when pursuing certain Permitted Investments, which could negatively impact our ability to consummate such Permitted Investments or obtain them on terms that would be most favorable to us. As a result, we may have to forego otherwise attractive opportunities in our target assets in order to avoid any conflicts of interest. See the section entitled “Our Management—Conflicts of Interest” for a more detailed discussion of such conflicts.

Our Conflicts of Interest Policy further requires that any conflicts of interest with respect to investment opportunities that arise between us and our sponsors must be resolved in our favor to the extent permitted under applicable law, including any fiduciary obligations, and our sponsors shall not be permitted to pursue such opportunities. Furthermore, pursuant to their employment agreements, our Chief Executive Officer will be required to devote all of his professional time, and all the other members of our executive management team, other than our Executive Chairman, will be required to devote substantially all of their professional time, to our company, subject to certain existing engagements that would not interfere, as determined by our board of directors, with our operations. While our Executive Chairman will be required to devote such portion of his time to our affairs as is necessary to enable us to effectively operate our business, our Executive Chairman is not obligated to dedicate any specific portion of his time to our business. See the biographies of our directors and officers in the section entitled “Our Management” and the section entitled “Our Management—Compensation Discussion and Analysis—Employment Agreements.”

Our investment committee recommends potential investments to our board of directors. Until the earlier of our satisfaction of the Capital Deployment Hurdle or the one year anniversary of the completion of this offering and the concurrent private placement, Messrs. Ader, Falik and Silvers, who comprise our investment committee and serve on our board of directors and as executive officers, will receive reduced compensation pursuant to their employment agreements with us. As a result, our investment committee may be incentivized to recommend Permitted Investments that are not in our best interest or in the best interest of our stockholders in order to satisfy the Capital Deployment Hurdle, which would result in the release of the escrowed proceeds from this offering and the concurrent private placement to us and the payment of full compensation to Messrs. Ader, Falik and Silvers. Furthermore, the requirement that the Capital Deployment Hurdle be satisfied within one year after the completion of this offering and the concurrent private placement in order to avoid any remaining escrowed proceeds being returned to our stockholders may incentivize our investment committee to (i) place undue emphasis on the rapid deployment of funds in respect of Permitted Investments at the expense of other criteria, such as a more conservative due diligence process, in order to satisfy the Capital Deployment Hurdle and (ii) not seek the lowest price for a Permitted Investment which would increase the PI Transaction Value of such investment and more easily enable the satisfaction of the Capital Deployment Hurdle.

We will be the exclusive vehicle through which our sponsors and executive officers will make new investments in the North American hospitality industry. However, due to certain contractual obligations, our sponsors and their principals are subject to certain restrictions related to their respective activities in our target industries. As a result, we will not invest in any ground-up developments of aloftsm hotels and our sponsors and their principals are, among other things (1) party to franchise agreements that may restrict their ownership or our ownership in competing franchise companies and (2) subject to certain confidentiality agreements concerning confidential information that may be pertinent to potential investment or acquisition opportunities in our target assets. These existing obligations could prevent us from pursuing attractive opportunities in our target assets. While we currently do not foresee any conflicts arising pursuant to these restrictions, if such conflicts do occur, our sponsors and our board of directors will have to determine if any of our potential investments or acquisitions will cause a breach of these contractual obligations. If it is determined that a breach would occur, our investment opportunities may be limited or, in the alternative, the disinterested members of our board of directors may deem it in the best interest of our stockholders to pursue these opportunities despite such breach, and the disinterested members of our board of directors may agree to take actions, including indemnification, to protect either sponsor and/or its respective principals or affiliates from any penalties incurred in accordance with our Conflicts of Interest Policy. Though our sponsors will continue be subject to the existing obligations described above, upon completion of this offering and the concurrent private placement, our sponsors will not compete with us for investment opportunities in the hospitality industry. Affiliate transactions will require the approval of a majority of our independent and disinterested board members and the audit and risk committee members.

Corporate Information

Our principal executive office is located at 1370 Avenue of the Americas, 28th floor, New York, New York, 10019. Our telephone number is (212) 445-7800. We expect to maintain a website, at www.reunionht.com, following the completion of this offering. Our website and the information contained therein or connected thereto does not constitute a part of this prospectus or any amendment or supplement thereto.

THE OFFERING

Common Stock Offered	shares (plus up to an additional shares of our common stock upon the exercise of the underwriters’ over-allotment option)

Common Stock Outstanding Upon Completion of this Offering	shares of our common stock(1)

Use of Proceeds	We intend to use $ of the net proceeds from this offering and the concurrent private placement to invest in and acquire hospitality and related investments, with a focus on distressed opportunities primarily in the United States and Canada. Upon completion of this offering and the concurrent private placement, we will deposit 98% of the net proceeds from this offering and the concurrent private placement in escrow with The Bank of New York Mellon, as escrow agent. The remaining 2% of the net proceeds will be disbursed to us for working capital. In addition, cash (i) sufficient to complete any Permitted Investment, (ii) equal to 2% of the PI Transaction Value of such Permitted Investment, which shall be used for working capital and (iii) necessary to cover certain transaction expenses, including, but not limited to, closing costs, capital expenditures, due diligence costs, escrows, future commitments and reserves, shall be released from the escrow account in connection with such Permitted Investment upon approval of a disbursement from the escrow account by our board of directors, and the remaining escrowed proceeds shall remain in the escrow account or be disbursed to us as Permitted Investment Withdrawals, including in connection with future Permitted Investments. Upon the satisfaction of the Capital Deployment Hurdle, the remaining amount of escrowed proceeds will be fully released to us and the escrow account will be terminated.

Pending disbursements from the escrow account, we intend to maintain the escrowed proceeds in bank deposits and short-term United States government securities, including Treasury bills, repurchase agreements fully collateralized by United States government securities and securities issued or guaranteed by United States government agencies. We intend to invest in those securities directly or through registered money market funds that, under normal circumstances, invest its assets exclusively in those securities. These investments are expected to provide a lower net return than we will seek to achieve from our Permitted Investments. See the section entitled “Use of Proceeds.”

Liquidation of Escrow Account if Capital Deployment Hurdle is Not Satisfied	If, after 12 months from the completion of this offering and the concurrent private placement, the Capital Deployment Hurdle has

(1) Includes an aggregate of           shares of restricted common stock granted to our non-executive directors concurrently with the completion of this offering and the private placement. Does not include (a) shares of Initial Stock, which represents a different class of stock convertible into shares of common stock upon release from escrow on a one-for-one basis (b),           shares issuable upon exercise of the underwriters’ over-allotment option in full and (c)           shares available for future issuance under our equity incentive plan. See the section entitled “Description of Capital Stock—Initial Stock.”

not been satisfied, the remaining amount of escrowed proceeds in our escrow account, to the extent of lawfully available funds, will be released to our common stockholders of record holding shares issued in this offering and the concurrent private placement as of that date (net of taxes and expenses related to the escrow) as an adjustment to the purchase price of such shares, and the escrow account will be terminated. Our Initial Stock will not participate in this release from escrow.

Distribution Policy	For so long as we continue to maintain our REIT qualification, we intend to make regular quarterly distributions to our stockholders only at such time as our board of directors determines that we must make such distributions to satisfy the REIT distribution requirements. To the extent we no longer qualify as a REIT, we will no longer be subject to the REIT distribution requirements, and would no longer expect to pay distributions pursuant to such requirements to our stockholders. Until we invest a substantial portion of the escrowed proceeds in hospitality and related assets, we expect our distributions to be nominal, if we make any at all. We cannot predict the timing of our investments or when we will commence paying quarterly distributions. Distributions will be authorized by our board of directors and declared by us based upon a variety of factors deemed relevant by our directors.

Risk Factors	Investing in our common stock involves a high degree of risk. You should carefully read and consider the information set forth under the section entitled “Risk Factors” beginning on page 16 of this prospectus and other information included herein.

Proposed Symbol on The NASDAQ Global Market	“RBSC”

RISK FACTORS

An investment in our common stock involves significant risks. In addition to other information in this prospectus, you should carefully consider the following factors before investing in our common stock offered hereby. The occurrence of any of the following risks could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to make distributions to our stockholders, which could cause you to lose all or a significant part of your investment in our common stock. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. See the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Business

We have no operating history and may not be able to successfully and profitably operate our business.

We were organized on March 4, 2010 and have no operating history. Upon completion of this offering and the concurrent private placement, we will have nominal operations and assets comprised mainly of cash and cash equivalents. We will only commence operations upon completion of this offering and the concurrent private placement. Our ability to generate operating cash flow will depend on many factors, including the availability of attractive acquisition opportunities that satisfy our investment strategies and our success in identifying and consummating them on favorable terms, the level and volatility of interest rates, readily accessible short-term and long-term financing on favorable terms and conditions in the financial markets, the real estate market and the economy, as to which no assurance can be given. In addition, we may face competition in acquiring attractive investments, debt and other strategic assets. We cannot assure you that we will be able to acquire properties, debt or other strategic assets with attractive returns or will not seek investments with proportionally greater risk to obtain the same level of returns or that the value of our investments will not decline substantially in the future. We also may not be able to successfully operate our business or implement our operating policies and strategies successfully. Furthermore, there can be no assurance that we will be able to generate sufficient operating cash flow to pay our operating expenses and to make distributions to our stockholders.

We have no operating history as a REIT or a public company and may not be successful in operating as a public REIT, which may adversely affect our ability to make distributions to our stockholders.

We have no operating history as a REIT or a public company. The REIT rules and regulations are highly technical and complex, and the failure to comply with the income, asset, and other requirements imposed by these rules and regulations could prevent us from qualifying as a REIT, and could force us to pay unexpected taxes and penalties. We cannot assure you that we will be able to successfully operate as a REIT, execute our business strategies as a public company, or comply with regulatory requirements applicable to public companies and REITs.

Our management team lacks experience operating a public real estate investment trust.

We were formed on March 4, 2010 and have no operating history as a REIT. Furthermore, our officers, directors and sponsors have never operated a public REIT. We cannot assure you that our past experience will be sufficient to successfully operate our company as publicly-traded REIT, to successfully implement our operating and investment policies or comply with Code or Treasury Regulations that are applicable to us. Failure to maintain REIT status would have an adverse effect on our financial condition, results of operations, cash flow, per share trading price of our common stock and ability to satisfy any debt service obligations.

We have not yet identified any assets to acquire and, therefore, you will be unable to evaluate the allocation of escrowed proceeds or the economic merits of our investments prior to investing in our common stock. We may be unable to invest the proceeds on acceptable terms, or at all.

We have not yet identified any specific properties, debt or other strategic assets in the hospitality industry and related businesses to acquire for our portfolio and, thus, you will be unable to evaluate the allocation of the escrowed proceeds or the economic merits of our acquisitions before making an investment decision with respect to our common stock. As a result, we may use the escrowed proceeds to make investments with which you may not agree. In addition, our investment policies may be amended or revised from time to time at the discretion of our board of directors, without a vote of our stockholders. These factors will increase the uncertainty, and thus the risk, of investing in our common stock. We expect to deploy the escrowed proceeds within 6 to 12 months from the completion of this offering and the concurrent private placement; however, we cannot assure you that we will be able to do so. The failure of our management team to apply the escrowed proceeds effectively or find suitable properties, debt or other strategic assets in the hospitality industry to acquire in a timely manner or on acceptable terms could result in returns that are substantially below expectations or result in losses, which could have a material adverse effect on our business, financial condition and results of operations.

Until appropriate investments can be identified, we intend to maintain the escrowed proceeds short-term United States government securities, including Treasury bills and securities issued or guaranteed by United States government agencies. These investments are expected to provide a lower net return than we will seek to achieve from acquisitions of our target assets. We may be unable to invest the remaining escrowed proceeds on acceptable terms, or at all, which could delay stockholders receiving a return, if any, on their investment. Moreover, because we will not have identified these future investments at the time of the offering, we will have broad authority to invest the excess escrowed proceeds in any investments in our target industries that we may identify in the future.

We cannot assure you that we will be able to identify assets in our target industries that meet our investment objectives, that we will be successful in consummating any investment opportunities we identify or that one or more investments we may make using the escrowed proceeds of the offering will generate revenue, income or cash flow. Our inability to do any of the foregoing likely would materially and adversely affect our results of operations and cash flow.

Our success depends on key personnel whose continued service is not guaranteed.

We depend on the efforts and expertise of our management team to manage our day-to-day operations and strategic business direction. The loss of services from any of the members of our management team, and our inability to find suitable replacements, could have an adverse effect on our operations.

Because we will have broad discretion to invest the escrowed proceeds from the offering, we may make investments where the returns are substantially below expectations or which result in net operating losses.

We will have broad discretion, within the general investment criteria established by our board of directors, to invest the escrowed proceeds and to determine the timing of such investment. In addition, our investment policies may be amended or revised from time to time at the discretion of our board of directors, without a vote of our stockholders. Such discretion could result in investments that may not yield returns consistent with expectations.

We may not succeed in managing our growth, in which case our financial results could be adversely affected.

The members of our management team are currently our only employees. Our ability to grow our business depends upon our management team’s business contacts and their ability to successfully hire, train, supervise and manage additional personnel. We may not be able to hire and train sufficient personnel or develop management, information and operating systems suitable for our expected growth. If we are unable to manage any future growth effectively, our operations and financial results could be adversely affected.

If we fail to stay current with developments in technology necessary for our business, our operations could be adversely affected and our ability to compete effectively could be diminished.

Sophisticated information technology and other systems are instrumental for the hospitality industry, including systems used for our central reservations, revenue and property management, and technology systems available to patrons. These information technology and other systems must be refined, updated or replaced with more advanced systems on a regular basis. Developing and maintaining these systems may require significant capital. If we are unable to replace or introduce information technology and other systems at properties in which we invest within budgeted costs or schedules when these systems become outdated or need replacing, or if we are otherwise unable to achieve the intended benefits of any new information technology or other systems, our operations could be harmed and our ability to compete effectively could be diminished.

If our sponsors are unable or unwilling to continue providing our technology platform and information systems, our business may be disrupted which could adversely affect our results of operations and financial condition.

We currently rely on the technology platform and information systems provided by our sponsors. Our sponsors are under no obligation to continue providing such technological support to us upon our satisfaction of the Capital Deployment Hurdle. Although we intend to establish our own information technology platform promptly upon our satisfaction of the Capital Deployment Hurdle, we may be unable to do so within the timeframe we expect. Without adequate access to technology, our business may be disrupted, which could cause us to incur added costs and divert the attention of management and thereby adversely affect our results of operations and financial condition.

For so long as we qualify as a REIT, we cannot operate our qualified lodging properties, which could adversely affect our results of operations, financial condition and our cash flows, which could impact our ability to service debt and make distributions to our stockholders.

For so long as we qualify as a REIT, we cannot and will not operate our qualified lodging properties and, as a result, our results of operations, financial position, ability to service debt and our ability to make distributions to stockholders are dependent on the ability of our third-party management companies and our tenants which lease our properties to operate our hospitality properties successfully. In order for us to satisfy certain REIT qualification rules, we cannot engage in gaming activities and we cannot actively participate in the decisions affecting the daily operations of “qualified lodging facilities.” Instead, we must lease our “qualified lodging facilities” to one or more of our TRSs that will enter into a management agreement with a third-party management company that qualifies as an “eligible independent contractor” as defined for these purposes to operate the properties, or we must lease our hospitality properties to third-party tenants on a triple-net lease basis. See section entitled “U.S. Federal Income Tax Risk Factors.” No assurance can be given that each of our hospitality properties will qualify as “qualified lodging facilities” or that we can engage eligible independent contractors to operate such properties.

We cannot and will not control any third-party management company or third-party tenants who operate and are responsible for maintenance and other day-to-day management of our hospitality properties, including, but not limited to, the implementation of significant operating decisions. Thus, even if we believe that our “qualified lodging facilities” were operated inefficiently or in a manner that did not result in satisfactory operating results, we cannot require the third-party management company or tenant to change its method of operation of our hospitality properties. Our results of operations, financial position, cash flows and our ability to service debt and to make distributions to stockholders are, therefore, dependent on the ability of our third-party management companies and tenants to operate our hospitality properties successfully. Any negative publicity or other adverse developments that affect that operator and/or its affiliated brands generally may adversely affect our results of operations, financial condition, and consequently cash flows thereby impacting our ability to service debt, and to make distributions to our stockholders.

We will rely on third-party hotel management companies to establish and maintain adequate internal controls over financial reporting at our hospitality properties, which could adversely affect our ability to conclude that our internal controls over financial reporting are effective.

For so long as we qualify as a REIT, we will rely on third-party hotel management companies to establish and maintain adequate internal controls over financial reporting at our hospitality properties. In doing this, the property manager should have policies and procedures in place which allows them to effectively monitor and report to us the operating results of our hospitality properties which ultimately are included in our consolidated financial statements. Because the operations of our hospitality properties ultimately become a component of our consolidated financial statements, we evaluate the effectiveness of the internal controls over financial reporting at all our properties, including our hospitality properties, in connection with the certifications we provide in our quarterly and annual reports on Form 10-Q and Form 10-K, respectively, pursuant to the Sarbanes Oxley Act of 2002. However, we will not control the design or implementation of or changes to internal controls at any of our hospitality properties. Thus, even if we believed that our qualified hospitality properties were being operated without effective internal controls, we may not be able to require the third-party management company to change its internal control structure. This could require us to implement extensive and possibly inefficient controls at a parent level in an attempt to mitigate such deficiencies. If such controls are not effective, the accuracy of the results of our operations that we report could be affected. Accordingly, our ability to conclude that, as a company, our internal controls are effective is significantly dependent upon the effectiveness of internal controls that our third-party management companies will implement at our qualified hospitality properties. While we do not consider it likely, it is possible that we could have a significant deficiency or material weakness as a result of the ineffectiveness of the internal controls at one or more of our hospitality properties.

Our third-party management companies or tenants could fail to provide quality services or amenities or to maintain a quality brand name which could adversely impact our cash flow.

Our cash flow from the assets we acquire may be adversely affected if a third-party management company or tenant fails to provide quality services and amenities or if they or their affiliates fail to maintain a quality brand name.

Our property managers or their affiliates may have interests in properties that compete with our properties, which may result in conflicts of interest that cause our property managers to make decisions that are not in our best interest.

Our property managers or their affiliates may manage, and in some cases may own, have invested in or provided credit support or operating guarantees to properties that compete with our properties, which may result in conflicts of interest. As a result, a third-party management company or tenant may make decisions regarding competing hospitality facilities that are not or would not be in our best interests.

We may not be able to force our third-party management companies to operate any of our properties in a manner satisfactory to us.

In certain cases, we will not have the authority to require any property to be operated in any particular manner by our third-party management companies or tenants or to govern any particular aspect of the daily operations of any asset (for instance, setting room rates). Thus, even if we believe our properties are being operated inefficiently or in a manner that does not result in satisfactory returns, we may not be able to force the management company or tenant to change its method of operation of our assets. We generally will attempt to resolve issues with our property managers and tenants through discussions and negotiations. However, if we are unable to reach satisfactory results through discussions and negotiations, we may choose to litigate the dispute or submit the matter to third-party dispute resolution or arbitration. We would only be able to seek redress if a third-party management company or tenant company violates the terms of the applicable management agreement or lease, and then only to the extent of the remedies provided for under the terms of the management agreement or lease.

Termination of third party management companies or tenants may cause us to pay substantial termination fees or to experience significant disruptions at the affected properties.

If we replace a third-party management company or tenant, we may be required by the terms of the relevant management agreement or lease to pay substantial termination fees, and we may experience significant disruptions at the affected hospitality properties. While it is our intent to enter into management agreements or leases with a third-party management company or tenants with substantial prior lodging experience, we may not be able to make such arrangements in the future. If we experience such disruptions, it may adversely affect our results of operations, financial condition and our cash flows, including our ability to service debt and to make distributions to our stockholders.

Restrictive covenants in our management contracts could preclude us from taking actions with respect to the sale or refinancing of a property that would otherwise be in our best interest.

Although we currently intend to enter into management contracts that will provide us with the ability to replace our third-party managers on relatively short notice, we may enter into management contracts that contain some restrictive covenants or acquire properties subject to existing management contracts that do not allow such flexibility. For example, the terms of some management contracts may restrict our ability to sell a property or investment unless the purchaser is not a competitor of the manager and assumes the related management contract and meets specified other conditions. If we enter into any such management contracts, or acquire properties with such terms, we may be precluded from taking actions that would otherwise be in our best interest or could cause us to incur substantial expense.

For so long as we qualify as a REIT, we must use third-party managers and operators for our qualified lodging properties, which could result in decreased revenues or increased property operating expenses.

For so long as we qualify as a REIT, we cannot operate any hospitality properties. We must either lease such properties to third-parties or, if such properties qualify as “qualified lodging facilities,” to a TRS that retains eligible independent contractors to operate them. In either case, we expect that such leases will be based in part on gross revenues from our properties. The operating risks experienced by our TRSs could impact the ability of our TRSs to make required rent payments to us. These operating risks include decreases in revenues and increases in operating expenses, including but not limited to the increases in:

•	wage and benefit costs;

•	repair and maintenance expenses;

•	energy costs;

•	property taxes;

•	insurance costs; and

•	other operating expenses.

The failure of our TRSs to make rent payments to us can have a significant adverse impact on our financial condition, results of operations, the market price of our common stock and our ability to make distributions to our stockholders.

Our hospitality properties may operate under franchise agreements, and we may become subject to the risks associated with concentrating our investments in several franchise brands, which may adversely affect the underlying value of a hospitality property.

Our hospitality properties may operate under franchise agreements, and we may become subject to the risks inherent in concentrating our investments in several franchise brands. These risks include reductions in business following negative publicity related to one of the brands or the general decline of a brand, which may adversely affect the underlying value of a hospitality property due to the loss of goodwill associated with a brand.

Funds spent to maintain franchisor operating standards or the loss of a franchise license may reduce our available cash resources.

Our hospitality properties may operate under franchise agreements, and the maintenance of franchise licenses for our assets will be subject to any franchisors’ operating standards and other terms and conditions. We expect that franchisors will periodically inspect the assets that we acquire to ensure that we and our affiliates and management companies maintain their standards. Failure by us, our TRSs or one of our management companies to maintain these standards or other terms and conditions could result in a franchise license being canceled. If a franchise license terminates due to our failure to make required improvements or to otherwise comply with its terms, we could also be liable to the franchisor for a termination payment, which will vary by franchisor and by hospitality property. As a condition of our continued holding of a franchise license, a franchisor could also require us to make capital expenditures, even if we do not believe the capital improvements are necessary or desirable or will result in an acceptable return on our investment. Nonetheless, we may risk losing a franchise license if we do not make franchisor-required capital expenditures.

If a franchisor terminated the franchise license, we could try either to obtain a suitable replacement franchise or to operate the hospitality property without a franchise license. The loss of a franchise license could materially and adversely affect the operations or the underlying value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor. A loss of a franchise license for one or more hospitality properties could materially and adversely affect our revenues. This loss of revenues could, therefore, also adversely affect our financial condition, results of operations and ability to make distributions to our stockholders.

If we are unable to obtain debt on attractive terms or at all, we may be unable to execute our business strategy, which could adversely affect our growth prospects and future stockholder returns.

Part of our business strategy involves the use of debt financing to supplement our equity capital. Our ability to effectively implement and accomplish our business strategy will be affected by our ability to obtain and utilize leverage in sufficient amounts and on favorable terms. We expect to utilize leverage to maximize our targeted returns, however, the use of leverage could amplify both positive and negative results while also introducing a greater risk of vulnerability in our business.

Events in the financial markets have had an adverse impact on the credit markets and, as a result, credit has become significantly more expensive and difficult to obtain, if available at all. Some lenders are imposing more stringent credit terms, and there has been, and may continue to be, a general reduction in the amount of credit available. Furthermore, many banks are either unable or unwilling to provide new lending. Tightening credit markets may have an adverse effect on our ability to obtain financing on favorable terms, if at all, thereby increasing financing costs and/or potentially requiring us to accept financing with stringent restrictions.

If adverse conditions in the credit markets—in particular with respect to real estate—materially deteriorate, our business could be materially and adversely affected. Our long-term ability to grow through investments in hospitality assets could be limited if we cannot obtain additional financing on favorable terms, or at all. Market conditions may make it difficult to obtain financing, and we cannot assure you that we will be able to obtain additional debt or equity financing or that we will be able to obtain it on favorable terms.

Our organizational documents have no limitation on the amount of indebtedness that we may incur. As a result, we may become highly leveraged in the future, which could adversely affect our financial condition.

Our business strategy contemplates the use of both secured and unsecured debt to finance long-term growth. While we intend to limit our indebtedness to maintain an overall net debt to gross asset value of approximately 50%, provided that we may exceed this amount for individual properties in select cases where attractive financing is available, our governing documents contain no limitations on the amount of debt that we may incur, and our board of directors may change our financing policy at any time without stockholder approval. As a result, we may be able to incur substantial additional debt, including secured debt, in the future, which could result in an increase in our debt service and harm our financial condition.

If we are forced to distribute the escrowed proceeds because the Capital Deployment Hurdle is not satisfied, we will have less capital available to execute our business strategy and fund our growth.

If we are unable to satisfy the Capital Deployment Hurdle within 12 months from the completion of this offering, we will be forced to liquidate the escrow account and distribute the escrowed proceeds to holders of common stock sold in this offering. In such event, we will have less capital available to execute our business strategy and grow our business, and we may be forced to seek additional equity or debt financing from third-party sources. There can be no assurance that we will be able to secure additional financing from third-party sources on attractive terms, or at all. Without sufficient capital, we may not be able to acquire assets when strategic opportunities exist, satisfy our debt service obligations or make cash distributions to our stockholders necessary to maintain our qualification as a REIT.

If we incur substantial debt or are unable to repay or refinance our debt, our financial condition may deteriorate and our share price may be adversely affected.

We and our subsidiaries may incur substantial debt, including secured debt, in the future. Incurring debt could subject us to many risks, including the risks that:

•	our cash flow from operations will be insufficient to make required payments of principal and interest;

•	our debt may increase our vulnerability to adverse economic and industry conditions;

•	we may be required to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for operations and capital expenditures, future business opportunities or other purposes;

•	the terms of any refinancing may not be as favorable as the terms of the debt being refinanced; and

•	the use of leverage could adversely affect our financial condition and the market price of our common stock.

If we violate covenants in our future indebtedness agreements, we could be required to repay all or a portion of our indebtedness before maturity at a time when we might be unable to arrange financing for such repayment on attractive terms, if at all. If we obtain debt in the future and do not have sufficient funds to repay our debt at maturity, it may be necessary to refinance this debt through additional debt financing, private or public offerings of debt securities, or additional equity offerings. If we are unable to refinance any debt which we obtain on acceptable terms, we may be forced to dispose of assets on disadvantageous terms, potentially resulting in losses adversely affecting cash flow from operating activities. We may place mortgages on the properties in which we invest to secure any debt we may have. To the extent we cannot meet our debt service obligations, we risk losing some or all of those properties to foreclosure. Also, covenants applicable to our debt could impair our planned business strategies and, if violated, result in a default of our debt obligations.

Interest expense on our debt may limit our cash available to fund our growth strategies.

Higher interest rates could increase debt service requirements on floating rate debt, to the extent we have any, and could reduce funds available for operations, future business opportunities or other purposes.

Failure to hedge effectively against interest rate changes may adversely affect our results of operations.

Subject to maintaining our qualification as a REIT, we may obtain in the future one or more forms of interest rate protection—in the form of swap agreements, interest rate cap contracts or similar agreements—to hedge against the possible negative effects of interest rate fluctuations. However, we cannot assure you that any hedging will adequately relieve the adverse effects of interest rate increases or that counterparties under these agreements will honor their obligations thereunder. In addition, we may be subject to risks of default by hedging counterparties. Adverse economic conditions could also cause the terms on which we borrow to be unfavorable. We could be required to liquidate one or more of our investments at times which may not permit us to receive an attractive return on our investments in order to meet our debt service obligations.

Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on a co-venturer’s financial condition and disputes between us and our co-venturers.

We may co-invest in the future with third parties through partnerships, joint ventures or other entities, acquiring non-controlling interests in or sharing responsibility for managing the affairs of a property, partnership, joint venture or other entity. In such event, we would not be in a position to exercise sole decision-making authority regarding the property, partnership, joint venture or other entity. Investments in partnerships, joint ventures or other entities may, under certain circumstances, involve risks not present were a third-party not involved, including the possibility that partners or co-venturers might become bankrupt or fail to fund their share of required capital contributions. Partners or co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the partner or co-venturer would have full control over the partnership or joint venture. Disputes between us and partners or co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and/or directors from focusing their time and effort on our business. Consequently, actions by, or disputes with, partners or co-venturers might result in subjecting assets owned by the partnership or joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our third-party partners or co-venturers.

The requirement that we satisfy the Capital Deployment Hurdle within 12 months of the completion of this offering and the concurrent private placement may give potential targets leverage over us in negotiating a Permitted Investment.

We will release only to our stockholders on a pro rata basis, based upon the number of shares such stockholders hold as of the 12-month period following the completion of this offering and the concurrent private placement, the net amount in our escrow account (plus any remaining assets if we elect to concurrently dissolve as a going concern) if we do not satisfy the Capital Deployment Hurdle by that date. Any potential target asset holder with which we enter into negotiations concerning a Permitted Investment will be aware of this requirement. Consequently, such target asset holders may obtain leverage over us in negotiating a Permitted Investment, knowing that if we do not enter into a definitive agreement with respect to a Permitted Investment with that particular target asset holder, we may be unable to satisfy the Capital Deployment Hurdle. This risk will increase as we get closer to the 12-month anniversary of the completion of this offering and the concurrent private placement.

Our sponsors’, officers’ and directors’ interests in obtaining reimbursement for any direct third-party out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target asset is appropriate for investment and in the public stockholders’ best interests.

Our sponsors, pursuant to an administrative services agreement, as well as our directors, will be entitled to be reimbursed by us for certain reasonable, direct third-party out-of-pocket expenses incurred in connection with their respective services to us. Furthermore, to the extent that our sponsors advance any direct third-party out-of-pocket expenses in connection with our commitments to our employees (including, without limitation, health, vision, dental, disability and life insurance benefits), we will reimburse our sponsors for the full amount of such direct third-party out-of-pocket expenses solely from funds available from the non-escrowed proceeds and other Permitted Investment Withdrawals. The amount of funds available from the non-escrowed proceeds and the Permitted Investment Withdrawals may prove to be inadequate to fund such reimbursements, especially if we expend a significant portion of the available proceeds in pursuit of a Permitted Investment that is not consummated and such expenses may not be drawn from our escrow account as Permitted Investment Withdrawals. The financial interest of our sponsors, officers and directors could influence their motivation in selecting a target investment and thus, there may be a conflict of interest when determining whether a particular Permitted Investment is in our public stockholders’ best interest.

If we are forced to distribute the escrowed proceeds because the Capital Deployment Hurdle is not satisfied, the per-share liquidating release our stockholders would receive will be less than the price they paid per share in this offering.

98% of the net proceeds, $     , or the escrowed proceeds, will be deposited into an escrow account (of which $      or $      per share is attributable to the underwriting discounts and commissions) at The Bank of New York Mellon, acting as escrow agent. Approximately $      of the gross proceeds of this offering and the concurrent private placement will be used to pay a portion of the underwriting fees and discounts as well as filing, listing, legal, accounting, registration and all other fees and expenses associated with this offering and our organization and the fees and expenses associated with the concurrent private placement. The remaining 2% of the net proceeds will be disbursed to us for working capital. In addition, cash (i) sufficient to complete any Permitted Investment, (ii) equal to 2% of the PI Transaction Value of such Permitted Investment, as determined in good faith by our board of directors which shall be used for working capital and (iii) necessary to cover certain transaction expenses, including, but not limited to, closing costs, capital expenditures, due diligence costs, escrows, future commitments and reserves, shall be released from the escrow account in connection with such Permitted Investment upon approval of a disbursement from the escrow account by our board of directors, and the remaining escrowed proceeds shall remain in the escrow account or be disbursed to us as Permitted Investment Withdrawals, including in connection with future Permitted Investments. If we are unable to satisfy the Capital Deployment Hurdle within 12 months from the completion of this offering and the concurrent private placement and are forced to liquidate our escrow account, the per-share liquidating release will be less than the purchase price per share paid in this offering because of the foregoing expenditures.

Furthermore, although we intend to maintain the escrowed proceeds in short-term United States government securities, including Treasury bills and securities issued or guaranteed by United States government agencies, to the extent the escrow account earns interest or we are deemed to have earned income therewith, we will be permitted to seek disbursements from the escrow account of (1) net interest income up to the full amount of interest earned by the escrowed proceeds for working capital purposes on a quarterly basis, (2) disbursements in the amount of any deposits required in connection with the pursuit of Permitted Investments, (3) for so long as we continue to qualify as a REIT, funds necessary to permit us to timely make distributions to our stockholders in an amount sufficient to eliminate U.S. federal income and excise taxes that otherwise would be imposed on us and in order to maintain our qualification as a REIT and (4) disbursements in the amount of any applicable taxes payable by the company.

Maryland law may limit or delay our power to release escrowed proceeds if we were unable to satisfy the Capital Deployment Hurdle.

If we were unable to satisfy the Capital Deployment Hurdle within 12 months of the completion of this offering and the concurrent private placement and are forced to liquidate our escrow account, our power to release the escrowed proceeds may be limited by Maryland law. Under the Maryland General Corporation Law, or the MGCL, a Maryland corporation may not make a distribution if after giving effect to the distribution (1) the corporation’s total liabilities (including for this purpose, unless the terms of stock provide otherwise, the liquidation preference on any shares of our stock that have preferential rights to our common stockholders upon the liquidation of our company) would exceed its total assets, and (2) it would not be able to pay its indebtedness as it becomes due in the usual course of business. Even if a corporation’s total liabilities would exceed its total assets, a distribution may be permitted if the distribution is made from net earnings of the corporation for (1) the fiscal year in which the distribution is made, (2) the preceding fiscal year or (3) the preceding eight fiscal quarters. As a result of this provision of the MGCL, we may be prohibited from distributing the remaining amount of escrowed proceeds or the receipt of such amounts may be delayed.

Our officers and directors may have conflicts of interest in determining whether to present business opportunities to us or another entity with which they are, or may become, affiliated and, as such, we may lose their expertise when negotiating certain investments.

Each of our officers and directors is currently also an officer and/or director of other companies with which we may compete, and, as a result, their identification and selection of suitable investments and acquisitions may result in a conflict of interest. An officer or director is conflicted under our Conflicts of Interest Policy when, among other circumstances, his fiduciary obligations would require him simultaneously to present an opportunity to us and another company and/or participate in the pursuit of an investment opportunity on our behalf and on behalf of such other company. In such instances, when our directors determine that the conditions and timing of a particular investment or acquisition is appropriate and in our stockholders’ best interests, our Conflicts of Interest Policy requires that conflicted directors must recuse themselves from participating in such investment decisions on our behalf and on behalf of the other companies to which they owe fiduciary obligations in order to facilitate equal opportunities for all parties to pursue the best opportunities on behalf of their respective stockholders, and such investment decisions will be subject to the approval of the disinterested members on our board of directors. As such, we may lose the valuable expertise of certain directors when pursuing certain Permitted Investments, and this could negatively impact our ability to consummate such Permitted Investments or obtain them on terms that would be most favorable to us. As a result, we may have to forego otherwise attractive opportunities in our target assets in order to avoid any conflicts of interest. See the section entitled “Our Management—Conflicts of Interest” for a more detailed discussion of such conflicts.

In addition, our officers and directors will not have any obligation to present us with any acquisition opportunity which does not fall within the parameters described in this prospectus under the section entitled “Our Business.” You should assume that to the extent any of our officers or directors becomes aware of an investment opportunity that does not fall within the above parameters but that may otherwise be suitable for us, he or she may not present such opportunity to us. In general, officers and directors of a corporation incorporated under the laws of the State of Maryland are required to present business opportunities to the corporation if the corporation could financially undertake the opportunity, the opportunity is within the corporation’s line of business and it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Our officers and directors may have a conflict of interest in determining whether it is appropriate to effect a particular target Permitted Investment because, in the event that the Capital Deployment Hurdle is not satisfied, they are not entitled to receive liquidating releases from our escrow account with respect to certain shares of our common stock they own.

If we do not satisfy the Capital Deployment Hurdle and are forced to liquidate our escrow account, the holders of our common stock purchased in this offering and the concurrent private placement are entitled to share ratably in the escrowed proceeds remaining in the escrow account (net of any taxes and expenses related to the escrow). Under such circumstances, however, our directors, officers and sponsors will not receive liquidating releases from our escrow account with respect to any Initial Stock or any other of our equity securities they may hold, other than with respect to the common shares purchased by them in the concurrent private placement, this offering or in the secondary market, in the event that the Capital Deployment Hurdle is not satisfied. In addition, our officers will receive reduced compensation until the earlier of our satisfaction of the Capital Deployment Hurdle and the one year anniversary of the completion of this offering and the concurrent private placement. Furthermore, our non-executive directors will not receive annual compensation until the satisfaction of the Capital Deployment Hurdle. As a result, members of our management team, our investment committee and our board of directors may have a conflict of interest in determining whether it is appropriate to effect an investment, as well as the timing and size of our initial investments and in determining the PI Transaction Value of such investment. Furthermore, in the period leading up to the closing of an investment, events may occur that would require us to agree to amend the definitive agreement governing such investment to consent to certain actions taken by the counterparty to such agreement or to waive certain rights that we may have in order to consummate the

Permitted Investment. The existence of the financial and personal interests described above may result in a conflict of interest in determining whether to take such actions on our part.

The Capital Deployment Hurdle may create incentives for our investment committee to recommend Permitted Investments that are not in our best interest or the best interest of our stockholders or to pay a purchase price for those investments in excess of market value.

Until the Capital Deployment Hurdle has been satisfied, the escrowed proceeds may be used only for Permitted Investment Withdrawals. In addition, until the earlier of our satisfaction of the Capital Deployment Hurdle or the one year anniversary of the completion of this offering and the concurrent private placement, Messrs. Ader, Falik and Silvers, who comprise our investment committee and serve on our board of directors and as executive officers, will receive reduced compensation pursuant to their employment agreements with us. As a result, our investment committee may be incentivized to recommend Permitted Investments that are not in our best interest or the best interest of our stockholders in order to satisfy the Capital Deployment Hurdle, which would result in the release the escrowed proceeds from this offering and the concurrent private placement to us and the payment of full compensation to Messrs. Ader, Falik and Silvers. Furthermore, the requirement that the Capital Deployment Hurdle be satisfied within one year after the completion of this offering and the concurrent private placement in order to avoid any remaining escrowed proceeds being returned to our stockholders may incentivize our investment committee to (i) place undue emphasis on the rapid deployment of funds in respect of Permitted Investments at the expense of other criteria, such as a more conservative due diligence process, in order to satisfy the Capital Deployment Hurdle and (ii) not seek the lowest price for a Permitted Investment, which would increase the PI Transaction Value of such investment and more easily enable the satisfaction of the Capital Deployment Hurdle.

If third parties bring claims against us, the proceeds deposited in the escrow account could be reduced and the per-share liquidation price received by stockholders may be reduced.

Prior to the 12-month deadline for the occurrence of the Capital Deployment Hurdle, the proceeds deposited in the escrow account could become subject to the claims of our creditors which could have higher priority than the claims of our stockholders. Although we will use commercially reasonable efforts to have all prospective target businesses or other entities we engage (in so far as we deem the agreements we execute with such entities to be material) execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the escrow account for the benefit of our stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the escrow account including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the escrow account. Furthermore, there is no guarantee a court of law will uphold the validity of such agreements.

If any such third-party with whom we seek to have a material contract refuses to execute an agreement waiving such claims to the monies held in the escrow account, we will perform an analysis of the alternatives available to us if we chose not to engage such third-party and evaluate if such engagement would be in the best interest of our stockholders if such third-party refuses to waive such claims. Examples of possible instances where we may engage such third-party that refused to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by our management team to be better than to those of other consultants that would agree to execute a waiver or in cases where our management team is unable to find a provider of required services willing to provide the waiver. In any event, our management team would perform an analysis of the alternatives available to it and would only enter into an agreement with a third-party that did not execute a waiver if management believed that such third-party’s engagement would be better than any alternative.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us, the proceeds held in the escrow account will be subject to applicable bankruptcy law and may be subject to third-party claims that take priority over the claims of our stockholders.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in our escrow account will be subject to applicable bankruptcy law and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. If such an event occurs, a bankruptcy court may determine that any or all of our assets are available to satisfy obligations to any such third parties and, as a result, the escrow account may be used to fulfill such obligations prior to satisfying the Capital Deployment Hurdle. To the extent any bankruptcy claims deplete the escrow account, the per-share liquidation price of the escrowed proceeds received by stockholders may be reduced.

The use of proceeds held in our escrow account for Permitted Investments, and therefore our ability to satisfy the Capital Deployment Hurdle, will be subject to the sole discretion of our board of directors, and you will have no opportunity to evaluate and affect the investment decision regarding a potential Permitted Investment.

At the time of your investment in our common stock, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more Permitted Investments. Any decision regarding a potential Permitted Investment, and therefore the satisfaction of the Capital Deployment Hurdle, will be made by our board of directors. Except in limited circumstances as required by Maryland law, consummation of an investment or acquisition will not require the approval of holders of our common stock. Accordingly, you will have no opportunity to evaluate and affect the investment decision regarding such potential Permitted Investment and the ultimate satisfaction of the Capital Deployment Hurdle. As a result, whether you receive any liquidating release from our escrow account will be subject to the discretion of our board of directors.

We may have to make cash deposits or otherwise expend escrowed proceeds with respect to certain Permitted Investments without first being provided detailed information about such Permitted Investments and may lose such deposits or other monies expended in pursuit of such Permitted Investments.

To effectively compete for the acquisition of properties and other investments, our board of directors may be required to post substantial non-refundable deposits or otherwise expend escrowed proceeds prior to the completion of our analysis and due diligence of a Permitted Investment. In such cases, the information available to our board of directors at the time of making the decision to pay any non-refundable deposit or otherwise expend escrowed proceeds, may be limited, and our board of directors may not have access to detailed information regarding any particular acquisition or investment, such as physical characteristics, environmental matters, zoning regulations or other local conditions affecting the acquisition or investment prior to such initial expenditure. Therefore, no assurance can be given that our board of directors will have knowledge of all circumstances that may adversely affect its ultimate decision to make such Permitted Investment. Furthermore, we may lose any non-refundable deposits made in pursuit of any such Permitted Investment.

Our operations could be restricted if we become subject to the Investment Company Act of 1940 and your investment return, if any, may be reduced if we are required to register as an investment company under the Investment Company Act of 1940.

We intend to conduct our operations so that neither we nor any of our subsidiaries are required to register as an investment company under the Investment Company Act. Because we are a holding company that will conduct its businesses primarily through wholly-owned subsidiaries, the securities issued by these subsidiaries that are excepted from the definition of “investment company” under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act, together with any other investment securities we may own, may not have a combined value in excess of 40% of the value of our adjusted total assets on an unconsolidated basis. This requirement limits the types of businesses in which we may engage through our subsidiaries. In addition, the assets we and our subsidiaries may acquire are limited by the provisions of the Investment Company Act and the rules and regulations promulgated under the Investment Company Act, which may adversely affect our performance.

If the value of securities issued by our subsidiaries that are excepted from the definition of “investment company” by Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we own, exceeds 40% of our adjusted total assets on an unconsolidated basis, or if one or more of such subsidiaries fail to maintain an exception or exemption from the Investment Company Act, we could, among other things, be required either (a) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company or (b) to register as an investment company under the Investment Company Act, either of which could have an adverse effect on us and the market price of our shares of common stock. If we were required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), portfolio composition, including restrictions with respect to diversification and industry concentration, and other matters.

We expect our operating partnership and/or certain other subsidiaries that we may form in the future may rely upon the exemption from registration as an investment company under the Investment Company Act pursuant to Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally requires that at least 55% of these subsidiaries’ assets must be comprised of qualifying real estate assets and at least 80% of each of their portfolios must be comprised of qualifying real estate assets and real estate-related assets under the Investment Company Act. We expect each of our subsidiaries relying on Section 3(c)(5)(C) to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to other types of assets to determine which assets are qualifying real estate assets and real estate-related assets. To the extent that the SEC staff publishes new or different guidance with respect to these matters, we may be required to adjust our strategy accordingly. In addition, we may be limited in our ability to make certain investments and these limitations could result in the subsidiary holding assets we might wish to sell or selling assets we might wish to hold.

Certain of our subsidiaries may rely on the exemption provided by Section 3(c)(6) to the extent that they hold mortgage assets through majority owned subsidiaries that rely on Section 3(c)(5)(C). The SEC staff has issued little interpretive guidance with respect to Section 3(c)(6) and any guidance published by the staff could require us to adjust our strategy accordingly.

The determination of whether an entity is a majority-owned subsidiary of our company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested the SEC staff to approve our treatment of any company as a majority-owned subsidiary and the SEC staff has not done so. If the SEC staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

A change in the value of any of our assets could cause us to fall within the definition of “investment company” and negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To avoid being required to register the company or any of its subsidiaries as an investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.

There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, including the SEC staff providing more specific or different guidance regarding these exemptions, will not change in a manner that adversely affects our operations. If we or our subsidiaries fail to maintain an exception or exemption from the Investment Company Act, we could, among other things, be required either to (a) change the manner in which we conduct our operations to avoid being required to register as an investment company, (b) effect sales of our assets in a manner that, or at a time when, we would not otherwise choose to do so, or (c) register as an investment company, any of which could negatively affect the value of our common stock, the sustainability of our business model, and our ability to make distributions which could have an adverse effect on our business and the market price for our shares of common stock.

The NASDAQ Global Market, or another nationally-recognized exchange may not continue to list our securities, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We have applied to list our shares of our common stock on The NASDAQ Global Market under the symbol RBSC which we expect to be effective upon completion of this offering and the concurrent private placement. In order to remain listed, we will be required to meet the continued listing requirements of The NASDAQ Global Market or, in the alternative, any other nationally-recognized exchange to which we apply. We may be unable to satisfy those listing requirements, and there is no guarantee our securities will remain listed on a nationally-recognized exchange. If our securities are delisted from The NASDAQ Global Market or another nationally-recognized exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity with respect to our securities;

•	a determination that our common stock is “penny stock,” which will require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for the common stock;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

Risks Related to Share Ownership and the Offering

We intend to elect and qualify to be taxed as a REIT. However, we may terminate our REIT election if we determine that not qualifying as a REIT is in the best interests of our stockholders.

Although we intend to elect and qualify to be taxed as a REIT, we may terminate our REIT election if we determine that not qualifying as a REIT is in the best interests of our stockholders. Furthermore, our method of operation may not permit us to qualify as a REIT. Examples of investment opportunities that may cause us to be disqualified as a REIT include, but are not limited to, hospitality operating platforms, as well as hospitality assets that generate income that would not be permissible as a REIT. If we are not able to qualify or fail to continue to qualify as a REIT, you will be subject to additional risks described below under the section entitled “Risk Factors—U.S. Federal Income Tax Risk Factors.”

There is currently no market for our common stock and a market for our common stock may not develop, which could adversely affect the liquidity and price of our common stock.

Prior to this offering, there has not been a public market for our common stock, and we cannot assure you that a regular trading market for the common stock offered hereby will develop or, if developed, that any such market will be sustained. In the absence of a public trading market, an investor may be unable to liquidate an investment in our common stock. The initial public offering price has been determined by us and the underwriters. We cannot assure you that the price at which the common stock will sell in the public market after the closing of the offering will not be lower than the price at which they are sold by the underwriters.

We may be unable to generate sufficient cash flows from our operations to make distributions to our stockholders at any time in the future.

Because we currently have no properties and will commence operations only upon completion of this offering and the concurrent private placement, we may not generate sufficient income to make distributions to our stockholders and cannot predict when distributions consisting, in part, of cash flow from the assets we expect to acquire will commence. For so long as we continue to maintain our REIT qualification, to the extent that, in respect of any calendar year, cash available for distribution is less than our REIT taxable income, we could be required to sell assets or borrow funds to make cash distributions or make a portion of the required distribution in the form of a taxable share distribution or distribution of debt securities. Our board of directors has the sole discretion to determine the timing, form and amount of any distributions to our stockholders. The amount of such distributions may be limited until we have a portfolio of income-generating assets. Our board of directors will make determinations regarding distributions based upon, among other factors, our financial performance, any debt service obligations, any debt covenants and capital expenditure requirements. Among the factors that could impair our ability to make distributions to our stockholders are the following:

•	our inability to invest the escrowed proceeds;

•	our inability to realize attractive risk-adjusted returns on our investments;

•	unanticipated expenses or reduced revenues that reduce our cash flow or non-cash earnings; and

•	decreases in the value of our assets.

As a result, no assurance can be given that we will be able to make distributions to our stockholders at any time in the future or that the level of any distributions we do make to our stockholders will increase or even be maintained over time, any of which could materially and adversely affect the market price of our common stock.

We may use a portion of the net proceeds from this offering and the concurrent private placement to make distributions to our stockholders, if necessary to permit us to maintain our qualification as a REIT and eliminate U.S. federal income and excise taxes that otherwise would be imposed on us, which would, among other things, reduce our cash available for investing.

Prior to the time we have fully invested the net proceeds of this offering and the concurrent private placement, we may fund our distributions to our stockholders, if necessary to permit us to maintain our qualification as a REIT and eliminate U.S. federal income and excise taxes that otherwise would be imposed on us, out of the net proceeds of these offerings, which would reduce the amount of cash we have available for investing and other purposes. The use of these net proceeds for such distributions could be dilutive to our financial results. In addition, funding such distributions from our net proceeds may constitute a return of capital to our investors, which would have the effect of reducing each stockholder’s basis in its shares of our common stock.

The market price of our common stock may be volatile due to numerous circumstances beyond our control.

The trading prices of equity securities issued by REITs and other real estate companies historically have been affected by changes in market interest rates. One of the factors that may influence the price of our common stock is the annual yield from distributions on our common stock as compared to yields on other financial instruments. An increase in market interest rates, or a decrease in our distributions to stockholders, may lead prospective purchasers of our common stock to demand a higher annual yield, which could reduce the market price of our common stock.

Other factors that could affect the market price of our common stock include the following:

•	actual or anticipated variations in our quarterly results of operations;

•	changes in market valuations of companies in the hospitality industry;

•	changes in expectations of future financial performance or changes in estimates of securities analysts;

•	fluctuations in stock market prices and volumes;

•	our issuances of common stock or other securities in the future;

•	the inclusion of our common stock in equity indices, which could induce additional purchases;

•	the addition or departure of key personnel;

•	announcements by us or our competitors of acquisitions, investments or strategic alliances; and

•	unforeseen events beyond our control, such as terrorist attacks, travel related health concerns including pandemics and epidemics such as H1N1 influenza (swine flu), avian bird flu and SARS, political instability, regional hostilities, increases in fuel prices, imposition of taxes or surcharges by regulatory authorities and travel related accidents and unusual weather patterns, including natural disasters such as hurricanes, tsunamis or earthquakes.

The offering price per share of common stock offered under this prospectus may not accurately reflect the value of your investment.

Prior to this offering there has been no market for our common stock. The offering price of the common stock offered by this prospectus was negotiated between us and the representatives. Factors considered in determining the prices of our common stock include:

•	the history of, and prospects for, us and the industry in which we compete;

•	an assessment of our management;

•	the present state of our development;

•	the prospects for our future earnings;

•	the prevailing conditions of the applicable United States securities market at the time of this offering;

•	market valuations of publicly traded companies that we and the underwriters believe to be comparable to us; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historic operations or financial results with which to compare them. The offering price may not accurately reflect the value of the common stock and may not be realized upon any subsequent disposition of the shares.

The Initial Stock was issued for nominal consideration and, accordingly, you will experience immediate dilution from the purchase of our common stock.

The difference between the offering price per share of common stock in this offering and the pro forma net tangible book value per share of common stock after this offering, the concurrent private placement and our formation transactions constitutes the dilution to you and the other investors in this offering. The issuance of the Initial Stock for a nominal price and the expenses of this offering and the concurrent private placement have resulted in this dilution. Assuming this offering is completed, you and the other new investors will incur an immediate dilution of the difference between the pro forma net tangible book value per share and the initial offering price per share.

The number of shares available for future sale could adversely affect the market price of our common stock.

We cannot predict whether future issuances of shares of our common stock or the availability of shares of our common stock for resale in the open market will decrease the market price of our common stock.

Sales of substantial numbers of our common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our common stock.

The exercise of the underwriters’ over-allotment option, the exercise of any options or the vesting of any restricted stock granted to directors and executive officers, including the release of Initial Stock from escrow, the issuance of our common stock in connection with the acquisition of assets, portfolios or businesses, the issuance of our common stock upon exchange of OP units or upon conversion of Initial Stock and other issuances of our common stock or OP units could have an adverse effect on the market price of our common stock. In addition, future issuances of our common stock may be dilutive to existing stockholders.

Upon the completion of the offering, we expect to have      shares of our common stock outstanding, including the common stock sold in the underwriters offering, or      shares of our common stock if the underwriters’ over-allotment option is exercised in full.

Future offerings of debt or equity securities ranking senior to our common stock may adversely affect the market price of our common stock.

If we decide to issue debt or equity securities in the future ranking senior to our common stock, it is possible that these securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock and if convertible or exchangeable, may result in dilution to owners of our common stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus holders of our common stock will bear the risk of our future offerings reducing the market price of our common stock and diluting the value of their share holdings in us.

Risks Related to Our Sponsors

Due to certain contractual obligations, our sponsors and their principals who comprise part of our management team are subject to certain restrictions related to their activities in our target industries, and we may be forced to pass on certain opportunities or indemnify our sponsors if we choose to pursue such otherwise prohibited ventures.

Due to certain contractual obligations, our sponsors and their principals who comprise part of our management team are subject to certain restrictions related to their activities in our target industries. As a result, we will not invest in any ground-up developments of aloftsm hotels and our sponsors and their principals are, among other things (1) party to franchise agreements that may restrict their ownership or our ownership in competing franchise companies and (2) subject to certain confidentiality agreements concerning confidential information that may be pertinent to potential investment or acquisition opportunities in our target assets. These existing obligations could prevent us from pursuing attractive opportunities in our target assets. While we currently do not foresee any conflicts arising pursuant to these restrictions, if such conflicts do occur, our sponsors and our board of directors will have to determine if any of our potential investments or acquisitions would cause a breach of these contractual obligations. If it is determined that a breach could occur, our investment opportunities may be limited or, in the alternative, the disinterested members of our board of directors may deem it in the best interest of our stockholders to pursue these opportunities despite such potential breach, and the disinterested members of our board of directors may agree to take actions, including indemnification, to protect either sponsor and/or its respective principals or affiliates from any penalties incurred in accordance with our Conflicts of Interest Policy.

Our sponsors and their principals who comprise part of our management team are engaged in and will continue to be engaged in other lines of business in the hospitality sector.

Our sponsors and/or their principals who comprise part of our management team are engaged in, and will continue to be engaged in, other lines of business in the hospitality sector, including hotel investments, asset management, consulting services, litigation support and barter arrangements. However, neither our sponsors nor the members of our management team will pursue any opportunities in these sectors independent of us. While we do not expect any of these activities to inhibit our ability to make investments and acquire assets in our target sectors, potential conflicts between our potential investments and our sponsors’ and their principals’ existing activities may arise. Furthermore, while our sponsors and their principals who comprise part of our management team are not required to commit any specified amount of time to their other lines of business and intend to focus their efforts on our activities, their activities with respect to their other lines of business could create a conflict of interest when allocating their time between our operations and their other lines of business. In addition, our sponsors may disagree upon the merits of pursuing certain opportunities based upon their past experiences in our target industries.

Risks Related to the Hospitality and Related Industries

Current economic conditions may adversely affect the hospitality and related industries.

The performance of the hospitality and related industries has historically been closely linked to the performance of the general economy and, specifically, growth in U.S. GDP. Thus industries are also sensitive to business and personal discretionary spending levels. Declines in corporate budgets and consumer demand due to adverse general economic conditions, risks affecting or reducing travel patterns, lower consumer confidence or adverse political conditions can lower the revenues and profitability of our future assets and therefore the net operating profits of our investments. The current global economic downturn has led to a significant decline in demand for products and services provided by the hospitality industry.

We anticipate that any recovery of demand for products and services provided by the hospitality industry will lag an improvement in economic conditions. We cannot predict how severe or prolonged the global economic downturn will be or how severe or prolonged the downturn in the hospitality industry will be. A further extended period of economic weakness could have an adverse impact on our revenues and negatively affect our profitability.

Our investment opportunities and growth prospects may be affected by competition for investment opportunities.

We compete for investment opportunities with other entities, some of which have substantially greater financial resources than we do. This competition may generally limit the number of suitable investment opportunities offered to us, which may limit our ability to grow. This competition may also increase the bargaining power of the owners of assets in our target industries seeking to sell to us, making it more difficult for us to acquire new properties or other assets in the hospitality industry on attractive terms or at all.

Failure of hospitality industry fundamentals to improve may adversely affect our operating performance.

A substantial part of our business plan is based on our belief that the hospitality industry in which we intend to invest will experience an improvement in economic fundamentals in the future. There can be no assurance as to whether, or when, the fundamentals of the hospitality industry will in fact improve or to what extent they improve. In the event conditions in the industry do not improve, or deteriorate, our ability to execute our business plan may be adversely affected.

Our financial condition may be affected by the seasonality of the hospitality industry.

The hospitality industry is seasonal in nature. This seasonality can be expected to cause quarterly fluctuations in our revenues. Our quarterly earnings may be adversely affected by factors outside our control, including weather conditions and poor economic factors. As a result, we may have to enter into short-term borrowings in certain quarters in order to offset these fluctuations in revenues.

The cyclical nature of the hospitality industry may cause fluctuations in our operating performance.

The hospitality industry is highly cyclical in nature. Fluctuations in demand and, therefore, operating performance, are caused largely by general economic and local market conditions, which subsequently affects levels of business and leisure travel.

In addition to general economic conditions, new hotel room supply is an important factor that can affect the hospitality industry’s performance and overbuilding has the potential to further exacerbate the negative impact of an economic recession. Room rates and occupancy tend to increase when demand growth exceeds supply growth. Although we believe that supply growth peaked in late 2008 to early 2009, no assurances can be made that new hotel supply will not increase dramatically in the future. A continued decline in lodging demand, or a continued growth in lodging supply, could result in returns that are substantially below expectations or result in losses, which could have a material adverse effect on our business, financial condition and results of operations.

Our operating results and ability to make distributions to our stockholders may be adversely affected by the markets in which we operate.

Our properties will be subject to various operating risks within the markets in which we will operate. These risks include:

•	competition from other properties in our markets;

•	over-building of properties in our markets, which could adversely affect occupancy and revenues at the hospitality properties we acquire;

•	adverse effects of international, national, regional and local economic and market conditions;

•	changes in interest rates and in the availability, cost and terms of debt financing; and

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances.

Our operating results and ability to make distributions to our stockholders may be adversely affected due to risks inherent to hospitality properties.

We plan to own properties and make investments which have different economic characteristics than many other real estate assets and are structured differently than many other types of REITs. A typical office property owner, for example, has long-term leases with third-party tenants, which provides a relatively stable long-term stream of revenue. By contrast, our properties will be subject to various operating risks common to the hospitality industry, many of which are beyond our control, including the following:

•	dependence on business and commercial travelers and tourism;

•	increases in energy costs and other expenses affecting travel, which may affect travel patterns and reduce the number of business and commercial travelers and tourists;

•	increases in operating costs due to inflation and other factors that may not be offset by increased room rates;

•	unforeseen events beyond our control, such as terrorist attacks, travel related health concerns including pandemics and epidemics such as H1N1 influenza (swine flu), avian bird flu and SARS, political instability, regional hostilities, imposition of taxes or surcharges by regulatory authorities, travel related accidents and unusual weather patterns, including natural disasters such as hurricanes, tsunamis or earthquakes;

•	adverse effects of a downturn in the hospitality industry; and

•	risks generally associated with the ownership of properties and real estate, as we discuss in more detail below.

Our concentration in particular segments of a narrow set of industries limits our ability to offset the risks of a downturn in these industries, which could adversely affect our operating performance.

Our entire business is hospitality industry-related. Therefore, a continued or future downturn in the hospitality or related industries will have a material adverse effect on our lease revenues and the net operating profits of our investments.

We may have significant ongoing needs for capital expenditures for properties in which we may invest.

Properties in which we may invest could have an ongoing need for renovations and other capital improvements, including replacements, from time to time, of furniture, fixtures and equipment. Any franchisors of properties in which we may invest also would be likely to require periodic capital improvements as a condition of keeping the franchise licenses. In addition, lenders would be likely to require that we set aside annual amounts for capital improvements to our assets. These capital improvements and replacements may give rise to the following risks:

•	possible environmental problems;

•	construction cost overruns and delays;

•	a possible shortage of available cash to fund capital improvements and replacements and, the related possibility that financing for these capital improvements may not be available to us on affordable terms;

•	these capital improvements and replacements may not prove to be accretive to FFO; and

•	uncertainties as to market demand or a loss of market demand after capital improvements and replacements have begun.

The costs of all these capital improvements could adversely affect our financial condition.

Property development is subject to timing, budgeting and other risks. To the extent we acquire properties that are under development, these risks may adversely affect our operating results and liquidity position.

We may acquire properties that are under development from time to time as suitable opportunities arise, taking into consideration general economic conditions. Properties involve a number of development risks, including risks associated with the following events:

•	construction delays or cost overruns that may increase project costs;

•	receipt of zoning, occupancy and other required governmental permits and authorizations, including permits and authorizations with respect to the operation of restaurants and/or casinos;

•	development costs incurred for projects that are not pursued to completion;

•	acts of God such as earthquakes, hurricanes, floods or fires that could adversely impact a project;

•	ability to raise capital; and

•	governmental restrictions on the nature or size of a project.

To the extent we invest in properties under development, we cannot assure you that any development project will be completed on time or within budget. Our inability to complete a project on time or within budget may adversely affect our projected operating results and our liquidity position.

Hospitality and related businesses are capital-intensive and our inability to obtain financing could limit our growth.

Any properties in which we may invest will require periodic capital expenditures and renovation to remain competitive. Acquisitions or development of additional assets will require significant capital expenditures. We may not be able to fund capital improvements or acquisitions solely from cash provided from our operating activities. As a result, our ability to fund capital expenditures, acquisitions or asset development through retained earnings may be limited. Consequently, we may rely upon the availability of debt or equity capital to fund asset acquisitions and improvements. Our ability to grow through acquisitions or development of assets may be limited if we cannot obtain satisfactory debt or equity financing which will depend on market conditions. Neither our charter nor our bylaws limits the amount of debt that we can incur. However, we cannot assure you that we will be able to obtain additional equity or debt financing or that we will be able to obtain such financing on favorable terms.

The increasing use of Internet travel intermediaries by consumers may adversely affect our profitability.

If we are successful in acquiring any assets, some of our hotel rooms would be likely to be booked through Internet travel intermediaries, including, but not limited to, Travelocity.com, Expedia.com and Priceline.com. As these Internet bookings increase, these intermediaries may be able to obtain higher commissions, reduced room rates or other significant contract concessions from us and our management companies. Moreover, some of these Internet travel intermediaries are attempting to offer hotel rooms as a commodity, by increasing the importance of price and general indicators of quality (such as “three-star downtown hotel”) at the expense of brand identification. These agencies hope that consumers will eventually develop brand loyalties to their reservations system rather than to the brands under which the properties in which we may invest will be franchised. Although most of the business for our hotels is expected to be derived from traditional channels, if the amount of sales made through Internet intermediaries increases significantly, room revenues may flatten or decrease and our profitability may be adversely affected.

Future terrorist attacks or changes in terror alert levels could adversely affect our growth strategies, our ability to obtain financing, our ability to insure our assets and/or our overall financial condition.

Previous terrorist attacks in the United States and subsequent terrorist alerts have adversely affected the hospitality industry over the past several years. The impact that terrorist attacks in the United States or elsewhere could have on domestic and international markets and our business in particular is indeterminable. It is possible that such attacks or the threat of such attacks could have a material adverse effect on our business, our ability to finance our business, our ability to insure our assets and/or our results of operations and financial condition as a whole.

Uninsured and underinsured losses could adversely affect our operating results.

We intend to maintain comprehensive insurance on each of the properties that we acquire, including liability, fire and extended coverage, of the type and amount we believe are customarily obtained for or by owners of the types of properties in our target industries. Various types of catastrophic losses, like earthquakes and floods, losses from foreign terrorist activities such as those on September 11, 2001, or losses from domestic terrorist activities such as the Oklahoma City bombing on April 19, 1995, may not be insurable or may not be economically insurable. Initially, we do not expect to obtain terrorism insurance on the properties we acquire because it is costly. Lenders may require such insurance and our failure to obtain such insurance could constitute a default under loan agreements. Depending on our access to capital, liquidity and the value of the properties securing the affected loan in relation to the balance of the loan, a default could have a material adverse effect on our results of operations and ability to obtain future financing.

In the event of a substantial loss, our insurance coverage may not be sufficient to cover the full current market value or replacement cost of our lost investment. Should an uninsured loss or a loss in excess of insured limits occur, we could lose all or a portion of the capital we have invested in a hotel, resort or other asset, as well as the anticipated future revenue from the hotel, resort or other asset. In that event, we might nevertheless remain obligated for any mortgage debt or other financial obligations related to the asset. Inflation, changes in building codes and ordinances, environmental considerations and other factors might also keep us from using insurance proceeds to replace or renovate an asset after it has been damaged or destroyed. Under those circumstances, the insurance proceeds we receive might be inadequate to restore our economic position on the damaged or destroyed properties.

Negotiations of collective bargaining agreements, or changes in labor legislation, could disrupt our operations, increase our labor costs or interfere with the ability of our management to focus on executing our business strategies.

Certain of the properties in which we may invest or acquire may be subject to collective bargaining agreements, similar agreements or regulations enforced by governmental authorities. If relationships with our associates, other field personnel or the unions that represent them become adverse, the properties we own or in which we invest could experience labor disruptions such as strikes, lockouts and public demonstrations. Labor disruptions, which are generally more likely when collective bargaining agreements are being renegotiated, could harm our relationship with our associates or cause us to lose guests. Additionally, labor regulation could lead to higher wage and benefit costs, changes in work rules that raise operating expenses, legal costs and limitations on our ability or the ability of our third-party property managers to take cost saving measures during economic downturns. We do not have the ability to control the negotiations of collective bargaining agreements covering unionized labor employed by third-party property managers. We and our third-party property owners may also become subject to additional collective bargaining agreements in the future. Proposed legislation in Congress known as the Employee Free Choice Act, or other similar legislation, could increase the likelihood of a union obtaining recognition by increasing the use of card check authorization and avoiding a secret ballot election. This legislation could also give third-party arbitrators the ability to impose collective bargaining agreement terms on us and/or our third-party property owners, if we and/or our third-party property owners and a labor union are unable to agree upon a collective bargaining agreement. If this legislation or similar laws are passed, more of our associates or other field personnel could be subject to increased organizational efforts, which could potentially lead to disruptions or require more of our management’s time to address unionization issues. These or similar agreements or legislation could disrupt our operations, hinder our ability to cross-train and cross-promote our associates due to prescribed work rules and job classifications, reduce our profitability, or interfere with the ability of our management to focus on executing our business strategies.

Noncompliance with governmental regulations could adversely affect our operating results.

     Environmental matters

The properties in which we may invest will be subject to various federal, state and local environmental laws. Under these laws, courts and government agencies have the authority to require us, as the owner of a contaminated asset, to clean up the property, even if we did not know of or were not responsible for the contamination. These laws also apply to persons who owned a property at the time it became contaminated. In addition to the costs of cleanup, environmental contamination can affect the value of a property and, therefore, an owner’s ability to borrow funds using the properties as collateral or to sell the properties. Under the environmental laws, courts and government agencies also have the authority to require that a person who sent waste to a waste disposal facility, such as a landfill or an incinerator, pay for the cleanup of that facility if it becomes contaminated and threatens human health or the environment. A person that arranges for the disposal or transports for disposal or treatment of a hazardous substance at a property owned by another may be liable for the costs of removal or remediation of hazardous substances released into the environment at that property.

Furthermore, various court decisions have established that third parties may recover damages for injury caused by property contamination. For instance, a person exposed to asbestos while staying in a hotel may seek to recover damages if he or she suffers injury from the asbestos. Lastly, some of these environmental laws restrict the use of a property or place conditions on various activities. An example would be laws that require a business using chemicals (such as swimming pool chemicals at a hotel asset) to manage them carefully and to notify local officials that the chemicals are being used.

The costs to clean up a contaminated properties, to defend against a claim or to comply with environmental laws could be material and could adversely affect our financial condition. We can make no assurances that (1) future laws or regulations will not impose material environmental liabilities or (2) the current environmental condition of our future properties will not be affected by the condition of the properties in the vicinity of our future properties (such as the presence of leaking underground storage tanks) or by third parties unrelated to us.

     Americans with Disabilities Act

Under the Americans with Disabilities Act of 1990, or the ADA, all public accommodations must meet various federal requirements related to access and use by disabled persons. Compliance with the ADA’s requirements could require removal of access barriers, and non-compliance could result in the U.S. government imposing fines or in private litigants winning damages. If we are required to make substantial modifications to the properties that we acquire to comply with the ADA our financial condition and results of operations could be adversely affected.

     Other changes in governmental rules and regulations

Our business will be subject to various additional federal, state and local laws and regulations. Compliance with the regulations we are subject to is costly and time-consuming. These laws and regulations include, but are not limited to, restrictions and conditions concerning alcoholic beverages, the gaming industry, environmental matters, employees, currency transactions, taxation, zoning and building codes and marketing and advertising. Such laws and regulations could change or could be interpreted differently in the future, or new laws and regulations could be enacted. Material changes, new laws or regulations, or material differences in interpretations by courts or governmental authorities could adversely affect our operations. If we lose one or more licenses used in our business or our operations or are otherwise restrained by law or regulation, we may be unable to continue our operations as they are conducted today, or may be forced to cease operations. If we are required to make substantial modifications to the properties that we acquire to comply with any other changes in governmental rules and regulations, our financial condition and results of operations could be adversely affected.

Risks Related to the Real Estate Industry and Real Estate Industry-Related Investments

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of properties in which we may invest or to adjust our portfolio in response to changes in economic and other conditions, and, therefore, may harm our financial condition.

We expect our investments to be in assets closely-tied to the real estate industry. Because real estate investments are relatively illiquid, our ability to promptly sell one or more properties in our portfolio in response to changing economic, financial and investment conditions may be limited. The real estate market is affected by many factors that are beyond our control, including:

•	adverse changes in international, national, regional and local economic and market conditions;

•	changes in interest rates and in the availability, cost and terms of debt financing;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;

•	the ongoing need for capital improvements, particularly in older structures;

•	changes in operating expenses; and

•	civil unrest, acts of God, including earthquakes, floods and other natural disasters, which may result in uninsured losses, and acts of war or terrorism, including the consequences of the terrorist acts such as those that occurred on September 11, 2001.

We may decide to sell any properties we acquire in the future. We cannot predict whether we will be able to sell any properties for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of an asset.

We may be required to expend funds to correct defects or to make improvements before an asset can be sold. We cannot assure you that we will have funds available to correct those defects or to make those improvements. In acquiring an asset, we may agree to lock-out provisions that materially restrict us from selling that asset for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that asset. These factors and any others that would impede our ability to respond to adverse changes in the performance of our properties could have a material adverse effect on our operating results and financial condition.

Certain of the real estate securities that we may purchase in the future in connection with privately negotiated transactions may not be registered under the relevant securities laws, resulting in a prohibition against their sale, transfer, pledge or other disposition except in a transaction exempt from the registration requirements of those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited.

Increases in our property taxes would adversely affect our operating results and our ability to make distributions to our stockholders.

Each of the properties in which we may invest will be subject to real and personal property taxes. These taxes on our properties may increase as tax rates change and as the properties are assessed or reassessed by taxing authorities. If property taxes increase, our operating results and our ability to make distributions to our stockholders would be adversely affected.

Recent market conditions and the risk of continued market deterioration may continue to cause a decrease in the value of our real estate securities.

The U.S. credit markets have recently experienced severe dislocations and liquidity disruptions. Subprime mortgage loans have recently experienced increased rates of delinquency, foreclosure and loss. These and other related events have had a significant impact on the capital markets associated not only with subprime mortgage-backed securities and asset-backed securities, but also with the U.S. credit and financial markets as a whole.

We may invest in real estate securities, including CMBS. The values of many of these securities are sensitive to the volatility of the credit markets, and many of these securities may be adversely affected by future developments. In addition, to the extent that turmoil in the credit markets continues and/or intensifies, it has the potential to materially affect both the value of our real estate related securities investments and/or the availability or the terms of financing that we may anticipate utilizing in order to leverage our real estate related securities investments.

The recent market volatility has also made the valuation of these securities more difficult, particularly the CMBS assets. Management’s estimate of the value of these investments incorporates a combination of independent pricing agency and third-party dealer valuations, as well as comparable sales transactions. However, the methodologies that we will use in valuing individual investments are generally based on a variety of estimates and assumptions specific to the particular investments, and actual results related to the investments therefore often vary materially from such assumptions or estimates.

Because there is significant uncertainty in the valuation of, or in the stability of the value of, certain of these securities holdings, the fair values of such investments as reflected in our results of operations may not reflect the prices that we would obtain if such investments were actually sold. Furthermore, due to the recent market events, many of these investments are subject to rapid changes in value caused by sudden developments which could have a material adverse effect on the value of these investments.

Interest rate and related risks may cause the value of our real estate securities investments to be reduced.

Interest rate risk is the risk that fixed income securities will decline in value because of changes in market interest rates. Generally, when market interest rates rise, the market value of such securities will decline, and vice versa. Our investment in such securities means that the net asset value and market price of the common stock may tend to decline if market interest rates rise.

During periods of rising interest rates, the average life of certain types of securities may be extended because of slower than expected principal payments. This may lock in a below-market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk. During periods of declining interest rates, an issuer may be able to exercise an option to prepay principal earlier than scheduled, which is generally known as call or prepayment risk. If this occurs, we may be forced to reinvest in lower yielding securities. This is known as reinvestment risk. An issuer may redeem an obligation if the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. These risks may reduce the value of our real estate securities investments.

The risk of default on mezzanine and mortgage loans may be caused by many factors beyond our control, and our ability to recover our investment in foreclosure may be limited.

If we acquire mezzanine and mortgage loans, the default risk on mezzanine and mortgage loans is caused by factors beyond our control, including local and other economic conditions affecting real estate values, interest rate changes, rezoning and failure by the borrower to maintain the property. We do not know whether the values of the property securing the loans will remain at the levels existing on the dates of origination or acquisition of the loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans.

In the event that there are defaults under these loans, we may not be able to quickly repossess and sell the properties securing such loans. An action to foreclose on a property securing a loan is regulated by state statutes and regulations and is subject to many delays and expenses typical of any foreclosure action. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the loan, which could reduce the value of our investment in the defaulted loan.

The mezzanine or second mortgage loans in which we may invest often involve greater risks of loss than senior loans secured by income-producing real properties.

We may invest in mezzanine or second mortgage loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property. These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of the entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment.

Our mortgage or mezzanine loans will be subject to interest rate fluctuations, which could reduce our returns as compared to market interest rates and reduce the value of the loans in the event we sell them.

If we invest in fixed-rate, long-term mortgage or mezzanine loans and interest rates rise, the loans could produce a return that is lower than the then prevailing market rates. If interest rates decrease, we will be adversely affected to the extent that mortgage or mezzanine loans could be prepaid, because we may not be able to reinvest capital at smaller projected rates of return. If we invest in variable rate loans and interest rates decrease, our revenues will also decrease. Fluctuations in interest rates adverse to our loans could adversely affect our returns on such loans.

We may invest in various types of real estate-related securities. Investments in real estate-related securities will be subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities, which may result in losses to us.

We may invest in real estate-related securities, including securities issued by other real estate companies or CMBS. We may also invest in real estate-related securities of both publicly traded and private real estate companies. In addition, investments in real estate-related securities will be subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities, which may result in losses to us. Neither we nor our sponsors may have the expertise necessary to maximize the return on our investment in real estate-related securities. If we determine that it is advantageous to us to make the types of investments in which we or our sponsors do not have experience, we intend to employ persons, engage consultants or partner with third parties that have, in our opinion, the relevant expertise necessary to assist us in evaluating, making and administering such investments.

The mortgage loans and the commercial mortgage loans underlying the CMBS in which we may invest will be subject to delinquency, foreclosure and loss, which could result in losses to us.

Commercial mortgage loans are secured by commercial property, and are subject to risks of delinquency and foreclosure and risks of loss that are greater than similar risks associated with loans made on the security of single family residential property. While we will only directly invest in commercial mortgage loans secured by commercial property in our target sector, we may invest in CMBS that are comprised in part of underlying commercial mortgage loans secured by multifamily or other types of commercial property not within our target sectors, and this will potentially subject these investments to certain risks not necessarily associated with properties in which we would invest. The ability of a borrower to repay a loan secured by a property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things: customer mix, success of tenant businesses, customer travel patterns, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expense or limit fees that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local room or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, acts of God, terrorism, social unrest and civil disturbances.

In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations and limit amounts available for distribution to our stockholders. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy—as determined by the bankruptcy court—and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan.

The CMBS in which we may invest are subject to several types of risks.

CMBS are bonds which evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, the CMBS we may invest in are subject to all the risks of the underlying mortgage loans.

In a rising interest rate environment, the value of CMBS may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of CMBS may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities markets as a whole. In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties. In certain instances, third-party guarantees or other forms of credit support can reduce the credit risk.

CMBS are also subject to several risks created through the securitization process. Subordinate CMBS are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes a large percentage of delinquent loans, there is a risk that interest payment on subordinate CMBS will not be fully paid. Subordinate securities of CMBS are also subject to greater credit risk than those CMBS that are more highly rated.

If we use leverage in connection with our investment in CMBS, the risk of loss associated with this type of investment will increase.

We may use leverage in connection with our investment in CMBS. Although the use of leverage may enhance returns and increase the number of investments that can be made, it may also substantially increase the risk of loss. There can be no assurance that leveraged financing will be available to us on favorable terms or that, among other factors, the terms of such financing will parallel the maturities of the underlying securities acquired. Therefore, such financing may mature prior to the maturity of the CMBS acquired by us. If alternative financing is not available, we may have to liquidate assets at unfavorable prices to pay off such financing. We may utilize repurchase agreements as a component of our financing strategy. Repurchase agreements economically resemble short-term, variable-rate financing and usually require the maintenance of specific loan-to-collateral value ratios. If the market value of the CMBS subject to a repurchase agreement decline, we may be required to provide additional collateral or make cash payments to maintain the loan to collateral value ratio. If we are unable to provide such collateral or cash repayments, we may lose our economic interest in the underlying securities.

Investments in real estate-related preferred equity securities involve a greater risk of loss than traditional debt financing.

We may invest in real estate-related preferred equity securities, which may involve a higher degree of risk than traditional debt financing due to a several factors, including that such investments are subordinate to traditional loans and are not secured by property underlying the investment. If the issuer defaults on our investment, we would be only be able to take action against the entity in which we have an interest, not the property owned by such entity underlying our investment. As a result, we may not recover some or all of our investment, which could result in losses to us.

Risks Related to Our Organization and Structure

Our rights and the rights of our stockholders to take action against our directors and officers are limited, which could limit your recourse in the event of actions not in your best interests.

Under Maryland law, a director’s actions generally will be upheld if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, our charter eliminates the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty by the director or officer that was established by a final judgment and is material to the cause of action adjudicated.

Our charter authorizes us to indemnify our directors and officers for actions taken by them in those capacities to the maximum extent permitted by Maryland law. Our bylaws require us to indemnify each director or officer, to the maximum extent permitted by Maryland law, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service to us. In addition, we generally will be obligated to fund the defense costs incurred by our directors and officers. As a result, we and our stockholders may have more limited rights against our directors and officers than might otherwise exist absent the current provisions in our charter and bylaws or that might exist with other companies.

Provisions of Maryland law may limit the ability of a third-party to acquire control of us by requiring our board of directors or stockholders to approve proposals to acquire our company or effect a change of control.

Certain provisions of the MGCL may have the effect of inhibiting a third-party from making a proposal to acquire us or of impeding a change of control under circumstances that otherwise could provide our common stockholders with the opportunity to realize a premium over the then-prevailing market price of such shares, including:

•	“business combination” provisions that, subject to limitations, prohibit certain business combinations between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of our shares of stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of stock of the corporation) or an affiliate of any interested stockholder for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter imposes special stockholder voting requirements on these combinations; and

•	“control share” provisions that provide that control shares, or shares which, when aggregated with other shares controlled by the stockholder, entitle the stockholder to exercise one of three increasing ranges of voting power in electing directors, acquired in a control share acquisition, have no voting rights except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares.

Pursuant to the statute, our board of directors has by resolution exempted business combinations (1) between us and any person, provided that such business combination is first approved by our board of directors (including a majority of directors who are not affiliates or associates of such person) and (2) between us and either of our sponsors or either sponsor’s affiliates or associates. This resolution, however, may be altered or repealed in whole or in part at any time by a board of directors.

Pursuant to a provision in our bylaws, we have opted out of the control share provisions of the MGCL. However, we may, by amendment to our bylaws, opt in to the control share provisions of the MGCL in the future.

Additionally, Title 3, Subtitle 8 of the MGCL permits our board of directors, without stockholder approval and regardless of what is currently provided in our charter or bylaws, to implement certain takeover defenses, such as a classified board, some of which we do not yet have. These provisions may have the effect of inhibiting a third-party from making an acquisition proposal for us or of delaying, deferring or preventing a change in control of us under the circumstances that otherwise could provide our common stockholders with the opportunity to realize a premium over the then current market price

The ownership limitations in our charter may restrict or prevent you from engaging in certain transfers of our common stock.

In order for us to qualify as a REIT for each taxable year after the year ending December 31, 2010, no more than 50% in value of our outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include various kinds of entities) during the last half of any such taxable year. To assist us in qualifying as a REIT, our charter contains restrictions limiting the ownership and transfer of shares of our common stock and other outstanding shares of capital stock while we qualify as a REIT. The relevant sections of our charter provide that, subject to certain exceptions, while we so qualify, no person may beneficially or constructively own (applying certain attribution rules under the Code) more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock (the common share ownership limit), or 9.8% by value or number of shares, whichever is more restrictive, of the aggregate of our outstanding capital stock (the aggregate share ownership limit). The common share ownership limit and the aggregate share ownership limit are collectively referred to herein as the “ownership limits.” These charter provisions will restrict the ability of persons to purchase shares in excess of the relevant ownership limits.

If anyone transfers shares of common stock or capital stock in a way that would violate the ownership limits or prevent us from qualifying as a REIT under the U.S. federal income tax laws, those shares of common stock or capital stock instead will be transferred to a trust for the benefit of a charitable beneficiary and will be either redeemed by us or sold to a person whose ownership of the shares of common stock or capital stock will not violate the ownership limits. Furthermore, upon the occurrence of certain events, attempted transfers may be null and void from the outset, and the intended transferee of those shares would acquire no rights in such shares. Anyone who acquires shares of common stock or capital stock in violation of the ownership limits or the other restrictions on transfer in our charter bears the risk of suffering a financial loss when the shares of common stock or capital stock are redeemed or sold if the market price of our shares of common stock or capital stock falls between the date of purchase and the date of redemption or sale.

In addition, these ownership limitations may prevent an acquisition of control of us by a third-party without our board of directors’ approval, even if our stockholders believe the change of control is in their interest.

Our charter contains provisions that make removal of our directors difficult, which could make it difficult for our stockholders to effect changes to our management.

Our charter provides that a director may be removed only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. Our charter also provides that vacancies on our board of directors may be filled only by a majority of the remaining directors in office, even if less than a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is elected and qualified. These requirements prevent stockholders from removing directors, unless with a substantial affirmative vote, and from replacing directors with their own nominees and may prevent a change in control of our company that is in the best interests of our stockholders.

The ability of our board of directors to change our major corporate policies may not be in your interest.

Our board of directors will determine our major corporate policies, including our acquisition, investment, financing, growth, operations, REIT election and distribution policies. Our board of directors may amend or revise these and other policies from time to time without the vote or consent of our stockholders. Accordingly, our stockholders will have limited control over changes in our policies and those changes could adversely affect our financial condition, results of operations, the market price of our common stock and our ability to make distributions to our stockholders.

If we fail to implement and maintain an effective system of internal controls, we may not be able to accurately determine our financial results or prevent fraud. As a result, our stockholders could lose confidence in our financial results, which could harm our business and the market value of our common stock.

Although we are not yet subject to the requirements of the Exchange Act, upon completion of this offering and the concurrent private placement, effective internal controls will be necessary for us to provide reliable financial reports and effectively prevent fraud. We may in the future discover areas of our internal controls that need improvement. Section 404 of the Sarbanes-Oxley Act of 2002 will require us to evaluate and report on our internal controls over financial reporting and have our independent auditors annually attest to our evaluation, as well as issue their own opinion on our internal control over financial reporting. While we intend to undertake substantial work to prepare for compliance with Section 404, we cannot be certain that we will be successful in implementing or maintaining adequate control over our financial reporting and financial processes. Furthermore, as we rapidly grow our business, our internal controls will become more complex, and we will require significantly more resources to ensure our internal controls remain effective. If we or our independent auditors discover a material weakness, the disclosure of that fact, even if quickly remedied, could reduce the market value of our common stock. Additionally, the existence of any material weakness or significant deficiency would require management to devote significant time and incur significant expense to remediate any such material weaknesses or significant deficiencies, and management may not be able to remediate any such material weaknesses or significant deficiencies in a timely manner.

U.S. Federal Income Tax Risk Factors

Our failure to qualify or remain qualified as a REIT would subject us to U.S. federal income tax and potentially state and local tax, and would adversely affect our operations and the market price of our common stock.

We intend to elect and qualify to be taxed as a REIT commencing with our taxable year ending December 31, 2010. However, we may terminate our REIT qualification if our board of directors determines that not qualifying as a REIT is in the best interests of our stockholders. Our qualification as a REIT depends upon our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. We currently intend to structure our activities in a manner designed to satisfy all of the requirements for qualification as a REIT. However, the REIT qualification requirements are extremely complex and interpretation of the U.S. federal income tax laws governing qualification as a REIT is limited. Accordingly, we cannot be certain that we will be successful in operating so we can qualify or remain qualified as a REIT. Our ability to satisfy the asset tests depends on our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income or quarterly asset requirements also depends on our ability to successfully manage the composition of our income and assets on an ongoing basis. Accordingly, if certain of our operations were to be recharacterized by the Internal Revenue Service, or IRS, such recharacterization could jeopardize our ability to satisfy all of the requirements for qualification as a REIT. In addition, we may terminate our REIT election, if our board of directors believes that operation as a REIT is no longer in the best interests of our stockholders, or inadvertently. Furthermore, future legislative, judicial or administrative changes to the U.S. federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year, and we do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT qualification. Losing our REIT qualification would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

Even if we qualify as a REIT, in certain circumstances, we may incur tax liabilities that would reduce our cash available for distribution to you.

Even if we qualify as a REIT, we may be subject to U.S. federal, state and local income taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Code) will be subject to a 100% tax. We may not make sufficient distributions to avoid excise taxes applicable to REITs. We also may decide to retain net capital gain we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. We also may be subject to state and local taxes on our income or property, including franchise, payroll and transfer taxes, either directly or at the level of our operating partnership or at the level of the other companies through which we indirectly own our assets, such as our TRSs, which are subject to full U.S. federal, state, local and foreign corporate-level income taxes. Any taxes we pay directly or indirectly will reduce our cash available for distribution to you.

To qualify as a REIT we must meet annual distribution requirements, which may force us to forgo otherwise attractive opportunities or borrow funds during unfavorable market conditions. This could delay or hinder our ability to meet our investment objectives and reduce your overall return.

In order to qualify as a REIT, we must distribute to our stockholders at least 90% of our annual REIT taxable income (excluding net capital gain), determined without regard to the deduction for distributions paid. We will be subject to U.S. federal income tax on our undistributed taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (1) 85% of our ordinary income, (2) 95% of our capital gain net income and (3) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on investments in real estate assets and it is possible that we might be required to borrow funds, possibly at unfavorable rates, or sell assets to fund these distributions. Although we intend to make distributions sufficient to meet the annual distribution requirements and to avoid U.S. federal income and excise taxes on our earnings while we qualify as a REIT, it is possible that we might not always be able to do so. See the section entitled “Material U.S. Federal Income Tax Considerations.”

Certain of our business activities are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.

For so long as we qualify as a REIT, our ability to dispose of property during the first few years following acquisition may be restricted to a substantial extent as a result of our REIT qualification. Under applicable provisions of the Code regarding prohibited transactions by REITs, while we qualify as a REIT, we will be subject to a 100% penalty tax on any gain recognized on the sale or other disposition of any property (other than foreclosure property) that we own, directly or through any subsidiary entity, including our operating partnership, but generally excluding our TRSs, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. While we qualify as a REIT, we intend to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a TRS (but such TRS will incur income taxes), (2) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary, will be treated as a prohibited transaction or (3) structuring certain dispositions of our properties to comply with a prohibited transaction safe harbor available under the Code for properties held for at least two years. However, despite our present intention, no assurance can be given that any particular property we own, directly or through any subsidiary entity, including our operating partnership, but generally excluding our TRSs, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.

Our TRSs are subject to corporate-level taxes and our dealings with our TRSs may be subject to 100% excise tax.

A REIT may own up to 100% of the stock of one or more TRSs. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

A TRS may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT, including gross income from operations pursuant to management contracts. We must operate our “qualified lodging facilities” through one or more TRSs that lease such properties from us. We may use our TRSs generally for other activities as well, such as to hold properties for sale in the ordinary course of business or to hold assets or conduct activities that we cannot conduct directly as a REIT. A TRS will be subject to applicable U.S. federal, state, local and foreign income tax on its taxable income. In addition, the rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis.

If our leases to our TRSs are not respected as true leases for U.S. federal income tax purposes, we would fail to qualify as a REIT.

To qualify as a REIT, we must satisfy two gross income tests, under which specified percentages of our gross income must be derived from certain sources, such as “rents from real property.” Rents paid to our operating partnership by our TRSs pursuant to the lease of our “qualified lodging facilities” will constitute substantially all of our gross income. In order for such rent to qualify as “rents from real property” for purposes of the REIT gross income tests, the leases must be respected as true leases for U.S. federal income tax purposes and not be treated as service contracts, joint ventures or some other type of arrangement. If our leases are not respected as true leases for U.S. federal income tax purposes, we would fail to qualify as a REIT.

If our operating partnership failed to qualify as a partnership for U.S. federal income tax purposes, we would cease to qualify as a REIT.

We intend to maintain the status of the operating partnership as a partnership for U.S. federal income tax purposes. However, if the IRS were to successfully challenge the status of the operating partnership as a partnership for such purposes, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This would also result in our failing to qualify as a REIT, and becoming subject to a corporate level tax on our income. This would substantially reduce our cash available to pay distributions and the yield on your investment. In addition, if any of the partnerships or limited liability companies through which the operating partnership owns its properties, in whole or in part, loses its characterization as a partnership and is otherwise not disregarded for U.S. federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to the operating partnership. Such a recharacterization of an underlying property owner could also threaten our ability to maintain our REIT qualification.

If our “qualified lodging facilities” are not properly leased to a TRS or the managers of such “qualified lodging facilities” do not qualify as “eligible independent contractors,” we could fail to qualify as a REIT.

In general, we cannot operate any lodging facilities and can only indirectly participate in the operation of “qualified lodging facilities” on an after-tax basis through leases of such properties to our TRSs. A “qualified lodging facility” is a hotel, motel, or other establishment in which more than one half of the dwelling units are used on a transient basis at which or in connection with which wagering activities are not conducted. Rent paid by a lessee that is a “related party tenant” of ours will not be qualifying income for purposes of the two gross income tests applicable to REITs. A TRS that leases lodging facilities from us will not be treated as a “related party tenant” with respect to our lodging facilities that are managed by an independent management company, so long as the independent management company qualifies as an “eligible independent contractor.”

Each of the management companies that enters into a management contract with our TRSs must qualify as an “eligible independent contractor” under the REIT rules in order for the rent paid to us by our TRSs to be qualifying income for purposes of the REIT gross income tests. An “eligible independent contractor” is an independent contractor that, at the time such contractor enters into a management or other agreement with a TRS to operate a qualified lodging facility, is actively engaged in the trade or business of operating “qualified lodging facilities” for any person not related, as defined in the Code, to us or the TRS. Among other requirements, in order to qualify as an independent contractor a manager must not own, directly or applying attribution provisions of the Code, more than 35% of our outstanding shares of stock (by value), and no person or group of persons can own more than 35% of our outstanding shares and 35% of the ownership interests of the manager (taking into account only owners of more than 5% of our shares and, with respect to ownership interest in such managers that are publicly traded, only holders of more than 5% of such ownership interests). The ownership attribution rules that apply for purposes of the 35% thresholds are complex. Although we intend to monitor ownership of our stock by our managers and their owners, there can be no assurance that these ownership levels will not be exceeded.

Our investments in certain debt instruments may cause us to recognize “phantom income” for U.S. federal income tax purposes even though no cash payments have been received on the debt instruments, and certain modifications of such debt by us could cause the modified debt to not qualify as a good REIT asset, thereby jeopardizing our REIT qualification.

Our taxable income may substantially exceed our net income as determined based on GAAP, or differences in timing between the recognition of taxable income and the actual receipt of cash may occur. For example, we may acquire assets, including debt securities requiring us to accrue original issue discount, or OID, or recognize market discount income, that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets referred to as “phantom income.” In addition, in the event a borrower with respect to a particular debt instrument encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income with the effect that we will recognize income but will not have a corresponding amount of cash available for distribution to our stockholders.

As a result of the foregoing, we may generate less cash flow than taxable income in a particular year and find it difficult or impossible to meet the REIT distribution requirements in certain circumstances. In such circumstances, we may be required to (1) sell assets in adverse market conditions, (2) borrow on unfavorable terms, (3) distribute amounts that would otherwise be used for future acquisitions or used to repay debt, or (4) make a taxable distribution of our shares of common stock as part of a distribution in which stockholders may elect to receive shares of common stock or (subject to a limit measured as a percentage of the total distribution) cash, in order to comply with the REIT distribution requirements.

Moreover, we may acquire distressed debt investments that require subsequent modification by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt taxable exchange with the borrower. This deemed reissuance may prevent the modified debt from qualifying as a good REIT asset if the underlying security has declined in value and would cause us to recognize income to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt.

The failure of a mezzanine loan to qualify as a real estate asset would adversely affect our ability to qualify as a REIT.

In general, in order for a loan to be treated as a qualifying real estate asset producing qualifying income for purposes of the REIT asset and income tests, the loan must be secured by real property. We may acquire mezzanine loans that are not directly secured by real property but instead secured by equity interests in a partnership or limited liability company that directly or indirectly owns real property. In Revenue Procedure 2003-65, the IRS provided a safe harbor pursuant to which a mezzanine loan that is not secured by real estate would, if it meets each of the requirements contained in the Revenue Procedure, be treated by the IRS as a qualifying real estate asset. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law and in many cases it may not be possible for us to meet all of the requirements of the safe harbor. We cannot provide assurance that any mezzanine loan in which we invest would be treated as a qualifying asset producing qualifying income for REIT qualification purposes. If any such loan fails either the REIT income or asset tests, we may be disqualified as a REIT.

We may choose to make distributions in our own stock, in which case you may be required to pay income taxes in excess of the cash dividends you receive.

In connection with our qualification as a REIT, we are required to distribute at least 90% of our taxable income (excluding net capital gains) to our stockholders. In order to satisfy this requirement, we may distribute taxable dividends that are payable in cash and shares of our common stock at the election of each stockholder. Under IRS Revenue Procedure 2010-12, up to 90% of any such taxable dividend with respect to the taxable years 2010 and 2011 could be payable in our common stock. Taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current or accumulated earnings and profits for U.S. federal income tax purposes. As a result, U.S. stockholders may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. Accordingly, U.S. stockholders receiving a distribution of our shares may be required to sell shares received in such distribution or may be required to sell other stock or assets owned by them, at a time that may be disadvantageous, in order to satisfy any tax imposed on such distribution. If a U.S. stockholder sells the stock that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. Furthermore, with respect to certain non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock, by withholding or disposing of part of the shares in such distribution and using the proceeds of such disposition to satisfy the withholding tax imposed. In addition, if a significant number of our stockholders determine to sell shares of our common stock in order to pay taxes owed on dividends, such sale may put downward pressure on the trading price of our common stock.

Further, while Revenue Procedure 2010-12 applies only to taxable dividends payable by us in a combination of cash and stock with respect to the taxable years 2010 and 2011, and it is unclear whether and to what extent we will be able to pay taxable dividends in cash and stock in later years. Moreover, various tax aspects of such a taxable cash/stock dividend are uncertain and have not yet been addressed by the IRS. No assurance can be given that the IRS will not impose additional requirements in the future with respect to taxable cash/stock dividends, including on a retroactive basis, or assert that the requirements for such taxable cash/stock dividends have not been met.

Distributions that we make to our stockholders will generally be taxable as ordinary income.

Distributions that we make to our stockholders generally will be taxable to our stockholders as ordinary income. However, a portion of our distributions may be designated by us as long-term capital gain to the extent that they are attributable to net capital gain recognized by us, may be designated by us, for taxable years beginning before January 1, 2011, as qualified dividend income generally to the extent they are attributable to dividends we receive from our TRSs, or generally may constitute a return of capital to the extent that they exceed our accumulated earnings and profits as determined for tax purposes. A return of capital is not taxable, but has the effect of reducing the basis of a stockholder’s investment in our common stock.

Dividends payable by REITs generally do not qualify for the reduced tax rates available for some dividends.

The maximum tax rate applicable to qualified dividend income payable to U.S. stockholders that are individuals, trusts and estates has been reduced by legislation to 15% for tax years beginning before January 1, 2011. Dividends payable by REITs, however, generally are not eligible for the reduced rates. Although this legislation does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common stock.

Complying with REIT requirements may limit our ability to hedge our liabilities effectively and may cause us to incur tax liabilities.

The REIT provisions of the Code may limit our ability to hedge our liabilities. Any income from a hedging transaction we enter into to manage risk of interest rate changes, price changes or currency fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets, if properly identified under applicable Treasury Regulations, does not constitute “gross income” for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions will likely be treated as non-qualifying income for purposes of both of the gross income tests. See the section entitled “Material U.S. Federal Income Tax Considerations—REIT Qualification Tests—Gross Income Tests.” As a result of these rules, we may need to limit our use of advantageous hedging techniques or implement those hedges through a TRS. This could increase the cost of our hedging activities because our TRSs would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in a TRS will generally not provide any tax benefit, except for being carried forward against future taxable income of such TRS.

Complying with REIT requirements may force us to forgo and/or liquidate otherwise attractive investment opportunities.

To qualify as a REIT, we must ensure that we meet the REIT gross income tests annually and that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and certain kinds of mortgage-related securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total securities can be represented by securities of one or more TRSs. If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate assets from our portfolio or not make otherwise attractive investments in order to maintain our qualification as a REIT. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

The ability of our board of directors to revoke our REIT qualification without stockholder approval may subject us to U.S. federal income tax and reduce distributions to our stockholders.

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. While we intend to elect and qualify to be taxed as a REIT, we may not elect to be treated as a REIT or may terminate our REIT election if we determine that qualifying as a REIT is no longer in the best interests of our stockholders. If we cease to be a REIT, we would become subject to U.S. federal income tax on our taxable income and would no longer be required to distribute most of our taxable income to our stockholders, which may have adverse consequences on our total return to our stockholders and on the market price of our common stock.

We may be subject to adverse legislative or regulatory tax changes that could increase our tax liability, reduce our operating flexibility and reduce the market price of our common stock.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of U.S. federal income tax laws applicable to investments similar to an investment in shares of our common stock. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. You are urged to consult with your tax advisor with respect to the impact of recent legislation on your investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares. You also should note that our counsel’s tax opinion is based upon existing law, applicable as of the date of its opinion, all of which will be subject to change, either prospectively or retroactively.

Although REITs generally receive better tax treatment than entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a regular corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

The share ownership restrictions of the Code for REITs and the 9.8% share ownership limit in our charter may inhibit market activity in our shares of stock and restrict our business combination opportunities.

In order to qualify as a REIT for each taxable year ending on or after December 31, 2010, five or fewer individuals, as defined in the Code, may not own, actually or constructively, more than 50% in value of our issued and outstanding shares of stock at any time during the last half of a taxable year. Attribution rules in the Code determine if any individual or entity actually or constructively owns our shares of stock under this requirement. Additionally, at least 100 persons must beneficially own our shares of stock during at least 335 days of a taxable year for each taxable year after 2010. To help insure that we meet these tests, our charter restricts the acquisition and ownership of our shares of stock.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT while we so qualify. Unless exempted by our board of directors, for so long as we qualify as a REIT, our charter prohibits, among other limitations on ownership and transfer of shares of our stock, any person from beneficially or constructively owning (applying certain attribution rules under the Code) more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of the aggregate of our outstanding capital stock. Our board of directors may not grant an exemption from these restrictions to any proposed transferee whose ownership in excess of 9.8% of the value of our outstanding shares would result in the termination of our qualification as a REIT. These restrictions on transferability and ownership will not apply, however, if our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT.

These ownership limits could delay or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of the stockholders.

Non-U.S. stockholders will be subject to U.S. federal withholding tax and may be subject to U.S. federal income tax on distributions received from us and upon the disposition of our shares.

Subject to certain exceptions, distributions received from us will be treated as dividends of ordinary income to the extent of our current or accumulated earnings and profits. Such dividends ordinarily will be subject to U.S. withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as “effectively connected” with the conduct by the non-U.S. stockholder of a U.S. trade or business. Capital gain distributions attributable to sales or exchanges of U.S. real property generally will be taxed to a non-U.S. stockholder as if such gain were effectively connected with a U.S. trade or business. However, a capital gain dividend will not be treated as effectively connected income if (1) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the U.S. and (2) the non-U.S. stockholder does not own more than 5% of the class of our stock at any time during the one-year period ending on the date such distribution is received. We anticipate that our shares will be “regularly traded” on an established securities market for the foreseeable future, although no assurance can be given that this will be the case. See “Material U.S. Federal Income Tax Considerations—Taxation of Non-U.S. Stockholders.”

Gain recognized by a non-U.S. stockholder upon the sale or exchange of our common stock generally will not be subject to U.S. federal income taxation unless such stock constitutes a “U.S. real property interest” within the meaning of Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. Our common stock will not constitute a “U.S. real property interest” so long as we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT if at all times during a specified testing period, less than 50% in value of such REIT’s stock is held directly or indirectly by non-U.S. stockholders. We believe, but cannot assure you, that we will be a domestically-controlled qualified investment entity, and because our common stock will be publicly traded, no assurance can be given that we will be a domestically-controlled qualified investment entity.

Even if we do not qualify as a domestically-controlled qualified investment entity at the time a non-U.S. stockholder sells or exchanges our common stock, gain arising from such a sale or exchange would not be subject to U.S. taxation under FIRPTA as a sale of a U.S. real property interest if: (1) our common stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, and (2) such non-U.S. stockholder owned, actually and constructively, 5% or less of our common stock at any time during the five-year period ending on the date of the sale. See “Material U.S. Federal Income Tax Considerations—Taxation of Non-U.S. Stockholders—Sale of Shares.” We encourage you to consult your tax advisor to determine the tax consequences applicable to you if you are a non-U.S. stockholder. See “Material U.S. Federal Income Tax Considerations—U.S. Federal Income Taxation of Stockholders—Taxation of Tax-Exempt Stockholders.”

Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt investors.

If (1) we are a “pension-held REIT,” (2) a tax-exempt stockholder has incurred debt to purchase or hold our common stock or (3) a holder of common stock is a certain type of tax-exempt stockholder, dividends on, and gains recognized on the sale of, common stock by such tax-exempt stockholder may be subject to U.S. federal income tax as unrelated business taxable income under the Code.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are subject to risk and uncertainty. Statements in this prospectus that are not historic facts are hereby identified as “forward-looking statements.” Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historic facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Accordingly, these statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors more fully described under the section entitled “Risk Factors” and elsewhere in this prospectus, including the exhibits hereto, including the following factors, among others:

•	our business and investment strategy;

•	our status as a recently organized corporation;

•	our ability to identify potential candidates for, and consummate, Permitted Investments;

•	the timing of Permitted Investments and the liquidation of escrowed proceeds if we fail to satisfy the Capital Deployment Hurdle within 12 months of this offering;

•	the reduction of the proceeds held in the escrow account due to third-party claims or other expenses and liabilities;

•	the possibility that we would issue shares of our capital stock, OP units or debt securities to complete Permitted Investments;

•	constraints on our ability to consummate Permitted Investments due to our limited resources and the significant competition for Permitted Investment opportunities;

•	changes in the regulatory environment;

•	conflicts of interest of our directors and officers;

•	current and potential future affiliations of our officers and directors with competing businesses;

•	the lack of a market for our common stock or our ability to maintain our continued listing status on a nationally-recognized exchange;

•	our being deemed an investment company;

•	our ability to obtain additional financing, if required, to complete a Permitted Investment or to fund the operations and growth of our business;

•	our ability to integrate acquisitions and to achieve synergies, operating efficiencies and/or other expected benefits within expected time-frames or at all, or within expected cost projections, and to preserve the goodwill of acquired businesses;

•	our ability to maintain our qualification as a REIT, including our board of directors taking certain actions that could result in disqualification; and

•	other subjects referenced in this prospectus, including those set forth under the caption “Risk Factors.”

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

We disclaim any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

USE OF PROCEEDS

We estimate the net proceeds from this offering of           shares of common stock pursuant to this prospectus and the concurrent private placement will be approximately $      million after deducting the underwriting discounts and commissions and estimated offering and organizational costs and costs related to the concurrent private placement. If the underwriters’ over-allotment is exercised in full, our net proceeds will be approximately $      million.

All of the shares of common stock sold in this offering will be sold to the underwriters at $      per share, representing an initial discount to the underwriters of $      per share. We have agreed to pay the underwriters an additional $      per share, with respect to all shares sold in this offering when the Capital Deployment Hurdle is satisfied. If we satisfy the Capital Deployment Hurdle, we will pay the underwriters an additional underwriting discount equal to $      million in the aggregate (or $      million if the underwriters exercise their over-allotment option in full). In such case, our total net proceeds from this offering would be approximately $      million (or, if the underwriters exercise their over-allotment option in full, approximately $      million), after deducting the initial underwriting discount, the additional underwriting discount and estimated offering and organizational expenses. The additional underwriting discount is payable to the underwriters upon release of the escrowed proceeds upon our satisfaction of the Capital Deployment Hurdle.

Upon completion of this offering and the concurrent private placement, we will deposit the escrowed proceeds, which shall be 98% of the net proceeds, in escrow with The Bank of New York Mellon, as escrow agent. The remaining 2% of the net proceeds will be disbursed to us for working capital. Cash sufficient to complete any Permitted Investment, as determined in good faith by our board of directors shall be released from the escrow account upon approval of such Permitted Investment. Upon approval by our board of directors of a disbursement from the escrow account in connection with a Permitted Investment, there will be an additional release of escrowed proceeds to us (x) in an amount equal to 2% of the PI Transaction Value of such Permitted Investment for working capital and (y) in an amount necessary to cover certain transaction expenses, including, but not limited to, closing costs, capital expenditures, due diligence costs, escrows, future commitments and reserves. In addition, we will be permitted to withdraw from the escrowed proceeds (1) net interest income up to the full amount of interest earned by the escrowed proceeds for working capital purposes on a quarterly basis, (2) disbursements in the amount of any deposits required in connection with the pursuit of Permitted Investments, (3) for so long as we continue to qualify as a REIT, funds necessary to permit us to timely make distributions to our stockholders in an amount sufficient to eliminate U.S. federal income and excise taxes that otherwise would be imposed on us and in order to maintain our qualification as a REIT and (4) disbursements in the amount of any applicable taxes payable by the company.

In connection with our board of directors’ approval of a Permitted Investment, a majority of our board of directors, including a majority of the independent directors, will make a good faith determination regarding the PI Transaction Value of such Permitted Investment. For this purpose, PI Transaction Value shall equal, without duplication, the sum of (i) the cost of such Permitted Investment, whether consummated or subject to definitive documentation pursuant to which the Company provides a commitment of capital to consummate such Permitted Investment, (ii) the amount of debt which is senior in the capital structure to, or pari passu with, each Permitted Investment (such as, in the event we make a mezzanine loan to a hotel owner, the amount of any mortgage loan encumbering the hotel), only to the extent such Permitted Investment, after consultation with third party accountants, would reasonably be expected to be required to be consolidated on our balance sheet pursuant to GAAP, (iii) any equity with a liquidation preference which is senior to, or pari passu with, each Permitted Investment (such as, in the event we purchase common equity in an entity that owns hotel properties, any outstanding preferred equity issued by such entity which has a liquidation preference senior in priority to our investment), only to the extent such Permitted Investment, after consultation with third party accountants, would reasonably be expected to be required to be consolidated on our balance sheet pursuant to GAAP, (iv) estimated closing costs, due diligence costs (such as engineering, environmental and property condition reports, surveys, title commitments, zoning reports and legal and accounting fees) and applicable transaction expenses and (v) estimated amounts needed to cover future capital and funding commitments relating to such Permitted Investment (as set forth in a written agreement or budget) including, without limitation, capital expenditures, escrows and follow-on investments or advances. Such determination may be modified by our board of directors, including a majority of the independent directors, at or prior to our consummation of such Permitted Investment but not thereafter. Our board of directors has the sole discretion to determine the timing, form and amount of any Permitted Investment and may rely on all information and documentation deemed relevant by our directors.

Upon the aggregate PI Transaction Value of all Permitted Investments exceeding 75% of the escrowed proceeds, the remaining amount of escrowed proceeds, to the extent of lawfully available funds, will be fully released to us and the escrow account will be terminated.

We will contribute the escrowed proceeds to our operating partnership when such proceeds are disbursed from our escrow account to us. We intend to subsequently use such disbursements of escrowed proceeds received from us to fund additional Permitted Investments and to cover our working capital needs in a manner consistent with our investment strategy and for general corporate and partnership purposes. We expect that some of our investments may require that we invest significant amounts of capital expenditures in the underlying property in addition to the purchase price. Depending on the timing of these capital expenditures, a portion of the net proceeds from this offering and the concurrent private placement may be utilized to fund such expenditures. We intend to deploy the proceeds from this offering in connection with Permitted Investments within 6 to 12 months following the completion of this offering and the concurrent private placement.

If, after 12 months from the completion of this offering and the concurrent private placement, the Capital Deployment Hurdle has not been satisfied, the remaining amount of escrowed proceeds in our escrow account, to the extent of lawfully available funds will be released to our common stockholders of record holding shares issued in this offering only and the concurrent private placement as of that date in accordance with the number of such shares those stockholders hold as of that date (net of taxes and expenses related to the escrow) as an adjustment to the purchase price of such shares, and the escrow account will be terminated. Our Initial Stock will not participate in this release, and, with the exception of any distribution that they may receive in respect of the shares purchased in the concurrent private placement, in the offering or in the secondary market, our sponsors and/or their affiliates will not receive any of the escrowed proceeds. It is expected that substantially all of the release of escrowed proceeds to common stockholders will be treated as a return of capital for U.S. federal income tax purposes, although no assurance can be given to this effect.

Pending disbursements from the escrow account, we intend to maintain the escrowed proceeds in bank deposits and short-term United States government securities, including Treasury bills, repurchase agreements fully collateralized by United States government securities and securities issued or guaranteed by United States government agencies. We intend to invest in those securities directly or through registered money market funds that, under normal circumstances, invest its assets exclusively in those securities. These investments are expected to provide a lower net return than we will seek to achieve from our Permitted Investments.

We intend to reimburse our sponsors for organizational costs and expenses incurred in connection with this offering and the concurrent private placement. We estimate the total offering and organizational costs to be approximately $2.9 million. We will reimburse our sponsors for all of such offering and organizational costs incurred by them prior to the completion of this offering and the concurrent private placement.

We plan to use 98% of the net proceeds from this offering and the concurrent private placement to acquire Permitted Investments, which may be, without limitation, an investment in any part of the capital structure of, or any particular segment or market within, the hospitality sector, in accordance with our objectives and strategy as described in this prospectus. See the section entitled “Our Business.” Based on prevailing market conditions, our current expectation is that most of our investments will be fee or leasehold acquisitions of hotel properties. We may consider originating or acquiring outstanding debt, including mortgage and mezzanine debt, acquiring outstanding CMBS securities, and/or originating or acquiring preferred equity secured by, or related to, a hospitality asset if we believe we are likely to acquire ownership or material control of the underlying property in near-term, through a loan-to-own strategy. However, there is no assurance that upon the completion of this offering and the concurrent private placement we will not allocate the proceeds from this offering and the concurrent private placement in a different manner among our Permitted Investments.

DILUTION

The difference between the initial public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities by the number of outstanding shares of our common stock.

As of April 13, 2010, our net tangible book value was $6,389. After giving effect to the sale of           shares of our common stock in this offering,           shares sold in the concurrent private placement and the deduction of underwriting discounts and commissions and estimated organizational and offering expenses, our pro forma net tangible book value at          , 2010 would have been $      per share, or $      million, representing an immediate increase in net tangible book value of $      per share to the holders of Initial Stock and an immediate dilution of $      per share or     % to new investors.

The following table illustrates the dilution to the new investors on a per-share basis:

Initial public offering price	$
Net tangible book value before this offering and the concurrent private placement		$0.001
Increase attributable to new investors	$
Pro forma net tangible book value after this offering and the concurrent private placement	$

Dilution to new investors	$

The pro forma net tangible book value after this offering is calculated as follows:

Numerator:
Net tangible book value before this offering and the concurrent private placement(1)	$
Net proceeds from this offering and the concurrent private placement(2)	$
Offering costs paid in advance and excluded from net tangible book value before this offering and the concurrent private placement		$0

Denominator:
Shares of our common stock and Initial Stock outstanding prior to this offering and the concurrent private placement
Shares of our common stock issued in the offering and the concurrent private placement

(1)	Assumes the net tangible book value of $6,389 is adjusted by $ after adjusting the number of shares of Initial Stock, on an as-converted basis to equal approximately 5% of our outstanding shares of common stock upon completion of this offering and the concurrent private placement. Net of underwriting discounts and commissions and organizational and offering expenses.
(2)	Net of underwriting discounts and commissions and other offering expenses.

The following table sets forth information with respect to the holders of Initial Stock, certain members of our management who are the principals of our sponsors who are purchasing shares in the concurrent private placement, our non-executive directors and new investors in this offering:

						Average
	Shares Purchased		Total Consideration			Price Per
	Number	Percentage(1)	Amount		Percentage	Share

Initial stockholders	(1)	%	$		%	$0.001
Shares sold in concurrent private placement				10,000,000
Non-executive Directors
New investors
Total		100%	$		100%	$

(1)	Number of shares purchased by the Initial Stockholders and the number of shares outstanding for purposes of calculating the percentage of shares purchased is presented after adjusting the amount of Initial Stock outstanding upon the completion of this offering and the concurrent private placement to allow for the number of shares of Initial Stock outstanding on an as-converted basis to equal approximately 5% of our outstanding shares of common stock immediately following the completion of this offering and the concurrent private placement.

CAPITALIZATION

The following table sets forth our actual capitalization:

•	as of April 13, 2010; and

•	as adjusted to reflect (1) the sale of shares of common stock in this offering at an assumed initial offering price of $ per share after deducting the underwriting discounts and commissions and estimated organizational and offering expenses payable by us, (2) the sale of shares of common stock to certain members of our management team who are the principals of our sponsors in the concurrent private placement, at $ per share, without payment of any underwriting discounts and commissions and (3) the grant of shares of restricted common stock to our non-executive directors upon completion of this offering.

You should read this table together with “Use of Proceeds” included elsewhere in this prospectus.

	As of April 13, 2010
	Actual		As Adjusted(1)

Stockholders’ Equity:
Initial Stock: par value $0.001 per share; 10,000,000 shares of Initial Stock authorized; 6,388,889 shares of our Initial Stock outstanding actual and as adjusted		$6,389	$
Common stock: par value $0.001 per share; 10,000,000 shares of our common stock authorized; shares of our common stock outstanding, actual and as adjusted	$
Additional paid-in-capital		$—	$

Total stockholders’ equity		$6,389	$

Total capitalization		$6,389	$

(1)	Excludes (x) up to shares issuable upon exercise of the underwriters’ over-allotment option and (y) shares issuable in the future under our equity plan.

OUR DISTRIBUTION POLICY

For so long as we continue to maintain our REIT qualification, we intend to make regular quarterly distributions to our stockholders only at such time as our board of directors determines that we must make such distributions to satisfy the REIT distribution requirements. To the extent we no longer qualify as a REIT, we will no longer be subject to the REIT distribution requirements, and would no longer expect to pay distributions pursuant to such requirements to our stockholders. Until we invest a substantial portion of the escrowed proceeds in hospitality and related assets, we expect our distributions to be nominal, if we make any at all. We cannot predict the timing of our investments or when we will commence paying quarterly distributions. In order to qualify for taxation as a REIT, we generally are required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain (which does not equal net income, as calculated in accordance with GAAP). Prior to our satisfaction of the Capital Deployment Hurdle, to the extent we make any distributions to our stockholders we expect such payments to be made out of available cash. We cannot assure you as to when we will begin to generate sufficient cash flow to make distributions to our stockholders or our ability to sustain those distributions. Distributions will be authorized by our board of directors and declared by us based upon a variety of factors deemed relevant by our directors. We will not use the proceeds of this offering and the concurrent private placement to make distributions to our stockholders, except to the extent necessary to meet the REIT qualification requirements or eliminate U.S. federal tax liability.

Distributions that you receive (not designated as capital gain dividends, or, for the taxable year beginning before January 1, 2011, qualified dividend income) will be taxed as ordinary income to the extent they are paid from our earnings and profits (as determined for U.S. federal income tax purposes). However, distributions that we designate as capital gain dividends generally will be taxable as long-term capital gain to our stockholders to the extent that they do not exceed our actual net capital gain for the taxable year. Some portion of your distributions may not be subject to tax in the year in which they are received because depreciation expense reduces the amount of taxable income, but does not reduce cash available for distribution. Any portion of your distribution that is in excess of our current and accumulated earnings and profits generally is considered a return of capital for U.S. federal income tax purposes and will reduce the adjusted tax basis of your investment, but not below zero, deferring such portion of your tax until your investment is sold or our company is liquidated, at which time you generally would be taxed at capital gain rates. To the extent such portion of your distribution exceeds the adjusted tax basis of your investment, such excess generally would be treated as capital gain. Please note that each stockholder’s tax considerations are different, therefore, you should consult with your own tax advisor and financial planners prior to making an investment in our shares. You also should review the section entitled “Material U.S. Federal Income Tax Considerations.”

The holders of Initial Stock will participate in our distributions, if any, other than liquidating releases from our escrow account. Initial Stock shall participate in non-liquidating distributions in an amount equal to 1% of any distribution received on each share of our common stock.

If and when our board of directors determines we should or must make distributions, such distributions will be declared by us based upon a variety of factors, including:

•	actual results of operations;

•	the timing of the investment of the escrowed proceeds;

•	any debt service requirements;

•	capital expenditure and replacement requirements for our properties;

•	our taxable income;

•	the annual distribution requirement under the REIT provisions of the Code, to the extent we continue to qualify as a REIT;

•	restrictions under Maryland law;

•	our operating expenses; and

•	other factors that our board of directors may deem relevant.

For so long as we continue to maintain our REIT qualification, to the extent that, in respect of any calendar year, cash available for distribution is less than our REIT taxable income, we could be required to sell assets or borrow funds to make cash distributions or make a portion of the required distribution in the form of a taxable share distribution or distribution of debt securities. We currently do not expect to have any borrowings other than property level debt prior to our satisfaction of the Capital Deployment Hurdle. In addition, although we currently do not expect to use the escrowed proceeds to make distributions to our stockholders, we may use such proceeds, as a Permitted Investment Withdrawal, if necessary to permit us to timely make distributions to our stockholders in an amount sufficient to eliminate U.S. federal income and excise taxes that otherwise would be imposed on us and in order to maintain our qualification as a REIT. To the extent we no longer qualify as a REIT, we will no longer be subject to the REIT distribution requirements, and would no longer expect to pay distributions pursuant to such requirements to our stockholders. Income as computed for purposes of the tax rules described above will not necessarily correspond to our income as determined for financial reporting purposes.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion in conjunction with the sections of this prospectus entitled “Risk Factors,” “Cautionary Note Regarding Forward-looking Statements,” “Our Business” and our audited balance sheet as of April 13, 2010, and the related notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this prospectus.

Overview

We are a self-administered and self-managed hospitality company. We have been formed to invest in and acquire hospitality and related investments, with a focus on distressed opportunities primarily in the United States and Canada, which we refer to as Permitted Investments. We do not intend to focus our investments in any specific part of the capital structure of, or any particular segment or market within, the hospitality sector, but will invest where we believe the risk reward profile of the investment has the potential to provide significant earnings and capital appreciation.

We will seek to identify investments throughout the hospitality industry that will produce attractive risk-adjusted returns. These investments may include individual assets, portfolios and debt investments. Our management team has extensive experience in the hospitality industry, including the acquisition, development, financing, repositioning, asset management and disposition of hospitality properties. This experience includes founding our sponsors, HCAM and JFCA, both of which are experienced investors and advisors in the hospitality industry. Furthermore, the principals of our sponsors have significant experience as lenders and debt investors. However, while certain members of our management team have experience operating a private REIT, as well as public companies, our management team lacks experience operating a public REIT. Our management team has successfully completed a substantial number of merger and acquisition, restructuring and capital market transactions in the hospitality industry as both principals and advisors.

We will take advantage of our management team’s experience in structuring transactions and intend to focus our investments on the turnaround, repositioning and rebranding of distressed assets within the hospitality industry to achieve our goal of maximizing capital appreciation and, to a lesser extent, current income. We expect that some of our investments may require that we invest significant amounts of capital expenditures in the underlying property in addition to the purchase price. Depending on the timing of these capital expenditures, a portion of the net proceeds from this offering and the concurrent private placement may be utilized to fund such expenditures. We may also acquire properties that we believe would benefit from significant redevelopment or expansion, including, for example, adding rooms, meeting facilities or other amenities. We may also decide to change brands and/or managers to maximize the hotel’s operating potential in the prevailing market environment.

We intend to elect and qualify to be taxed as a REIT commencing with our taxable year ending December 31, 2010. As a REIT, we will be limited in our ability to make certain investments and recognize certain kinds of income, and we will be required to earn certain income through TRSs, which would cause us to bear indirectly corporate-level income taxes regardless of our REIT qualification.

Upon completion of this offering and the concurrent private placement, we will have nominal operations and assets comprised mainly of cash and cash equivalents. We have no agreements to acquire or invest in any assets in our target industries at this time. However, our management team has established and maintains a broad network of contacts in the hospitality industry, including long-standing relationships with senior executives of hospitality owners, investment bankers, institutional investors, independent hotel managers, global hospitality brands, lenders, special servicers, attorneys, hotel brokers and other key industry participants. Through these various relationships, our management team has, in the past, and expects to continue to identify and evaluate numerous potential acquisition and investment opportunities.

Concurrent with the completion of this offering and the concurrent private placement, our sponsors will enter into administrative support agreements with us pursuant to which they will provide us with certain administrative services. Costs will be allocated between our sponsors or their respective designated affiliates for providing such services. Our sponsors will not receive any compensation under the administrative support agreements, but will be reimbursed by us for reasonable, direct third-party out-of-pocket expenses incurred in connection with such services and any advances of organizational or offering expenses. Furthermore, to the extent that our sponsors advance any direct third-party out-of-pocket expenses in connection with our commitments to our employees (including, without limitation, health, vision, dental, disability and life insurance benefits), we will reimburse our sponsors for the full amount of such direct third-party out-of-pocket expenses solely from funds available from the non-escrowed proceeds and other Permitted Investment Withdrawals. See the section entitled “Our Management—Administrative Support Agreements with Our Sponsors.”

Upon completion of this offering and the concurrent private placement, we expect to have approximately $      million in cash available to execute our strategy (including cash held in our escrow account). Following completion of this offering and the concurrent private placement, we also expect to incur indebtedness to supplement our equity capital. We expect that we will incur both corporate-level debt and property-level debt. Although we are not required to maintain any particular leverage ratio, we expect to maintain an overall net debt to gross asset value of approximately 50%. However, in certain instances, we may employ leverage in excess of that percentage in connection with an individual investment.

Of the net proceeds from this offering and the concurrent private placement, 98% will be placed in escrow with The Bank of New York Mellon, as escrow agent, which, must solely be used in connection with Permitted Investments and other Permitted Investment Withdrawals. Upon the satisfaction of the Capital Deployment Hurdle, the remaining amount of escrowed proceeds, to the extent of lawfully available funds, will be fully released to us and the escrow account will be terminated.

If, after 12 months from the completion of this offering and the concurrent private placement the Capital Deployment Hurdle has not been satisfied, the remaining amount of escrowed proceeds in our escrow account, to the extent of lawfully available funds will be released to our common stockholders of record holding shares issued in this offering only and the concurrent private placement as of that date in accordance with the number of such shares those stockholders hold as of that date (net of taxes and expenses related to the escrow) as an adjustment to the purchase price of such shares, and the escrow account will be terminated. Our Initial Stock will not participate in this release from escrow. It is expected that substantially all of the release of escrowed proceeds to common stockholders will be treated as a return of capital for U.S. federal income tax purposes, although no assurance can be given to this effect.

Pending disbursements from the escrow account, we intend to maintain the escrowed proceeds in bank deposits and short-term United States government securities, including Treasury bills, repurchase agreements fully collateralized by United States government securities and securities issued or guaranteed by United States government agencies. We intend to invest in those securities directly or through registered money market funds that, under normal circumstances, invest its assets exclusively in those securities. These investments are expected to provide a lower net return than we will seek to achieve from our Permitted Investments.

Liquidity and Capital Resources

We expect to meet our short-term liquidity requirements (including general and administrative expenses, interest on borrowings (if any), payment of income taxes and making any distributions to our stockholders, including distributions required to maintain our status as a REIT) generally through net cash provided by operations and existing unrestricted cash balances (including working capital). Prior to the time that we acquire hospitality and related investments, we would expect to satisfy such expenses by utilizing the non-escrowed proceeds for that purpose. See the section entitled “Risk Factors—Risks Related to Our Business—Our sponsors’, officers’ and directors’ interests in obtaining reimbursement for any out-of-pocket third-party expenses incurred by them may lead to a conflict of interest in determining whether a particular target asset is appropriate for investment and in the public stockholders’ best interests.” As we execute our business plan by acquiring hospitality and related investments, we believe that our net cash provided by operations will be adequate to fund operating requirements, pay interest on our borrowings, pay any income and excise taxes and, fund dividends in accordance with the REIT requirements of the U.S. federal income tax laws for so long as we continue to qualify as a REIT. We expect to meet our long-term liquidity requirements, including making Permitted Investments, through the cash we will have available upon completion of this offering and the concurrent private placement and additional debt we may incur. In the future, we may also access secured or unsecured borrowings or issue additional equity or debt securities to generate proceeds to fund Permitted Investments and scheduled debt maturities and for general corporate purposes. The success of our investment strategy may depend, in part, on our ability to access additional capital through additional offerings.

As necessary and prudent, we intend to utilize a number of financing methods, including but not limited to, property level debt, credit facilities, letters of credit and other arrangements, any of which may be unsecured or may be secured by mortgages or other interests in our assets. In addition, we may issue publicly or privately placed debt and equity securities. When possible and desirable, we will seek to replace short-term sources of capital with long-term financing. Although we are not required to maintain any particular leverage ratio, we expect to maintain an overall net debt to gross asset value of approximately 50%. However, in certain instances, we may employ leverage in excess of that percentage in connection with an individual investment.

Our indebtedness may be recourse or non-recourse and may be cross-collateralized. In addition, we may invest in Permitted Investments subject to existing loans secured by mortgages or similar liens on our properties, or may refinance assets acquired on a leveraged basis. We may use the proceeds from any borrowings to acquire properties, refinance existing indebtedness, finance investments, or for general corporate or partnership purposes.

Contractual Obligations and Commitments

We had no contractual obligations as of April 13, 2010. Upon completion of this offering and the concurrent private placement, we expect to enter into administrative support agreements with our sponsors. Our sponsors will not receive any compensation under the administrative support agreements, but will be reimbursed by us for reasonable, direct third-party out-of-pocket expenses incurred in connection with the services provided under such agreements and any advances organizational of offering or organizational expenses. Furthermore, to the extent that our sponsors advance any direct third-party out-of-pocket expenses in connection with our commitments to our employees (including, without limitation, health, vision, dental, disability and life insurance benefits), we will reimburse our sponsors for the full amount of such direct third-party out-of-pocket expenses solely from funds available from the non-escrowed proceeds and other Permitted Investment Withdrawals. See the section entitled “Our Management—Administrative Support Agreements With Our Sponsors.”

We expect to enter into certain contracts that may contain a variety of indemnification obligations. Although we will use commercially reasonable efforts to have all prospective target businesses or other entities we engage (in so far as we deem the agreements we execute with such entities to be material) execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the escrow account for the benefit of our stockholders, the maximum potential future payment amount we could be required to pay under these indemnification obligations may be unlimited.

Quantitative and Qualitative Disclosure About Market Risk

Inflation

Increases in the costs of operating our hospitality assets due to inflation could reduce the net operating profits of our TRSs, which, in turn, could inhibit the ability of our TRSs to make required rent payments to

us. Operators of properties in our target industries, in general, possess the ability to adjust room rates regularly to reflect the effects of inflation. However, competitive pressures may limit the ability of our management companies to raise room rates.

Seasonality

Depending on a property’s location and market, operations for the property may be seasonal in nature. This seasonality can be expected to cause fluctuations in our quarterly operating profits.

Factors Impacting Our Operating Results

Market Conditions

We believe that current conditions in the financial markets present opportunities for us to acquire our target assets at significantly depressed prices. Beginning in the summer of 2007, adverse changes in the financial markets have resulted in a deleveraging of the entire global financial system and the forced sale of large quantities of assets. As a result of these conditions, many traditional investors and owners of hospitality assets have suffered severe losses. In an effort to stem the fallout from current market conditions, the United States and other nations have injected unprecedented levels of liquidity into the financial system and take other actions designed to create a floor in asset valuations, restore stability to the financial sector and support the flow of credit and other capital into the broader economy.

Satisfaction of Capital Deployment Hurdle

Upon satisfaction of the Capital Deployment Hurdle, our administrative support agreements with our sponsors will expire and we will fulfill our staffing and infrastructure needs. The shift of this expense to us will correspondingly reduce our results of operations.

Acquisition of Debt or Debt Securities

We may invest in commercial mortgage and mezzanine loans secured directly or indirectly by hospitality properties through which we expect to achieve equity ownership of the underlying hospitality asset in the near-term. As result of these investments, along with any investments in CMBS or other debt securities, changes in market interest rates or unanticipated credit losses could adversely impact our operating results

Funds From Operations

We have included herein a discussion of FFO, which, as defined by the National Association of Real Estate Investment Trusts, or NAREIT, represents net income (computed in accordance with GAAP), excluding gains and losses from sales of property, plus real estate depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. While FFO is a non-GAAP financial measure, we consider it to be a key measure of our performance which should be considered along with, but not as an alternative to, net income and cash flow as a measure of operating performance. We believe that FFO is a beneficial indicator of the performance of an equity REIT. Specifically, FFO calculations may be helpful to investors as a starting point in measuring our operating performance, because they exclude factors that do not relate to, or are not indicative of, our operating performance, such as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets. As such factors can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates, FFO may provide a valuable comparison of our operating performance when comparing between reporting periods and other REITs.

Management believes that accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. The term FFO was designed by the real estate industry to address this issue and as an indicator of our ability to incur and service debt. Because FFO excludes depreciation and amortization unique to real estate, as well as gains and losses from property dispositions, it provides our management with a performance measure that, when compared year-over-year or with other REITs, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, thereby providing perspective not immediately apparent from net income. In addition, we believe that FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs.

We expect to provide stockholders with a calculation of FFO to assist the users of information regarding our financial performance, but FFO is a non-GAAP financial measure and should not be considered a measure of liquidity, an alternative to net income or an indicator of any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. In addition, our calculation of FFO is not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. Investors in our securities should not rely on these measures as a substitute for any GAAP financial measure, including net income.

Critical Accounting Policies

Our financial statements are prepared in accordance with GAAP, which requires the use of estimates and assumptions that involve the exercise of judgment and use of assumptions as to future uncertainties. In accordance with SEC guidance, the following discussion addresses the accounting policies that we believe will apply to us based on our expectation of the nature of our initial operations. Our most critical accounting policies will involve decisions and assessments that could affect our reported assets and liabilities, as well as our reported revenues and expenses. We believe that all of the decisions and assessments upon which our financial statements will be based will be reasonable at the time made, based upon information available to us at that time. Our critical accounting policies and accounting estimates will be expanded over time as we fully implement our strategy. Those accounting policies and estimates that we initially expect to be most critical to an investor’s understanding of our financial results and condition and require complex management judgment are discussed below.

Basis of Presentation

Our consolidated balance sheet will include the accounts of our company as well as consolidated joint ventures, and will be prepared in accordance with GAAP. All significant intercompany transactions and balances will be eliminated in consolidation.

Use of Estimates

We will make a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements to prepare consolidated financial statements in conformity with GAAP. These estimates and assumptions will be based on management’s best estimates and judgment. Management will evaluate its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions. As future events and their effects cannot be determined with precision, actual results could differ from those estimates.

Investment in Unconsolidated Joint Ventures

We will account for our investments in unconsolidated joint ventures under the equity method of accounting in cases where we exercise significant influence, but do not control these entities and are not considered to be the primary beneficiary in joint ventures that are considered to be variable interest entities, or VIEs. We will consolidate those joint ventures which are VIEs where we are considered to be the primary beneficiary, even though we do not control the entity. The joint venture investments recorded under the equity method will be recorded initially at cost, as investments in unconsolidated joint ventures, and subsequently adjusted for equity in net income (loss) and cash contributions and distributions to and from the joint venture.

Acquisition and Property Improvements

Upon acquisition, we will allocate the purchase price of acquired properties based on the fair value of the acquired land, building, furniture, fixtures and equipment, identifiable intangible assets, other assets and assumed liabilities. Identifiable intangible assets typically arise from contractual arrangements. We determine the acquisition-date fair values of all assets and assumed liabilities using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis) and that utilize appropriate discount and/or capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including historical operating results, known and anticipated trends, and market and economic conditions. Acquisition costs are expensed as incurred.

Property renovations and/or replacements of assets that improve or extend the life of the asset are capitalized and depreciated over their estimated useful lives.

Repair and maintenance costs are charged to expense as incurred.

Depreciation and Amortization

Properties in our target industries are typically carried at cost and depreciated using the straight-line method over an estimated useful life of 25 to 40 years for buildings and one to 10 years for furniture, fixtures and equipment. Intangible assets arising from contractual arrangements are typically amortized over the life of the contract.

We are required to make subjective assessments as to the useful lives and classification of its properties for purposes of determining the amount of depreciation expense to reflect each year with respect to the assets. These assessments may impact our results of operations.

Impairment

We monitor events and changes in circumstances for indicators that the carrying value of the property and related assets may be impaired. We will prepare an estimate of the undiscounted future cash flows, without interest charges, of the specific property and determine if the investment in such property is recoverable based on the undiscounted future cash flows. If the sum of the estimated undiscounted cash flow is less than the properties carrying value, an adjustment is made to the carrying value of the property to reflect the property at fair value. The estimate of undiscounted cash flows includes an estimate of proceeds to be received from the ultimate disposition of the property. These assessments may impact the results of our operations.

Revenue Recognition

Revenue consists of amounts derived from property operations, including the sales of rooms, food and beverage and other ancillary amenities. Revenue is recognized when rooms are occupied and services have been rendered. These revenue sources are affected by conditions impacting the travel and hospitality industry as well as competition from other properties and businesses in similar markets.

Fair Value Measurements

GAAP establishes a hierarchy of valuation techniques based on the observability of inputs utilized in measuring financial instruments at fair values. GAAP establishes market based or observable inputs as the preferred source of values, followed by valuation models using management assumptions in the absence of market inputs. The three levels of the hierarchy under GAAP are described below:

Level I—Quoted prices in active markets for identical assets or liabilities.

Level II—Prices are determined using other significant observable inputs. Observable inputs are inputs that other market participants would use in pricing a security. These may include quoted prices for similar securities, interest rates, prepayment speeds, credit risk and others.

Level III—Prices are determined using significant unobservable inputs. In situations where quoted prices or observable inputs are unavailable (for example, when there is little or no market activity for an investment at the end of the period), unobservable inputs may be used.

Unobservable inputs reflect our own assumptions about the factors that market participants would use in pricing an asset or liability, and would be based on the best information available. We anticipate that a significant portion of our assets will fall in Level III in the valuation hierarchy.

Any changes to the valuation methodology will be reviewed by management to ensure the changes are appropriate. As markets and products develop and the pricing for certain products becomes more transparent, we will continue to refine our valuation methodologies. The methods used by us may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while we anticipate that our valuation methods will be appropriate and consistent with other market participants, the use of different methodologies, or assumptions, to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. We will use inputs that are current as of the measurement date, which may include periods of market dislocation, during which price transparency may be reduced.

Hedging Instruments and Hedging Activities

GAAP requires an entity to recognize all derivatives as either assets or liabilities in the balance sheets and to measure those instruments at fair value. Additionally, the fair value adjustments will affect either other comprehensive income in stockholders’ equity until the hedged item is recognized in earnings or net income depending on whether the derivative instrument qualifies as a hedge for accounting purposes and, if so, the nature of the hedging activity.

In the normal course of business, we may use a variety of derivative financial instruments to manage, or hedge, interest rate risk. These derivative financial instruments must be effective in reducing our interest rate risk exposure in order to qualify for hedge accounting. When the terms of an underlying transaction are modified, or when the underlying hedged item ceases to exist, all changes in the fair value of the instrument are marked-to-market with changes in value included in net income for each period until the derivative instrument matures or is settled. Any derivative instrument used for risk management that does not meet the hedging criteria is marked-to-market with the changes in value included in net income.

Derivatives will be used for hedging purposes rather than speculation. We will determine their fair value and we will obtain quotations from a third-party to facilitate the process in determining these fair values. If our hedging activities do not achieve our desired results, our reported earnings may be adversely affected.

Income Taxes

We intend to elect and qualify to be taxed as a REIT under the Code and intend to operate as such commencing with our taxable year ending December 31, 2010. We expect to have little or no taxable income prior to electing REIT qualification. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our annual REIT taxable income to our stockholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not equal net income as calculated in accordance with GAAP). As a REIT, we generally will not be subject to U.S. federal income tax to the extent we annually distribute all of our REIT taxable income as qualifying dividends to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to U.S. federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for U.S. federal income tax purposes for the four taxable years following the year during which qualification is lost unless the IRS grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders. However, we intend to organize and operate in such a manner as to qualify for treatment as a REIT.

Stock-based Compensation

We will recognize compensation cost related to stock-based awards based upon their grant date fair value. The compensation cost related to stock-based awards will be amortized on a straight-line basis over the requisite service period, which is generally the vesting period of the awards. Since the compensation cost related to stock-based awards is measured based upon grant date fair value, the expense related to these awards recognized in future periods may differ from the expense recognized if the awards were periodically remeasured at fair value. Awards with performance-based vesting provisions will begin being expensed once the performance target is determined to be probable of achievement. Awards subject to market conditions will be fair valued on the grant date considering the related market conditions in the determination of fair value. Compensation cost related to the awards with market conditions will be recognized regardless of whether or not the market condition is satisfied, provided that the requisite service period has been provided.

Recently Issued Accounting Standards

In June 2009, the Financial Accounting Standards Board, or the FASB, issued an accounting standard that amends various components of the guidance governing sale accounting of financial instruments, including the recognition of assets obtained and liabilities assumed as a result of a transfer, and considerations of effective control by a transferor over transferred assets. In addition, this accounting standard removes the exemption for qualifying special purpose entities from the guidance on variable interest entities. The accounting standard is effective January 1, 2010.

In June 2009, the FASB issued an accounting standard that requires enterprises to perform a more qualitative approach to determining whether or not a variable interest entity will need to be consolidated. This evaluation will be based on an enterprise’s ability to direct and influence the activities of a variable interest entity that most significantly impact its economic performance. It requires ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity. This accounting standard is effective for fiscal years beginning after November 15, 2009. While we are evaluating the effect of this accounting standard, we currently believe that the adoption of this standard will not have a material impact on our financial statements.

Results of Operations

As of the date of this prospectus, we have not commenced any operations and will not commence any operations until we have completed this offering and the concurrent private placement.

Off-balance Sheet Arrangements

As of the date of this prospectus, we have no off-balance sheet arrangements.

OUR BUSINESS

Overview

We are a self-administered and self-managed hospitality company formed to invest in and acquire properties, debt and other strategic assets, with a focus on distressed opportunities, in the hospitality industry and related investments primarily in the United States and Canada. We refer to these assets and businesses in this prospectus as Permitted Investments. We believe current industry and financial system dynamics will create historically unique opportunities to make investments in various segments of the hospitality industry on attractive terms with significant potential for earnings and capital appreciation. We do not intend to focus our investments in any particular segment or market within the hospitality sector, but will invest where we believe the risk to reward profile of the investment has the potential to provide significant earnings and capital appreciation.

We will seek to identify investments throughout the hospitality industry that will produce attractive risk-adjusted returns. These investments may include individual assets, portfolios and debt investments. Our management team has extensive experience in the hospitality industry, including the acquisition, development, financing, repositioning, asset management and disposition of hospitality properties. This experience includes founding our sponsors, HCAM and JFCA, both of which are experienced investors and advisors in the hospitality industry. Furthermore, the management team has significant experience as lenders and debt investors. However, while certain members of our management team have experience operating a private REIT, as well as public companies, our management team lacks experience operating a public REIT. Our management team has successfully completed a substantial number of merger and acquisition, restructuring and capital market transactions in the hospitality industry as both principals and advisors.

We will take advantage of our management team’s experience in structuring transactions and intend to focus our investments on the turnaround, repositioning and rebranding of distressed assets within the hospitality industry to achieve our goal of maximizing capital appreciation, and to a lesser extent, current income. We expect that some of our investments may require that we invest significant amounts of capital expenditures in the underlying property in addition to the purchase price. Depending on the timing of these capital expenditures, a portion of the net proceeds from this offering and the concurrent private placement may be utilized to fund such expenditures. We may also acquire properties that we believe would benefit from significant redevelopment or expansion, including, for example, adding rooms, meeting facilities or other amenities. We may also decide to change brands and/or managers to maximize the hotel’s operating potential in the prevailing market environment.

We intend to elect and qualify to be taxed as a REIT commencing with our taxable year ending December 31, 2010. As a REIT, we will be limited in our ability to make certain investments and recognize certain kinds of income, and we will required to earn certain income through taxable REIT subsidiaries, or TRSs, which would cause us to bear indirectly corporate-level income taxes regardless of our REIT qualification.

Upon completion of this offering and the concurrent private placement, we will have nominal operations and assets comprised mainly of cash and cash equivalents. We have no agreements to acquire or invest in any assets in our target industries at this time. However, our management team has established and maintains a broad network of contacts in the hospitality industry, including long-standing relationships with senior executives of hospitality owners, investment bankers, institutional investors, independent hotel managers, global hospitality brands, lenders, special servicers, attorneys, hotel brokers and other key industry participants. Through these various relationships, our management team has, in the past, and expects to continue to identify and evaluate numerous potential acquisition and investment opportunities.

Concurrent with the completion of this offering and the concurrent private placement, our sponsors will enter into administrative support agreements with us pursuant to which they will provide us with certain administrative services. Costs will be allocated between our sponsors or their respective designated affiliates for providing such services. Our sponsors will not receive any compensation under the administrative support agreements, but will be reimbursed by us for reasonable, direct third-party out-of-pocket expenses incurred in connection with such services and any advances of organizational or offering expenses. Furthermore, to the extent that our sponsors advance any direct third-party out-of-pocket expenses in connection with our commitments to our employees (including, without limitation, health, vision, dental, disability and life insurance benefits), we will reimburse our sponsors for the full amount of such direct third-party out-of-pocket expenses solely from funds available from the non-escrowed proceeds and other Permitted Investment Withdrawals. See the section entitled “Our Management—Administrative Support Agreements with Our Sponsors.”

Upon completion of this offering and the concurrent private placement, we expect to have approximately $      million in cash available to execute our strategy (including cash held in our escrow account). Following completion of this offering and the concurrent private placement, we also expect to incur indebtedness to supplement our equity capital. We expect that we will incur both corporate-level debt and property-level debt. Although we are not required to maintain any particular leverage ratio, we expect to maintain an overall net debt to gross asset value of approximately 50%. However, in certain instances, we may employ leverage in excess of that percentage in connection with an individual investment.

98% of the net proceeds will be placed in escrow with The Bank of New York Mellon, as escrow agent, which, must solely be used in connection with Permitted Investments and other Permitted Investment Withdrawals. Upon the satisfaction of the Capital Deployment Hurdle, the remaining amount of escrowed proceeds, to the extent of lawfully available funds, will be fully released to us and the escrow account will be terminated.

If, after 12 months from the completion of this offering and the concurrent private placement the Capital Deployment Hurdle has not been satisfied, the remaining amount of escrowed proceeds in our escrow account, to the extent of lawfully available funds,will be released to our common stockholders of record holding shares issued in this offering only and the concurrent private placement as of that date in accordance with the number of such shares those stockholders hold as of that date (net of taxes and expenses related to the escrow) as an adjustment to the purchase price of such shares, and the escrow account will be terminated. Our Initial Stock will not participate in this release from escrow. It is expected that substantially all of the release of escrowed proceeds to common stockholders will be treated as a return of capital for U.S. federal income tax purposes, although no assurance can be given to this effect.

Pending disbursements from the escrow account, we intend to maintain the escrowed proceeds in bank deposits and short-term United States government securities, including Treasury bills, repurchase agreements fully collateralized by United States government securities and securities issued or guaranteed by United States government agencies. We intend to invest in those securities directly or through registered money market funds that, under normal circumstances, invest its assets exclusively in those securities. These investments are expected to provide a lower net return than we will seek to achieve from our Permitted Investments.

Management Team

The members of our management team are Jason N. Ader, our Executive Chairman, E. Jonathan Falik, our Chief Executive Officer, Daniel B. Silvers, our President, Andrew P. Nelson, our Chief Financial Officer, Gregory J. Moundas, our General Counsel and Secretary, Joseph Weinberger, our Executive Vice President of Investments and Adam C. McMaster, our Chief Accounting Officer. Our management team has extensive management expertise and hospitality industry experience with both public and private hospitality companies. During their careers, members of our management team have held different functional positions at hospitality and financial investment firms and investment banks. In these roles, they have participated in numerous hospitality-related transactions and assumed significant management responsibilities.

We believe that we will be able to capitalize on the advantage of having our full management team in place immediately following this offering, enabling us to readily pursue investments promptly thereafter, while we expect our general and administrative costs to be lower than certain of our peers until the Capital Deployment Hurdle is satisfied due to the administrative support agreements we have entered into with our sponsors. Pursuant to these agreements, our sponsors will provide us with a number of administrative services until we have achieved the Capital Deployment Hurdle. In addition, all members of our management team will be paid reduced salaries until the satisfaction of the Capital Deployment Hurdle.

Sponsors

HCAM was founded by Jason N. Ader, our Executive Chairman, who has served as the Chief Executive Officer of HCAM since its founding in March 2003. HCAM is a New York-based multi-strategy investment firm that has developed proprietary methodologies for fundamental research and risk management. We believe these methodologies, combined with the extensive relationships of the principals of HCAM, make it uniquely qualified to identify and make hospitality investments on attractive terms. HCAM has significant experience investing in both public and private opportunities. HCAM’s principals have completed a substantial number of merger and acquisition, restructuring and capital markets transactions in both principal investing and advisory capacities.

JFCA was founded in April 2004 by E. Jonathan Falik, our Chief Executive Officer. JFCA acts primarily as an advisor in the public and private hospitality industries. JFCA and its principals have completed a substantial number of merger and acquisition and capital markets transactions in the hospitality industry. JFCA’s co-investors and clients range from multi-billion dollar public companies and private equity funds to smaller opportunistic hotel investors. JFCA’s experience includes acquisitions, restructurings, ground-up development, asset repositioning, going-private transactions and turnaround situations. JFCA and its principals have made investments in several portfolios consisting of 24 hotels with 5,460 rooms located across the United States, with such investments not exceeding 2.5% of the initial equity invested in each of these transactions, so as to align its interests with its joint venture partners’ interests. We expect to be able to leverage this experience in order to better understand the local markets and source value-added acquisition opportunities. We believe that this focused approach to the hospitality sector gives JFCA a competitive advantage over other investment and advisory firms, given its substantial knowledge of the public and private hotel industries as well as long-standing contacts throughout the industry.

The principals of our sponsors have significant breadth and depth of experience in multiple segments of the hospitality industry including:

•	asset, portfolio and corporate acquisitions;

•	asset and corporate-level restructurings;

•	asset and portfolio dispositions;

•	asset and corporate-level debt and equity financings;

•	execution of capital expenditure, repositioning and renovation programs; and

•	asset management of hospitality investments.

Upon completion of this offering and the concurrent private placement, Messrs. Ader, Falik, Silvers, Nelson, Moundas, Weinberger and McMaster will be our only employees. As our business grows, we expect to expand our team, with the exact number to be determined based on the size and growth of our portfolio of assets. We currently operate out of the offices of our sponsors pursuant to the administrative support agreements and intend to enter into arrangements for additional office space as our operations require.

Market Opportunity

We believe that over the next several years there will be significant opportunities to acquire distressed hospitality assets at attractive valuation levels for our investors. In the years leading up to the recent recession, sales of hospitality assets in the United States occurred at valuation levels primarily driven by

(1) aggressive lending and underwriting practices and (2) pricing which often reflected significant projected operating performance improvements. Given the relatively high amounts of financial leverage employed by property owners, a significant number of properties have recently come under financial distress. During the recent recession, the significant drop in room demand caused hotel operating performance to decline substantially due to the inherent operating leverage associated with hotels. We believe that as more hospitality assets become distressed, there will be opportunities to work with the existing owners and lenders to structure transactions that allow us to capture the inherent upside in the general economy at a basis that is well below historic market norms.

We believe the combined effects of the severe decline in the overall U.S. economy, the lack of currently available debt financing from traditional real estate lenders and the decline in hospitality property valuations will generate a high level of foreclosures, restructurings and distressed hospitality asset sales. As illustrated in the chart below, distressed sales make up a significant percentage of total sales in the hospitality sector. As illustrated in the chart below, distressed property sales in the hospitality sector have been steadily increasing, and in the first quarter of 2010 distressed property sales represented 52% of the total sales in the sector. By way of comparison during the same period only 13% of sales of other property types were considered distressed.

Distressed Property Sales as a % of Total Sales

Source: Real Capital Analytics, Inc.; All Other includes apartment, industrial, office, and retail properties.

According to Real Capital Analytics, Inc., as of March 2010, there were 1,435 hotel properties in distress, representing approximately $32.2 billion of outstanding balances, as compared to approximately $888 million in January 2008, representing a 3,522% increase. As illustrated in the chart below, during the past 4 quarters over $30 billion has been added to the balance of troubled hotel assets.

Increase in Hotels Considered Troubled (in millions)

Source: Real Capital Analytics, Inc.

We believe this distress will be further exacerbated as hotel owners face looming debt maturities at a time when both industry performance and property values have declined (in some cases even below current debt balances), while replacement debt financing is limited. The current market downturn has led to one of the worst declines in the operating performance of hospitality properties in the last century and has surpassed other property types.

Hotel loans account for approximately $73 billion of the $733 billion outstanding CMBS, as of December 31, 2009, according to the Commercial Real Estate Securities Association. According to CRE Finance Council, as of December 31, 2009, $7.0 billion of such hotel loans were delinquent, with hotels having the highest 30-plus day delinquency rate (9.59%) of all property types, driven as a result of a reduction in revenue and the associated high operating leverage. We expect this widespread financial distress will result in a significant supply of hospitality investment opportunities from a range of sellers, including private equity funds, real estate balance sheet lenders, mezzanine debt investors, hotel owners, and CMBS special servicers.

In addition to financial distress, as a result of declining performance and resulting liquidity constraints, we believe this increased supply of investment opportunities will also be driven by certain hospitality owners facing the inability to fund franchisor-required capital expenditures and ongoing operating expenses. We expect to be well positioned to capitalize on these various investment opportunities to acquire hospitality properties and portfolios with strong growth potential at significant discounts to replacement cost as a result of our liquidity position and our management team’s investment and acquisition experience.

U.S. Hospitality Industry

Smith Travel Research, Inc. classifies the hotel industry into the following chain scales, as determined by each brand’s average system-wide daily rates: luxury, upper upscale, upscale, midscale with food and beverage, midscale without food and beverage and economy. The following chart presents an overview of some of the representative brands in each of the segments of the lodging sector:

Luxury	Upper Upscale	Upscale	Midscale with F&B	Midscale w/o F&B	Economy

Four Seasonssm	Doubletreesm	aloftsm	Best Westernsm	Baymont Innssm	Days Innsm

Park Hyattsm	Embassy Suitessm	Courtyard by Marriotsm	Clarionsm	Candlewood Suitessm	Econo Lodgesm

Inter- Continentialsm	Hiltonsm	Hilton Garden Innsm	Holiday Innsm	Comfort Innsm	Extended Stay Americasm

St. Regissm	Hyattsm	Crowne Plazasm	Howard Johnsonsm	Country Inn & Suitessm	Motel 6sm

W Hotelsm	Marriottsm	Hyatt Placesm	Quality Innsm	Fairfield Innsm	Red Roof Innsm

Waldorf- Astoriasm	Omnism	Radissonsm	Ramadasm	Hampton Innsm	Super 8sm

Ritz Carltonsm	Renaissancesm	Residence Innsm	Red Lionsm	Holiday Inn Expresssm	Travelodgesm

	Sheratonsm	Wyndham Hotelssm	Wyndham Gardensm	TownePlace Suitessm

Westinsm

There can be no guarantee that our investment portfolio will contain any of the hotel brands included in the table above.

“Full-service” hotels are generally with a restaurant, lounge facilities and meeting space as well as minimum service levels often including bell service and room service. “Select-service” hotels have limited food and beverage outlets and do not offer comprehensive business or banquet facilities, but rather are suited to serve smaller business meetings. “Extended-stay” hotels are hotels generally designed to accommodate guests staying for extended periods of time and typically provide rooms with fully equipped kitchens, entertainment systems, office spaces with computer and telephone lines, access to fitness centers and other amenities.

Overview. Since the middle of 2008, hotel operating performance has suffered a dramatic downturn. U.S. revenue per available room, or RevPAR, which is a widely used measure of hotel operating performance, has declined significantly. According to Smith Travel Research, the decline in U.S. RevPAR for the first quarter of 2010 was -2.1% over the prior year, after reaching a decline of -19.6% in the second quarter of 2009. Changes in revenue typically have a significant impact on overall hotel performance due to the inherent operating leverage as a result of a high level of fixed costs associated with operating hotels.

Quarterly RevPAR Percent Change

Source: Smith Travel Research.

Demand. Performance in the U.S. hospitality industry generally correlates with macroeconomic conditions including: gross domestic product, or GDP, changes in employment, currency exchange rates and consumer confidence. As a result of the current economic environment, these underlying fundamentals have declined and have greatly impacted the performance of hotels and other hospitality related assets. The current economic environment has impacted hotel operating performance in two ways. First, hotel occupancy has declined as corporations and individuals have reduced their absolute amounts of travel. Second, hotel operators have reduced the rates they charge in an effort to attract the limited number of willing travelers to their hotels.

Total U.S. Year-Over Year Change

Source: Smith Travel Research.

Supply. Compounding the unfavorable impact of the macroeconomic environment is the increase in the supply of new hotel rooms. The supply of new hotel rooms has increased dramatically from 2005-2009. This growth is expected to abate in the near term as a result of the inability for hotel developers to obtain construction financing, which should be a favorable factor for hotel operating performance.

Change in Supply of New Hotel Rooms

Source: 1988A-2009A Smith Travel Research, 2009E-2011E: Lodging Econometrics.

Our Business Strategy

We intend to implement the following key strategies in the course of seeking to assemble a portfolio of hospitality assets. We believe that successfully implementing these strategies will enable us to achieve sustainable long-term growth in earnings and FFO thereby maximizing total returns to stockholders:

•	Manage to target growth potential. We intend to manage our business in a manner focused on making disciplined acquisitions of assets that provide for the potential for long-term capital appreciation. Accordingly, as a result of our flexible and opportunistic strategy we may make investments which are atypical of many other hospitality REITs. These investments may include properties where we can implement certain value-added strategies, such as changing operators, re-branding and de-flagging, when appropriate, preferred equity investments and the purchase of debt (both senior and mezzanine) secured by hotels where we believe we are likely to be able to acquire ownership or material control of the property in the near-term. In addition, we intend to retain as much free cash flow as we are permitted to, while retaining our REIT qualification, to help fund our growth opportunities.

•	Capitalize on current industry and financial system dynamics to acquire assets at historically attractive levels. The recent economic crisis has caused a significant downturn in hospitality industry fundamentals, which we believe will generate opportunities for investors with significant liquidity to acquire hospitality and related investments at attractive valuations. We intend to utilize our strong balance sheet and liquidity position to be an active participant in such opportunities.

•	Seek investment opportunities based on proprietary deal flow. We intend to utilize the relationships of our management team to identify and execute opportunities which have not been broadly marketed, based on our belief that such opportunities will offer highly attractive return profiles.

•	Employ a prudent level of corporate and property level debt. We intend to employ both corporate and property level debt in the course of our acquisitions and to maintain an overall net debt to gross asset value of approximately 50%. We believe that opportunities will arise to acquire assets from lenders in which there may be an ability to receive highly attractive seller financing.

•	Enter into strategic management contracts. We intend to enter into contracts with third-party management companies that will align our third-party operators with our objective of generating the highest return on investment. Generally, we will seek to enter into management contracts that do not limit our ability to sell a property, or properties, or enter into strategic transactions. In addition, we will seek to have the ability to terminate our third-party operators if certain financial performance thresholds are not met.

•	Prudent asset management. We intend to utilize a prudent asset management approach for our hospitality properties in order to improve operational performance and maximize our return on investment. Our management has extensive experience in hospitality asset management. Although we do not intend to actively participate in the operations of our hospitality properties, our dedicated and experienced management team, along with the resources and support available to us by our sponsors, will oversee our third-party managers in all aspects of our hospitality properties’ operations, including property positioning and repositioning, operations analysis, physical design, renovation and capital improvements, guest experience and overall strategic direction. We will monitor and advise our third-party managers as to how they can maximize revenues and improve operating performance, encourage them to use furniture, fixtures and equipment reserves in the most efficient manner and advise on obtaining higher returns through value-added capital projects. Through these initiatives, we will seek to improve property efficiencies, lower costs, maximize revenues and enhance property operating margins in order to meaningfully increase cash flow. We also anticipate implementing certain value-added strategies, such as changing operators, re-branding and de-flagging, when appropriate.

Our Investment Criteria

We intend to strategically invest in hospitality assets and related investments throughout the United States and Canada sourced primarily through the proprietary networks of our management team. Our management team has longstanding relationships with senior executives of hospitality owners, investment bankers, institutional investors, independent hotel managers, global hospitality brands, lenders, special servicers, attorneys, hotel brokers and other key industry participants. We intend to focus our strategy on distressed assets that may include branded and independent full and select service assets in the “upper upscale”, “upscale” and “midscale” segments of the hospitality industry as defined by Smith Travel Research, based on average daily rates primarily located in major urban or destination markets. Smith Travel Research categorizes the hotel industry into six market classes, ranging from luxury to economy, based on average daily rate. In general, luxury hotels comprise the top 15% of average daily rates in a metropolitan market and upscale hotels comprise the next 15% of average daily rates, with upper upscale hotels comprising the top end of the upscale category.

We will take advantage of our management team’s experience in structuring transactions and intend to focus our investments on the turnaround, repositioning and rebranding of distressed assets within the hospitality industry to achieve our goal of maximizing capital appreciation, and to a lesser extent, current income. We expect that some of our investments may require that we invest significant amounts of capital expenditures in the underlying property in addition to the purchase price. Depending on the timing of these capital expenditures, a portion of the net proceeds from this offering and the concurrent private placement may be utilized to fund such expenditures. We may also acquire properties that we believe would benefit from significant redevelopment or expansion, including, for example, adding rooms, meeting facilities or other amenities. We may also decide to change brands and/or managers to maximize a hospitality property’s operating potential in the prevailing market environment.

Based on prevailing market conditions, our current expectation is that most of our investments will be fee or leasehold acquisitions of hotel properties. We may, however, consider originating or acquiring outstanding debt, including mortgage and mezzanine debt, acquiring outstanding CMBS securities, and/or originating or acquiring preferred equity secured by, or related to, a hospitality asset if we believe we are likely to acquire ownership or material control of the underlying property in near-term, through a loan-to-own strategy. We do not intend to originate or acquire any debt and/or preferred equity where we do not expect to gain ownership or material control of the underlying property. Therefore, our investment criteria for the debt and/or preferred equity investment will be based on the value of the underlying hospitality asset.

We may acquire hospitality assets on an unlevered basis and obtain new mortgage financing in connection with the acquisition, or we may acquire hospitality assets with existing financing and assume such financing if we deem the terms of such debt to be favorable, or if the terms of such are too expensive to terminate. We may also acquire investments in connection with third-party joint venture agreements, although we do not expect this strategy to be a major component of our portfolio.

Our Competitive Strengths

We believe the following competitive strengths will distinguish us from other owners and acquirors of and investors in properties or other assets in the hospitality industry.

•	Experienced management team. Our management team has substantial experience acquiring, developing, financing, repositioning and selling properties in the hospitality industry. We believe this experience will enable us to effectively implement our business strategy by sourcing and evaluating investment opportunities and deploying capital to target attractive long-term returns. In addition, given that our entire senior management team will be in place upon completion of this offering, we expect to be able to execute our strategy promptly following this offering.

•	Growth oriented capital structure with no legacy issues. We believe that many institutional owners of properties and other assets in our target industries will be constrained in their ability to make acquisitions over the next several years as they address the adverse effects of both a highly leveraged capital structure and declining operating performance in their existing portfolio. Furthermore, in many instances, we believe existing industry owners will face pressure to seek dispositions of assets due to these factors. Unlike many of these industry participants, which may have limitations on their management’s focus or ability to acquire assets, we expect to be well capitalized, with no near-term debt maturities, liquidity constraints or distressed assets. Upon completion of this offering and the concurrent private placement, we expect to have $ million of equity capital to execute our strategy (including cash held in our escrow account). We believe that potential counterparties will be willing to negotiate more favorable terms in situations where capital providers can demonstrate an ability to close transactions quickly. We believe that our strong liquidity position will enable us to negotiate such favorable terms in the course of our investments.

•	Extensive industry relationships. Our management team has established and maintained a broad network of hospitality industry contacts, including long-standing relationships with senior executives of hospitality owners, investment bankers, institutional investors, independent hotel managers, global hospitality brands, lenders, special servicers, attorneys, hotel brokers and other key industry participants. We believe these broad industry relationships will provide us with a valuable source of investment opportunities.

Alignment of Interest with Stockholders

We have structured our company to align our management’s interests with that of our stockholders.

•	Initial Stock held in escrow. Our Initial Stock may be released from escrow in equal installments over a three-year period only after achievement of certain minimum returns to our stockholders based on our performance. See the section entitled “Description of Capital Stock - Initial Stock”. As the release of Initial Stock is expected to be a significant component of compensation for members of our management team, we believe that this time-and-return based vesting motivates our management team to deliver an attractive risk-adjusted return on investment to our stockholders.

•	Escrow account. The escrowed proceeds will be held in an escrow account and will be used solely for Permitted Investments and Permitted Investment Withdrawals until the satisfaction of the Capital Deployment Hurdle. We believe this arrangement will be in our stockholders’ best interests because it provides an incentive for us to execute our growth strategy by investing the escrowed proceeds in Permitted Investments or, if we are unsuccessful in satisfying the Capital Deployment Hurdle, returning the remaining amount of escrowed proceeds to our stockholders as described under “Investment Policies and Policies with Respect to Certain Activities — Failure to Meet the Capital Deployment Hurdle.” We believe that the potential return of capital to the holders of our common stock, to the extent we are unable to execute our strategy as quickly as we anticipate, is in the best interests of our stockholders. We feel that this feature differentiates us from REITs with similar business plans, which may retain significant amounts of cash that does not provide attractive risk-adjusted returns to their stockholders.

•	Reduced compensation levels. Under the employment agreements we expect to enter into with certain members of our management team, we will pay reduced compensation to such members of our management team until the earlier of our satisfaction of the Capital Deployment Hurdle or the one year anniversary of the completion of this offering and the concurrent private placement. Additionally, our directors will not begin to receive their annual compensation until our satisfaction of the Capital Deployment Hurdle. We believe that these compensation arrangements will significantly reduce our general and administrative expenses until the earlier of our satisfaction of the Capital Deployment Hurdle and the one year anniversary of the completion of this offering and the concurrent private placement. This additional cash will be available for other uses, including the acquisition of Permitted Investments during such time.

•	Administrative support agreements. Upon completion of this offering and the concurrent private placement, we expect to enter into administrative support agreements with our sponsors pursuant to which they will provide us with a number of administrative services until such time as we have achieved the Capital Deployment Hurdle, without payment of any compensation for services other than reimbursement for reasonable, direct third-party out-of-pocket expenses incurred in connection with such services and any advances of organizational or offering expenses. Similar to the reduced compensation levels referenced above, we believe that the administrative support agreements allow us to minimize overhead expense until we have achieved the Capital Deployment Hurdle.

•	Significant management co-investment. Concurrently with this offering, certain members of our management team who are principals of our sponsors will purchase an aggregate of $10 million of our common stock in a separate private placement at a price per share equal to the initial offering price set forth on the cover page of this prospectus, without payment of any underwriting discounts or commissions. We believe that this significant investment in us by certain members of our management team will align their interests with those of the investors in this offering and will create an incentive to maximize risk-adjusted returns on our investments for our stockholders.

•	Independent directors. We believe that our board of directors contains a diverse group of professionals with complementary backgrounds. Six of the nine members on our board of directors are independent directors that will not be employed by us. Furthermore, our leadership structure will involve maintaining separate roles for our Executive Chairman and Chief Executive Officer, in recognition of the level of focus required by each position.

Acquisition and Asset Management Process

We intend to implement a disciplined acquisition and asset management process that involves significant attention from our management team, including our investment committee, comprised of Messrs. Ader, Falik and Silvers. Our board of directors, with guidance from our investment committee, will have overall responsibility for approving investments. Our investment committee will review new investment opportunities and determine whether to recommend such opportunities to our board of directors for approval. Mr. Ader will be the Chairman of the investment committee and Messrs. Falik and Silvers will serve as the other members of the investment committee.

Step 1: Origination

We expect to originate investment opportunities through the extensive network of relationships that our management team has established in the hospitality industry during the course of their prior experience. This network includes contacts with senior executives of hospitality owners, investment bankers, institutional investors, independent hotel managers, global hospitality brands, lenders, special servicers, attorneys, hotel brokers and other key industry participants.

Following our initial contacts with potential counterparties, we will perform preliminary due diligence and create a financial model.

Step 2: Initial due diligence and investment analysis

Once we identify a prospective investment and perform preliminary due diligence and create a financial model, we will employ detailed financial modeling and analysis to evaluate the projected revenue and cash flow generation capabilities of the asset. Our analysis will be focused on potential risks to cash flow projections. We also will perform extensive market and property-level due diligence, including utilizing third-party experts in certain situations. In structuring prospective investments, we will evaluate the impact of the transaction on our broader capital structure and liquidity profile. Investment committee approval will be required to move beyond Step 2.

Step 3: Board approval and closing

Our investment committee, which will be composed of Messrs. Ader, Falik and Silvers, will make a determination whether to recommend a new investment to our board of directors. Final decisions to make new investments will require the approval of a majority of our board of directors. In discussing proposed transactions with our board of directors, our investment committee will present our board with an analysis of each investment which highlights the key investment considerations and potential risks. Any board approvals are expected to be contingent on the receipt of appropriate documentation and standard closing deliverables.

Step 4: Asset management

After making investments, we intend to prudently asset-manage them through the employment of value-added strategies such as re-branding, renovating or changing hotel management as we deem necessary to increase the operating results and value of our investments. We expect that we will reassess the status of each investment on a regular basis to ensure that our current operating strategy maximizes our return on investment. We will monitor and advise our third-party managers as to how they can maximize revenues and improve operating performance, encourage them to use furniture, fixtures and equipment reserves in the most efficient manner, advise on obtaining higher returns through value-added capital projects, and take advantage of economies of scale by asset-managing properties owned by others.

We intend to maintain comprehensive insurance on each of the properties that we acquire, including liability, fire and extended coverage, of the type and amount we believe are customarily obtained for or by owners of the types of properties in our target industries.

For the income from our hotel operations to constitute “rents from real property” for purposes of the gross income test required for REIT qualification, we are required to lease each of our hotels to our TRSs, which will be wholly owned by our operating partnership. Our TRSs will pay rent to us that can qualify as “rents from real property,” provided that the TRSs engage an “eligible independent contractor” to manage our hotels. Accordingly, in connection with each acquisition, we expect our TRSs will engage a qualified hotel management company to manage each hotel. To the extent we no longer qualify as a REIT, we no longer will be subject to these ownership and management rules.

Competition

We believe that competition for the acquisition of hospitality and related investments is highly fragmented. We expect to face competition from institutional pension funds, private equity investors, public and private REITs and numerous local, regional and national owners, including franchisors. Some of these entities may have substantially greater financial resources than we do and may be able and willing to accept more risk than we can prudently manage. Competition may increase the bargaining power of property owners seeking to sell and reduce the number of suitable investment opportunities offered to us.

The hospitality industry is highly competitive. Upon the acquisition of properties, our properties will compete with other hotels for guests in each market in which we will operate. Competitive advantage is based on a number of factors, including location, convenience, brand affiliation, room rates, range of services and guest amenities or accommodations offered and quality of customer service. Competition will often be specific to the individual markets in which our properties will be located and includes competition from existing and new hotels operated under brands in the relevant segments. Increased competition could harm our occupancy, average daily rate, or ADR, and RevPAR, or may require us to provide additional amenities or make capital improvements that we otherwise would not have to make, which may reduce our profitability.

Environmental Matters

The hospitality properties that we acquire will be subject to various federal, state and local environmental laws. Under these laws, courts and government agencies have the authority to require us, as owner of a contaminated property, to clean up the property, even if we did not know of or were not responsible for the contamination. These laws also apply to persons who owned a property at the time it became contaminated, and therefore it is possible we could incur these costs even after we sell some of the properties we acquire. In addition to the costs of cleanup, environmental contamination can affect the value of a property and, therefore, an owner’s ability to borrow using the property as collateral or to sell the property. Under the environmental laws, courts and government agencies also have the authority to require that a person who sent waste to a waste disposal facility, such as a landfill or an incinerator, pay for the clean-up of that facility if it becomes contaminated and threatens human health or the environment.

Furthermore, various court decisions have established that third parties may recover damages for injury caused by property contamination. For instance, a person exposed to asbestos while staying in a hotel may seek to recover damages if he or she suffers injury from the asbestos. Lastly, some of these environmental laws restrict the use of a property or place conditions on various activities. An example would be laws that require a business using chemicals (such as swimming pool chemicals at a hospitality property) to manage them carefully and to notify local officials that the chemicals are being used.

We could be responsible for any of the costs discussed above. The costs to clean up a contaminated property, to defend against a claim, or to comply with environmental laws could be material and could adversely affect the funds available for distribution to our stockholders. We expect to obtain “Phase I environmental site assessments”, or ESAs, on each hospitality property prior to acquiring it. However, these ESAs may not reveal all environmental costs that might have a material adverse effect on our business, assets, results of operations or liquidity and may not identify all potential environmental liabilities.

As a result, we may become subject to material environmental liabilities of which we are unaware. We can make no assurances that (1) future laws or regulations will not impose material environmental liabilities on us, or (2) the environmental condition of our hospitality properties will not be affected by the condition of the properties in the vicinity of our hospitality properties (such as the presence of leaking underground storage tanks) or by third parties unrelated to us.

Legal Proceedings

We are not involved in any material litigation nor, to our knowledge, is any material litigation threatened against us.

OUR MANAGEMENT

As of the date of this prospectus, our board of directors consists of three directors. Upon completion of this offering and the concurrent private placement, our board of directors will consist of nine directors, each of whom has been nominated for election and has consented to serve as a director upon completion of this offering and the concurrent private placement. Our board of directors will be elected annually by our stockholders in accordance with our bylaws. Our bylaws provide that a majority of the entire board of directors may establish, increase or decrease the number of directors, provided that the number of directors shall never be less than one nor more than 15. All of our executive officers will serve at the discretion of our board of directors. Our board of directors will determine whether each of our director nominees satisfies The NASDAQ Global Market’s independence standards. We expect that six of our directors upon completion of this offering will be deemed independent under these independence standards.

Set forth below is certain information regarding our executive officers and directors.

Name	Age	Position

Jason N. Ader	42	Executive Chairman
E. Jonathan Falik	38	Chief Executive Officer and Director
Daniel B. Silvers	33	President and Director
Andrew P. Nelson	31	Chief Financial Officer
Gregory J. Moundas	37	General Counsel and Secretary
Joseph Weinberger	33	Executive Vice President of Investments
Adam C. McMaster	32	Chief Accounting Officer
A. Lorne Weil	64	Lead Independent Director Nominee
Charles L. Atwood	61	Director Nominee
Michael B. Frankel	73	Director Nominee
André G. Martinez	57	Director Nominee
Kenneth Shea	52	Director Nominee
Michael J. Stillman	30	Director Nominee

Management

Jason N. Ader has been our Executive Chairman since formation. Mr. Ader has been Chief Executive Officer of Western Liberty Bancorp since December 2008 and Chairman of its board of directors since its formation. Mr. Ader also founded and serves as Chief Executive Officer of our sponsor, HCAM, a New York-based investment management firm. Mr. Ader is also co-founder of Hayground Cove Capital Partners LLC, a merchant bank focused on the real estate and consumer sectors which he co-founded with Daniel B. Silvers, our President, in March 2009. Mr. Ader also serves as Chairman of the Board of India Hospitality Corp. and currently sits on the board of directors of the Las Vegas Sands Corp. Prior to founding HCAM in early 2003, Mr. Ader was a Senior Managing Director at Bear, Stearns & Co. Inc., from 1995 to 2003, where he performed equity and high yield research in the gaming, lodging and leisure industries. From 1993 to 1995, Mr. Ader served as a Senior Analyst in Equity Research at Smith Barney. From 1990 to 1993, Mr. Ader served as a buy-side analyst at Baron Capital. Mr. Ader was rated as one of the top ranked analysts by Institutional Investor Magazine for nine consecutive years from 1994 to 2002. Mr. Ader has a Bachelor of Arts in Economics from New York University and an M.B.A. in Finance from New York University, Stern School of Business. Mr. Ader was selected to serve as our Executive Chairman due to his extensive experience and network of relationships in the real estate, gaming and hospitality industries.

E. Jonathan Falik has been Chief Executive Officer and a member of our board of directors since formation. Mr. Falik has over 16 years of professional experience in the real estate and lodging industries. Mr. Falik has been extensively involved with mergers and acquisitions of public and private companies, portfolio sales and single asset sales, equity financing, high yield financing and mortgage financing both as a principal and advisor. Over the last ten years he has worked on numerous merger and acquisition and capital markets transactions. Mr. Falik is the founder of our sponsor, JFCA, and serves as its Chief

Executive Officer. Mr. Falik is also the Chief Executive Officer of Eagle Hospitality Properties Trust, Inc., a private REIT that owns 13 hotels. Concurrently with the completion of the offering, Mr. Falik will resign from his positions at both JFCA and Eagle Hospitality Properties Trust, Inc., and will be employed exclusively by us. Prior to founding JFCA, Mr. Falik was an investment banker at Bear, Stearns & Co. Inc. in New York where he represented public and private hotel owners and operators. Mr. Falik has worked as a C.P.A. for Price Waterhouse, concentrating on due diligence and auditing services for funds and real estate investment partnerships. In addition, he has worked in the CMBS group at Deutsche Morgan Grenfell and as an independent consultant providing financial analysis in connection with expert witness testimony. Mr. Falik received a Bachelor of Arts in Economics with high honors from Rutgers College and an M.B.A. from Columbia Business School with a concentration in Real Estate Finance. Mr. Falik has lectured or presented at numerous industry events at Columbia University’s Graduate School of Business, the Graduate School of Architecture and at Rutgers University. He has been an adjunct professor of a graduate-level course in Real Estate Finance at NYU’s Real Estate Institute. Mr. Falik was selected to serve as a director due to his extensive experience and network of relationships in the real estate and hospitality industries, along with his experience as the Chief Executive Officer of Eagle Hospitality Properties Trust, Inc. and his accounting experience.

Daniel B. Silvers has been our President and a member of our board of directors since formation. Mr. Silvers is co-founder and President of Hayground Cove Capital Partners LLC, a merchant bank focused on the real estate and consumer sectors which he co-founded with Jason N. Ader, our Executive Chairman, in March 2009. Since April 2009, Mr. Silvers has also served as President of Western Liberty Bancorp. Mr. Silvers joined Hayground Cove Capital Partners LLC from Fortress Investment Group, a leading global alternative asset manager, where he worked from 2005 to 2009. At Fortress, Mr. Silvers’ primary focus was to originate, oversee due diligence on and asset management for gaming and real estate investments in Fortress’ Drawbridge Special Opportunities Fund. Prior to joining Fortress, Mr. Silvers was a senior member of the real estate, gaming and lodging investment banking group at Bear, Stearns & Co. Inc., where he was from 1999 to 2005. In this role, Mr. Silvers was integrally involved in all aspects of the firm’s gaming and hospitality industry investment banking practice, including origination, analysis and transaction execution. Mr. Silvers holds a Bachelor of Science in Economics and an M.B.A. in Finance from The Wharton School of Business at the University of Pennsylvania. Mr. Silvers serves on the board of directors of Universal Health Services, Inc. Mr. Silvers was selected to serve as a director due to his extensive experience and network of relationships in the real estate, gaming and hospitality industries, along with his experience in corporate finance.

Andrew P. Nelson has been our Chief Financial Officer since formation. Mr. Nelson served as the Chief Financial Officer from November 2007 to January 2010, and currently serves as Assistant Secretary of Western Liberty Bancorp, a position he has held since November 2007, and as a member of its board of directors, a position he has held since December 2008. Mr. Nelson has also served as Managing Director of Finance at our sponsor, HCAM, since September 2005. Mr. Nelson is a member of HCAM’s Risk Committee. From 2006 to 2007, Mr. Nelson served as controller of India Hospitality Corp. Prior to joining HCAM, Mr. Nelson worked at Context Capital Management, a hedge fund located in San Diego, California specializing in the convertible arbitrage strategy, as a Senior Operations Consultant from September 2004 to August 2005. Mr. Nelson holds a Bachelor of Science in Business from the University of Vermont and an M.B.A. in Finance from New York University, Stern School of Business. Mr. Nelson is a CFA charterholder.

Gregory J. Moundas has been our General Counsel and Secretary since formation. Mr. Moundas has also served as General Counsel and Senior Vice President of our sponsor, JFCA, since July 2008. In such capacity, Mr. Moundas is responsible for all legal matters of JFCA. Mr. Moundas has more than 12 years of legal experience focusing on commercial real estate and finance matters with a particular emphasis on the hospitality industry. He has worked on acquisition, disposition, finance, franchise and development of hotels and resorts throughout the United States. For two years prior to joining JFCA, Mr. Moundas was a sole practitioner representing the ventures in which JFCA invested involving approximately $1.0 billion of hotel investments and developments. Prior to this time, Mr. Moundas served as senior vice president, chief counsel, real estate and finance for Wyndham International, Inc., a branded hotel operating company with owned, leased, managed and franchised properties. In addition, Mr. Moundas was an associate with the law firms of Proskauer Rose LLP and Cahill Gordon & Reindel LLP in New York, New York. He earned his Bachelor of Arts in Economics from Fordham University and a J.D. from Fordham University School of Law. Mr. Moundas is admitted to practice in New York and Texas.

Joseph Weinberger has been our Executive Vice President of Investments since formation. Mr. Weinberger has over nine years of professional experience in the real estate and hospitality industries. Mr. Weinberger has been extensively involved with mergers and acquisitions of public and private companies, single asset and portfolio sales, equity financing, high yield financing and mortgage financing both as a principal investor and advisor. Mr. Weinberger has been a principal of our sponsor, JFCA, since 2005. Mr. Weinberger is also the Chief Operating Officer of Eagle Hospitality Properties Trust, Inc., a private REIT that owns 13 hotels. Prior to working at JFCA, Mr. Weinberger was a senior associate at Inlet Capital, LLC and an investment banker at Bear, Stearns & Co. Inc. in New York where he represented public and private hotel owners and operators. Mr. Weinberger has also worked as an analyst at Canderel Management Inc., a private real estate development company in Montreal, Canada. Mr. Weinberger received a Bachelor of Arts in Economics with great distinction from McGill University and an M.B.A. from Columbia Business School with a concentration in Finance.

Adam C. McMaster, who has been our Chief Accounting Officer since formation. Mr. McMaster has also served as Senior Vice President and Chief Accounting Officer of our sponsor, JFCA, since January 2008. In such capacity, Mr. McMaster is responsible for the accounting functions, financial reporting and compliance of JFCA. Mr. McMaster has over nine years of professional experience in the real estate and hospitality industries. He has provided audit, accounting and due diligence assistance to some of the largest hospitality companies in the world. Prior to joining JFCA as a Senior Vice President, Mr. McMaster was a Senior Manager at Ernst & Young LLP in New York. Mr. McMaster graduated from Binghamton University with a bachelor’s degree in accounting in 1999. He is a licensed Certified Public Accountant in New York. He is a member of the NYSSCPA as well as the AICPA.

Our management team has long-standing relationships with leading hospitality industry participants. We believe that we can leverage this network to afford us immediate access to proprietary acquisition opportunities. Our sponsors (HCAM and JFCA) and their respective principals (Messrs. Ader and Falik) may be deemed to be our promoters based on their various relationships with us.

Director Nominees

In addition to Messrs. Ader, Falik and Silvers, upon the completion of this offering and the concurrent private placement, we expect the members of our board of directors will be as follows:

A. Lorne Weil is expected to serve as the Lead Independent Director of our board of directors. Mr. Weil has been Chairman of the Board of Directors of Scientific Games Corporation, a leading supplier of technology-based products, systems and services to gaming markets worldwide, since October 1991, and served as its Chief Executive Officer from April 1992 through December 2008. Mr. Weil also served as President of Scientific Games Corporation from August 1997 to June 2005. Mr. Weil was President of Lorne Weil, Inc., a firm providing strategic planning and corporate development services to high technology industries, from 1992 to November 1997. Mr. Weil also previously served as Vice President, Corporate Development at General Instrument Corporation, working with wagering and cable systems, and as a senior professional with the Boston Consulting Group. Mr. Weil earned his undergraduate degree at the University of Toronto, an M.S. from the London School of Economics, and an M.B.A. from Columbia University. Mr. Weil has been selected to serve as a director due to his extensive experience and network of business relationships, along with his experience in strategic planning and as the chief executive officer of a public company.

Charles L. Atwood is expected to serve as a member of our board of directors. Mr. Atwood is the Lead Trustee for the board of trustees of Equity Residential, a REIT listed on the NYSE. He also serves on the community board for the Las Vegas Performing Arts Center. Mr. Atwood served as Vice Chairman of the board of directors for Harrah’s Entertainment, Inc., from 2006 until his retirement in December 2008. During his career at Harrah’s Entertainment, Inc., Mr. Atwood held numerous finance and development positions. Prior to serving as Vice Chairman of the board of directors for Harrah’s Entertainment, Mr. Atwood was appointed to the board of directors in 2005 and was employed as Chief Financial Officer from 2001 until 2005. Mr. Atwood received a Bachelor of Science degree in Business Administration from the University of Southern Mississippi and an M.B.A. in Finance from Tulane University. Mr. Atwood has been selected to serve as a director due to his extensive experience and network of relationships in the gaming and hospitality industries, along with his experience as a director of Equity Residential, a public REIT, and his experience as chief financial officer of a public company.

Michael B. Frankel is expected to serve as a member of our board of directors. Mr. Frankel has been a private investor and advisor since June 2008. Prior to that time, from 1982 to June 2008, Mr. Frankel was employed at Bear, Stearns & Co. Inc. where he was a Senior Managing Director since July 1990. While at Bear Stearns, Mr. Frankel was responsible for establishing and managing the Global Equity Capital Markets Group, was a member of the Commitment Committee, and managed the investment banking-research department relationship. Prior to joining Bear Stearns, from 1958 to 1982, Mr. Frankel was employed at L.F. Rothschild & Co. where he was a General Partner since 1973. At L.F. Rothschild & Co, Mr. Frankel managed the Institutional Equities Department. Mr. Frankel has been a member of the board of directors of Western Liberty Bancorp since December 2008. Mr. Frankel holds a Bachelor of Science in Economics from Lafayette College. Mr. Frankel has been selected to serve as a director due to his extensive experience in the equity capital markets and corporate finance.

André G. Martinez is expected to serve as a member of our board of directors. He was previously employed as a Senior Advisor at Morgan Stanley until October 2009, and as a Managing Director from 2006 to 2008. At Morgan Stanley, Mr. Martinez served as the Chairman of the Global Lodging group and the Panorama Hospitality group. Prior to his employment with Morgan Stanley, Mr. Martinez worked for the Accor Group, where he served as a member of the Group Management Board and as Chief Executive Officer of Accor Hotels for EMEA from 2003 to 2006, during which time he managed approximately $5 billion in revenues. Mr. Martinez was employed as the Chief Executive Officer of Accor Economy Hotels and the President and Chief Executive Officer of Compagnie des Wagon-Lits, the Societes des Hotels Meridien and Meridien S.A. Mr. Martinez served in a variety of other roles with Hotels Meridien, including as Chairman of the Board at Meridien Hotels Investissements and Vice-Chairman of the Board, President and Chief Executive Officer of Meridien Hotels, Inc. Mr. Martinez received his M.B.A. from HEC Paris in 1975 and a master in politics and economics in 1977. Mr. Martinez has been selected to serve as a director due to his extensive experience and network of relationships in the real estate and hospitality industries.

Kenneth Shea is expected to serve as a member of our board of directors. Mr. Shea is the President of Coastal Capital Management LLC, an affiliate of Coastal Development, LLC, a New York based privately-held developer of resort destinations, luxury hotels and casino gaming facilities. Prior to joining Coastal in September 2009, from July 2008 to August 2009, Mr. Shea was a Managing Director for Icahn Capital, LP, a multi-billion dollar hedge fund run by investor Carl C. Icahn. At Icahn Capital, Mr. Shea had responsibility for all principal investments in the gaming and leisure industries. Prior to serving at Icahn Capital, from 1996 to 2008, Mr. Shea was employed by Bear, Stearns & Co., Inc., where he was a Senior Managing Director and global head of the Gaming and Leisure investment banking department. Mr. Shea sits on the Financial Advisory Board of the Carroll School of Management at Boston College. Mr. Shea holds a Bachelor of Arts in Economics, magna cum laude, from Boston College and an M.B.A. from the University of Virginia’s Darden School. Mr. Shea has been selected to serve as a director due to his extensive experience and network of relationships in the real estate, gaming and hospitality industries, along with his experience in corporate finance and investing in distressed situations.

Michael J. Stillman is expected to serve as a member of our board of directors. Mr. Stillman is the President and Founder of Fourth Wall Restaurants, a New York-based restaurant group that develops, owns and/or manages high quality and high-volume restaurant concepts, including Park Avenue, Quality Meats, Maloney & Porcelli, The Post House and Smith & Wollensky New York. Prior to founding Fourth Wall Restaurants in 2007, Mr. Stillman worked for The Smith & Wollensky Restaurant Group from 2003 to 2007, in a number of positions, including holding the title of Vice President of Concept Development at the time of the company’s sale. Prior to working for the Smith & Wollensky Restaurant Group, Mr. Stillman was employed by Union Square Hospitality Group from 2002 to 2003. Mr. Stillman holds a Bachelor of Arts from Brown University. Mr. Stillman has been selected to serve as a director due to his extensive experience and network of relationships in the hospitality industry.

Board Approval of Permitted Investments

The entry into a definitive agreement with respect to any Permitted Investment will require the approval of a majority of the members of our board of directors.

Committees of the Board of Directors

Our board of directors will have three standing committees: an audit and risk committee, a compensation committee and a nominating and governance committee. Each of these committees will be comprised solely of independent directors under The NASDAQ Global Market’s listing standards. Upon completion of the offering and the concurrent private placement, we expect our independent directors will be Messrs. Atwood, Frankel, Martinez, Shea, Stillman and Weil.

Audit and Risk Committee

The audit and risk committee’s duties will include, but are not limited to, monitoring (1) the integrity of our financial statements, (2) our independent auditor’s qualifications and independence, (3) the performance of our internal audit function and independent auditors, (4) our compliance with legal and regulatory requirements and (5) our overall risk profile. The audit and risk committee will also review and approve or ratify all related-party transactions in accordance with our policies with respect to such matters. The audit and risk committee will also implement our formal whistleblower policy. Mr. Atwood will be the Chairman of the audit and risk committee, and Messrs. Martinez and Shea shall serve on the audit and risk committee.

The audit and risk committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under The NASDAQ Global Market’s listing standards. The committee will have at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication and who qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC. Our board of directors has determined that Mr. Atwood is an “audit committee financial expert,” as defined by the SEC.

Compensation Committee

The compensation committee will have overall responsibility for approving and evaluating all of our compensation plans, policies and programs as they affect our executive officers. Mr. Frankel will be the Chairman of the compensation committee, and Messrs. Martinez and Stillman shall serve on the compensation committee.

Nominating and Governance Committee

The nominating and governance committee will monitor the implementation of sound corporate governance principles and practices and will, among other things, the following: (1) identify individuals believed to be qualified to become members of our board of directors and select or recommend candidates for all directorships to be filled, (2) develop a set of corporate governance guidelines applicable to us and (3) oversee the evaluation of our board of directors and management. Mr. Weil will be the Chairman of the nominating and governance committee, and Messrs. Atwood and Shea shall serve on the nominating and governance committee. Mr. Weil will not receive any additional compensation for his services as Chairman of the nominating and governance committee beyond the compensation he will receive as Lead Independent Director. See the section entitled “Compensation Discussion and Analysis—Director Compensation.”

Code of Business Conduct and Ethics

Upon completion of this offering and the concurrent private placement, our board will adopt a Code of Business Conduct and Ethics that applies to each of our directors and officers involved in our business. The Code of Business Conduct will set forth our policies and expectations on a number of topics, including the following:

•	compliance with laws, including insider trading;

•	preservation of confidential information relating to our business;

•	reporting of illegal or unethical behavior or concerns regarding accounting or auditing practices;

•	corporate payments;

•	corporate opportunities; and

•	the protection and proper use of our assets.

We will establish and implement formal “whistleblower” procedures for receiving and handling complaints of employees, and this policy will be administered by our audit and risk committee. As discussed in the Code of Business Conduct and Ethics, we will make an e-mail address and a telephone hotline available for reporting illegal or unethical behavior as well as questionable accounting or auditing matters and other accounting, internal accounting controls or auditing matters on a confidential, anonymous basis. Any concerns regarding accounting or auditing matters reported via e-mail or to this hotline will be communicated directly to the audit and risk committee.

The audit and risk committee will review this code on an annual basis, and the board will review and act upon any proposed additions or amendments to this code as appropriate. We expect to maintain a website following the completion of this offering. This code will be posted on such website. You may also obtain a copy of this code without charge by writing to our General Counsel at the following address: Gregory J. Moundas, 60 East 42nd Street, Suite 1901, New York, New York 10165. Any waivers of this code for executive officers or directors will be posted on our website and similarly provided without charge upon written request to this address.

Communication with the Board of Directors

Following the completion of this offering and the concurrent private placement, stockholders and other interested parties may send written communications directly to the board of directors or to specified individual directors, including the Executive Chairman or any non-management directors, by sending such communications to the following address: Gregory J. Moundas, 60 East 42nd Street, Suite 1901, New York, New York 10165. Such communications will be reviewed and, depending on the content, will be:

•	forwarded to the addressees or distributed at the next scheduled board of directors meeting;

•	if they relate to financial or accounting matters, forwarded to the audit and risk committee or distributed at the next scheduled audit and risk committee meeting;

•	if they relate to executive officer compensation matters, forwarded to the compensation committee or discussed at the next scheduled compensation committee meeting;

•	if they relate to the recommendation of the nomination of an individual, forwarded to the nominating and governance committee or discussed at the next scheduled nominating and governance committee meeting; or

•	if they relate to the operations of the company, forwarded to the appropriate officers of the company, and the response or other handling of such communications reported to the board of directors at the next scheduled board of directors meeting.

Compensation Discussion and Analysis

We will pay base salaries and annual bonuses and, in the future, expect to make grants of awards under our equity plan to certain of our executive officers. The awards under our equity plan will be granted to recognize such individuals’ efforts on our behalf and to provide a retention element to their compensation. Neither our board of directors nor the compensation committee of our board of directors has yet adopted compensation policies with respect to, among other things, setting base salaries, awarding bonuses or making future grants of equity awards to our executive officers. We anticipate that such determinations will be made by our compensation committee based on factors such as the desire to retain such officer’s services over the long-term, aligning such officer’s interest with those of our stockholders, incentivizing such officer over the short-, medium- and long-term and rewarding such officer for exceptional performance. In addition, our compensation committee may determine to make awards to new executive officers in order to attract talented professionals to serve us.

Director Compensation

Upon completion of this offering and the concurrent private placement, we will grant each of our non-executive directors restricted shares of our common stock, which equals a dollar value of $100,000. These shares will vest ratably over five years at a rate of 20% per year commencing on the first anniversary of the completion of this offering and the concurrent private placement. Our non-executive directors will not receive any additional compensation until the satisfaction of the Capital Deployment Hurdle. Subsequent to the satisfaction of the Capital Deployment Hurdle, our non-executive directors will receive an additional grant of restricted shares of our common stock with a value equal to $75,000, except for Mr. Weil, who shall receive an additional grant of restricted shares of our common stock with a value equal to $100,000 in consideration for his services as Lead Independent Director. Additionally, subsequent to the satisfaction of the Capital Deployment Hurdle, our non-executive directors, other than Mr. Weil, will begin to earn an annual retainer, at their respective option, of either (x) $30,000 cash and a grant of shares of restricted stock reserved under our equity plan with a value equal to $30,000 or (y) a grant of shares of restricted stock reserved under our equity plan with a value equal to $75,000. As consideration for his services as Lead Independent Director, subsequent to the satisfaction of the Capital Deployment Hurdle, Mr. Weil will begin to earn an annual retainer, at his option, of either (x) $40,000 cash and a grant of shares of restricted stock under our equity plan with a value equal to $40,000 or (y) a grant of shares of restricted stock under our equity plan with a value equal to $100,000. The share grants made after the satisfaction of the Capital Deployment Hurdle will vest ratably over five years at a rate of 20% per year commencing on the first anniversary of the grant date. In addition, our audit and risk committee chair will receive a $15,000 annual stipend, our compensation committee chair will receive a $5,000 annual stipend, and each non-chair member of our audit and risk committee will receive a $5,000 annual stipend. The compensation committee of our board of directors will determine any additional compensation to be provided to our non-executive directors. We will also reimburse our directors for reasonable direct third-party out-of-pocket expenses incurred in connection with performance of their duties as directors, including, without limitation, reasonable travel expenses in connection with their attendance at board and committee meetings.

Executive Officer Compensation

The following is a summary of the elements of and amounts expected to be paid under our compensation plans for fiscal year 2010. Because we were formed only recently, individual compensation information is not available for prior periods.

Annual base salary. Base salary is designed to compensate our named executive officers at a fixed level of compensation that serves as a retention tool throughout the executive’s career. In determining base salaries, the compensation committee will consider each executive’s role and responsibility, unique skills, future potential with our company, salary levels for similar positions in our target market and internal pay equity. Until the earlier of our satisfaction of the Capital Deployment Hurdle or the one year anniversary of the completion of this offering and the concurrent private placement, Messrs. Ader, Falik and Silvers will be entitled to an initial base salary of $150,000, Mr. Weinberger will be entitled to an initial base salary of $50,000, and each of Messrs. Nelson, Moundas and McMaster will be entitled to an initial base salary of $50,000. Upon the earlier of our satisfaction of the Capital Deployment Hurdle and the one year anniversary of the completion of this offering and the concurrent private placement, Mr. Ader will be entitled to an annual salary of $250,000, Mr. Falik will be entitled to an annual salary of $500,000, Mr. Silvers will be entitled to an annual salary of $400,000, Mr. Weinberger will be entitled to an annual salary of $350,000 and each of Messrs. Nelson, Moundas and McMaster will be entitled to an annual salary of $250,000. In addition, each of Messrs. Ader, Falik, Silvers and Weinberger shall also be entitled to an annual salary increase equal to the greater of (1) 3% of their current salary or (2) the annual percentage increase cost of living in the city of New York, New York, as determined by our compensation committee.

Annual cash bonus. Annual cash bonuses are designed to provide incentives to our named executive officers at a variable level of compensation based on such individual’s performance. In connection with our annual cash bonus program we expect that our compensation committee will determine annual performance criteria that are flexible and that change with the needs of our business. Our annual cash bonus plan will be designed to reward the achievement of specific, pre-established financial and operational objectives. The bonus plan is expected to be weighted 50% on the attainment of individual performance objectives set by the compensation committee for each of our named executive officers, and the remaining 50% is expected to be based on our achievement of one or more annual financial goals. We expect the primary goal will be achievement of targeted levels of performance for investments that we make per share that will be set by the compensation committee annually. As set forth in the following table, we expect to pay our executive officers annual cash bonuses equal to 50%, 75% or 125% of such executive’s annual base salaries based upon such executive’s achievement of individual performance objectives, and our achievement of certain financial goals, subject to the sole discretion of our board. No decisions have been made as to the payment of any bonuses for 2010 performance.

Performance-Based Annual Cash Bonuses as a Percentage of Base Salary

	Threshold	Target	Maximum
Executive Officer	(50%)	(75%)	(125%)

Jason N. Ader
E. Jonathan Falik
Daniel B. Silvers
Andrew P. Nelson
Gregory J. Moundas
Joseph Weinberger
Adam C. McMaster

Equity awards. We will provide equity awards pursuant to our equity plan. Equity awards are designed to focus and reward our executive officers and other parties on our long-term goals and enhance stockholder value. In determining equity awards, we anticipate that our compensation committee will take into account, among other things, our overall financial performance. A more complete description of the equity plan is set forth below.

Retirement savings opportunities. All eligible employees will be able to participate in our 401(k) Retirement Savings Plan, or 401(k) Plan. We intend to provide this plan to help our employees save some amount of their cash compensation for retirement in a tax efficient manner. Under the 401(k) Plan, employees will be eligible to defer a portion of their salary, and we, at our discretion, may make a matching contribution and/or a profit sharing contribution. We do not intend to provide an option for our employees to invest in our shares of common stock through the 401(k) plan.

Health and welfare benefits. We intend to provide a competitive benefits package to all full-time employees which is expected to include health and welfare benefits, such as medical, dental, disability insurance, and life insurance benefits. The plans under which these benefits will be offered are not expected to discriminate in scope, terms or operation in favor of officers and will be available to all full-time employees.

The following table sets forth the annual base salary and other compensation payable to our executive officers as of the completion of the offering. We intend to enter into employment-related arrangements with Messrs. Ader, Falik, Silvers and Weinberger effective upon completion of the offering. See the section entitled “—Employment Agreements.”

Summary Compensation Table

				Non-Equity
Name and	Base		Stock	Incentive Plan	All Other
Principal Position	Salary ($)	Bonus ($)	Awards ($)	Compensation ($)	Compensation ($)	Total ($)

Jason N. Ader	$150,000(1)	(2)	—	—	—	$150,000(3)
E. Jonathan Falik	$150,000(1)	(2)	—	—	—	$150,000(3)
Daniel B. Silvers	$150,000(1)	(2)	—	—	—	$150,000(3)
Andrew P. Nelson	$50,000(1)	(2)	—	—	—	$50,000(3)
Gregory J. Moundas	$50,000(1)	(2)	—	—	—	$50,000(3)
Joseph Weinberger	$50,000(1)	(2)	—	—	—	$50,000(3)
Adam C. McMaster	$50,000(1)	(2)	—	—	—	$50,000(3)

(1)	Pursuant to the terms of the employment agreements we expect to enter into, which shall be effective upon completion of this offering, upon the earlier of our satisfaction of the Capital Deployment Hurdle and the one year anniversary of the completion of this offering and the concurrent private placement, Mr. Ader will be entitled to an annual base salary of $250,000, Mr. Falik will be entitled to an annual base salary of $500,000, Mr. Silvers will be entitled to an annual base salary of $400,000, Mr. Weinberger will be entitled to an annual base salary of $350,000 and each of Messrs. Nelson, Moundas and McMaster will be entitled to an annual base salary of $250,000. In addition, each of Messrs. Ader, Falik, Silvers and Weinberger shall also be entitled to an annual base salary increase equal to the greater of (1) 3% of their current base salary or (2) the annual percentage increase cost of living in the city of New York, New York, as determined by our compensation committee. See “—Employment Agreements” below.

(2)	Each of our executive officers will be eligible to receive a performance-based cash bonus, subject to the sole discretion of our board of directors, as described above.
(3)	Assumes that no bonus compensation is paid in excess of base salary.

Initial Stock

Prior to the issuance and sale of our shares of common stock in this offering and the concurrent private placement, we issued an aggregate of approximately 6.4 million shares of Initial Stock to our founding stockholders, certain of whom are our officers and directors and certain employees and affiliates of our sponsors, for nominal consideration, subject to adjustment or redemption by us to allow such stockholders to hold shares of Initial Stock in an amount, on an as-converted basis, equal to approximately 5% of our outstanding shares of common stock upon completion of this offering and the concurrent private placement. The Initial Stock is a separate class of stock that, at such time as any dividends or other distributions are paid on our common stock, shall receive a concurrent distribution per share in an amount equal to 1% of such dividend or distribution received on each share of our common stock.

All shares of Initial Stock shall be placed in an escrow account pursuant to a stock escrow agreement between us and The Bank of New York Mellon, as escrow agent, immediately upon the completion of this offering and the concurrent private placement, to be released in equal installments over the next three years; provided, however, that:

•	the first one-third installment shall be released only at such time as the Total Return equals or is greater than 20% of the IPO price, on a date after the first anniversary of the completion of this offering and the concurrent private placement,

•	the second one-third installment shall be released only at such time as the Total Return equals or is greater than 25% of the IPO price on a date after the second anniversary of the completion of this offering and the concurrent private placement, and

•	the final one-third installment shall be released only at such time as the Total Return equals or is greater than 30% of the IPO price on a date after the third anniversary of the completion of this offering and the concurrent private placement.

Total Return equals the sum of (a) any increase or decrease in the trading price of our common stock on The NASDAQ Global Market or another nationally-recognized exchange compared to the IPO price as adjusted for any stock splits or reverse stock splits, plus (b) the cumulative cash value of any dividends or other distributions paid by us on our common stock sold in this offering (including any distributions which may be deemed a return of capital) at the time of such calculation. Any unreleased Initial Stock shall be immediately released to the holders of Initial Stock upon satisfaction of these requirements if any goal is attained in a year subsequent to the year in which such Initial Stock would have been released had such goal been attained in that year. In addition, upon release from escrow, each share of Initial Stock shall be, at the holder’s option, immediately convertible into one share of common stock. If the foregoing performance targets are not met by the tenth anniversary of the completion of this offering and the concurrent private placement, any shares of Initial Stock remaining in the escrow account will be forfeited by the holders of Initial Stock and returned to us.

Upon completion of this offering and the concurrent private placement, the Initial Stock will not be transferable until 180 days after the closing date of our initial Permitted Investment (other than limited transfers our sponsors or transfers to relatives and trusts of the holders of Initial Stock or their principals for estate planning purposes).

Concurrently with the issuance and sale of our common stock in this offering and the concurrent private placement, we will enter into a registration rights agreement for the benefit of the holders of Initial Stock and the holders of common stock issued in the concurrent private placement. The registration rights granted pursuant to such registration rights agreement will relate to our common stock into which the Initial Stock is convertible and our common stock issued in the concurrent private placement. We will bear the expenses incurred in connection with the filing of any such registration statements. See the section entitled “Shares Eligible for Future Sale — Registration Rights.” The holders of Initial Stock will not participate in any liquidating releases from our escrow account if the Capital Deployment Hurdle is not satisfied within 12 months of the completion of this offering and the concurrent private placement.

Equity Plan

We expect to adopt an equity plan that will provide for the issuance of equity-based awards, including share options, share appreciation rights, or SARs, restricted shares, restricted stock units, or RSUs, unrestricted share awards and other awards based on our shares of our common stock or equity interests in our subsidiaries that may be made by us to our employees, directors and officers and consultants who are providing services to us as of the date of the grant.

What we expect to be the material features of the equity plan are summarized below.

General. We will reserve approximately 5% of the total number of shares of common stock outstanding immediately following the completion of this offering and the concurrent private placement, for issuance under the equity plan. If the number of shares to be outstanding increases or decreases, the number of shares available under the equity plan will be adjusted. Assuming the total number of shares of common stock outstanding (excluding the initial restricted share grants) is          , the total number of shares reserved for issuance under the equity plan will be        . Any shares that may be issued under the equity plan to any person pursuant to an award are counted against this limit as one share for every one

share granted. The maximum number of shares that may be issued to any person in one calendar year as options or SARs will be          , and the maximum number of shares that may be issued to any person in one calendar year, other than in the form of options, SARs or time-vested restricted shares, will be          . The maximum amount that may be earned as an annual incentive award or other cash award in any fiscal year by any one person is $      and the maximum amount that may be earned as a performance award or other cash award in respect of a performance period by any one person is $          .

Purposes. The purposes of the equity plan will be to enable us to attract and retain highly qualified directors and officers and to enable us to provide incentives to our personnel and other parties, who will contribute to our success in a manner linked directly to increases in stockholder value.

Administration. The equity plan will be administered by the compensation committee of our board. Subject to the terms of the equity plan, the compensation committee, or its delegates pursuant to the equity plan, may select participants to receive awards, determine the types of awards and terms and conditions of awards and interpret provisions of the equity plan.

Source of shares. The shares of common stock issued or to be issued under the equity plan consist of authorized but unissued shares. If any shares covered by an award are not purchased, expires or are forfeited, if an award is settled in cash or if an award otherwise terminates without delivery of any shares, then the number of shares of common stock counted against the aggregate number of shares available under the equity plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the equity plan as one share.

Eligibility. Awards may be made under the equity plan to our directors, officers, employees and consultants providing services to us and to any other individual whose participation in the equity plan is determined to be in our best interests by our board.

Amendment or termination of the equity plan. While the compensation committee may terminate or amend the equity plan at any time, no amendment may adversely impair the rights of grantees with respect to outstanding awards. In addition, an amendment will be contingent on approval of our stockholders to the extent required by law or the rules of any exchange on which our stock are listed, or if the amendment would materially increase the benefits accruing to participants under the equity plan, materially increase the aggregate number of shares that may be issued under the equity plan, or materially modify the requirements as to eligibility for participation in the equity plan. Unless terminated earlier, the equity plan will terminate in 2020, but will continue to govern unexpired awards.

Options. The equity plan will permit the granting of options to purchase shares of common stock intended to qualify as “incentive stock options” under the Internal Revenue Code, referred to as incentive share options, and options that do not qualify as incentive share options, referred to as non-qualified share options. Incentive share options will only be granted to our employees and employees of our affiliates.

The exercise price of each option will not be less than 100% of the fair market value of our shares of common stock on the date of grant as determined pursuant to the equity plan. If we were to grant incentive share options to any 10% stockholder, the exercise price will not be less than 110% of the fair market value of our shares of common stock on the date of grant. We may grant options in substitution for options held by employees of companies that we may acquire. In this case, the exercise price would be adjustable to preserve the economic value of the employee’s share option from his or her former employer. Such options granted in substitution shall not count against the shares available for issuance under the equity plan.

The term of each option will not exceed ten years from the date of grant; the term of each option that is intended to qualify as an incentive share option and that is granted to any 10% stockholder may not exceed five years from the date of grant. The compensation committee will determine at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The exercisability of options may be accelerated by the compensation committee or our board. The exercise price of an option may not be amended or modified after the grant of the option, and an option may not be surrendered in consideration of or exchanged for a grant of a new option having an exercise price below that of the option which was surrendered or exchanged.

In general, an optionee will be able to pay the exercise price of an option by cash, certified check or by tendering our shares of common stock.

Options granted under the equity plan will not be able to be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, we may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns.

Other awards. The following may also be awardable under the equity plan:

•	shares of common stock subject to vesting restrictions, which are shares of common stock issued at no cost or for a purchase price;

•	restricted stock units, or RSUs, which are the conditional right to receive a shares of common stock or cash in the future, subject to restrictions, including vesting restrictions;

•	unrestricted shares of common stock, which are shares of common stock issued at no cost or for a purchase price which are free from any restrictions under the equity plan;

•	dividend equivalent rights entitling the grantee to receive credits for dividends that would be paid if the grantee had held a specified number of shares of common stock;

•	a right to receive a number of shares or an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a specified period; and

•	performance-based and non-performance-based incentive awards, ultimately payable in shares or cash or a combination thereof, which may be multi-year and/or annual incentive awards subject to achievement of specified performance goals tied to business criteria described below.

Business criteria. In establishing performance goals for awards intended to comply with Section 162(m) of the Internal Revenue Code to be granted to covered officers, we will use one or more of the following business criteria as selected by the compensation committee:

•	total stockholder return;

•	total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index or the SNL U.S. REIT Hotel Index prepared by SNL Financial LC;

•	FFO or FFO per share;

•	net income;

•	pretax earnings;

•	earnings before interest expense and taxes;

•	after-tax earnings;

•	earnings before interest expense, taxes, depreciation or amortization;

•	pretax operating earnings after interest expense and before bonuses, service fees and extraordinary or special items;

•	operating margin;

•	earnings per share;

•	return on equity;

•	return on assets;

•	return on investment;

•	return on invested capital;

•	deployment of capital;

•	operating earnings;

•	working capital;

•	ratio of debt to stockholders’ equity;

•	revenue;

•	book value;

•	funds and/or cash available for distribution, per share;

•	cash flow;

•	economic value-added models or equivalent metrics;

•	reductions in costs;

•	appreciation in the fair market value of common stock;

•	net earnings growth;

•	share appreciation;

•	related return ratios;

•	increase in revenues;

•	net earnings;

•	changes (or the absence of changes) in the per share or aggregate market price of our common stock or aggregate market price of our common stock;

•	number of securities sold;

•	total revenue growth;

•	acquisition-related targets; or

•	disposition-related targets

Adjustments for share dividends and similar events. We will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the equity plan, including the individual limitations on awards, to reflect share dividends, share splits, spin-offs and other similar events.

Extraordinary vesting events. If we experience a Corporate Transaction (as defined below), the compensation committee will have full authority, but is not obligated, to determine the effect, if any, on the vesting, exercisability, settlement, payment or lapse of restrictions applicable to an award. The effect of a Corporate Transaction may be specified in a participant’s award agreement or determined at a subsequent time, including, without limitation, the substitution of new awards, the termination or the adjustment of outstanding awards, the acceleration of awards or the removal of restrictions on outstanding awards. A “Corporate Transaction” under the equity plan means (1) our merger, consolidation or reorganization with one or more other entities in which we are not the surviving entity; (2) a sale of all or substantially all of our assets to another person or entity; (3) any transaction (including without limitation a merger or reorganization in which we are the surviving entity) which results in any person or entity (other than already existing stockholders or affiliates) owning 50% or more of the combined voting power of all classes of our shares of beneficial interest; or (4) during any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors cease for any reason to constitute at least a majority of board of directors.

Risk Assessment

Neither our board of directors nor the compensation committee of our board of directors has yet adopted compensation policies with respect to, among other things, setting base salaries, awarding bonuses or making future grants of equity awards to our executive officers. We reasonably anticipate that the risks arising from our compensation policies and practices for our employees are likely to neither have a material adverse effect on the Company nor encourage management to assume excessive risks.

Employment Agreements

We intend to enter into employment agreements with each of Messrs. Ader, Falik, Silvers and Weinberger in connection with their services as members of our management team, which we expect to become effective upon completion of this offering and the concurrent private placement. The employment agreements will have an initial term of approximately three years for Messrs. Ader, Silvers and Weinberger, and an initial term of approximately four years for Mr. Falik, beginning on the completion of the offering and the concurrent private placement. Thereafter, the term of the agreements will be extended for an additional year on each anniversary of the completion of the offering and the concurrent private placement, unless either party gives 90 days’ prior notice that the term will not be extended.

Until the earlier of our satisfaction of the Capital Deployment Hurdle or the one year anniversary of the completion of this offering and the concurrent private placement, Messrs. Ader, Falik and Silvers will be entitled to an initial base salary of $150,000 and Mr. Weinberger will be entitled to an initial base salary of $50,000. Upon the earlier of our satisfaction of the Capital Deployment Hurdle or the one year anniversary of the completion of this offering and the concurrent private placement, Mr. Ader will be entitled to an annual base salary of $250,000, Mr. Falik will be entitled to an annual base salary of $500,000, Mr. Silvers will be entitled to an annual base salary of $400,000 and Mr. Weinberger will be entitled to an annual base salary of $350,000. Each of Messrs. Ader, Falik, Silvers and Weinberger shall also be entitled to an annual base salary increase equal to the greater of (1) 3% of their then-current base salary or (2) the annual percentage increase cost of living in the city of New York, New York, as determined by our compensation committee. In addition, each of Messrs. Ader, Falik, Silvers and Weinberger shall be eligible to receive an annual discretionary incentive payment under our annual cash bonus plan as in effect from time to time equal to either 50%, 75% or 125% of each of their base salaries then in effect upon the attainment of one or more pre-established performance goals established by our compensation committee and approved by our board of directors.

Each of these executives will be entitled to receive benefits under the agreements if the (1) executive’s employment is terminated without cause, (2) executive terminates his employment with good reason, (3) executive’s employment is terminated as a result of disability or death or (4) the executive resigns for good reason or is terminated without cause within six months following a change in control.

In the event the employment of one of these executives is terminated as a result of the executive’s death or disability, the executive or the executive’s estate, as applicable, is entitled to receive (1) any accrued but unpaid salary, (2) the executive’s current salary for the remainder of the employment term, (3) the executive’s average annual bonus paid over the prior three years (or such lesser period during which an annual bonus was paid), (4) reimbursement for any outstanding reasonable business expenses, (5) accrued but unpaid vacation or sick leave, (6) vested accrued benefits under any employee benefit plans and programs, and (7) the vesting as of the executive’s last day of employment of any unvested securities previously issued to the executive using a time-based method of vesting.

In the event the Company terminates the employment of one of these executives without cause or one of the executives terminates his employment for good reason, the executive is entitled to (1) any accrued but unpaid salary, (2) reimbursement for any outstanding reasonable business expenses, (3) the vesting as of the executive’s last day of employment of any unvested securities previously issued to the executive using a time-based method of vesting, and (4) a lump sum payment equal to three times (i) the executive’s current salary and (ii) the executive’s average annual bonus paid over the prior three years (or such lesser period during which an annual bonus was paid), and (5) employee benefits coverage (including medical and life insurance coverage) for a period of up to 12 months following the executive’s termination of employment.

If there is a change of control during the term of the agreements and within six months following a change in control, the executive is terminated without cause or he resigns for good reason, the executive shall be entitled to, among other things (1) any accrued but unpaid salary, (2) reimbursement for any outstanding reasonable business expenses, (3) the vesting as of the executive’s last day of employment of any unvested securities previously issued to the executive using a time-based method of vesting and (4) a lump sum payment equal to three times (i) the executive’s current salary and (ii) the executive’s average annual bonus paid over the prior three years (or such lesser period during which an annual bonus was paid).

Each employment agreement will contain a non-competition provision, subject to certain exclusions for obligations existing prior to this offering as determined by our board of directors for the employment period and one year thereafter, unless the executive elects to forego the receipt of any severance payments or benefits the executive is otherwise entitled to receive pursuant to his employment agreement, and a non-solicitation provision during the employment period and six months thereafter upon termination. In addition, our Chief Executive Officer will be required to devote all of his professional time and all the other members of our executive management team, other than our Executive Chairman, will be required to devote substantially all of their professional time, to the company, subject to certain existing obligations that would not interfere, as determined by our board of directors, with our operations. While our Executive Chairman will be required to devote such portion of his time to our affairs as is necessary to enable us to effectively operate our business, our Executive Chairman is not obligated to dedicate any specific portion of his time to our business. For a description of certain obligations that may be excluded from the non-competition provisions of our executive officers’ employment agreements, see the biographies of our officers above and “—Conflicts of Interest” below.

In addition, although we will not enter into employment agreements with them, each of Messrs. Nelson, Moundas and McMaster will be entitled to an initial base salary of $50,000. Each of Messrs. Nelson, Moundas and McMaster will be entitled to an annual base salary of $250,000 upon satisfaction of the Capital Deployment Hurdle.

Escrow Agent Compensation

The Bank of New York Mellon, as escrow agent, shall be entitled to annual compensation of $7,500 for its services as escrow agent in connection with our escrow account and $7,500 for its services as escrow agent in connection with the escrow of the Initial Stock in addition to certain disbursement and other related fees.

Administrative Support Agreements with Our Sponsors

Concurrent with the completion of this offering and the concurrent private placement, our sponsors will enter into administrative support agreements with us pursuant to which they will provide us with certain administrative services. Costs will be allocated between our sponsors or their respective designated affiliates for providing such services. Our sponsors will not receive any compensation under the administrative support agreements, but will be reimbursed by us for reasonable, direct third-party out-of-pocket expenses incurred in connection with such services and any advances of organizational or offering expenses. Furthermore, to the extent that our sponsors advance any direct third-party out-of-pocket expenses in connection with our commitments to our employees, (including, without limitation, health, vision, dental, disability and life insurance benefits), we will reimburse our sponsors for the full amount of such direct third-party out-of-pocket expenses solely from funds available from the non-escrowed proceeds and other Permitted Investment Withdrawals.

Conflicts of Interest

Each of our officers and directors is currently also an officer and/or director of other companies with which we may compete, and, as a result, their identification and selection of suitable investments and acquisitions may result in a conflict of interest, including the following:

•	Jason N. Ader, our Executive Chairman, is currently the Chief Executive Officer and Chairman of the board of directors of Western Liberty Bancorp. In addition, Mr. Ader serves as Chief Executive Officer of our sponsor, HCAM, and is the co-founder of Hayground Cove Capital Partners LLC. Mr. Ader is the Chairman of the Board of India Hospitality Corp. and sits on the board of directors of the Las Vegas Sands Corp.

•	E. Jonathan Falik, our Chief Executive Officer and a member of our board of directors, currently serves as the Chief Executive Officer of our sponsor, JFCA. Mr. Falik is also the Chief Executive

Officer of Eagle Hospitality Properties Trust, Inc. At or prior to the completion of this offering and the concurrent private placement, Mr. Falik will resign from his positions at both JFCA and Eagle Hospitality Properties Trust, Inc., and will be employed exclusively by us.

•	Daniel B. Silvers, our President, is the President of Hayground Cove Capital Partners LLC. Mr. Silvers also currently serves as President of Western Liberty Bancorp and on the board of directors of Universal Health Services, Inc.

•	Andrew P. Nelson, our Chief Financial Officer, currently serves as Assistant Secretary of Western Liberty Bancorp and as a member of its board of directors. Mr. Nelson also serves as Managing Director of Finance at our sponsor, HCAM.

•	Gregory J. Moundas, our General Counsel and Secretary, also serves as General Counsel and Senior Vice President of our sponsor, JFCA.

•	Joseph Weinberger, our Executive Vice President of Investments, is a principal of our sponsor, JFCA, and also serves as the Chief Operating Officer of Eagle Hospitality Properties Trust, Inc.

•	Adam C. McMaster, our Chief Accounting Officer, currently serves as Senior Vice President and Chief Accounting Officer of our sponsor, JFCA.

•	A. Lorne Weil, our director nominee, currently serves as Chairman of the board of directors of Scientific Games Corporation.

•	Charles L. Atwood, our director nominee, is the Lead Trustee for the board of trustees of Equity Residential and also serves on the community board for the Las Vegas Performing Arts Center.

•	Michael B. Frankel, our director nominee, is a member of the board of directors of Western Liberty Bancorp.

•	Kenneth Shea, our director nominee, is the President of Coastal Capital Management LLC and sits on the Financial Advisory Board of the Carroll School of Management at Boston College.

•	Michael J. Stillman, our director nominee, is the President and Founder of Fourth Wall Restaurants.

Messrs. Ader, Falik and Silvers will also serve on our investment committee which will review new investment opportunities and determine whether to recommend such opportunities to our board of directors for approval.

An officer or director is conflicted under our Conflicts of Interest Policy when, among other circumstances, his obligations would require him simultaneously to present an opportunity to us and another company and/or participate in the pursuit of an investment opportunity on our behalf and on behalf of such other company. In such instances, when our directors determine that the conditions and timing of a particular investment or acquisition is appropriate and in our stockholders’ best interests, our Conflicts of Interest Policy requires that conflicted directors must recuse themselves from participating in such investment decisions on our behalf and on behalf of the other companies to which they owe fiduciary obligations in order to facilitate equal opportunities for all parties to pursue the best opportunities on behalf of their respective stockholders, and such investment decisions will be subject to the approval of the disinterested members on our board of directors. As such, we may lose the valuable expertise of certain directors when pursuing certain Permitted Investments, which could negatively impact our ability to consummate such Permitted Investments or obtain them on terms that would be most favorable to us. As a result, we may have to forego otherwise attractive opportunities in our target assets in order to avoid any conflicts of interest.

Our Conflicts of Interest Policy further requires that any conflicts of interest with respect to investment opportunities that arise between us and our sponsors must be resolved in our favor to the extent permitted under applicable law, including any fiduciary obligations, and our sponsors shall not be permitted to pursue such opportunities. Furthermore, while our executive officers, with the exception of E. Jonathan Falik, will not step down from their current positions at other companies following the completion of this offering and the concurrent private placement pursuant to their employment agreements, our Chief Executive Officer will be required to devote all of his professional time, and all the other members of our executive management team, other than our Executive Chairman, will be required to devote substantially all of their professional time, to our company, subject to certain existing engagements that would not interfere, as determined by our board of directors, with our operations. While our Executive Chairman will be required to devote such portion of his time to our affairs as is necessary to enable us to effectively operate our business, our Executive Chairman is not obligated to dedicate any specific portion of his time to our business. See the biographies of our directors and officers and “—Compensation Discussion and Analysis—Employment Agreements” above.

Our conflict of interest policy provides that our officers, directors, sponsors and their respective affiliates may not have any direct or indirect pecuniary interest in any investment to be acquired or disposed of by us; provided, however, our sponsors and their affiliates may be reimbursed by us for direct third-party out-of-pocket expenses incurred by such sponsor or their affiliates pursuing investments prior to the completion of this offering and concurrent private placement which we pursue following the completion of this offering and concurrent private placement solely from funds available from the non-escrowed proceeds and other Permitted Investment Withdrawals.

We will be the exclusive vehicle through which our sponsors and executive officers will make new investments in the North American hospitality industry. However, due to certain contractual obligations, our sponsors and their principals are subject to certain restrictions related to their respective activities in our target industries. As a result, we will not invest in any ground-up developments of aloftsm hotels and our sponsors and their principals are, among other things (1) party to franchise agreements that may restrict their ownership or our ownership in competing franchise companies and (2) subject to certain confidentiality agreements concerning confidential information that may be pertinent to potential investment or acquisition opportunities in our target assets. These existing obligations could prevent us from pursuing attractive opportunities in our target assets. While we currently do not foresee any conflicts arising pursuant to these restrictions, if such conflicts do occur, our sponsors and our board of directors will have to determine if any of our potential investments or acquisitions will cause a breach of these contractual obligations. If it is determined that a breach would occur, our investment opportunities may be limited or, in the alternative, the disinterested members of our board of directors may deem it in the best interest of our stockholders to pursue these opportunities despite such breach, and the disinterested members of our board of directors may agree to take actions, including indemnification, to protect either sponsor and/or its respective principals or affiliates from any penalties incurred in accordance with our Conflicts of Interest Policy. Though our sponsors will continue be subject to the existing obligations described above, upon completion of this offering and the concurrent private placement, our sponsors will not compete with us for investment opportunities in the hospitality industry. Affiliate transactions will require the approval of a majority of our independent and disinterested board members and the audit and risk committee.

In addition, our officers and directors will not have any obligation to present us with any acquisition opportunity which does not fall within the parameters described in this prospectus under the section entitled “Our Business.” To the extent any of our officers or directors becomes aware of an acquisition opportunity that does not fall within the above parameters but that may otherwise be suitable for us, he or she is not obligated to, and may not present such opportunity to us. In general, officers and directors of a Maryland corporation are required to present business opportunities to the corporation if the corporation could financially undertake the opportunity, the opportunity is within the corporation’s line of business and it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Our sponsors and their principals are subject to certain preexisting obligations to third parties and may not bring certain opportunities to us. See the section entitled “Risk Factors—Risks Related to Our Sponsors.”

Our investment committee recommends potential investments to our board of directors. Until the Capital Deployment Hurdle has been satisfied, the escrowed proceeds may be used only for Permitted Investment Withdrawals. In addition, until the earlier of our satisfaction of the Capital Deployment Hurdle or the one year anniversary of the completion of this offering and the concurrent private placement, Messrs. Ader, Falik and Silvers, who comprise our investment committee and serve on our board of directors and as executive officers, will receive reduced compensation pursuant to their employment agreements with us. As a result, our investment committee may be incentivized to recommend Permitted Investments that are not in our best interest or in the best interest of our stockholders in order to satisfy the Capital Deployment Hurdle, which would result in the release of the escrowed proceeds from this offering and the concurrent private placement to us and the payment of full compensation to Messrs. Ader, Falik and Silvers. Furthermore, the requirement that the Capital Deployment Hurdle be satisfied within one year after the completion of this offering and the concurrent private placement in order to avoid any remaining escrowed proceeds being returned to our stockholders may incentivize our investment committee to (i) place undue emphasis on the rapid deployment of funds in respect of Permitted Investments at the expense of other criteria, such as a more conservative due diligence process, in order to satisfy the Capital Deployment Hurdle and (ii) not seek the lowest price for a Permitted Investment, which would increase the PI Transaction Value of such investment and more easily enable the satisfaction of the Capital Deployment Hurdle.

In connection with our board of directors’ approval of a Permitted Investment, a majority of our board of directors, including a majority of the independent directors, will make a good faith determination regarding the PI Transaction Value of such Permitted Investment. PI Transaction Value shall equal, without duplication, the sum of (i) the cost of such Permitted Investment, whether consummated or subject to definitive documentation pursuant to which the Company provides a commitment of capital to consummate such Permitted Investment, (ii) the amount of debt which is senior in the capital structure to, or pari passu with, each Permitted Investment (such as, in the event we make a mezzanine loan to a hotel owner, the amount of any mortgage loan encumbering the hotel), only to the extent such Permitted Investment, after consultation with third party accountants, would reasonably be expected to be required to be consolidated on our balance sheet pursuant to GAAP, (iii) any equity with a liquidation preference which is senior to, or pari passu with, each Permitted Investment (such as, in the event we purchase common equity in an entity that owns hotel properties, any outstanding preferred equity issued by such entity which has a liquidation preference senior in priority to our investment), only to the extent such Permitted Investment, after consultation with third party accountants, would reasonably be expected to be required to be consolidated on our balance sheet pursuant to GAAP, (iv) estimated closing costs and applicable transaction expenses and (v) estimated amounts needed to cover future capital and funding commitments relating to such Permitted Investment (as set forth in a written agreement or budget) including, without limitation, capital expenditures, due diligence costs, escrows and follow-on investments or advances. Such determination may be modified by our board of directors, including a majority of the independent directors, at or prior to our consummation of such Permitted Investment but not thereafter. Our board of directors has the sole discretion to determine the timing, form and amount of any Permitted Investment and may rely on all information and documentation deemed relevant by our directors. However, our directors, some of whom are also certain of our executive officers and members of our investment committee, may have a conflict of interest in making such determinations. See the section entitled “Risk Factors—Our officers and directors may have a conflict of interest in determining whether it is appropriate to effect a particular target Permitted Investment because, in the event that the Capital Deployment Hurdle is not satisfied, they are not entitled to receive liquidating releases from our escrow account with respect to certain shares of our common stock they own.”

Our directors and officers and our sponsors will not receive liquidating releases from our escrow account with respect to any Initial Stock or any other of our equity securities, other than with respect to the shares purchased in this offering, the concurrent private placement or in the secondary market, they may hold in the event that the Capital Deployment Hurdle is not satisfied. In addition, our officers will receive reduced compensation until the earlier of our satisfaction of the Capital Deployment Hurdle and the one year anniversary of the offering and the concurrent private placement. Furthermore, our non-executive directors will not receive annual compensation until the satisfaction of the Capital Deployment Hurdle. As a result, members of our management team and our board of directors may have a conflict of interest in determining whether it is appropriate to effect a Permitted Investment, as well as the timing and size of our initial investments.

We cannot assure you that any of the conflicts described above will be resolved in our favor. Any of these factors may place us at a competitive disadvantage in successfully negotiating and consummating a Permitted Investment.

INVESTMENT POLICIES AND POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

The following is a discussion of our investment policies and our policies with respect to certain other activities, including financing matters and conflicts of interest. These policies may be amended or revised from time to time at the discretion of our board of directors, without a vote of our stockholders. Any change to any of these policies by our board of directors, however, would be made only after a thorough review and analysis of that change, in light of then-existing business and other circumstances, and then only if, in the exercise of its business judgment, our board of directors believes that it is advisable to do so in our and our stockholders’ best interests. We cannot assure you that our investment objectives will be attained.

Funds in Escrow Account

Upon completion of this offering and the concurrent private placement, the escrowed proceeds, or 98% of the net proceeds, will be placed in escrow with The Bank of New York Mellon, as escrow agent, pursuant to an escrow agreement. The remaining 2% of the net proceeds will be disbursed to us for working capital. In addition, cash (i) sufficient to complete any Permitted Investment, (ii) equal to 2% of the PI Transaction Value of such Permitted Investment as determined in good faith by our board of directors, which shall be used for working capital and (iii) necessary to cover certain transaction expenses, including, but not limited to, closing costs, capital expenditures, due diligence costs, escrows, future commitments and reserves, shall be released from the escrow account in connection with such Permitted Investment upon approval of a disbursement from the escrow account by our board of directors, and the remaining escrowed proceeds shall remain in the escrow account or be disbursed to us as Permitted Investment Withdrawals, including in connection with future Permitted Investments. Upon the satisfaction of the Capital Deployment Hurdle, the remaining amount of escrowed proceeds will be fully released to us and the escrow account will be terminated.

Pending disbursements from the escrow account, we intend to maintain the escrowed proceeds in bank deposits and short-term United States government securities, including Treasury bills, repurchase agreements fully collateralized by United States government securities and securities issued or guaranteed by United States government agencies. We intend to invest in those securities directly or through registered money market funds that, under normal circumstances, invest its assets exclusively in those securities. These investments are expected to provide a lower net return than we will seek to achieve from our Permitted Investments.

Prior to the 12-month deadline for the occurrence of the Capital Deployment Hurdle, the proceeds deposited in the escrow account could become subject to the claims of our creditors which could have higher priority than the claims of our public stockholders. Although we will use commercially reasonable efforts to have all prospective target businesses or other entities we engage (in so far as we deem the agreements we execute with such entities to be material) execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the escrow account for the benefit of our stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the escrow account including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the escrow account. Furthermore, there is no guarantee a court of law will uphold the validity of such agreements.

If any such third-party with whom we seek to have a material contract refuses to execute an agreement waiving such claims to the monies held in the escrow account, we will perform an analysis of the alternatives available to us if we chose not to engage such third-party and evaluate if such engagement would be in the best interest of our stockholders if such third-party refuses to waive such claims. Examples of possible instances where we may engage such third-party that refused to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by our management team to be better than those of other consultants that would agree to execute a waiver or in cases where our management team is unable to find a provider of required services willing to provide the waiver. In any event, our management team would perform an analysis of the alternatives available to it and would only enter into an agreement with a third-party that did not execute a waiver if management believed that such third-party’s engagement would be better than any alternative.

Both the sponsors and the underwriters have agreed to forfeit any rights or claims against the proceeds held in the escrow account which includes a portion of their underwriting discounts and commissions.

Failure to Meet the Capital Deployment Hurdle

If, after 12 months from the completion of this offering and the concurrent private placement the Capital Deployment Hurdle is not met, the remaining amount of escrowed proceeds in our escrow account, to the extent of lawfully available funds, will be released to our common stockholders of record holding shares issued in this offering only and the concurrent private placement as of that date in accordance with the number of such shares those stockholders hold as of that date (net of taxes and expenses related to the escrow) as an adjustment to the purchase price of such shares, and the escrow account will be terminated. Our Initial Stock will not participate in this release from escrow. It is expected that substantially all of the release of escrowed proceeds to common stockholders will be treated as a return of capital for U.S. federal income tax purposes, although no assurance can be given to this effect. Our common stockholders are not entitled to receive interest or any other proceeds that accrue on the escrow account.

If we were unable to satisfy the Capital Deployment Hurdle within 12 months of the completion of this offering and the concurrent private placement and are forced to liquidate our escrow account, our power to release the escrowed proceeds may be limited by Maryland law. Under the MGCL, a Maryland corporation may not make a distribution if after giving effect to the distribution (1) the corporation’s total liabilities (including for this purpose, unless the terms of stock provide otherwise, the liquidation preference on any shares of our stock that have preferential rights to our common stockholders upon the liquidation of the company) would exceed its total assets, and (2) it would not be able to pay its indebtedness as it becomes due in the usual course of business. Even if a corporation’s total liabilities would exceed its total assets, a distribution may be permitted if the distribution is made from net earnings of the corporation for (i) the fiscal year in which the distribution is made, (ii) the preceding fiscal year or (iii) the preceding eight fiscal quarters. If we would be prohibited from distributing all or a portion of the escrowed proceeds as a result of this provision of Maryland law, our holders of common stock will receive less than the price they paid per share in this offering and receipt of any such amounts will be delayed.

If we were unable to satisfy the Capital Deployment Hurdle by the one year anniversary of the completion of this offering and the concurrent private placement we would only be able to extend the deadline to satisfy the Capital Deployment Hurdle by amending our charter in accordance with Maryland law. An amendment to our charter extending the deadline to satisfy the Capital Deployment Hurdle would require the board of directors to declare such amendment advisable and approval by the affirmative vote of holders of stock entitled to cast a majority of all of the votes entitled to be cast on the matter.

Use of Capital Stock to Effect a Permitted Investment

Our charter authorizes the issuance of up to 250 million shares of our common stock. Upon completion of this offering and the concurrent private placement, there will be           authorized but unissued shares of our common stock and 25 million authorized but unissued shares of our preferred stock available for issuance, assuming no exercise of the underwriter’s over-allotment option to purchase additional shares of our common stock. Although we have no commitment as of the date of this offering, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common stock and preferred stock, to complete a Permitted Investment or to raise additional capital for operating expenses.

Investments in Real Estate or Interests in Real Estate

We plan make investments in the hospitality industry primarily in the United States and Canada. Our investments may include, but are not limited to, hotels, hospitality properties and undeveloped acreage. At the completion of this offering and the concurrent private placement, we will not have identified or committed the escrowed proceeds to any specific investment. Our senior executive officers will identify and negotiate investment opportunities on our behalf. For information concerning the investing experience of these individuals, please see the sections entitled “Our Business” and “Our Management.”

We intend to conduct substantially all of our investment activities through our operating partnership and its subsidiaries. Our primary investment objectives are to enhance stockholder value over time by generating attractive risk-adjusted returns on invested capital and achieving long-term appreciation in the value of our properties and other assets.

There are no limitations on the amount or percentage of our total assets that may be invested in any one property or asset. Additionally, no limits have been set on the concentration of investments in any one location or facility type.

Additional criteria with respect to our properties is described in the section entitled “Our Business—Our Investment Criteria.”

Investments in Mortgages, Structured Financings and Other Lending Policies

We plan to directly invest in commercial mortgage and mezzanine loans secured directly or indirectly by commercial property in our target sectors.

We have no current intention to make loans to persons other than in connection with the acquisition of mortgage and mezzanine loans through which we expect to achieve equity ownership of the underlying hospitality property in the near-term.

Investments in Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers

Generally speaking, we do not expect to engage in any significant investment activities with other entities, although we may consider joint venture investments with other investors where we expect to either manage the joint venture, have management control or maintain significant veto rights over major decisions. We may also invest in the securities of other issuers in connection with acquisitions of indirect interests in properties (normally general or limited partnership interests in special purpose partnerships owning properties). We may invest in real estate-related preferred equity securities. We may in the future acquire some, all or substantially all of the securities or assets of other REITs or similar entities where that investment would be consistent with our investment policies and the REIT qualification requirements. There are no limitations on the amount or percentage of our total assets that may be invested in any one issuer, other than those imposed by the gross income and asset tests that we must satisfy to qualify as a REIT. However, we do not anticipate investing in other issuers of securities for the purpose of exercising control or acquiring any investments primarily for sale in the ordinary course of business or holding any investments with a view to making short-term profits from their sale. In any event, we do not intend that our investments in securities will cause us to fall within the definition of “investment company” under the Investment Company Act. For this reason, we do not plan to register as an “investment company” under the Investment Company Act, and we intend to sell certain of our investments in securities before any registration would be required. Any such sales, if they were to occur, may take place at prices and on terms that are less favorable to us than would be the case if we were not forced to make such sales.

We do not intend to engage in trading, underwriting, agency distribution or sales of securities of other issuers.

Disposition Policy

Although we have no current plans to dispose of any of the properties we acquire, we will consider doing so if our management determines that a sale of a property would be in the best interests of our stockholders based on the price being offered for the property, the operating performance of the property, the tax consequences of the sale and other factors and circumstances surrounding the proposed sale. Any decision to dispose of a Permitted Investment will be approved by our board of directors.

Financing Policies

Upon completion of this offering and the concurrent private placement, we expect to have approximately $      million in cash available to execute our strategy (including cash held in our escrow account). Following completion of this offering and the concurrent private placement, we also expect to incur indebtedness to supplement our equity capital. We expect that we will incur both corporate-level debt and property-level debt. Although we are not required to maintain any particular leverage ratio, we expect to maintain an overall net debt to gross asset value of approximately 50%. However, our organizational documents do not limit the amount or percentage of debt that we may incur, nor do they limit the types of properties or assets we may acquire. In certain instances, we may employ leverage in excess of that percentage in connection with an individual investment. The amount of leverage we will deploy for particular investments in our target assets will depend upon our management team’s assessment of a variety of factors, which may include the anticipated liquidity and price volatility of the target assets in our investment portfolio, the potential for losses, the availability and cost of financing the assets, our opinion of the creditworthiness of our financing counterparties, the health of the U.S. economy and commercial mortgage markets, our outlook for the level, slope and volatility of interest rates, the credit quality of our target assets and the collateral underlying our target assets. Since this ratio is based, in part, upon market values of equity, it will fluctuate with changes in our common stock’s market value. However, we believe that this ratio provides an appropriate indication of leverage for a company whose assets are primarily real estate. We also believe that opportunities will arise to acquire assets from lenders in which there may be an ability to receive highly attractive seller financing.

Equity Capital Policies

Subject to applicable law and the requirements for listed companies on The NASDAQ Global Market, our board of directors has the authority, without further stockholder approval, to issue additional authorized common stock and preferred stock or otherwise raise capital, including through the issuance of senior securities, in any manner and on the terms and for the consideration it deems appropriate, including in exchange for property. Existing stockholders will have no preemptive right to additional shares issued in any offering, and any offering might cause a dilution of investment. We may in the future issue common stock in connection with acquisitions. We also may issue OP units in our operating partnership in connection with acquisitions of property.

Our board of directors may authorize the issuance of preferred shares with terms and conditions that could have the effect of delaying, deterring or preventing a transaction or a change in control of our company that might involve a premium price for holders of our common stock or otherwise might be in their best interests. Additionally, preferred stock could have distribution, voting, liquidation and other rights and preferences that are senior to those of our common stock. We may, under certain circumstances, purchase common or preferred stock in the open market or in private transactions with our stockholders, if those purchases are approved by our board of directors. Our board of directors has no present intention of causing us to repurchase any shares of our stock, and any action would only be taken in conformity with applicable federal and state laws and the applicable requirements for qualifying as a REIT.

In the future, we may institute a dividend reinvestment plan, or DRIP, which would allow our stockholders to acquire additional common stock by automatically reinvesting their cash dividends. Shares would be acquired pursuant to the plan at a price equal to the then prevailing market price, without payment of brokerage commissions or service charges. Stockholders who do not participate in the plan will continue to receive cash distributions as declared.

Conflicts of Interest

Each of our officers and directors is currently also an officer and/or director of other companies with which we may compete, and, as a result, their identification and selection of suitable investments and acquisitions may result in a conflict of interest. An officer or director is conflicted under our Conflicts of Interest Policy when, among other circumstances, his fiduciary obligations would require him simultaneously to present an opportunity to us and another company and/or participate in the pursuit of an investment opportunity on our behalf and on behalf of such other company. In such instances, when our directors determine that the conditions and timing of a particular investment or acquisition is appropriate and in our stockholders’ best interests, our

Conflicts of Interest Policy requires that conflicted directors must recuse themselves from participating in such investment decisions on our behalf and on behalf of the other companies to which they owe fiduciary obligations in order to facilitate equal opportunities for all parties to pursue the best opportunities on behalf of their respective stockholders, and such investment decisions will be subject to the approval of the disinterested members on our board of directors. As such, we may lose the valuable expertise of certain directors when pursuing certain Permitted Investments, which could negatively impact our ability to consummate such Permitted Investments or obtain them on terms that would be most favorable to us. As a result, we may have to forego otherwise attractive opportunities in our target assets in order to avoid any conflicts of interest. See the section entitled “Our Management—Conflicts of Interest” for a more detailed discussion of such conflicts.

Our Conflicts of Interest Policy further requires that any conflicts of interest with respect to investment opportunities that arise between us and our sponsors must be resolved in our favor to the extent permitted under applicable law, including any fiduciary obligations, and our sponsors shall not be permitted to pursue such opportunities. Furthermore, pursuant to their employment agreements, our Chief Executive Officer will be required to devote all of his professional time, and all the other members of our executive management team, other than our Executive Chairman, will be required to devote substantially all of their professional time, to our company, subject to certain existing engagements that would not interfere, as determined by our board of directors, with our operations. While our Executive Chairman will be required to devote such portion of his time to our affairs as is necessary to enable us to effectively operate our business, our Executive Chairman is not obligated to dedicate any specific portion of his time to our business. See the biographies of our directors and officers in the section entitled “Our Management” and the section entitled “Our Management—Compensation Discussion and Analysis—Employment Agreements.”

Our conflict of interest policy provides that our officers, directors, sponsors and their respective affiliates may not have any direct or indirect pecuniary interest in any investment to be acquired or disposed of by us; provided, however, our sponsors and their affiliates may be reimbursed by us for out-of-pocket expenses incurred by such sponsor or their affiliates pursuing investments prior to the completion of this offering and concurrent private placement which we pursue following the completion of this offering and concurrent private placement solely from funds available from the non-escrowed proceeds and other Permitted Investment Withdrawals.

We will be the exclusive vehicle through which our sponsors and executive officers will make new investments in the North American hospitality industry. However, due to certain contractual obligations, our sponsors and their principals are subject to certain restrictions related to their respective activities in our target industries. As a result, we will not invest in any ground-up developments of aloftsm hotels and our sponsors and their principals are, among other things (1) party to franchise agreements that may restrict their ownership or our ownership in competing franchise companies and (2) subject to certain confidentiality agreements concerning confidential information that may be pertinent to potential investment or acquisition opportunities in our target assets. These existing obligations could prevent us from pursuing attractive opportunities in our target assets. While we currently do not foresee any conflicts arising pursuant to these restrictions, if such conflicts do occur, our sponsors and our board of directors will have to determine if any of our potential investments or acquisitions will cause a breach of these contractual obligations. If it is determined that a breach would occur, our investment opportunities may be limited or, in the alternative, the disinterested members of our board of directors may deem it in the best interest of our stockholders to pursue these opportunities despite such breach, and the disinterested members of our board of directors may agree to take actions, including indemnification, to protect either sponsor and/or its respective principals or affiliates from any penalties incurred in accordance with our Conflicts of Interest Policy. Though our sponsors will continue be subject to the existing obligations described above, upon completion of this offering and the concurrent private placement, our sponsors will not compete with us for investment opportunities in the hospitality industry. Affiliate transactions will require the approval of a majority of our independent and disinterested board members and the audit and risk committee members.

Reporting Policies

Generally speaking, we intend to make available to our stockholders audited annual financial statements and annual reports. After this offering, we will become subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Pursuant to these requirements, we will file periodic reports, proxy statements and other information, including audited financial statements, with the SEC.

OUR PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock, including common stock to be issued in the concurrent private placement, as of the date of this prospectus and as adjusted to reflect the sale of our common stock offered by this prospectus by:

•	Each person who is known by us to beneficially own more than 5% of our outstanding common stock;

•	Each of our named executive officers;

•	Each of our directors; and

•	All of our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all common stock beneficially owned by them.

Beneficial ownership is determined in accordance with the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all parties listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. SEC rules provide that a person is deemed to beneficially own all shares of common stock that such person has the right to acquire within 60 days. We have not included the shares of common stock into which the outstanding Initial Stock may be exchanged in the following table because the Initial Stock will not be exchangeable into common stock within 60 days of the completion of this offering and the concurrent private placement.

Prior to the issuance and sale of our shares of common stock in this offering and the concurrent private placement, we issued an aggregate of approximately 6.4 million shares of Initial Stock to our founding stockholders, certain of whom are our officers and directors and certain employees or affiliates of our sponsors, for nominal consideration, subject to redemption by us to allow such stockholders to hold shares of Initial Stock in an amount, on an as-converted basis, equal to approximately 5% of our outstanding shares of common stock upon completion of this offering and the concurrent private placement. The Initial Stock is a separate class of stock that, upon satisfaction of the Capital Deployment Hurdle, is convertible into our common stock on a one-for-one basis and that, at such time as any dividends or other distributions are paid on our common stock, shall receive a concurrent distribution per share in an amount equal to 1% of such dividend or distribution. See the section entitled “Description of Capital Stock—Initial Stock.”

	Common Stock				Initial Stock
	Before this Offering		After this Offering		Before this Offering		After this Offering
	and the Concurrent		and the Concurrent		and the Concurrent		and the Concurrent
	Private Placement		Private Placement		Private Placement		Private Placement
Name and Address of	Number of	Percentage of	Number of	Percentage of	Number of	Percentage of	Number of	Percentage of
Beneficial Owners	Shares	Shares	Shares	Shares	Shares	Shares	Shares	Shares

Jason N. Ader(1)
E. Jonathan Falik(2)
Daniel B. Silvers(3)
Andrew P. Nelson(4)
Gregory J. Moundas(5)
Joseph Weinberger(6)
Adam C. McMaster(7)
Charles L. Atwood(8)
Michael B. Frankel(9)
André G. Martinez(10)
Kenneth Shea(11)
Michael J. Stillman(12)
A. Lorne Weil(13)
Total Directors and Officers as a Group

(1)	Mr. Ader’s business address is 1370 Avenue of the Americas, 28th Floor, New York, New York 10019.
(2)	Mr. Falik’s business address is 60 East 42nd Street, Suite 1901, New York, New York 10165. Mr. Falik’s beneficial ownership includes shares of Initial Stock held by JF RHC LLC, of which he is the sole member. The business address of JF RHC LLC is 60 East 42nd Street, Suite 1901, New York, New York 10165.
(3)	Mr. Silvers’ business address is 1370 Avenue of the Americas, 28th Floor, New York, New York 10019.
(4)	Mr. Nelson’s business address is 1370 Avenue of the Americas, 28th Floor, New York, New York 10019.
(5)	Mr. Moundas’ business address is 60 East 42nd Street, Suite 1901, New York, New York 10165.
(6)	Mr. Weinberger’s business address is 60 East 42nd Street, Suite 1901, New York, New York 10165.
(7)	Mr. McMaster’s business address is 60 East 42nd Street, Suite 1901, New York, New York 10165.
(8)	Mr. Atwood’s address is One Hughes Center Drive, #604, Las Vegas, Nevada 89169.
(9)	Mr. Frankel’s address is 160 Riverside Drive, PH B, New York, New York 10024.
(10)	Mr. Martinez’ address is R:12, Avenue du Président Wilson-75116-Paris France.
(11)	Mr. Shea’s business address is c/o Coastal Capital Management, LLC, 1 East 57th Street, New York, New York 10022.
(12)	Mr. Stillman’s business address is c/o Fourth Wall Restaurants, 880 Third Avenue, 4th Floor, New York, New York 10022.
(13)	Mr. Weil’s business address is 750 Lexington Avenue, 25th Floor, New York, New York 10022.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Promoters

Our sponsors (HCAM and JFCA) and their respective principals (Messrs. Ader and Falik) may be deemed to be our promoters based on their various relationships with us.

Employment Agreements

We intend to enter into employment agreements with each of Messrs. Ader, Falik, Silvers and Weinberger in connection with their services as members of our management team, which we expect to become effective upon completion of this offering and the concurrent private placement. The employment agreements will have an initial term of approximately three years for Messrs. Ader, Silvers and Weinberger, and an initial term of approximately four years for Mr. Falik, beginning on the completion of this offering and the concurrent private placement. Thereafter, the term of the agreements will be extended for an additional year on each anniversary of the completion of this offering and the concurrent private placement, unless either party gives 90 days’ prior notice that the term will not be extended.

Until the earlier of our satisfaction of the Capital Deployment Hurdle or the one year anniversary of the completion of this offering and the concurrent private placement, Messrs. Ader, Falik and Silvers will be entitled to an initial base salary of $150,000 and Mr. Weinberger will be entitled to an initial base salary of $50,000. Upon the earlier of our satisfaction of the Capital Deployment Hurdle or the one year anniversary of the completion of this offering and the concurrent private placement, Mr. Ader will be entitled to an annual base salary of $250,000, Mr. Falik will be entitled to an annual base salary of $500,000, Mr. Silvers will be entitled to an annual base salary of $400,000 and Mr. Weinberger will be entitled to an annual base salary of $350,000. Each of Messrs. Ader, Falik, Silvers and Weinberger shall also be entitled to an annual base salary increase equal to the greater of (1) 3% of their then-current base salary or (2) the annual percentage increase cost of living in the city of New York, New York, as determined by our compensation committee. In addition, each of Messrs. Ader, Falik, Silvers and Weinberger shall be eligible to receive an annual discretionary incentive payment under our annual cash bonus plan as in effect from time to time equal to either 50%, 75% or 125% of each of their base salaries then in effect upon the attainment of one or more pre-established performance goals established by our compensation committee and approved by our board of directors.

Each of these executives will be entitled to receive benefits under the agreements if the (1) executive’s employment is terminated without cause, (2) executive terminates his employment with good reason, (3) executive’s employment is terminated as a result of disability or death or (4) the executive resigns for good reason or is terminated without cause within 6 months following a change in control.

In the event the employment of one of these executives is terminated as a result of the executive’s death or disability, the executive or the executive’s estate, as applicable, is entitled to receive (1) any accrued but unpaid salary, (2) the executive’s current salary for the remainder of the employment term, (3) the executive’s average annual bonus paid over the prior 3 years (or such lesser period during which an annual bonus was paid), (4) reimbursement for any outstanding reasonable business expenses, (5) accrued but unpaid vacation or sick leave, (6) vested accrued benefits under any employee benefit plans and programs, and (7) the vesting as of the executive’s last day of employment of any unvested securities previously issued to the executive using a time-based method of vesting.

In the event the Company terminates the employment of one of these executives without cause or one of the executives terminates his employment for good reason, the executive is entitled to (1) any accrued but unpaid salary, (2) reimbursement for any outstanding reasonable business expenses, (3) the vesting as of the executive’s last day of employment of any unvested securities previously issued to the executive using a time-based method of vesting, and (4) a lump sum payment equal to three times (i) the executive’s current salary and (ii) the executive’s average annual bonus paid over the prior 3 years (or such lesser period during which an annual bonus was paid), and (5) employee benefits coverage (including medical and life insurance coverage) for a period of up to 12 months following the executive’s termination of employment.

If there is a change of control during the term of the agreements and within six months following a change in control, the executive is terminated without cause or he resigns for good reason, the executive shall be entitled to, among other things, (1) any accrued but unpaid salary, (2) reimbursement for any outstanding reasonable business expenses, (3) the vesting as of the executive’s last day of employment of any unvested securities previously issued to the executive using a time-based method of vesting, and (4) a lump sum payment equal to three times (i) the executive’s current salary and (ii) the executive’s average annual bonus paid over the prior three years (or such lesser period during which an annual bonus was paid).

Each employment agreement will contain a non-competition provision subject to certain exclusions for obligations existing prior to this offering as determined by our board of directors for the employment period and one year thereafter, unless the executive elects to forego the receipt of any severance payments or benefits the executive is otherwise entitled to receive pursuant to his employment agreement, and a non-solicitation provision during the employment period and six months thereafter upon termination. In addition, our Chief Executive Officer will be required to devote all of his professional time, and all the other members of our executive management team, other than our Executive Chairman, will be required to devote substantially all of their professional time to the company, subject to certain existing obligations that would not interfere, as determined by our board of directors, with our operations. While our Executive Chairman will be required to devote such portion of his time to our affairs as is necessary to enable us to effectively operate our business, our Executive Chairman is not obligated to dedicate any specific portion of his time to our business. For a description of certain obligations that may be excluded from the non-competition provisions of our executive officers’ employment agreements, see the biographies of our officers in the section entitled “Our Management” and the section entitled “Our Management—Conflicts of Interest.”

In addition, although we will not enter into employment agreements with them, each of Messrs. Nelson, Moundas and McMaster will be entitled to an initial base salary of $50,000. Each of Messrs. Nelson, Moundas and McMaster will be entitled to an annual base salary of $250,000 upon satisfaction of the Capital Deployment Hurdle.

Director Compensation

Upon completion of this offering and the concurrent private placement, we will grant each of our non-executive directors restricted shares of our common stock, which equals a dollar value of $100,000. These shares will vest ratably over five years at the rate of 20% of the total number of shares per year commencing on the first anniversary of the completion of this offering and the concurrent private placement. Our non-executive directors will not receive any additional compensation until the satisfaction of the Capital Deployment Hurdle. Subsequent to the satisfaction of the Capital Deployment Hurdle, our non-executive directors will receive an additional grant of restricted shares of our common stock with a value equal to $75,000, except for Mr. Weil, who shall receive an additional grant of restricted shares of our common stock with a value equal to $100,000 in consideration for his services as Lead Independent Director. Additionally, subsequent to the satisfaction of the Capital Deployment Hurdle, our non-executive directors other than Mr. Weil will begin to earn an annual retainer, at their respective option, of either (x) $30,000 cash and a grant of shares of restricted stock reserved under our equity plan with a value equal to $30,000 or (y) a grant of shares of restricted stock reserved under our equity plan with a value equal to $75,000. As consideration for his services as Lead Independent Director, subsequent to the satisfaction of the Capital Deployment Hurdle, Mr. Weil will begin to earn an annual retainer, at his option, of either (x) $40,000 cash and a grant of shares of restricted stock under our equity plan with a value equal to $40,000 or (y) a grant of shares of restricted stock under our equity plan with a value equal to $100,000. The share grants made after the satisfaction of the Capital Deployment Hurdle will vest ratably over five years at the rate of 20% of the total number of shares per year commencing on the first anniversary of the grant date. In addition, our audit and risk committee chair will receive a $15,000 annual stipend, our compensation committee chair will receive a $5,000 annual stipend, and each non-chair member of our audit and risk committee will receive a $5,000 annual stipend. The compensation committee of our board of directors will determine any additional compensation to be provided to our non-executive directors. We will also reimburse our directors for reasonable direct third-party out-of-pocket expenses incurred in connection with performance of their duties as directors, including, without limitation, reasonable travel expenses in connection with their attendance at board and committee meetings.

Initial Stock

Prior to the issuance and sale of our shares of common stock in this offering and the concurrent private placement, we issued an aggregate of approximately 6.4 million shares of Initial Stock to our founding stockholders, certain of whom are our officers and directors and certain employees and affiliates of our sponsors, for nominal consideration, subject to adjustment or redemption by us to allow such stockholders to hold shares of Initial Stock in an amount, equal to approximately 5% of our common stock outstanding, on an as-converted basis, upon completion of this offering and the concurrent private placement. The Initial Stock is a separate class of stock that, at such time as any dividends or other distributions are paid on our common stock, shall receive a concurrent distribution per share in an amount equal to 1% of such dividend or distribution received on each share of our common stock.

All shares of Initial Stock shall be placed in an escrow account pursuant to a stock escrow agreement between us and The Bank of New York Mellon, as escrow agent, immediately upon the completion of this offering and the concurrent private placement, to be released in equal installments over the next three years; provided, however, that:

•	the first one-third installment shall be released only at such time as the Total Return equals or is greater than 20% of the IPO price, on a date after the first anniversary of the completion of this offering and the concurrent private placement,

•	the second one-third installment shall be released only at such time as the Total Return equals or is greater than 25% of the IPO price on a date after the second anniversary of the completion of this offering and the concurrent private placement, and

•	the final one-third installment shall be released only at such time as the Total Return equals or is greater than 30% of the IPO price on a date after the third anniversary of the completion of this offering and the concurrent private placement.

Any unreleased Initial Stock shall be immediately released to the holders of Initial Stock upon satisfaction of these requirements if any goal is attained in a year subsequent to the year in which such Initial Stock would have been released had such goal been attained in that year. In addition, upon release from escrow, each share of Initial Stock shall be, at the holder’s option, immediately convertible into one share of common stock. If the foregoing performance targets are not met by the tenth anniversary of the completion of this offering and the concurrent private placement, any shares of Initial Stock remaining in the escrow account will be forfeited by the holders of Initial Stock and returned to us.

Upon completion of this offering and the concurrent private placement, the Initial Stock will not be transferable until 180 days after the closing date of our initial Permitted Investment (other than limited transfers to our sponsors or transfers to relatives and trusts of the holders of Initial Stock or their principals for estate planning purposes).

Concurrently with the issuance and sale of our common stock in this offering and the concurrent private placement, we will enter into a registration rights agreement for the benefit of the holders of Initial Stock and the holders of common stock issued in the concurrent private placement. The registration rights granted pursuant to such registration rights agreement will relate to our common stock into which the Initial Stock is convertible and our common stock issued in the concurrent private placement. We will bear the expenses incurred in connection with the filing of any such registration statements. See the section entitled “Registration Rights.” The holders of Initial Stock will not participate in any liquidating releases from our escrow account if the Capital Deployment Hurdle is not satisfied within 12 months of the completion of this offering and the concurrent private placement.

Administrative Support Agreement With Our Sponsors

Concurrent with the completion of this offering and the concurrent private placement, our sponsors expect to enter into administrative support agreements with us pursuant to which they will provide us with certain administrative services. Costs will be allocated between our sponsors or their respective designated affiliates for providing such services. Our sponsors will not receive any compensation under the administrative support agreements, but will be reimbursed by us for reasonable, direct third-party out-of-pocket expenses incurred in connection with such services and any advances organizational or offering expenses. Furthermore, to the extent that our sponsors advance any direct third-party out-of-pocket expenses in connection with our commitments to our employees (including, without limitation, health, vision, dental, disability and life insurance benefits), we will reimburse our sponsors for the full amount of such direct third-party out-of-pocket expenses solely from funds available from the non-escrowed proceeds and other Permitted Investment Withdrawals. See the section entitled “Our Management—Administrative Support Agreements with Our Sponsors.”

Concurrent Private Placement

Concurrently with this offering, certain members of our management team who are principals of our sponsors will purchase an aggregate of $10 million of our common stock in a separate private placement at a price per share equal to the initial offering price set forth on the cover page of this prospectus, without payment of any underwriting discounts or commissions. Messrs. Ader, Falik and Silvers will purchase shares in the concurrent private placement in amounts equal to          ,          and          , respectively.

Registration Rights Agreement for the Benefit of Initial Stockholders

Concurrently with the issuance and sale of the securities in this offering, we expect to enter into a registration rights agreement for the benefit of the holders of Initial Stock and the holders of our common stock purchased in the concurrent private placement. We have agreed to use reasonable efforts to cause the registration statement to become effective under the Securities Act as soon as practicable after filing and to continuously maintain its effectiveness under the Securities Act, subject to certain permitted blackout periods, for the period described in the registration rights agreement. We, and indirectly our stockholders, will bear the expenses incurred in connection with the filing of any such registration statements.

Advancement of expenses

We will reimburse our sponsors for any direct third-party out-of-pocket expenses to be incurred in connection with our organization and this offering and the concurrent private placement. As of April 13, 2010, organizational costs incurred by our sponsors were inconsequential. As of April 13, 2010, our sponsors have advanced us $350,000 to pay for third party costs incurred directly in connection with our organization and this offering and the concurrent private placement. If this offering is terminated, we will have no obligation to reimburse our sponsors for any organizational or offering costs.

DESCRIPTION OF CAPITAL STOCK

Although the following summary describes the material terms of our shares of stock, it is not a complete description of the MGCL or our charter and bylaws, copies of which will have been filed as exhibits to the registration statement of which this prospectus is a part. See the section entitled “Where You Can Find Additional Information.”

General

The following describes the material terms of our charter upon completion of this offering and the concurrent private placement. Our charter will provide that we may issue up to 250 million shares of common stock, $0.001 par value per share, 25 million shares of preferred stock, $0.001 par value per share, or preferred stock, and 10 million shares of Initial Stock, par value $0.001 per share. Our charter will authorize our board of directors to amend our charter to increase or decrease the aggregate number of authorized shares or the number of shares of any class or series without stockholder approval. Upon completion of this offering and the concurrent private placement,           shares of common stock will be issued and outstanding on a fully diluted basis, including           shares of restricted common stock to be granted to our non-executive directors upon completion of this offering and the concurrent private placement.

An aggregate of           shares of Initial Stock will also be outstanding after adjustment to allow the holders of Initial Stock to hold shares of Initial Stock in an amount, on an as-converted basis, equal to approximately 5% of our outstanding shares of common stock upon completion of this offering and the concurrent private placement. No preferred stock will be issued and outstanding.

Under Maryland law, stockholders are not personally liable for the obligations of a Maryland corporation solely as a result of their status as stockholders.

Initial Stock

Prior to the issuance and sale of our shares of common stock in this offering and the concurrent private placement, we issued an aggregate of approximately 6.4 million shares of Initial Stock to our founding stockholders, certain of whom are our officers and directors and certain employees and affiliates of our sponsors, for nominal consideration, subject to adjustment or redemption by us to allow such stockholders to hold shares of Initial Stock in an amount, on an as-converted basis, equal to approximately 5% of our outstanding shares of common stock upon completion of this offering and the concurrent private placement. Each outstanding share of Initial Stock entitles the holder to one vote (including during the period the Initial Stock is held in escrow) on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of stock, the holders of such Initial Stock together with the holders of common stock will possess the exclusive voting power.

The Initial Stock is a separate class of stock that, at such time as any dividends or other distributions are paid on our common stock, shall receive a concurrent distribution per share in an amount equal to 1% of such dividend or distribution received on each share of our common stock. All shares of Initial Stock shall be placed in an escrow account pursuant to a stock escrow agreement between us and The Bank of New York Mellon, as escrow agent, immediately upon the completion of this offering and the concurrent private placement, to be released in equal installments over the next three years; provided, however, that:

•	The first one-third installment shall be released only at such time as the Total Return equals or is greater than 20% of the IPO price, on a date after the first anniversary of the completion of this offering and the concurrent private placement,

•	The second one-third installment shall be released only at such time as the Total Return equals or is greater than 25% of the IPO price on a date after the second anniversary of the completion of this offering and the concurrent private placement, and

•	The final one-third installment shall be released only at such time as the Total Return equals or is greater than 30% of the IPO price on a date after the third anniversary of the completion of this offering and the concurrent private placement.

Any unreleased Initial Stock shall be immediately released to the holders of Initial Stock upon satisfaction of these requirements if any goal is attained in a year subsequent to the year in which such Initial Stock would have been released had such goal been attained in that year. In addition, upon release from escrow, each share of Initial Stock shall be, at the holder’s option, immediately convertible into one share of common stock. If the foregoing performance targets are not met by the tenth anniversary of the completion of this offering and the concurrent private placement, any shares of Initial Stock remaining in the escrow account will be forfeited by the holders of Initial Stock and returned to us.

Upon completion of this offering and the concurrent private placement, the Initial Stock will not be transferable until 180 days after the closing date of our initial Permitted Investment (other than limited transfers to the original purchasers of the Initial Stock or transfers to relatives and trusts of the holders of Initial Stock or their principals for estate planning purposes).

Concurrently with the issuance and sale of our common stock in this offering and the concurrent private placement, we expect to enter into a registration rights agreement for the benefit of the holders of Initial Stock and the holders of common stock issued in the concurrent private placement. The registration rights granted pursuant to such registration rights agreement will relate to our common stock into which the Initial Stock is convertible and our common stock issued in the concurrent private placement. We will bear the expenses incurred in connection with the filing of any such registration statements. See the section entitled “Registration Rights.” The Initial Stock will not participate in any liquidating releases from our escrow account if the Capital Deployment Hurdle is not satisfied within 12 months of the completion of this offering and the concurrent private placement.

Common Stock

All of the common stock offered in this offering and the concurrent private placement will be duly authorized, fully paid and nonassessable. Subject to the preferential rights, if any, of holders of any other class or series of shares of stock and to the provisions of our charter regarding the restrictions on ownership and transfer of shares of stock, holders of our common stock are entitled to receive distributions on such shares of stock out of assets legally available therefor if, as and when authorized by our board of directors and declared by us, and the holders of our common stock are entitled to share ratably, along with the holders of Initial Stock, in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities, other than with respect to the liquidation of our escrow account if we fail to satisfy the Capital Deployment Hurdle within 12 months of the completion of this offering.

Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our common stock and except as may otherwise be specified in the terms of any class or series of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of stock, the holders of such common stock together with the holders of Initial Stock will possess the exclusive voting power. There is no cumulative voting in the election of our directors, which means that the stockholders entitled to cast a majority of the votes entitled to be cast in the election of directors can elect all of the directors then standing for election, and the remaining stockholders will not be able to elect any directors.

Holders of common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on ownership and transfer of shares of our common stock and capital stock contained in our charter and the terms of any other class or series of common stock, all of our common stock will have equal dividend, liquidation and other rights.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge or consolidate with another entity, sell all or substantially all of its assets or engage in a share exchange unless the action is advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation’s charter. Our charter provides that these actions (other than certain amendments to the provisions of our charter related to the vote required to remove a director, which must be approved by at least two-thirds of the votes entitled to be cast on the amendment) may be approved by a majority of all of the votes entitled to be cast on the matter.

Power to Reclassify Our Unissued Shares of Stock

Our charter authorizes our board of directors, without stockholder approval, to classify and reclassify any unissued common or preferred stock into other classes or series of shares of stock. Prior to the issuance of shares of each class or series, our board of directors is required by Maryland law and by our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of shares of stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Therefore, our board of directors could authorize the issuance of common stock or preferred stock that have priority over our common stock as to voting rights, dividends or upon liquidation or with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders. No preferred stock is presently outstanding, and we have no present plans to issue any preferred stock.

Power to Increase or Decrease Authorized Shares of Stock and Issue Additional Common Stock and Preferred Stock

We believe that the power of our board of directors to amend our charter to increase or decrease the number of authorized shares of stock, to authorize us to issue additional authorized but unissued common stock or preferred stock and to classify or reclassify unissued common stock or preferred stock and thereafter to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the common stock, will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, shares of our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, a REIT must not be “closely held” under Section 856(h) of the Code. In this regard, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our charter contains restrictions limiting the ownership and transfer of shares of our common stock and other outstanding shares of stock while we qualify as a REIT. The relevant sections of our charter provide that, subject to the exceptions described below, no person may beneficially or constructively own (applying certain attribution rules under the Code) more than 9.8% by value or number of shares, whichever is more restrictive, of the aggregate of our outstanding common stock (the common stock ownership limit), or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of capital stock (the aggregate stock ownership limit). The common share ownership limit and the aggregate share ownership limit are collectively referred to herein as the “ownership limits.” A person or entity that becomes subject to the ownership limits by virtue of a violative transfer that results in a transfer to a trust, as set forth below, is referred to as a “purported beneficial transferee” if, had the violative transfer been effective, the person or entity would have been a record owner and beneficial owner or solely a beneficial owner of shares of our stock, or is referred to as a “purported record transferee” if, had the violative transfer been effective, the person or entity would have been solely a record owner of shares of our stock.

The constructive beneficial ownership rules under the Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of our stock) by an individual or entity, could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of capital stock and thereby subject the shares of common stock or capital stock to the applicable ownership limit.

Our board of directors may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive the ownership limit or establish a different limit on ownership, or excepted holder limit, for a particular stockholder. However, the board of directors may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by the board of directors for exemption, a person also must not own, directly or indirectly, an interest in our tenant (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in a tenant for our properties. The person seeking an exemption must represent to the satisfaction of our board of directors that such person will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to a trust for the benefit of a charitable beneficiary. As a condition of its waiver, our board of directors may require an opinion of counsel or IRS ruling satisfactory to the board of directors with respect to our qualification as a REIT.

In connection with an exemption from the ownership limits or at any other time, our board of directors may from time to time increase or decrease the ownership limits for one or more persons and entities; provided, however, that any decrease will be effective as to existing holders who own common stock or capital stock, as applicable, in excess of such decreased ownership limit as described below; and provided further that the ownership limit may not be increased if, after giving effect to such increase, five or fewer individuals could own or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding. Prior to the modification of the ownership limit, our board of directors may require such opinions of counsel, affidavits, undertakings or agreements as the board may deem necessary or advisable in order to determine or ensure our qualification as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership in shares of our common stock or capital stock, as applicable, is in excess of such decreased ownership limit until such time as such person’s or entity’s percentage of shares of our common stock or capital stock, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of shares of our common stock or capital stock, as applicable, in excess of such percentage ownership of shares of our common stock or capital stock will be in violation of such ownership limit. Additionally, the new ownership limit may not allow five or fewer individuals to own more than 49.9% in value of our outstanding shares of stock.

While we qualify as a REIT, our charter provisions further prohibit:

•	any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of our stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT; and

•	any person from transferring shares of our stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give written notice immediately of such event to us or, in the case of a proposed or attempted transaction, at least 15 days prior written notice to us, and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Pursuant to our charter, if any transfer of shares of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of shares of our stock or any other event would otherwise result in any person violating the ownership limits or such other limit established by our board of directors or in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause such person to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported record transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary by the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT, then our charter provides that the transfer of the shares will be null and void and the intended transferee will acquire no rights in such shares.

Shares of stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares of stock at market price, the last reported sales price reported on The NASDAQ Global Market (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the market price on the date we or our designee, accepts such offer. We have the right to accept such offer until the trustee has sold the shares of stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the trustee must distribute the net proceeds of the sale to the purported record transferee and any dividends or other distributions held by the trustee with respect to such shares of stock will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits or such other limit as established by our board of directors. After that, the trustee must distribute to the purported record transferee an amount equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported sales price reported on The NASDAQ Global Market (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. Any net sales proceeds in excess of the amount payable to the purported record transferee will be immediately paid to the charitable beneficiary, together with any dividends or other distributions thereon. In addition, if prior to discovery by us that shares of stock have been transferred to a trust, such shares of stock are sold by a purported record transferee, then such shares will be deemed to have been sold on behalf of the trust and to the extent that the purported record transferee received an amount for or in respect of such shares that exceeds the amount that such purported record transferee was entitled to receive, such excess amount must be paid to the trustee upon demand. The purported beneficial transferee or purported record transferee has no rights in the shares held by the trustee.

The trustee will be designated by us and will be unaffiliated with us and with any purported record transferee or purported beneficial transferee. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a purported record transferee prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible action, then the trustee may not rescind and recast the vote.

If our board of directors determines in good faith that a proposed transfer would violate the restrictions on ownership and transfer of shares of our stock set forth in the charter, the board of directors will take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem the shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating the name and address of such owner, the number of shares of our stock which he, she or it beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of our beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall upon demand be required to provide us with such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Any certificates representing shares of our stock will bear a legend referring to the restrictions described above.

These restrictions on ownership and transfer will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT.

These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders.

Stock Exchange Listing

We have applied to list our shares of our common stock on The NASDAQ Global Market under the symbol “RBSC.”

Transfer Agent and Registrar

We intend to appoint The Bank of New York Mellon as the transfer agent and registrar for our common stock.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. We cannot predict the effect, if any, that sales of common stock or the availability of shares for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could adversely affect the prevailing market price of our common stock.

Upon completion of this offering and the concurrent private placement,           shares of common stock will be issued and outstanding, including           shares of restricted common stock to be granted to our non-executive directors upon completion of this offering and the concurrent private placement, or           common shares if the underwriters’ over-allotment option is exercised in full. Our equity plan will provide for future grants of equity based awards up to an aggregate of           additional common shares. An aggregate of           shares of Initial Stock will also be outstanding after adjustment, in an amount, on an as-converted basis, equal to approximately 5% of our outstanding shares of common stock upon completion of this offering and the concurrent private placement. The Initial Stock is subject to registration as described below “Registration Rights”.

No assurance can be given as to the likelihood that an active trading market for our shares of common stock will develop or be maintained, that any such market will be liquid, that stockholders will be able to sell the shares of common stock when issued or at all or the prices that stockholders may obtain for any of the shares of our common stock. No prediction can be made as to the effect, if any, that future issuances of our shares of common stock or the availability of our shares of common stock for future issuances will have on the market price of our shares of common stock prevailing from time to time, issuances of substantial amounts of our shares of common stock, or the perception that such issuances could occur, may affect adversely the prevailing market price of our shares of common stock. See the section entitled “Risk Factors—Risks Related to Share Ownership and The Offering.”

The shares of common stock sold in this offering and the concurrent private placement will be freely tradable without restriction or further registration under the Securities Act, unless the shares are held by any of our “affiliates,” as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144 under the Securities Act, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the issuer.

Rule 144

In general, under Rule 144, a person (or persons whose shares are aggregated), who is not an affiliate of ours and has not been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than an affiliate, is entitled to sell his, her or its shares without registration and without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. In addition, under Rule 144, once we have been subject to the reporting requirements of the Exchange Act for at least 90 days, a person (or persons whose shares are aggregated), who is not an affiliate of ours and has not been one of our affiliates at any time during the three months preceding a sale, may sell his, her or its shares without registration, subject to the continued availability of current public information about us after only a six-month holding period. Any sales by affiliates under Rule 144, even after the applicable holding periods, are subject to requirements and/or limitations with respect to volume, manner of sale, notice and the availability of current public information about us.

Immediately after this offering and the concurrent private placement, we will have nominal operations and assets comprised mainly of cash and cash equivalents. As such, Rule 144 is currently not available for resales of our securities.

Registration Rights

Concurrently with the issuance and sale of the securities in this offering, we expect to enter into a registration rights agreement for the benefit of the holders of Initial Stock and the holders of common stock issued in the concurrent private placement. We have agreed to use reasonable efforts to cause the registration statement to become effective under the Securities Act as soon as practicable after filing and to continuously maintain its effectiveness under the Securities Act, subject to certain permitted blackout periods, for the period described in the registration rights agreement. We, and indirectly our stockholders, will bear the expenses incurred in connection with the filing of any such registration statements.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

Although the following summary describes certain provisions of Maryland law and of our charter and bylaws as they will be in effect upon completion of this offering, it is not a complete description of Maryland law and our charter and bylaws, copies of which are available from us upon request. See the section entitled “Where You Can Find Additional Information.”

Number of Directors; Vacancies

Our charter and bylaws provide that the number of our directors may be increased or decreased only by a majority of our board of directors but may not be fewer than one nor more than 15. Our charter also provides that, at such time as we have at least three independent directors and a class of our common stock or preferred stock is registered under the Exchange Act, we elect to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on our board of directors. Accordingly, at such time, except as may be provided by our board of directors in setting the terms of any class or series of stock, any and all vacancies on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any individual elected to fill such vacancy will serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is duly elected and qualifies.

Each of our directors will be elected by our stockholders to serve for a one-year term and until his or her successor is duly elected and qualifies. A plurality of all votes cast on the matter at a meeting of stockholders at which a quorum is present is sufficient to elect a director. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at a meeting constitutes a quorum.

Removal of Directors

Our charter provides that, subject to the rights of holders of any series of preferred stock, a director may be removed with or without “cause” only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our board of directors to fill vacancies on our board of directors, generally preclude stockholders from (1) removing incumbent directors except upon a substantial affirmative vote and (2) filling the vacancies created by such removal with their own nominees.

Business Combinations

Under the MGCL, certain “business combinations,” including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities, between a Maryland corporation and an “interested stockholder” or, generally, any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting shares or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of stock of the corporation, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting shares of stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. Under the MGCL, a person is not an “interested stockholder” if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. A corporation’s board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution exempted business combinations (1) between us and any person, provided that such business combination is first approved by our board of directors (including a majority of directors who are not affiliates or associates of such person) and (2) between us and either of our sponsors or either sponsor’s affiliates or associates. Consequently, the five-year prohibition and the supermajority vote requirements will not apply to such business combinations. As a result, any person described above may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by us with the supermajority vote requirements and other provisions of the statute. This resolution, however, may be altered or repealed in whole or in part at any time by our board of directors. If this resolution is repealed, or our board of directors does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares which, if aggregated with all other such shares owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third, (B) one-third or more but less than a majority or (C) a majority or more of all voting power. Control shares do not include shares that the acquirer is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and make an “inquiring statement” as described in the MGCL), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquirer does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to exercise or direct the exercise of a majority of all voting power, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. There is no assurance that such provision will not be amended or eliminated at any time in the future by our board of directors.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the board;

•	a requirement that a vacancy of the board be filled only by the remaining directors and for the remainder of the full-term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Our charter provides that, at such time as we are eligible to make a Subtitle 8 election, we elect to be subject to the provision of Subtitle 8 that requires that vacancies on our board may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any director from the board, which removal will be allowed with or without cause, (2) vest in the board the exclusive power to fix the number of directorships and (3) provide that special meetings of stockholders may only be called by our Executive Chairman, President, Chief Executive Officer or the board of directors or by the secretary upon the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast on such matter at such meeting.

Meetings of Stockholders

Pursuant to our charter and bylaws, a meeting of our stockholders for the purpose of the election of directors and the transaction of any business will be held annually on a date and at the time and place set by our board of directors beginning in 2011. In addition, our Executive Chairman, President, Chief Executive Officer or the board of directors may call a special meeting of our stockholders and the secretary shall call a special meeting to act upon any matter upon the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast on such matter at such meeting.

Mergers; Extraordinary Transactions

Under the MGCL, a Maryland corporation generally cannot dissolve, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless advised by its board or directors and approved by the affirmative vote of stockholders holding at least two thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. The charter of the company provides that such transactions may, after being advised by our board of directors, be approved by the affirmative vote of stockholders holding at least a majority of the shares entitled to vote on the matter.

Amendment to Our Charter and Bylaws

Under the MGCL, a Maryland corporation generally cannot amend its charter unless advised by its board of directors and approved by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter unless a different percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter.

Except for amendments to the provisions of our charter related to the removal of directors and the vote required to amend the provision regarding amendments to the removal provisions itself (each of which require the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter) and certain amendments described in our charter that require only approval by our board of directors, our charter may be amended only with the approval of our board of directors and the affirmative vote of at least a majority of all of the votes entitled to be cast on the matter.

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Dissolution of Our Company

Our dissolution must be approved by a majority of our entire board of directors and the affirmative vote of at least a majority of all of the votes entitled to be cast on the matter.

Escrow Account and Capital Deployment Hurdle Deadline

Our charter provides that, upon completion of this offering and the concurrent private placement, the escrowed proceeds will be placed in escrow with The Bank of New York Mellon, as escrow agent. The remaining 2% of the net proceeds will be disbursed to us for working capital. In addition, cash (i) sufficient to complete any Permitted Investment, (ii) equal to 2% of the PI Transaction Value of such Permitted Investment as determined in good faith by our board of directors, which shall be used for working capital and (iii) necessary to cover certain transaction expenses, including, but not limited to, closing costs, capital expenditures, due diligence costs, escrows, future commitments and reserves, shall be released from the escrow account in connection with such Permitted Investment upon approval of a disbursement from the escrow account by our board of directors, and the remaining escrowed proceeds shall remain in the escrow account or be disbursed to us as Permitted Investment Withdrawals, including in connection with future Permitted Investment. Upon the satisfaction of the Capital Deployment Hurdle, the remaining amount of escrowed proceeds will be fully released to us and the escrow account will be terminated.

If, after 12 months from the completion of this offering and the concurrent private placement the Capital Deployment Hurdle is not met, the remaining amount of escrowed proceeds in our escrow account, to the extent of lawfully available funds, will be released to our common stockholders of record holding shares issued in this offering only and the concurrent private placement as of that date in accordance with the number of such shares those stockholders hold as of that date (net of taxes and expenses related to the escrow) as an adjustment to the purchase price of such shares, and the escrow account will be terminated. Our Initial Stock will not participate in this release from escrow. It is expected that substantially all of the release of escrowed proceeds to common stockholders will be treated as a return of capital for U.S. federal income tax purposes, although no assurance can be given to this effect.

Pending disbursements from the escrow account, we intend to maintain the escrowed proceeds in bank deposits and short-term United States government securities, including Treasury bills, repurchase agreements fully collateralized by United States government securities and securities issued or guaranteed by United States government agencies. We intend to invest in those securities directly or through registered money market funds that, under normal circumstances, invest its assets exclusively in those securities. These investments are expected to provide a lower net return than we will seek to achieve from our Permitted Investments.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors at an annual meeting and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder of record both at the time of giving notice and at the time of the annual meeting and who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws. Our bylaws currently require the stockholder generally to provide notice to the secretary containing the information required by our bylaws not less than 120 days nor more than 150 days prior to the first anniversary of the date of our proxy statement for the preceding year’s annual meeting.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (1) by or at the direction of our board of directors or (2) provided that our board of directors has determined that directors will be elected at such meeting, by a stockholder of record at the time of giving notice by the stockholder and who is entitled to vote at the meeting in the election of each individual so nominated and has complied with the advance notice provisions set forth in our bylaws. Such stockholder may nominate one or more individuals, as the case may be, for election as a director if the stockholder’s notice containing the information required by our bylaws is delivered to the secretary not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., eastern time, on the later of (1) the 90th day prior to such special meeting or (2) the tenth day following the day on which public announcement is first made of the date of the special meeting and the proposed nominees of our board of directors to be elected at the meeting.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

If the applicable exemption in our bylaws is repealed and the applicable resolution of our board of directors is repealed, the control share acquisition provisions and the business combination provisions of the MGCL, respectively, as well as the provisions in our charter and bylaws, as applicable, on removal of directors and the filling of director vacancies and the restrictions on ownership and transfer of shares of stock, together with the advance notice and stockholder-requested special meeting provisions of our bylaws, alone or in combination, could serve to delay, deter or prevent a transaction or a change in our control that might involve a premium price for holders of our common stock or otherwise be in their best interests.

Indemnification and Limitation of Directors’ and Officers’ Liability

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. The charter of the company will contain such a provision which eliminates such liability to the maximum extent permitted by the MGCL.

The charter of the company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director of the company and at the request of the company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of the company. The Bylaws of the company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the company and at the request of the company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his service in that capacity. The charter and Bylaws also permit the company to indemnify and advance expenses to any person who served a predecessor of the company in any of the capacities described above and to any employee or agent of the company or a predecessor of the company.

The MGCL requires a corporation (unless its charter provides otherwise, which the company’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

We also expect to enter into indemnification agreements with our directors and our executive officers providing for procedures for indemnification by us to the maximum extent permitted by law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been advised that the SEC has expressed the opinion that indemnification of directors, officers or persons otherwise controlling a company for liabilities arising under the Securities Act is against public policy and is therefore unenforceable.

REIT Qualification

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT.

OUR OPERATING PARTNERSHIP AND THE PARTNERSHIP AGREEMENT

The following summary of the terms of the agreement of limited partnership of our operating partnership does not purport to be complete and is subject to and qualified in its entirety by reference to the Agreement of Limited Partnership of RHOP, LP, a copy of which will be subsequently filed as an exhibit to the registration statement of which this prospectus is a part. See the section entitled “Where You Can Find Additional Information.”

Management

Reunion Hospitality Trust GP, LLC, our wholly-owned subsidiary, or the GP, will be the sole general partner of our operating partnership, a Delaware limited partnership. We will conduct substantially all of our operations and make substantially all of our investments through the operating partnership. Pursuant to the partnership agreement, the GP will have full, exclusive and complete responsibility and discretion in the management and control of the operating partnership, including the ability to cause the operating partnership to enter into certain major transactions including acquisitions, dispositions, refinancings and selection of lessees, make distributions to partners, and to cause changes in the operating partnership’s business activities.

Transferability of Interests

We may not voluntarily withdraw from the operating partnership or transfer or assign our interest in the operating partnership or engage in any merger, consolidation or other combination, or sale of all or substantially all of our assets in a transaction which results in a change of control of our company unless:

•	we receive the consent of limited partners holding more than 50% of the partnership interests of the limited partners (other than those held by us or our subsidiaries);

•	as a result of such transaction, all limited partners (other than us or our subsidiaries) will receive for each OP unit an amount of cash, securities or other property equal in value to the greatest amount of cash, securities or other property paid in the transaction to a holder of one share of our common stock, provided that if, in connection with the transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding common stock, each holder of OP units (other than those held by us or our subsidiaries) shall be given the option to exchange its partnership units for the greatest amount of cash, securities or other property that a limited partner would have received had it (A) exercised its redemption right (described below) and (B) sold, tendered or exchanged pursuant to the offer common stock received upon exercise of the redemption right immediately prior to the expiration of the offer; or

•	we are the surviving entity in the transaction and either (A) our stockholders do not receive cash, securities or other property in the transaction or (B) all limited partners (other than us or our subsidiaries) receive for each OP unit an amount of cash, securities or other property having a value that is no less than the greatest amount of cash, securities or other property received in the transaction by our stockholders.

We also may merge with or into or consolidate with another entity if immediately after such merger or consolidation (1) substantially all of the assets of the successor or surviving entity, other than OP units held by us, are contributed, directly or indirectly, to the partnership as a capital contribution in exchange for OP units with a fair market value equal to the value of the assets so contributed as determined by the survivor in good faith and (2) the survivor expressly agrees to assume all of our obligations under the partnership agreement and the partnership agreement shall be amended after any such merger or consolidation so as to arrive at a new method of calculating the amounts payable upon exercise of the redemption right that approximates the existing method for such calculation as closely as reasonably possible.

The GP also may (1) transfer all or any portion of its general partner interest to any wholly owned subsidiary of the GP that (i) is taxable as a corporation for U.S. federal income tax purposes and (ii) is a taxable REIT subsidiary, and following such transfer may withdraw as the general partner and (2) engage in a transaction required by law or by the rules of any national securities exchange or OTC interdealer quotation system on which our common stock are listed.

Capital Contribution

We will contribute, directly, to our operating partnership substantially all of the escrowed proceeds as our initial capital contribution in exchange for substantially all of the limited partnership interests in our operating partnership. The partnership agreement provides that if the operating partnership requires additional funds at any time in excess of funds available to the operating partnership from borrowing or capital contributions, we may borrow such funds from a financial institution or other lender and lend such funds to the operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. Under the partnership agreement, we are obligated to contribute the net proceeds of any future offering of shares as additional capital to the operating partnership. If we contribute additional capital to the operating partnership, we will receive additional OP units and our percentage interest will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of the operating partnership at the time of such contributions. Conversely, the percentage interests of other limited partners will be decreased on a proportionate basis in the event of additional capital contributions by us. In addition, if we contribute additional capital to the operating partnership, we can revalue the property of the operating partnership to its fair market value (as determined by the GP) and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the partnership agreement if there were a taxable disposition of such property for its fair market value (as determined by the GP) on the date of the revaluation. The operating partnership may issue preferred partnership interests, in connection with acquisitions of property or otherwise, which could have priority over common partnership interests with respect to distributions from the operating partnership, including the partnership interests we own through our wholly-owned subsidiary, the GP.

Redemption Rights

Pursuant to the partnership agreement, any future limited partners, other than us, will receive redemption rights, which will enable them to cause the operating partnership to redeem their OP units in exchange for cash or, at the option of the operating partnership, our common stock on a one-for-one basis. The cash redemption amount per unit is based on the market price of our common stock at the time of redemption. The number of shares of our common stock issuable upon redemption of limited partnership interests held by limited partners may be adjusted upon the occurrence of certain events such as share dividends, share subdivisions or combinations. We expect the operating partnership to fund any cash redemptions out of available cash or borrowings. Notwithstanding the foregoing, a limited partner will not be entitled to exercise its redemption rights if the delivery of common stock to the redeeming limited partner would:

•	result in any person owning, directly or indirectly, common stock in excess of the share ownership limit in our charter;

•	result in our common stock being owned by fewer than 100 persons (determined without reference to any rules of attribution);

•	result in our being “closely held” within the meaning of Section 856(h) of the Code;

•	cause us to own, actually or constructively, 10% or more of the ownership interests in a tenant (other than a TRS) of ours, the operating partnership’s or a subsidiary partnership’s real property, within the meaning of Section 856(d)(2)(B) of the Code;

•	cause us to fail to qualify as a REIT under the Code, including, but not limited to, as a result of any management company failing to qualify as an eligible independent contractor under the Code; or

•	cause the acquisition of common stock by such redeeming limited partner to be “integrated” with any other distribution of common stock for purposes of complying with the registration provisions of the Securities Act.

We may, in our sole and absolute discretion, waive any of these restrictions.

REIT Qualifications

The partnership agreement will require that the operating partnership be operated in a manner that enables us to satisfy the requirements for being classified as a REIT, to avoid any federal income or excise tax liability imposed by the Code (other than any U.S. federal income tax liability associated with our retained capital gains) and to ensure that the partnership will not be classified as a “publicly traded partnership” taxable as a corporation under Section 7704 of the Code.

In addition to the administrative and operating costs and expenses incurred by the operating partnership, the operating partnership generally will pay all of our administrative costs and expenses, including:

•	all expenses relating to our continuity of existence and our subsidiaries’ operations;

•	all expenses relating to offerings and registration of securities;

•	all expenses associated with any repurchase by us of any securities;

•	all expenses associated with the preparation and filing of any of our periodic or other reports and communications under federal, state or local laws or regulations;

•	all expenses associated with our compliance with laws, rules and regulations promulgated by any regulatory body;

•	all expenses associated with compensation of our employees;

•	all expenses associated with any 401(k) plan, incentive plan, bonus plan or other plan providing compensation to our employees;

•	all expenses incurred by us relating to any issuance or redemption of partnership interests; and

•	all of our other operating or administrative costs incurred in the ordinary course of business on behalf of the operating partnership.

These expenses, however, do not include any of our administrative and operating costs and expenses incurred that are attributable to properties that are owned by us directly rather than by the operating partnership or its subsidiaries.

Fiduciary Responsibilities

Our directors and officers have duties under applicable Maryland law to manage us in a manner consistent with the best interests of the corporation. At the same time, the GP, our wholly-owned subsidiary has fiduciary duties to manage our operating partnership in a manner beneficial to our operating partnership and its partners. The GP’s duties to our operating partnership and its limited partners, therefore, may come into conflict with the duties of our directors and officers to the corporation.

The limited partners of our operating partnership expressly will acknowledge that through the GP we are acting for the benefit of the operating partnership, the limited partners and our stockholders collectively.

Distributions

The partnership agreement will provide that the operating partnership will distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of the operating partnership’s property in connection with the liquidation of the operating partnership) at such time and in such amounts as determined by the GP in its sole discretion, to us and the other limited partners in accordance with their respective percentage interests in the operating partnership.

Upon liquidation of the operating partnership, after payment of, or adequate provision for, debts and obligations of the operating partnership, including any partner loans, any remaining assets of the operating partnership will be distributed to us and the limited partners with positive capital accounts in accordance with their respective positive capital account balances.

Allocations

Profits and losses of the operating partnership (including depreciation and amortization deductions) for each fiscal year generally will be allocated to us and the other limited partners in accordance with the respective percentage interests in the operating partnership. All of the foregoing allocations are subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and Treasury Regulations promulgated thereunder. To the extent Treasury Regulations promulgated pursuant to Section 704(c) of the Code permit, the general partner shall have the authority to elect the method to be used by the operating partnership for allocating items with respect to contributed property acquired in connection with this offering for which fair market value differs from the adjusted tax basis at the time of contribution, and such election shall be binding on all partners.

Term

The operating partnership will continue indefinitely, or until sooner dissolved upon:

•	the GP’s bankruptcy, dissolution, removal or withdrawal (unless the limited partners elect to continue the partnership);

•	the passage of 90 days after the sale or other disposition of all or substantially all of the assets of the partnership;

•	the redemption of all OP units unless the GP decides to continue the partnership by the admission of one or more limited partners; or

•	an election by the GP in its capacity as the general partner.

Tax Matters

Our partnership agreement will provide that the GP will be the tax matters partner of the operating partnership and, as such, we, through the GP, will have authority to handle tax audits and to make tax elections under the Code on behalf of the operating partnership.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discusses the material U.S. federal income tax considerations associated with our qualification and taxation as a REIT and the acquisition, ownership and disposition of our shares of common stock. This discussion is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This discussion does not purport to deal with the U.S. federal income and other tax consequences applicable to all investors in light of their particular investment or other circumstances, or to all categories of investors, some of whom may be subject to special rules (for example, insurance companies, entities treated as partnerships for U.S. federal income tax purposes and investors therein, trusts, financial institutions and broker-dealers and, except to the extent discussed below, tax-exempt organizations and Non-U.S. Stockholders, as defined below). No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of our shares, has been requested from the Internal Revenue Service, or IRS, or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary is also based upon the assumption that the operation of the company, and of its subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreements. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non-U.S. jurisdictions could have on the matters discussed in this summary. In addition, this summary assumes that security holders hold our common stock as a capital asset, which generally means as property held for investment.

Prospective investors are urged to consult their tax advisors in order to determine the U.S. federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our shares, the tax treatment of a REIT and the effect of potential changes in the applicable tax laws.

We intend to elect and qualify to be taxed as a REIT under the applicable provisions of the Code and the Treasury Regulations promulgated thereunder commencing with our taxable year ending December 31, 2010. We intend to continue operating as a REIT so long as our board determines that REIT qualification remains advantageous to us. However, we cannot assure you that we will meet the applicable requirements under U.S. federal income tax laws, which are highly technical and complex.

In brief, a corporation that complies with the provisions in Sections 856 through 860 of the Code, and qualifies as a REIT generally is not taxed on its net taxable income to the extent such income is currently distributed to stockholders, thereby completely or substantially eliminating the “double taxation” that a corporation and its stockholders generally bear together. However, as discussed in greater detail below, a corporation could be subject to U.S. federal income tax in some circumstances even if it qualifies as a REIT and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT.

Proskauer Rose LLP has acted as our tax counsel in connection with this registration statement. Proskauer Rose LLP is of the opinion that (1) assuming that we timely file an election to be treated as a REIT and such election is not either revoked or intentionally terminated, commencing with our taxable year ending December 31, 2010, we have been organized in conformity with the requirements for qualification as a REIT under the Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code, and (2) our operating partnership will be taxed as a partnership, and not an association or publicly traded partnership (within the meaning of section 7704) subject to tax as a corporation, for U.S. federal income tax purposes beginning with its first taxable year. This opinion will be filed as an exhibit to the registration statement of which this prospectus is a part, and is based and conditioned, in part, on various assumptions and representations as to factual matters and covenants made to Proskauer Rose LLP by us and based upon certain terms and conditions set forth in the opinion. Our qualification as a REIT depends upon our ability to meet, through operation of the properties we acquire and our investment in other assets, the applicable requirements under U.S. federal income tax laws. Proskauer Rose LLP has not reviewed these operating results for compliance with the applicable requirements under U.S. federal income tax laws. Therefore, we cannot assure you that our actual operating results allow us to satisfy the applicable requirements to qualify as a REIT under U.S. federal income tax laws in any taxable year.

General

The term “REIT taxable income” means the taxable income as computed for a corporation which is not a REIT:

•	without the deductions allowed by Code Sections 241 through 247 (relating generally to the deduction for dividends received);

•	excluding amounts equal to: the net income from foreclosure property and the net income derived from prohibited transactions;

•	deducting amounts equal to: the net loss from foreclosure property, the net loss derived from prohibited transactions, the tax imposed by Code Section 857(b)(5) upon a failure to meet the 95% and/or the 75% gross income tests, the tax imposed by Code Section 856(c)(7)(C) upon a failure to meet the quarterly asset tests, the tax imposed by Code Section 856(g)(5) for otherwise avoiding REIT disqualification, and the tax imposed by Code Section 857(b)(7) on redetermined rents, redetermined deductions and excess interest;

•	deducting the amount of dividends paid under Code Section 561, computed without regard to the amount of the net income from foreclosure property (which is excluded from REIT taxable income); and

•	without regard to any change of annual accounting period pursuant to Code Section 443(b).

In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for the dividends we pay to the stockholders, and therefore will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain which is distributed to our stockholders.

Although we can eliminate or substantially reduce our U.S. federal income tax liability by maintaining our REIT qualification and paying sufficient dividends, we will be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at normal corporate rates on any undistributed REIT taxable income or net capital gain.

•	If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), but our failure is due to reasonable cause and not willful neglect, and we therefore maintain our REIT qualification, we will be subject to a tax equal to the product of (a) the amount by which we failed the 75% or 95% Test (whichever amount is greater) multiplied by (b) a fraction intended to reflect our profitability.

•	We will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed and would not be deductible by us.

•	We may be subject to the corporate “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.

•	If we have net income from prohibited transactions such income would be subject to a 100% tax. See the section entitled “—REIT Qualification Tests—Prohibited Transactions” below.

•	We will be subject to U.S. federal income tax at the highest corporate rate on any non-qualifying income from foreclosure property, although we will not own any foreclosure property unless we make loans or accept purchase money notes secured by interests in real property and foreclose on the property following a default on the loan, or foreclose on property pursuant to a default on a lease.

•	If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT assets tests that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 35%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.

•	If we fail to satisfy any other provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders.

•	If we acquire any asset from a corporation that is subject to full corporate-level U.S. federal income tax in a transaction in which our basis in the asset is determined by reference to the transferor corporation’s basis in the asset, and we recognize gain on the disposition of such an asset during the 10-year period beginning on the date we acquired such asset, then the excess of the fair market value as of the beginning of the applicable recognition period over our adjusted basis in such asset at the beginning of such recognition period will be subject to U.S. federal income tax at the highest regular corporate U.S. federal income tax rate. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

•	A 100% tax may be imposed on transactions between us and a TRS that do not reflect arm’s-length terms.

•	The earnings of our subsidiaries that are C corporations, including any subsidiary we may elect to treat as a TRS will generally be subject to U.S. federal corporate income tax.

•	We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include his, her or its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in his, her or its income as long-term capital gain, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for his, her or its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our common stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gain in accordance with Treasury Regulations to be promulgated.

In addition, notwithstanding our qualification as a REIT, we and our subsidiaries may be subject to a variety of taxes, including state and local and foreign income, property, payroll and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

REIT Qualification Tests

The Code defines a REIT as a corporation, trust or association:

•	that is managed by one or more trustees or directors;

•	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

•	that would be taxable as a domestic corporation but for its qualification as a REIT;

•	that is neither a financial institution nor an insurance company;

•	that meets the gross income, asset and annual distribution requirements;

•	the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a short taxable year;

•	generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include specified entities);

•	that makes an election to be taxable as a REIT for the current taxable year, or has made this election for a previous taxable year, which election has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to maintain qualification as a REIT; and

•	that uses a calendar year for U.S. federal income tax purposes.

The first five conditions must be met during each taxable year for which REIT qualification is sought, while the sixth and seventh conditions do not have to be met until after the first taxable year for which a REIT election is made. We intend to adopt December 31 as our year end, thereby satisfying the last condition.

Although the 25% Asset Test (as defined below) generally prevents a REIT from owning more than 10% of the stock, by vote or value, of an entity other than another REIT, the Code provides an exception for ownership of stock in a qualified REIT subsidiary and in a TRS. A qualified REIT subsidiary is a corporation that is wholly owned by a REIT, and that it is not a TRS. For purposes of the Asset Tests and Gross Income Tests (each as defined below), all assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as belonging to the REIT. A qualified REIT subsidiary is not subject to U.S. federal income tax, but may be subject to state or local tax. Although we expect to hold most of our investments through our operating partnership, we may hold some investments through qualified REIT subsidiaries. A TRS is described in the section entitled “—25% Asset Test” below. With respect to the operating partnership, an entity taxed as a partnership is not subject to U.S. federal income tax, and instead allocates its tax attributes to its partners. The partners are subject to U.S. federal income tax on their allocable share of the income and gain, without regard to whether they receive distributions from the partnership. Each partner’s share of a partnership’s tax attributes generally is determined in accordance with the partnership agreement. For purposes of the Asset and Gross Income Tests, we will be deemed to own a proportionate share (based on our capital interest) of the assets of the operating partnership and we will be allocated a proportionate share of each item of gross income of the operating partnership.

In satisfying the tests described above, we must meet, among others, the following requirements:

Share Ownership Tests. The common stock and any other stock we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, we cannot be “closely held”, which means that at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined by applying certain attribution rules under the Code to the owners of any entity owning our stock) as specifically defined for this purpose. However, these two requirements do not apply until after the first taxable year an entity elects REIT qualification.

Our charter contains certain provisions intended to enable us to meet the sixth and seventh requirement above. First, subject to certain exceptions, our charter provides that no person may beneficially or constructively own (applying certain attribution rules under the Code) more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of the aggregate of our outstanding capital stock, as well as in certain other circumstances. See the section entitled “Description of Capital Stock Restrictions on Ownership and Transfer” in this prospectus. Additionally, our charter contains provisions requiring each holder of our shares to disclose, upon demand, constructive or beneficial ownership of shares as deemed necessary to comply with the requirements of the Code. Furthermore, stockholders failing or refusing to comply with our disclosure request will be required, under regulations of the Code, to submit a statement of such information to the IRS at the time of filing their annual income tax returns for the year in which the request was made.

Asset Tests. At the close of each calendar quarter of the taxable year, we must satisfy four tests based on the composition of our assets, or the Asset Tests. After initially meeting the Asset Tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure generally can be cured by disposing of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with these tests and will act within 30 days after the close of any quarter as may be required to cure any noncompliance.

75% Asset Test. At least 75% of the value of our assets must be represented by “real estate assets,” cash, cash items (including receivables) and government securities, which we refer to as the 75% Asset Test. Real estate assets include (1) real property (including interests in real property and interests in mortgages on real property), (2) shares in other qualifying REITs and (3) any property (not otherwise a real estate asset) attributable to the temporary investment of “new capital” in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock or in a public offering of debt obligations that have a maturity of at least five years. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below under “—25% Asset Test.”

We do not currently own interests in real properties but we intend to own such interests in the future. We anticipate that substantially all of our gross income will be from sources that will allow us to satisfy the income tests described below. Further, our purchase contracts for such real properties will apportion no more than 5% of the purchase price of any property to property other than “real property,” as defined in the Code. However, there can be no assurance that the IRS will not contest such purchase price allocation. If the IRS were to prevail, resulting in more than 5% of the purchase price of property being allocated to other than “real property,” we may be unable to continue to qualify as a REIT under the 75% Asset Test, and also may be subject to additional taxes, as described below. In addition, we intend to invest funds not used to acquire properties in cash sources, “new capital” investments or other liquid investments which allow us to continue to qualify under the 75% Asset Test. Therefore, our investment in real properties should constitute “real estate assets” and should allow us to meet the 75% Asset Test.

25% Asset Test. Except as described below, the remaining 25% of our assets may generally be invested without restriction, which we refer to as the 25% Asset Test. However, if we invest in any securities that do not qualify under the 75% Asset Test, such securities may not exceed either (1) 5% of the value of our assets as to any one issuer; or (2) 10% of the outstanding securities by vote or value of any one issuer. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including but not limited to any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, a partnership interest held by a REIT is not considered a “security” for purposes of the 10% value test; instead, the REIT is treated as owning directly its proportionate share of the partnership’s assets, which is based on the REIT’s proportionate interest in any securities issued by the partnership (disregarding for this purpose the general rule that a partnership interest is not a security), but excluding certain securities described in the Code.

Two modifications apply to the 25% Asset Test for “qualified REIT subsidiaries” or “taxable REIT subsidiaries.” As discussed above, the stock of a qualified REIT subsidiary is not counted for purposes of the 25% Asset Test. A qualified REIT subsidiary is a corporation that is wholly owned by a REIT and that is not a TRS. All assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as belonging to the REIT. A qualified REIT subsidiary is not subject to U.S. federal income tax, but may be subject to other taxes. Although we expect to hold all of our investments through the operating partnership, we also may hold investments separately, through qualified REIT subsidiaries. As described above, a qualified REIT subsidiary must be wholly owned by a REIT. Thus, any such subsidiary utilized by us would have to be owned by us, or another qualified REIT subsidiary, and would not be owned by the operating partnership.

Additionally, a REIT may own the stock of a TRS which is a corporation (other than another REIT) that is owned in whole or in part by a REIT, and joins in an election with the REIT to be classified as a TRS. A corporation that is 35% owned by a TRS also will be treated as a TRS. A TRS may not be a qualified REIT subsidiary, and vice versa. A TRS is subject to full corporate-level tax on its income. As described below regarding the 75% Gross Income Test, a TRS is utilized in much the same way an independent contractor is used to provide types of services without causing the REIT to receive or accrue some types of non-qualifying income. For purposes of the 25% Asset Test, securities of a TRS are excepted from the 10% vote and value limitations on a REIT’s ownership of securities of a single issuer. However, no more than 25% of the value of a REIT may be represented by securities of one or more TRSs. In addition to using independent contractors to provide services in connection with the operation of our properties, we also may use TRSs to carry out these functions. We may form a subsidiary and jointly make the election that would cause such subsidiary to be treated as a TRS in order to facilitate our acquisition of “qualified lodging facilities” in the future.

We believe that our holdings of hospitality assets and other securities will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. We may make real estate-related debt investments, provided the underlying real estate meets our criteria for direct investment. A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% REIT asset test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan is equal to or greater than the principal amount of the loan. Certain mezzanine loans we make or acquire may qualify for the safe harbor in Revenue Procedure 2003-65, 2003-2 C.B. 336, pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test. We may hold some mezzanine loans that do not qualify for that safe harbor. Furthermore, we may acquire distressed debt investments that require subsequent modification by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a taxable debt-for-debt exchange with the borrower. This deemed reissuance may prevent the modified debt from qualifying as a good REIT asset if the underlying security has declined in value. While we intend to make such investments in such a manner as not to fail the asset tests described above, no assurance can be given that any such investments would not disqualify us as a REIT.

A REIT is able to cure certain asset test violations. As noted above, a REIT cannot own securities of any one issuer representing more than 5% of the total value of the REIT’s assets or more than 10% of the outstanding securities, by vote or value, of any one issuer. However, a REIT would not lose its REIT qualification for failing to satisfy these 5% or 10% asset tests in a quarter if the failure is due to the ownership of assets the total value of which does not exceed the lesser of (1) 1% of the total value of the REIT’s assets at the end of the quarter for which the measurement is done, or (2) $10 million; provided in either case that the REIT either disposes of the assets within six months after the last day of the quarter in which the REIT identifies the failure (or such other time period prescribed by the Treasury), or otherwise meets the requirements of those rules by the end of that period.

If a REIT fails to meet any of the asset test requirements for a quarter and the failure exceeds the de minimis threshold described above, then the REIT still would be deemed to have satisfied the requirements if (1) following the REIT’s identification of the failure, the REIT files a schedule with a description of each asset that caused the failure, in accordance with regulations prescribed by the Treasury; (2) the failure was due to reasonable cause and not to willful neglect; (3) the REIT disposes of the assets within six months after the last day of the quarter in which the identification occurred or such other time period as is prescribed by the Treasury (or the requirements of the rules are otherwise met within that period); and (4) the REIT pays a tax on the failure equal to the greater of (1) $50,000, or (2) an amount determined (under regulations) by multiplying (x) the highest rate of tax for corporations under section 11 of the Code, by (y) the net income generated by the assets that caused the failure for the period beginning on the first date of the failure and ending on the date the REIT has disposed of the assets (or otherwise satisfies the requirements).

Gross Income Tests. For each calendar year, we must satisfy two separate tests based on the composition of our gross income, as defined under our method of accounting, or the Gross Income Tests.

The 75% Gross Income Test. At least 75% of our gross income for the taxable year (excluding gross income from prohibited transactions) must result from (1) rents from real property, (2) interest on obligations secured by mortgages on real property or on interests in real property, (3) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (4) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (5) other specified investments relating to real property or mortgages thereon, and (6) for a limited time, temporary investment income (as described under the 75% Asset Test above). We refer to this requirement as the 75% Gross Income Test. We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments which will allow us to qualify under the 75% Gross Income Test.

Income attributable to a lease of real property will generally qualify as “rents from real property” under the 75% Gross Income Test (and the 95% Gross Income Test described below) if such lease is respected as a true lease for U.S. federal income tax purposes (see “—Characterization of Property Leases”) and subject to the rules discussed below.

Rent from a particular tenant will not qualify if we, or an owner of 10% or more of our stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more of the assets or net profits of, the tenant (subject to certain exceptions). As described below, we expect that amounts received from our TRSs we may form to facilitate our acquisition of lodging facilities will satisfy the conditions of the exception for rents received from a TRS with the result that such amounts will be considered rents from real property.

The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.

Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

If a REIT operates or manages a property or furnishes or renders certain “impermissible services” to the tenants at the property, and the income derived from the services exceeds 1% of the total amount received by that REIT with respect to the property, then no amount received by the REIT with respect to the property will qualify as “rents from real property.” Impermissible services are services other than services “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” For these purposes, the income that a REIT is considered to receive from the provision of “impermissible services” will not be less than 150% of the cost of providing the service. If the amount so received is 1% or less of the total amount received by us with respect to the property, then only the income from the impermissible services will not qualify as “rents from real property.” However, this rule generally will not apply if such services are provided to tenants through an independent contractor from whom we derive no revenue, or though a TRS. With respect to this rule, tenants will receive some services in connection with their leases of the real properties. Our intention is that the services to be provided are those usually or customarily rendered in connection with the rental of space, and therefore, providing these services will not cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% Gross Income Test (and the 95% Gross Income Test described below). The board of directors intends to hire qualifying independent contractors or to utilize our TRSs to render services which it believes, after consultation with our tax advisors, are not usually or customarily rendered in connection with the rental of space.

In addition, we have represented that, with respect to our leasing activities, we will not (1) charge rent for any property that is based in whole or in part on the income or profits of any person (excluding rent based on a percentage of receipts or sales, as described above), (2) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease, or (3) enter into any lease with a related party tenant.

Amounts received as rent from a TRS are not excluded from rents from real property by reason of the related party rules described above, if the activities of the TRS and the nature of the properties it leases meet certain requirements. Generally, amounts received by us from our TRSs with respect to any lodging facilities we own will be considered rents from real property only if the following conditions are met:

•	Each lodging facility must not be managed or operated by us or the TRS to which it is leased, but rather must be managed or operated by an eligible independent contractor that qualifies for U.S. federal tax purposes as an independent contractor that is actively engaged in the trade or business of operating lodging facilities for persons not related to us or the TRS. The test for such independent contractor’s eligibility is made at the time the independent contractor enters into a management agreement or other similar service contract with the TRS to operate the lodging facility;

•	The lodging facility is a (1) hotel, (2) motel or (3) other establishment, more than one-half of the dwelling units in which are used on a transient basis. A dwelling unit is generally understood to be used on a transient basis if, for more than one half of the days in which such unit is used on a rental basis during a taxable year, it is used by a tenant or series of tenants each of whom uses the unit for less than thirty days;

•	The TRS may not directly or indirectly provide to any person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility is operated, except with respect to an independent contractor in relation to facilities it manages for or leases from us; and

•	No wagering activities may be conducted at or in connection with our lodging facilities by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business.

We expect that all lodging facilities we acquire will be operated in accordance with these requirements with the result that amounts received from a TRS will be considered rents from real property. The TRSs will pay regular corporate rates on any income they earn from the lease of our lodging facilities, as well as any other income they earn. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants whose terms are not on an arm’s-length basis.

It is possible that we will be paid interest on loans secured by real property. All interest income qualifies under the 95% Gross Income Test, and interest on loans secured by real property qualifies under the 75% Gross Income Test, provided in both cases, that the interest does not depend, in whole or in part, on the income or profits of any person (excluding amounts based on a fixed percentage of receipts or sales). If a loan is secured by both real property and other property, the interest on it may nevertheless qualify under the 75% Gross Income Test. Interest income constitutes qualifying mortgage interest for purposes of the 75% Gross Income Test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the loan will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Although the issue is not free from doubt, we may be required to treat a portion of the gross income derived from a mortgage loan that is acquired at a time when the fair market value of the real property securing the loan is less than the loan’s face amount and there are other assets securing the loan, as non-qualifying for the 75% gross income test even if our acquisition price for the loan (that is, the fair market value of the loan) is less than the value of the real property securing the loan. All of our loans secured by real property will be structured so that the amount of the loan does not exceed the fair market value of the real property at the time of the loan commitment. Therefore, income generated through any investments in loans secured by real property should be treated as qualifying income under the 75% Gross Income Test.

We may acquire distressed debt investments that require subsequent modification by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a taxable debt-for-debt exchange with the borrower. Any such taxable gain may not qualify for purposes of the 75% Gross Income Test. While we intend to make such investments in such a manner as not to fail the income tests described above, no assurance can be given that any such investments would not disqualify us as a REIT.

The 95% Gross Income Test. In addition to deriving 75% of our gross income from the sources listed above, at least 95% of our gross income (excluding gross income from prohibited transactions) for the taxable year must be derived from (1) sources which satisfy the 75% Gross Income Test, (2) dividends, (3) interest, or (4) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. We refer to this requirement as the 95% Gross Income Test. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments which will allow us to qualify under the 95% Gross Income Test.

Our share of income from the properties will primarily give rise to rental income and gains on sales of the properties, substantially all of which will generally qualify under the 75% Gross Income and 95% Gross Income Tests. Our anticipated operations indicate that it is likely that we will have little or no non-qualifying income to cause adverse U.S. federal income tax consequences.

As described above, we may establish one or more TRSs with which we could enter into leases for any properties we may invest in. The gross income generated by our TRSs would not be included in our gross income. However, we would realize gross income from these subsidiaries in the form of rents. In addition, any dividends from our TRSs to us would be included in our gross income and qualify for the 95% Gross Income Test, but not the 75% Gross Income Test.

If we fail to satisfy either the 75% Gross Income or 95% Gross Income Tests for any taxable year, we may retain our qualification as a REIT for such year if we satisfy the IRS that (1) the failure was due to reasonable cause and not due to willful neglect, (2) we attach to our return a schedule describing the nature and amount of each item of our gross income, and (3) any incorrect information on such schedule was not due to fraud with intent to evade U.S. federal income tax. If this relief provision is available, we would remain subject to tax equal to the greater of the amount by which we failed the 75% Gross Income Test or the 95% Gross Income Test, as applicable, multiplied by a fraction meant to reflect our profitability.

Annual Distribution Requirements. In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to our stockholders each year in an amount at least equal to the excess of: (1) the sum of: (a) 90% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and (b) 90% of the net income (after tax) from foreclosure property; less (2) the sum of some types of items of non-cash income. Whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (1) declared a dividend before the due date of our tax return (including extensions); (2) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration); and (3) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31st of that year so long as the dividends are actually paid during January of the following year. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. If we fail to meet the annual distribution requirements as a result of an adjustment to our U.S. federal income tax return by the IRS, or under certain other circumstances, we may cure the failure by paying a “deficiency dividend” (plus penalties and interest to the IRS) within a specified period.

If we do not distribute 100% of our REIT taxable income, we will be subject to U.S. federal income tax on the undistributed portion. We also will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year and avoid the excise tax, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed and the amount actually distributed and would not be deductible by us.

We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. Other potential sources of non-cash taxable income include:

•	“residual interests” in REMICs or taxable mortgage pools;

•	loans or mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

•	loans on which the borrower is permitted to defer cash payments of interest, distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash, and debt securities purchased at a discount.

We will closely monitor the relationship between our REIT taxable income and cash flow, and if necessary to comply with the annual distribution requirements, will attempt to borrow funds to fully provide the necessary cash flow or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends.

Failure to Qualify. If we fail to qualify, for U.S. federal income tax purposes, as a REIT in any taxable year, we may be eligible for relief provisions if the failures are due to reasonable cause and not willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. If the applicable relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to U.S. federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits) will be taxable as ordinary dividend income. This “double taxation” results from our failure to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT qualification for the four taxable years following the year during which qualification was lost.

Recordkeeping Requirements. We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualification as a REIT.

Prohibited Transactions. As discussed above, we will be subject to a 100% U.S. federal income tax on any net income derived from “prohibited transactions.” Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for the sale of property that:

•	is a real estate asset under the 75% Asset Test;

•	generally has been held for at least two years;

•	has aggregate expenditures which are includable in the basis of the property not in excess of 30% of the net selling price;

•	in some cases, was held for production of rental income for at least two years;

•	in some cases, substantially all of the marketing and development expenditures were made through an independent contractor; and

•	when combined with other sales in the year, either does not cause the REIT to have made more than seven sales of property during the taxable year (excluding sales of foreclosure property or in connection with an involuntary conversion) or occurs in a year when the REIT disposes of less than 10% of its assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property).

Our primary intention in acquiring and operating the properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates. As a general matter, any condominium conversions we might undertake must satisfy these restrictions to avoid being “prohibited transactions,” which will limit the annual number of transactions.

Characterization of Property Leases. We may purchase either new or existing properties and lease them to tenants. We currently intend to structure our leases so that they qualify as true leases for U.S. federal income tax purposes. For example, with respect to each lease, we generally expect that:

•	our operating partnership and the lessee will intend for their relationship to be that of a lessor and lessee, and such relationship will be documented by a lease agreement;

•	the lessee will have the right to exclusive possession and use and quiet enjoyment of the properties covered by the lease during the term of the lease;

•	the lessee will bear the cost of, and will be responsible for, day-to-day maintenance and repair of the properties other than the cost of certain capital expenditures, and will dictate through the property managers, who will work for the lessee during the terms of the leases, and how the properties will be operated and maintained;

•	the lessee will bear all of the costs and expenses of operating the properties, including the cost of any inventory used in their operation, during the term of the lease, other than the cost of certain furniture, fixtures and equipment, and certain capital expenditures;

•	the lessee will benefit from any savings and will bear the burdens of any increases in the costs of operating the properties during the term of the lease;

•	in the event of damage or destruction to a property, the lessee will be at economic risk because it will bear the economic burden of the loss in income from operation of the properties subject to the right, in certain circumstances, to terminate the lease if the lessor does not restore the property to its prior condition;

•	the lessee will indemnify the lessor against all liabilities imposed on the lessor during the term of the lease by reason of (A) injury to persons or damage to property occurring at the properties or (B) the lessee’s use, management, maintenance or repair of the properties;

•	the lessee will be obligated to pay, at a minimum, substantial base rent for the period of use of the properties under the lease;

•	the lessee will stand to incur substantial losses or reap substantial gains depending on how successfully it, through the property managers, who work for the lessees during the terms of the leases, operates the properties;

•	we expect that each lease that we enter into, at the time we enter into it (or at any time that any such lease is subsequently renewed or extended) will enable the tenant to derive a meaningful profit, after expenses and taking into account the risks associated with the lease, from the operation of the properties during the term of its leases; and

•	upon termination of each lease, the applicable property will be expected to have a remaining useful life equal to at least 20% of its expected useful life on the date the lease is entered into, and a fair market value equal to at least 20% of its fair market value on the date the lease was entered into.

If, however, the IRS were to recharacterize our leases as service contracts or partnership agreements, rather than true leases, or disregarded altogether for tax purposes, all or part of the payments that we receive from the lessees would not be considered rent and would not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we would not be able to satisfy either the 75% or 95% gross income tests and, as a result, would lose our REIT qualification.

Tax Aspects of Investments in Partnerships

General. We anticipate holding direct or indirect interests in one or more partnerships, including the operating partnership. We intend to operate as an Umbrella Partnership REIT, or UPREIT, which is a structure whereby we would own a direct interest in the operating partnership, and the operating partnership would, in turn, own the properties and may possibly own interests in other non-corporate entities that own properties. Such non-corporate entities would generally be organized as limited liability companies, partnerships or trusts and would either be disregarded for U.S. federal income tax purposes (if the operating partnership were the sole owner) or treated as partnerships for U.S. federal income tax purposes.

The following is a summary of the U.S. federal income tax consequences of our investment in the operating partnership. This discussion should also generally apply to any investment by us in a property partnership or other non-corporate entity.

A partnership (that is not a publicly traded partnership taxed as a corporation) is not subject to tax as an entity for U.S. federal income tax purposes. Rather, partners are allocated their allocable share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We will be required to take into account our allocable share of the foregoing items for purposes of the various REIT gross income and asset tests, and in the computation of our REIT taxable income and U.S. federal income tax liability. Further, there can be no assurance that distributions from the operating partnership will be sufficient to pay the tax liabilities resulting from an investment in the operating partnership.

Generally, an entity with two or more members formed as a partnership or limited liability company under state law will be taxed as a partnership for U.S. federal income tax purposes unless it specifically elects otherwise. Because the operating partnership was formed as a partnership under state law and will have two or more partners, the operating partnership will be treated as a partnership for U.S. federal income tax purposes. We presently intend that interests in the operating partnership (and any partnership invested in by the operating partnership) will fall within one of the “safe harbors” for the partnership to avoid being classified as a publicly traded partnership. However, our ability to satisfy the requirements of some of these safe harbors depends on the results of actual operations and accordingly no assurance can be given that any such partnership will at all times satisfy one of such safe harbors. We reserve the right to not satisfy any safe harbor. Even if a partnership is a publicly traded partnership, it generally will not be treated as a corporation if at least 90% of its gross income each taxable year is from certain sources, which generally include rents from real property and other types of passive income. We believe that our operating partnership will have sufficient qualifying income so that it would be taxed as a partnership, even if it were treated as a publicly traded partnership.

If for any reason the operating partnership (or any partnership invested in by the operating partnership) is taxable as a corporation for U.S. federal income tax purposes, the character of our assets and items of gross income would change, and as a result, we would most likely be unable to satisfy the applicable REIT requirements under U.S. federal income tax laws discussed above. In addition, any change in the status of any partnership may be treated as a taxable event, in which case we could incur a tax liability without a related cash distribution. Further, if any partnership was treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to corporate income tax, and the partners of any such partnership would be treated as stockholders, with distributions to such partners being treated as dividends.

Anti-abuse Treasury Regulations have been issued under the partnership provisions of the Code that authorize the IRS, in some abusive transactions involving partnerships, to disregard the form of a transaction and recast it as it deems appropriate. The anti-abuse regulations apply where a partnership is utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners’ aggregate U.S. federal tax liability in a manner inconsistent with the intent of the partnership provisions. The anti-abuse regulations contain an example in which a REIT contributes the proceeds of a public offering to a partnership in exchange for a general partnership interest. The limited partners contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. The example concludes that the use of the partnership is not inconsistent with the intent of the partnership provisions, and thus, cannot be recast by the IRS. However, the anti-abuse regulations are extraordinarily broad in scope and are applied based on an analysis of all the facts and circumstances. As a result, we cannot assure you that the IRS will not attempt to apply the anti-abuse regulations to us. Any such action could potentially jeopardize our qualification as a REIT and materially affect the tax consequences and economic return resulting from an investment in us.

Income Taxation of the Partnerships and their Partners. Although a partnership agreement will generally determine the allocation of a partnership’s income and losses among the partners, such allocations may be disregarded for U.S. federal income tax purposes under Section 704(b) of the Code and the Treasury Regulations. If any allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership. We believe that the allocations of taxable income and loss in the operating partnership agreement comply with the requirements of Section 704(b) of the Code and the Treasury Regulations. For a description of allocations by the operating partnership to the partners, see the section entitled “Our Operating Partnership and the Partnership Agreement” in this prospectus.

In some cases, special allocations of net profits or net losses will be required to comply with the U.S. federal income tax principles governing partnership tax allocations. Additionally, pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to property contributed to the operating partnership in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by the operating partnership, such property will generally have an initial tax basis equal to its fair market value, and accordingly, Section 704(c) will not apply, except as described further below in this paragraph. The application of the principles of Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert a different allocation method than the one selected by the operating partnership to cure any book-tax differences. In certain circumstances, we create book-tax differences by adjusting the values of properties for economic or book purposes and generally the rules of Section 704(c) of the Code would apply to such differences as well.

For U.S. federal income tax purposes, our depreciation deductions generally will be computed using the straight-line method. Commercial buildings, structural components and improvements are generally depreciated over 40 years. Shorter depreciation periods apply to other properties. Some improvements to land are depreciated over 15 years. With respect to such improvements, however, taxpayers may elect to depreciate these improvements over 20 years using the straight-line method. For properties contributed to the operating partnership, depreciation deductions are calculated based on the transferor’s basis and depreciation method. Because depreciation deductions are based on the transferor’s basis in the contributed property, the operating partnership generally would be entitled to less depreciation than if the properties were purchased in a taxable transaction. The burden of lower depreciation will generally fall first on the contributing partner, but also may reduce the depreciation allocated to other partners.

Gain on the sale or other disposition of depreciable property is characterized as ordinary income (rather than capital gain) to the extent of any depreciation recapture. Buildings and improvements depreciated under the straight-line method of depreciation are generally not subject to depreciation recapture unless the property was held for less than one year. However, individuals, trusts and estates that hold shares either directly or through a pass-through entity may be subject to tax on the disposition on such assets at a rate of 25% rather than at the normal capital gains rate, to the extent that such assets have been depreciated.

Some expenses incurred in the conduct of the operating partnership’s activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of the operating partnership may exceed its cash receipts for the year in which the expense is paid. As discussed above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, and prepaid management fees are other examples of expenses that may not be deducted in the year they were paid.

U.S. Federal Income Taxation of Stockholders

Taxation of Taxable U.S. Stockholders. For so long as we qualify as a REIT, distributions paid to our U.S. stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends or, for taxable years beginning before January 1, 2011, qualified dividend income) will be ordinary income. Generally, for purposes of this discussion, a “U.S. Stockholder” is a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under current Treasury Regulations to be treated as a U.S. person.

If a partnership or entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.

Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the U.S. Stockholder, reducing the U.S. Stockholder’s tax basis in his or her common stock by the amount of such distribution, and then as capital gain. Because our earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of earnings and profits reduce the U.S. Stockholder’s basis in our stock, this will increase the stockholder’s gain on any subsequent sale of the stock.

Distributions that are designated as capital gain dividends will be taxed as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. Stockholder that receives such distribution has held its stock. However, corporate stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. We also may decide to retain, rather than distribute, our net capital gain and pay any tax thereon. In such instances, U.S. Stockholders would include their proportionate shares of such gain in income as long-term capital gain, receive a credit on their returns for their proportionate share of our tax payments, and increase the tax basis of their shares of stock by the after-tax amount of such gain.

With respect to U.S. Stockholders who are taxed at the rates applicable to individuals, for taxable years beginning before January 1, 2011, we may elect to designate a portion of our distributions paid to such U.S. Stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. Stockholders as capital gain, provided that the U.S. Stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121 day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(1) the qualified dividend income received by us during such taxable year from C corporations (including any TRSs);

(2) the excess of any undistributed REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

(3) the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT corporation or had appreciated at the time our REIT election became effective over the U.S. federal income tax paid by us with respect to such built in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (1) above if the dividends are received from a regular, domestic C corporation, such as any TRSs, and specified holding period and other requirements are met.

Dividend income is characterized as “portfolio” income under the passive loss rules and cannot be offset by a stockholder’s current or suspended passive losses. Corporate stockholders cannot claim the dividends-received deduction for such dividends unless we lose our REIT qualification. Although U.S. Stockholders generally will recognize taxable income in the year that a distribution is received, any distribution we declare in October, November or December of any year and is payable to a U.S. Stockholder of record on a specific date in any such month will be treated as both paid by us and received by the U.S. Stockholder on December 31st of the year declared if paid by us during January of the following calendar year. Because we are not a pass-through entity for U.S. federal income tax purposes, U.S. Stockholders may not use any of our operating or capital losses to reduce their tax liabilities.

We have the ability to declare a large portion of a dividend in shares of our stock. As long as a portion of such dividend is paid in cash (which portion can be as low as 10% for a REIT’s taxable years ending on or before December 31, 2011) and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, U.S. Stockholders will be taxed on 100% of the dividend in the same manner as a cash dividend, even though most of the dividend was paid in shares of our stock. In general, any dividend on shares of our preferred stock will be taxable as a dividend, regardless of whether any portion is paid in stock.

In general, the sale of our common stock held for more than 12 months will produce long-term capital gain or loss. All other sales will produce short-term gain or loss. In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the U.S. Stockholder’s basis in the common stock sold. However, any loss from a sale or exchange of common stock by a U.S. Stockholder who has held such stock for six months or less generally will be treated as a long-term capital loss, to the extent that the stockholder treated our distributions as long-term capital gains. The use of capital losses is subject to limitations.

For taxable years beginning before January 1, 2011, the maximum tax rate applicable to individuals and certain other noncorporate taxpayers on net capital gain recognized on the sale or other disposition of shares has been reduced from 20% to 15%, and the maximum marginal tax rate payable by them on dividends received from corporations that are subject to a corporate level of tax has been reduced. Except in limited circumstances, as discussed above, this reduced tax rate will not apply to dividends paid by us.

Taxation of Tax-Exempt Stockholders. U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, our distributions to a

U.S. Stockholder that is a domestic tax-exempt entity should not constitute UBTI unless such U.S. Stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Code) to acquire its common shares, or the common shares are otherwise used in an unrelated trade or business of the tax-exempt entity. Furthermore, part or all of the income or gain recognized with respect to our stock held by certain domestic tax-exempt entities including social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal service plans (all of which are exempt from U.S. federal income taxation under Sections 501(c)(7), (9), (17) or (20) of the Code), may be treated as UBTI.

Special rules apply to the ownership of REIT shares by some tax-exempt pension trusts. If we would be “closely held” (discussed above with respect to the share ownership tests) because the stock held by tax-exempt pension trusts was viewed as being held by the trusts rather than by their respective beneficiaries, tax-exempt pension trusts owning more than 10% by value of our stock may be required to treat a percentage of our dividends as UBTI. This rule applies if: (1) at least one tax-exempt pension trust owns more than 25% by value of our shares, or (2) one or more tax-exempt pension trusts (each owning more than 10% by value of our shares) hold in the aggregate more than 50% by value of our shares. The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than 5%, however, none of the dividends will be treated as UBTI. Because of the restrictions in our charter regarding the ownership concentration of our common stock, we believe that a tax-exempt pension trust should not become subject to these rules. However, because our common shares may be publicly traded, we can give no assurance of this.

Prospective tax-exempt purchasers should consult their own tax advisors and financial planners as to the applicability of these rules and consequences to their particular circumstances.

Backup Withholding and Information Reporting. We will report to our U.S. Stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. Stockholder may be subject to backup withholding at the current rate of 28% with respect to dividends paid, unless the holder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such holder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. Stockholder who fails to certify its non-foreign status.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS.

For taxable years beginning after December 31, 2012, a U.S. withholding tax at a 30% rate will be imposed on dividends and proceeds of sale in respect of our common stock received by U.S. Stockholders who own their stock through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. We will not pay any additional amounts in respect to any amounts withheld.

Taxation of Non-U.S. Stockholders

General. The rules governing the U.S. federal income taxation of Non-U.S. Stockholders are complex, and as such, only a summary of such rules is provided in this prospectus. Non-U.S. investors should consult with their own tax advisors and financial planners to determine the impact that U.S. federal, state and local income tax or similar laws will have on such investors as a result of an investment in our REIT. A

“Non-U.S. Stockholder” means a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Stockholder.

Distributions—In General. Distributions paid by us that are not attributable to gain from our sales or exchanges of U.S. real property interests and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such dividends to Non-U.S. Stockholders ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. If income from the investment in the common shares is treated as effectively connected with the Non-U.S. Stockholder’s conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. stockholders are taxed with respect to such dividends (and also may be subject to the 30% branch profits tax in the case of a stockholder that is a foreign corporation that is not entitled to any treaty exemption). In general, Non-U.S. Stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. Dividends in excess of our current and accumulated earnings and profits will not be taxable to a stockholder to the extent they do not exceed the adjusted basis of the stockholder’s shares. Instead, they will reduce the adjusted basis of such shares. To the extent that such dividends exceed the adjusted basis of a Non-U.S. Stockholder’s shares, they will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described in the “Sale of Shares” portion of this Section below.

Distributions Attributable to Sale or Exchange of Real Property. Distributions that are attributable to gain from our sales or exchanges of U.S. real property interests will be taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. trade or business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. Stockholders, and would be subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Also, such dividends may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to any treaty exemption. However, generally a capital gain dividend from a REIT is not treated as effectively connected income for a Non-U.S. Stockholder if (1) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the U.S.; and (2) the Non-U.S. Stockholder does not own more than 5% of the class of stock at any time during the one year period ending on the date of such distribution. We anticipate that our shares will be “regularly traded” on an established securities market; although, no assurance can be given that this will be the case.

U.S. Federal Income Tax Withholding on Distributions. For U.S. federal income tax withholding purposes, we will generally withhold tax at the rate of 30% on the amount of any distribution (other than distributions designated as capital gain dividends) made to a Non-U.S. Stockholder, unless the Non-U.S. Stockholder provides us with appropriate documentation (1) evidencing that such Non-U.S. Stockholder is eligible for an exemption or reduced rate under an applicable income tax treaty, generally an IRS Form W-8BEN (in which case we will withhold at the lower treaty rate) or (2) claiming that the dividend is effectively connected with the Non-U.S. Stockholder’s conduct of a trade or business within the U.S., generally an IRS Form W-8ECI (in which case we will not withhold tax). We are also generally required to withhold tax at the rate of 35% on the portion of any dividend to a Non-U.S. Stockholder that is or could be designated by us as a capital gain dividend, to the extent attributable to gain on a sale or exchange of an interest in U.S. real property. Such withheld amounts of tax do not represent actual tax liabilities, but rather, represent payments in respect of those tax liabilities described in the preceding two paragraphs. Therefore, such withheld amounts are creditable by the Non-U.S. Stockholder against its actual U.S. federal income tax liabilities, including those described in the preceding two paragraphs. The Non-U.S. Stockholder would be entitled to a refund of any amounts withheld in excess of such Non-U.S. Stockholder’s actual U.S. federal income tax liabilities, provided that the Non-U.S. Stockholder files applicable returns or refund claims with the IRS.

Sales of Shares. Gain recognized by a Non-U.S. Stockholder upon a sale of shares generally will not be subject to U.S. federal income taxation, provided that: (1) such gain is not effectively connected with the conduct by such Non-U.S. Stockholder of a trade or business within the U.S.; (2) the Non-U.S. Stockholder is an individual and is not present in the U.S. for 183 days or more during the taxable year and certain other conditions apply; and (3) (A) our REIT is “domestically controlled,” which generally means that less than 50% in value of our shares continues to be held directly or indirectly by foreign persons during a continuous five year period ending on the date of disposition or, if shorter, during the entire period of our existence, or (B) our common shares are “regularly traded” on an established securities market and the selling Non-U.S. Stockholder has not held more than 5% of our outstanding common shares at any time during the five-year period ending on the date of the sale.

We cannot assure you that we will qualify as “domestically controlled”. If we were not domestically controlled, a Non-U.S. Stockholder’s sale of common shares would be subject to tax, unless the common shares were regularly traded on an established securities market and the selling Non-U.S. Stockholder has not directly, or indirectly, owned during the five-year period ending on the date of sale more than 5% in value of our common shares. We anticipate that our common shares will be “regularly traded” on an established market; although, no assurance can be given that this will be the case. If the gain on the sale of shares were to be subject to taxation, the Non-U.S. Stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain, and the purchaser of such common shares may be required to withhold 10% of the gross purchase price.

If the proceeds of a disposition of common stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding unless the disposing Non-U.S. Stockholder certifies as to its name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Under Treasury Regulations, if the proceeds from a disposition of common stock paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (1) a “controlled foreign corporation” for U.S. federal income tax purposes, (2) a person 50% or more of whose gross income from all sources for a three-year period was effectively connected with a U.S. trade or business, (3) a foreign partnership with one or more partners who are U.S. persons and who, in the aggregate, hold more than 50% of the income or capital interest in the partnership, or (4) a foreign partnership engaged in the conduct of a trade or business in the U.S., then (A) backup withholding will not apply unless the broker-dealer has actual knowledge that the owner is not a Non-U.S. Stockholder, and (B) information reporting will not apply if the Non-U.S. Stockholder certifies its non-U.S. status and further certifies that it has not been, and at the time the certificate is furnished reasonably expects not to be, present in the U.S. for a period aggregating 183 days or more during each calendar year to which the certification pertains. Prospective foreign purchasers should consult their tax advisors and financial planners concerning these rules.

With respect to payments made after December 31, 2012, a withholding tax of 30% will be imposed on dividends from, and the gross proceeds of a disposition of, our common stock paid to certain foreign entities unless various information reporting requirements are satisfied. Such withholding tax will generally apply to non-U.S. financial institutions, which is generally defined for this purpose as any non-U.S. entity that (i) accepts deposits in the ordinary course of a banking or similar business, (ii) is engaged in the business of holding financial assets for the account of others, or (iii) is engaged or holds itself out as being engaged primarily in the business of investing, reinvesting, or trading in securities, partnership interests, commodities, or any interest in such assets. Non-U.S. Stockholders are encouraged to consult their tax advisors regarding the implications of this legislation on their investment in our common stock.

Other Tax Considerations

State, Local and Foreign Taxes. We and you may be subject to state, local or foreign taxation in various jurisdictions, including those in which we transact business or you reside. Our and your state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. You should consult your own tax advisors and financial planners regarding the effect of state, local and foreign tax laws on an investment in the common shares.

Legislative Proposals. You should recognize that our and your present U.S. federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with U.S. federal income taxation are constantly under review by Congress, the IRS and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not currently aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of our common shares.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit sharing, retirement or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, should consider the fiduciary standards under ERISA in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in the common stock. Accordingly, such fiduciary should consider (1) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, (2) whether the investment is in accordance with the documents and instruments governing the plan as required by Section 404(a)(1)(D) of ERISA, and (3) whether the investment is prudent under ERISA. In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA, and the corresponding provisions of the Code, prohibit a wide range of transactions involving the assets of the plan and persons who have certain specified relationships to the plan (“parties in interest” within the meaning of ERISA, “disqualified persons” within the meaning of the Code). Thus, a plan fiduciary considering an investment in our common stock also should consider whether the acquisition or the continued holding of the shares might constitute or give rise to a direct or indirect prohibited transaction that is not subject to an exemption issued by the Department of Labor, or DOL. Similar restrictions apply to many governmental and foreign plans which are not subject to ERISA. Thus, those considering investing in the shares on behalf of such a plan should consider whether the acquisition or the continued holding of the shares might violate any such similar restrictions.

The DOL has issued final regulations, or the DOL Regulations, as to what constitutes assets of an employee benefit plan under ERISA. Under the DOL Regulations, if a plan acquires an equity interest in an entity, which interest is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act, as amended, the plan’s assets would include, for purposes of the fiduciary responsibility provision of ERISA, both the equity interest and an undivided interest in each of the entity’s underlying assets unless certain specified exceptions apply. The DOL Regulations define a publicly offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred). The shares are being sold in an offering registered under the Securities Act and will be registered under the Exchange Act.

The DOL Regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. We expect our common stock to be “widely held” upon completion of this offering.

The DOL Regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are “freely transferable.” We believe that the restrictions imposed under our charter on the transfer of our shares are limited to the restrictions on transfer generally permitted under the DOL Regulations and are not likely to result in the failure of the common stock to be “freely transferable.” The DOL Regulations only establish a presumption in favor of the finding of free transferability, and, therefore, no assurance can be given that the DOL will not reach a contrary conclusion.

Assuming that the common stock will be “widely held” and “freely transferable,” we believe that our common stock will be publicly offered securities for purposes of the DOL Regulations and that our assets will not be deemed to be “plan assets” of any plan that invests in our common stock.

Each holder of our common stock will be deemed to have represented and agreed that its purchase and holding of such common stock (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

INVESTMENT COMPANY ACT OF 1940 CONSIDERATIONS

We intend to conduct our operations so that neither we nor any of our subsidiaries are required to register as an investment company under the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, or the 40% test. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company for private funds set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

The company is organized as a holding company that conducts its businesses primarily through wholly-owned subsidiaries. The company intends to conduct its operations so that it does not come within the definition of an investment company under Section 3(a)(1)(C) of the Investment Company Act because less than 40% of the value of its adjusted total assets on an unconsolidated basis will consist of “investment securities.” The securities issued by any wholly-owned or majority-owned subsidiaries that we may form in the future that are excepted from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we may own, will not have a value in excess of 40% of the value of our adjusted total assets on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe the company will not be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because it will not engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our wholly-owned subsidiaries, we will be primarily engaged in the non-investment company businesses of these subsidiaries related to the ownership of real estate.

We expect that our operating partnership an/or certain other subsidiaries that we may form in the future may rely upon the exemption from registration under the Investment Company Act as an investment company pursuant to Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” In addition, certain other subsidiaries that we may form in the future also may qualify for the Section 3(c)(5)(C) exemption. This exemption generally requires that at least 55% of such subsidiaries’ assets must be comprised of qualifying real estate assets and at least 80% of each of their portfolios must be comprised of qualifying real estate assets and real estate-related assets under the Investment Company Act. Specifically, we expect each of our subsidiaries relying on Section 3(c)(5)(C) to invest at least 55% of its assets in mortgage loans, certain mezzanine loans and B-notes and other interests in real estate, that constitute qualifying real estate assets in accordance with SEC staff guidance and approximately an additional 25% of its assets in other types of mortgages, CMBS, securities of REITs and other real estate-related assets. We expect each of our subsidiaries relying on Section 3(c)(5)(C) to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to other types of assets to determine which assets are qualifying real estate assets and real estate related-assets. To the extent that the SEC staff publishes new or different guidance with respect to these matters, we may be required to adjust our strategy accordingly.

Although we intend to monitor our portfolio periodically and prior to each investment acquisition, there can be no assurance that we will be able to maintain this exemption from registration for these subsidiaries. In addition, we may be limited in our ability to make certain investments and these limitations could result in the subsidiary holding assets we might wish to sell or selling assets we might wish to hold.

Certain of our subsidiaries may rely on the exemption provided by Section 3(c)(6) to the extent that they hold mortgage assets through majority owned subsidiaries that rely on Section 3(c)(5)(C). The SEC staff has issued little interpretive guidance with respect to Section 3(c)(6) and any guidance published by the staff could require us to adjust our strategy accordingly.

The determination of whether an entity is one of our majority-owned subsidiaries is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested the SEC staff to approve our treatment of any company as a majority-owned subsidiary and the SEC staff has not done so. If the SEC staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the exceptions we and our subsidiaries rely on from the Investment Company Act, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

If the value of securities issued by our subsidiaries that are excepted from the definition of “investment company” by Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we own, exceeds 40% of our adjusted total assets on an unconsolidated basis, or if one or more of such subsidiaries fail to maintain an exception or exemption from the Investment Company Act, we could, among other things, be required either (a) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company or (b) to register as an investment company under the Investment Company Act, either of which could have an adverse effect on us and the market price of our securities. If we were required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), portfolio composition, including restrictions with respect to diversification and industry concentration, and other matters.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement between us and the underwriters named below, for whom FBR Capital Markets & Co., or FBR, and JMP Securities LLC, or JMP, are acting as representatives, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions shown on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:

Number of
Underwriter	Shares

FBR Capital Markets & Co.
JMP Securities LLC
Robert W. Baird & Co. Incorporated
Stifel, Nicolaus & Company, Incorporated
Cantor Fitzgerald & Co.
Oppenheimer & Co. Inc.
The Williams Capital Group, L.P.
Total

Under the terms and conditions of the underwriting agreement, the underwriters are committed to purchase all of the shares offered by this prospectus (other than the shares subject to the underwriters’ option to purchase additional shares), if the underwriters buy any of such shares. We have agreed to indemnify the underwriters against certain liabilities, including certain liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of such liabilities.

The underwriters initially propose to offer the shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at such offering price less a concession not to exceed $         per share. The underwriters may allow, and such dealers may re-allow, a discount not to exceed $         per share to certain other dealers. After the public offering of the shares of common stock, the offering price and other selling terms may be changed by the underwriters.

Over-Allotment Option. We have granted to the underwriters an option to purchase up to         additional shares of our common stock at the same price per share as they are paying for the shares shown in the table above. The underwriters may exercise this option in whole or in part at any time within 30 days after the date of the underwriting agreement. To the extent the underwriters exercise this option, each underwriter will be committed, so long as the conditions of the underwriting agreement are satisfied, to purchase a number of additional shares proportionate to that underwriter’s initial commitment as indicated in the table at the beginning of this section plus, in the event that any underwriter defaults in its obligation to purchase shares under the underwriting agreement, certain additional shares.

Discounts and Commissions. The following table shows the per share and total underwriting discounts and commissions we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of our common stock.

	No	Full
Paid by Us(1)	Exercise	Exercise

Per Share	$	$
Total	$	$

(1)	The underwriters will be entitled to receive $ per share from us at the completion of this offering and the concurrent private placement. The underwriters will forego the receipt of payment of $ per share until such time as the Capital Deployment Hurdle is satisfied. If this requirement is not satisfied by the one year anniversary of the completion of this offering and concurrent private placement, the aggregate underwriting discount paid by us, based on $ per share (or % of the public offering price) would be $ . If the Capital Deployment Hurdle is satisfied, the aggregate underwriting discount would be $ . The following presents this information both assuming that the Capital Deployment Hurdle is met and assuming that it is not met:

Capital Deployment Hurdle Is Not Met	Per Share

Public offering price	$
Initial underwriting discount paid by us at the completion of this offering and concurrent private placement ( %)	$
Total underwriting discount paid by us if Capital Deployment Hurdle is not met ( %)	$

Capital Deployment Hurdle Is Met	Per Share

Public offering price	$
Initial underwriting discount paid by us at the completion of this offering and concurrent private placement ( %)	$
Additional underwriting discount paid by us if Capital Deployment Hurdle is met ( %)	$
Total underwriting discount paid by us if Capital Deployment Hurdle is met ( %)	$

The Capital Deployment Hurdle shall be deemed to be satisfied at such time as the aggregate PI Transaction Value of all Permitted Investments exceeds 75% of the escrowed proceeds from this offering and the concurrent private placement. The additional underwriting discount is payable to the underwriters upon release of the escrowed proceeds upon our satisfaction of the Capital Deployment Hurdle.

We estimate that the total expenses of the offering payable by us, excluding underwriting discounts and commissions, will be approximately $        .

Listing. We have applied to have our common stock listed on The NASDAQ Global Market, under the symbol “RBSC.”

Stabilization. In accordance with Regulation M under the Exchange Act, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our common stock, including short sales and purchases to cover positions created by short positions, stabilizing transactions, syndicate covering transactions, penalty bids and passive market making.

•	Short positions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any short position by either exercising their option to purchase additional shares or purchasing shares in the open market.

•	Stabilizing transactions permit bids to purchase the underlying security as long as the stabilizing bids do not exceed a specific maximum price.

•	Syndicate covering transactions involve purchases of our common stock in the open market after the distribution has been completed to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase additional shares. If the underwriters sell more shares than could be covered by underwriters’ option to purchase additional shares, thereby creating a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

•	In passive market marking, market makers in the common stock who are underwriters or prospective underwriters may, subject to limitations, make bids for or purchase shares of our common stock until the time, if any, at which a stabilizing bid is made.

These activities may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result of these activities, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on The NASDAQ Global Market or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives of the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Lock-up Agreements. We, all of our executive officers and directors, each of our sponsors, and each beneficial owner of Initial Stock have agreed that, without the prior written consent of FBR and JMP, we and they will not, directly or indirectly:

•	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of or transfer (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of), any share of Initial Stock or any share of our common stock or any security convertible into, exercisable for or exchangeable for any share of our common stock;

•	enter into any swap or any other arrangement or transaction that transfers to another person, in whole or in part, any of the economic consequences of ownership of our common stock or our Initial Stock, whether any such swap or transaction described above is to be settled by delivery of shares of our common stock, our Initial Stock or other securities, in cash or otherwise;

•	make any demand for or exercise any right (or, in the case of us, file) or cause to be filed a registration statement (other than the registration statement on Form S-8 that is described in this prospectus) under the Securities Act, including any amendment thereto, with respect to the registration of any shares of our Initial Stock or any shares of our common stock or securities convertible into, exercisable for or exchangeable for any share of our common stock or any of our other securities; or

•	publicly disclose the intention to do any of the foregoing,

in each case, for a lock-up period of 180 days after the date of the final prospectus relating to this offering. The lock-up period described in the preceding sentence will be extended if:

•	during the last 17 days of the lock-up period, we issue an earnings release or material news or a material event relating to us occurs; or

•	prior to the expiration of the lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the lock-up period;

in which case the restrictions described in the preceding sentence will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or material event, unless such extension is waived in writing by FBR and JMP.

Subject to applicable securities laws, our directors, executive officers and sponsors may transfer their shares of our common stock or Initial Stock (i) as a bona fide gift or gifts, provided that prior to such transfer the donee or donees thereof agree in writing to be bound by the same restrictions or (ii) if such transfer occurs by operation of law (e.g., pursuant to the rules of descent and distribution, statutes governing the effects of a merger or a qualified domestic relations order), provided that prior to such transfer the transferee executes an agreement stating that the transferee is receiving and holding the shares subject to the same restrictions. In addition, our directors, executive officers and sponsors may transfer their shares of our common stock or Initial Stock to any trust, partnership, corporation or other entity formed for the direct or indirect benefit of the director, executive officer or sponsor or the immediate family of the director or executive officer, provided that prior to such transfer the transferee agrees in writing to be bound by the same restrictions and provided that such transfer does not involve a disposition for value.

The restrictions contained in the lock-up agreements do not apply to any grant of options to purchase shares of our common stock or issuances of shares of restricted stock or other equity-based awards.

FBR and JMP do not intend to release any portion of the common stock or Initial Stock subject to the foregoing lock-up agreements; however FBR and JMP, in their sole discretion, may release any of the common stock or Initial Stock from the lock-up agreements prior to expiration of the lock-up period without notice. In considering a request to release shares from a lock-up agreement, FBR and JMP will consider a number of factors, including the impact that such a release would have on this offering and the market for our common stock and the equitable considerations underlying the request for releases.

Discretionary Accounts. The underwriters have informed us that they do not expect to make sales to accounts over which they exercise discretionary authority in excess of 5% of the shares of common stock being offered in this offering.

IPO Pricing. Prior to the completion of this offering, there has been no public market for our common stock. The initial public offering price has been negotiated between us, FBR and JMP. Among the factors to be considered in these negotiations were: the history of, and prospects for, us and the industry in which we compete; our past and present financial performance; an assessment of our management; the present state of our development; the prospects for our future earnings; the prevailing conditions of the applicable United States securities market at the time of this offering; and market valuations of publicly traded companies that we, FBR and JMP believe to be comparable to us.

Certain Information and Fees. A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in the offering. The representatives may allocate a number of shares to the underwriters and selling group members, if any, for sale to their online brokerage account holders. Any such allocations for online distributions will be made by the representatives on the same basis as other allocations.

Other than the prospectus in electronic format, the information on any underwriter’s or selling group member’s website and any information contained in any other website maintained by any underwriter or selling group member is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter or selling group member and should not be relied upon by investors.

If you purchase shares of common stock offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Other Relationships. Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions.

Abandoned Private Placement. Between January 11, 2010 and February 11, 2010, Reunion Hospitality Corp., a Delaware corporation with no operations that was subsequently merged with and into us, was engaged in preliminary discussions with a number of potential investors, both directly and through registered broker-dealers, concerning a possible private placement of an unspecified amount of shares of our common stock or other equity securities. We and any person acting on our behalf offered securities only to persons that were, or that we reasonably believed to be, accredited investors, as defined in Regulation D under the Securities Act of 1933, as amended. The private placement was intended to be completed in reliance upon Rule 506 of Regulation D. On February 11, 2010 we abandoned the private placement and all offering activity in connection therewith was terminated in order to enable us to pursue this offering. No offers to buy or indications of interest given in the private placement discussions were accepted. This prospectus supersedes any offering materials used in the abandoned private placement.

LEGAL MATTERS

Certain legal matters in connection with this offering and the concurrent private placement will be passed upon for us by Proskauer Rose LLP, New York, New York. Venable LLP, Baltimore, Maryland, will issue an opinion to us regarding certain matters of Maryland law, including the validity of the common stock offered by this prospectus. Certain legal matters in connection with the offering will be passed upon for the underwriters by Clifford Chance US LLP. As to certain matters of Maryland law, Clifford Chance US LLP may rely on the opinion of Venable LLP, Baltimore, Maryland.

EXPERTS

The balance sheet of Reunion Hospitality Trust, Inc. as of April 13, 2010, appearing in this prospectus and registration statement has been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-11, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-11 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
and Stockholders of Reunion Hospitality Trust, Inc.

We have audited the accompanying balance sheet of Reunion Hospitality Trust, Inc. (the “Company”) as of April 13, 2010. This balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on the balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of the Company at April 13, 2010, in conformity with U.S. generally accepted accounting principles.

/s/  Ernst & Young LLP

Chicago, Illinois
April 26, 2010

Reunion Hospitality Trust, Inc.
Balance Sheet

April 13, 2010

Assets
Cash	$52,909
Deferred offering costs	990,000

Total assets	$1,042,909

Liabilities and stockholder’s equity
Liabilities
Accrued liabilities	$686,520
Due to related party	350,000

Total liabilities	1,036,520
Stockholder’s equity
Initial Stock, $0.001 par value, 10,000,000 shares authorized, 6,388,889 shares issued and outstanding	6,389
Common Stock, $0.001 par value, 10,000,000 shares authorized, 0 shares issued and outstanding	—
Additional paid-in capital	—
Retained earnings	—

Total stockholder’s equity	6,389

Total liabilities and stockholder’s equity	$1,042,909

See accompanying notes to financial statement

REUNION HOSPITALITY TRUST, INC.
NOTES TO FINANCIAL STATEMENT
April 13, 2010

1.	Organization

Reunion Hospitality Trust, Inc., a Maryland corporation (the “Company”), is a self-administered and self-managed hospitality company. The Company was formed to invest in and acquire hospitality and related investments, with a focus on distressed opportunities primarily in the United States and Canada. The Company was incorporated in Maryland on March 4, 2010. Reunion Hospitality Corp., a Delaware corporation, merged with and into the Company on March 12, 2010. To date, the Company’s efforts have been limited to organizational activities and activities related to raising capital. Under the Articles of Incorporation, the Company was initially authorized to issue 1,000 shares of common stock, par value $0.01 per share. Pursuant to the Agreement of and Plan of Merger, the Company was authorized to issue 10,000,000 shares of common stock, par value $0.001 per share. Prior to the issuance and sale of shares of common stock in the initial public offering and the concurrent private placement, the Company issued an aggregate of approximately 6.4 million shares of common stock, par value $0.001 per share, to the Company’s founding stockholders, certain of whom are the Company’s officers and directors and certain employees and affiliates of the sponsors, for nominal consideration, subject to increase or redemption by the Company to allow such stockholders to hold shares of common stock in an amount, on an as-converted basis, equal to approximately 5% of the Company’s outstanding common stock upon completion of the initial public offering and the concurrent private placement. On March 24, 2010, the Company filed the Articles of Amendment and Restatement in which all shares of common stock which were issued and outstanding prior to March 24, 2010 were converted on a one-for-one basis to shares of Initial Stock. Additionally, the Company has authority to issue 10,000,000 shares of common stock, par value $.001 as well as 10,000,000 shares of Initial Stock, $.001 par value. The Initial Stock is a separate class of stock that, at such time as any dividends or other distributions are paid on the common stock, shall receive a concurrent distribution per share in an amount equal to 1% of such dividend or distribution received on each share of common stock.

All shares of Initial Stock shall be placed in an escrow account pursuant to a stock escrow agreement between the Company and The Bank of New York Mellon, as escrow agent, immediately upon the completion of the offering and the concurrent private placement, to be released in equal installments over the next three years; provided, however, that:

•	the first one-third installment shall be released only at such time as the Total Return (as defined below) equals or is greater than 20% of the purchase price paid by investors in the offering for the common stock, or the IPO price, on a date after the first anniversary of the completion of the offering and the concurrent private placement;

•	the second one-third installment shall be released only at such time as the Total Return equals or is greater than 25% of the IPO price on a date after the second anniversary of the completion of the offering and the concurrent private placement; and

•	the final one-third installment shall be released only at such time as the Total Return equals or is greater than 30% of the IPO price on a date after the third anniversary of the completion of the offering and the concurrent private placement.

Total Return equals the sum of (a) any increase or decrease in the trading price of the common stock on The NASDAQ Global Market or another nationally-recognized exchange compared to the IPO price as adjusted for any stock splits or reverse stock splits, plus (b) the cumulative cash value of any dividends or other distributions paid by the Company on the common stock sold in the offering (including any distributions which may be deemed a return of capital) at the time of such calculation. Any unreleased Initial Stock shall be immediately released to the holders of Initial Stock upon satisfaction of these requirements if any goal is attained in a year subsequent to the year in which such Initial Stock would have been released had such goal been attained in that year. In addition, upon release from escrow, each share of Initial Stock shall be, at the holder’s option, immediately convertible into one share of common stock. If

REUNION HOSPITALITY TRUST, INC.
NOTES TO FINANCIAL STATEMENT—(Continued)
April 13, 2010

the foregoing performance targets are not met by the tenth anniversary of the completion of this offering and the concurrent private placement, any shares of Initial Stock remaining in the escrow account will be forfeited by the holders of Initial Stock and returned to the Company.

The Company has no assets other than cash and deferred offering costs and has not yet commenced operations. The Company has not entered into any contracts to acquire hotel properties or other assets.

2.	Summary of Significant Accounting Policies

Below is a discussion of significant accounting policies as the Company prepares to commence operations and acquire properties, debt and other assets in the hospitality and leisure industries and related businesses.

Basis of Presentation

The balance sheet includes all of the accounts of the Company as of April 13, 2010, presented in accordance with U.S. generally accepted accounting principles (U.S. GAAP).

Cash

Cash is comprised of cash held in a major banking institution.

Investment in Unconsolidated Joint Ventures

The Company will account for investments in unconsolidated joint ventures under the equity method of accounting in cases where the Company exercises significant influence, but does not control these entities and is not considered to be the primary beneficiary in joint ventures that are considered to be variable interest entities, or VIEs. The Company will consolidate those joint ventures which are VIEs where the Company is considered to be the primary beneficiary, even though the Company does not control the entity. The joint venture investments recorded under the equity method will be recorded initially at cost, as investments in unconsolidated joint ventures, and subsequently adjusted for equity in net income (loss) and cash contributions and distributions to and from the joint venture.

Due to Related Party

The sponsors have advanced the Company an aggregate of $350,000 (See Note 3).

Use of Estimates

The Company will make a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements to prepare consolidated financial statements in conformity with U.S. GAAP. These estimates and assumptions will be based on management’s best estimates and judgment. Management will evaluate its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions. As future events and their effects cannot be determined with precision, actual results could differ from those estimates.

Acquisitions and Property Improvements

Upon acquisition, the Company will allocate the purchase price based on the fair value of the acquired land, building, furniture, fixtures and equipment, identifiable intangible assets, other assets and assumed

REUNION HOSPITALITY TRUST, INC.
NOTES TO FINANCIAL STATEMENT—(Continued)
April 13, 2010

liabilities. Identifiable intangible assets typically arise from contractual arrangements. The Company will determine the acquisition-date fair values of all assets and assumed liabilities using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis) and that utilize appropriate discount and/or capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including historical operating results, known and anticipated trends, and market and economic conditions. Acquisition costs are expensed as incurred.

Property renovations and/or replacements of assets that improve or extend the life of the asset are capitalized and depreciated over their estimated useful lives.

Repair and maintenance costs are charged to expense as incurred.

Depreciation and Amortization

Hotel properties are carried at cost and depreciated using the straight-line method over an estimated useful life of 25 to 40 years for buildings and one to 10 years for furniture, fixtures and equipment. Intangible assets arising from contractual arrangements are typically amortized over the life of the contract.

The Company is required to make subjective assessments as to the useful lives and classification of its properties for purposes of determining the amount of depreciation expense to reflect each year with respect to the assets. These assessments may impact the results of operations.

Impairment

The Company monitors events and changes in circumstances for indicators that the carrying value of the property and related assets may be impaired. The Company will prepare an estimate of the undiscounted future cash flows, without interest charges, of the specific property and determine if the investment in such property is recoverable based on the undiscounted future cash flows. If the sum of the estimated undiscounted cash flow is less than the properties carrying value, an adjustment is made to the carrying value of the property to reflect the property at fair value. The estimate of undiscounted cash flows includes an estimate of proceeds to be received from the ultimate disposition of the property. These assessments may impact the results of our operations.

Revenue Recognition

Revenue consists of amounts derived from hotel operations, including the sales of rooms, food and beverage, and other ancillary amenities. Revenue is recognized when rooms are occupied and services have been rendered. These revenue sources are affected by conditions impacting the travel and hospitality industry as well as competition from other hotels and businesses in similar markets.

Income Taxes

The Company intends to elect and qualify to be taxed as a REIT under the Code and intends to operate as such commencing with its taxable year ending December 31, 2010. The Company expects to have little or no taxable income prior to electing REIT qualification. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of annual REIT taxable income to stockholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not equal net income as calculated in accordance with GAAP). As a REIT, the Company generally will not be subject to U.S. federal income tax to the extent the Company annually distributes all of the REIT taxable income as qualifying dividends to stockholders. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to U.S. federal

REUNION HOSPITALITY TRUST, INC.
NOTES TO FINANCIAL STATEMENT—(Continued)
April 13, 2010

income tax on taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for U.S. federal income tax purposes for the four taxable years following the year during which qualification is lost unless the IRS grants relief under certain statutory provisions. Such an event could materially adversely affect net income and net cash available for distribution to stockholders. However, the Company intends to organize and operate in such a manner as to qualify for treatment as a REIT.

Stock-based Compensation

The Company will recognize compensation cost related to stock-based awards based upon their grant date fair value. The compensation cost related to stock-based awards will be amortized on a straight-line basis over the requisite service period, which is generally the vesting period of the awards. Since the compensation cost related to stock-based awards is measured based upon grant date fair value, the expense related to these awards recognized in future periods may differ from the expense recognized if the awards were periodically remeasured at fair value. Awards with performance based vesting provisions will begin being expensed once the performance target is determined to be probable of achievement. The Initial Stock issuances will be released from escrow upon the satisfaction of certain performance based and market based conditions (see Note 1). The first condition is performance based and as of April 13, 2010, the Company has concluded that the condition is not yet probable of attainment and therefore no compensation cost has been recognized.

Organizational and Deferred Offering Costs

The Company expenses organization costs as incurred. Deferred offering costs consist primarily of legal, accounting and filing fees incurred through the date of the balance sheet that are related to the offering and will be charged to capital upon the receipt of the net proceeds of the offering or charged to expense if the offering is not completed.

Recently Issued Accounting Standards

In June 2009, the FASB issued an accounting standard that requires enterprises to perform a more qualitative approach to determining whether or not a variable interest entity will need to be consolidated. This evaluation will be based on an enterprise’s ability to direct and influence the activities of a variable interest entity that most significantly impact its economic performance. It requires ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity. This accounting standard is effective for fiscal years beginning after November 15, 2009.

In June 2009, the FASB issued an accounting standard that made the FASB Accounting Standards Codification (the “Codification”) the source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become nonauthoritative. This accounting standard is effective for financial statements issued for interim and annual periods ending after September 15, 2009. Following the issuance of this accounting standard, the FASB will not issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates. The Board will not consider Accounting Standards Updates as authoritative in their own right. Accounting Standards Updates will serve only to update the Codification, provide background information about the guidance, and provide the bases for conclusions on the change(s) in the Codification.

REUNION HOSPITALITY TRUST, INC.
NOTES TO FINANCIAL STATEMENT—(Continued)
April 13, 2010

3.	Proposed Initial Public Offering

The Company intends to offer for sale common stock through the filing of a registration statement on Form S-11.

The Company will reimburse its sponsors for any direct third-party out-of-pocket expenses to be incurred in connection with the organization of the Company and the proposed offering of common shares to the public. As of April 13, 2010, organizational costs incurred by the sponsors were inconsequential. As of April 13, 2010, the sponsors have advanced the Company $350,000 to pay for third party costs incurred directly in connection with the proposed offering. If the proposed offering is terminated, the Company will have no obligation to reimburse the sponsors for any organizational or offering costs.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Amount to be Paid

SEC registration fee	$17,825
FINRA filing fee	$25,500
NASDAQ listing fee	$162,500
Legal fees and expenses	$1,375,000
Accounting fees and expenses	$102,000
Underwriter expenses	$250,000
Printing and engraving expenses	$250,000
Escrow agent and transfer agent expenses(1)	$29,400
Roadshow Expenses	$200,000
Director and officer liability insurance	$460,000
Miscellaneous(2)	$65,000

TOTAL	$2,937,225

(1)	We will be required to pay an annual fee of $7,500 to The Bank of New York Mellon, for its services as escrow agent, in connection with each of our escrow accounts and $14,400 to The Bank of New York Mellon for acting as transfer agent of our common stock.

(2)	This amount represents additional expenses that may be incurred by us in connection with the offering over and above those specifically listed above, including distribution and mailing costs and reimbursement of advances and expenses.

Item 32.	Sales to Special Parties

See Item 33 below.

Item 33.	Recent Sales of Unregistered Securities.

(a) During the past three years, we issued the following securities without registration under the Securities Act:

Number of
Shares of
Stockholder	Initial Stock

Jason N. Ader	1,768,658
E. Jonathan Falik	1,297,743
Daniel B. Silvers	1,179,105
Andrew P. Nelson	175,694
Joseph Weinberger	698,785
Gregory J. Moundas	175,694
Adam C. McMaster	175,694
Neel R. Tanna	159,722
Benjamin E. Liss	47,917
Laura Conover	56,790
Julie Flemming	14,198
JF RHC LLC	638,889

The shares set forth in the foregoing table are held by certain employees and affiliates of our sponsors and/or their affiliates, including certain of our officers and directors. The shares held by JF RHC LLC may be deemed to be held by its principals.

The Initial Stock was issued on March 12, 2010 in connection with our organization. Such issuances were made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, or the Securities Act. The Initial Stock issued to the entities and individuals listed above were exchanged on a one-to-one basis for shares of Reunion Hospitality Corp., a Delaware corporation formed on January 11, 2010, which was merged with and into us on March 12, 2010 pursuant to such exchange. The shares of Reunion Hospitality Corp. acquired by us in connection with such exchange were purchased for an aggregate offering price of $6,388.89, or $0.001 per share, by HCCP Manager LLC and JF RHC LLC, who then distributed such shares to the holders listed in the table above. In addition, upon release from escrow, each share of Initial Stock shall be, at the holder’s option, immediately convertible into one share of common stock. See the section entitled “Description of Capital Stock — Initial Stock.”

No underwriting discounts or commissions were paid with respect to any of transactions described above.

Concurrently with this offering, in a separate private placement, we will sell an aggregate of $10 million of shares of our common stock to certain members of our management team who are the principals of our sponsors at the initial public offering price per share, without payment of any underwriting discounts or commissions.

Item 34.	Indemnification of Directors and officers.

Limitation on Liability and Indemnification of Directors and officers

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. The charter of the company will contain such a provision which eliminates such liability to the maximum extent permitted by the MGCL.

The charter of the company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director of the company and at the request of the company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of the company. The Bylaws of the company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the company and at the request of the company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his service in that capacity. The charter and Bylaws also permit the company to indemnify and advance expenses to any person who served a predecessor of the company in any of the capacities described above and to any employee or agent of the company or a predecessor of the company.

The MGCL requires a corporation (unless its charter provides otherwise, which the company’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

We also expect to enter into indemnification agreements with our directors and our executive officers providing for procedures for indemnification by us to the maximum extent permitted by law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us.

We expect to obtain an insurance policy under which our directors and executive officers will be insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers by reason of any acts or omissions covered under such policy in their respective capacities as directors or officers, including certain liabilities under the Securities Act of 1933.

We have been advised that the SEC has expressed the opinion that indemnification of directors, officers or persons otherwise controlling a company for liabilities arising under the Securities Act of 1933 is against public policy and is therefore unenforceable.

Item 35.	Treatment of Proceeds from Shares Being Registered

None of the net proceeds will be credited to an account other than the appropriate capital share account.

Item 36.	Financial Statements and Exhibits.

(a) See page F-1 for an index of the financial statements included in the Registration Statement.

(b) The following exhibits are filed as part of this Registration Statement:

Number		Description

1	.1*	Form of Underwriting Agreement
3	.1**	Form of Amended and Restated Articles of Incorporation
3	.2**	Form of Bylaws
3	.3*	Form of Amended and Restated Agreement of Limited Partnership
4.1		Specimen Common Stock Certificate
5	.1*	Opinion of Venable LLP
8.1		Tax Opinion of Proskauer Rose LLP
10	.1**	Form of Escrow Agreement between Reunion Hospitality Trust, Inc. and the Escrow Agent
10	.2*	Form of Registration Rights Agreement among Reunion Hospitality Trust, Inc. and its Sponsors
10	.3**	Form of Administrative Support Agreement between Reunion Hospitality Trust, Inc. and its Sponsors
10.4		Employment Agreement between Reunion Hospitality Trust, Inc. and Jason N. Ader
10.5		Employment Agreement between Reunion Hospitality Trust, Inc. and E. Jonathan Falik
10.6		Employment Agreement between Reunion Hospitality Trust, Inc. and Daniel B. Silvers
10.7		Employment Agreement between Reunion Hospitality Trust, Inc. and Joseph Weinberger

Number		Description

10	.8**	Form of Indemnification Agreement between Reunion Hospitality Trust, Inc. and its Directors and Executive Officers
10	.9*	Form of Restricted Share Award Agreement between Reunion Hospitality Trust, Inc. and each of its Non-executive directors
10	.10*	Form of Purchase Agreement between Reunion Hospitality Trust, Inc. and the purchasers named therein
10	.11**	Form of Stock Escrow Agreement between Company, Escrow Agent and Initial Stockholders
10	.12**	Form of Reunion Hospitality Trust 2010 Equity Incentive Plan
21.1		List of Subsidiaries
23.1		Consent of Ernst & Young LLP
23.2		Consent of Venable LLP (included in Exhibit 5.1)
23.3		Consent of Proskauer Rose LLP (included in Exhibit 8.1)
24.1		Power of Attorney (included on the signature page to the initial filing of the registration statement)
99.1		Consent of Charles L. Atwood
99.2		Consent of Kenneth Shea
99.3		Consent of Michael B. Frankel
99.4		Consent of Michael J. Stillman
99.5		Consent of Andre G. Martinez
99.6		Consent of A. Lorne Weil

*	To be filed by amendment

**	Previously filed

Item 37.	Undertakings.

(a) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

(c) The undersigned Registrant hereby further undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York on this 27th day of May, 2010.

REUNION HOSPITALITY TRUST, INC.

By:	/s/ Jason N. Ader
Name:     Jason N. Ader

Title:	Executive Chairman

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jason N. Ader Jason N. Ader	Executive Chairman	May 27, 2010
/s/ E. Jonathan Falik E. Jonathan Falik	Chief Executive Officer and Director (Principal Executive Officer)	May 27, 2010
/s/ Daniel B. Silvers Daniel B. Silvers	President and Director	May 27, 2010
/s/ Andrew P. Nelson Andrew P. Nelson	Chief Financial Officer (Principal Financial Officer)	May 27, 2010
/s/ Adam C. McMaster Adam C. McMaster	Chief Accounting Officer (Principal Accounting Officer)	May 27, 2010

INDEX TO EXHIBITS

Number		Description

1	.1*	Form of Underwriting Agreement
3	.1**	Form of Amended and Restated Articles of Incorporation
3	.2**	Form of Bylaws
3	.3*	Form of Amended and Restated Agreement of Limited Partnership
4.1		Specimen Common Stock Certificate
5	.1*	Opinion of Venable LLP
8.1		Tax Opinion of Proskauer Rose LLP
10	.1**	Form of Escrow Agreement between Reunion Hospitality Trust, Inc. and the Escrow Agent
10	.2*	Form of Registration Rights Agreement among Reunion Hospitality Trust, Inc. and its Sponsors
10	.3**	Form of Administrative Support Agreement between Reunion Hospitality Trust, Inc. and its Sponsors
10.4		Employment Agreement between Reunion Hospitality Trust, Inc. and Jason N. Ader
10.5		Employment Agreement between Reunion Hospitality Trust, Inc. and E. Jonathan Falik
10.6		Employment Agreement between Reunion Hospitality Trust, Inc. and Daniel B. Silvers
10.7		Employment Agreement between Reunion Hospitality Trust, Inc. and Joseph Weinberger
10	.8**	Form of Indemnification Agreement between Reunion Hospitality Trust, Inc. and its Directors and Executive Officers
10	.9*	Form of Restricted Share Award Agreement between Reunion Hospitality Trust, Inc. and each of its Non-executive directors
10	.10*	Form of Purchase Agreement between Reunion Hospitality Trust, Inc. and the purchasers named therein
10	.11**	Form of Stock Escrow Agreement between Company, Escrow Agent and Initial Stockholders
10	.12**	Form of Reunion Hospitality Trust 2010 Equity Incentive Plan
21.1		List of Subsidiaries
23.1		Consent of Ernst & Young LLP
23.2		Consent of Venable LLP (included in Exhibit 5.1)
23.3		Consent of Proskauer Rose LLP (included in Exhibit 8.1)
24.1		Power of Attorney (included on the signature page to the initial filing of the registration statement)
99.1		Consent of Charles L. Atwood
99.2		Consent of Kenneth Shea
99.3		Consent of Michael B. Frankel
99.4		Consent of Michael J. Stillman
99.5		Consent of André G. Martinez
99.6		Consent of A. Lorne Weil

*	To be filed by amendment

**	Previously filed